As Filed with the Securities and Exchange Commission on June 20, 2014

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARMADA WATER ASSETS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1389	46-1255-999
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2425 Fountain View Drive; Suite 300
Houston, Texas 77057
(832) 804-8312

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Maarten Propper
Chief Executive Officer
Armada Water Assets, Inc.
2425 Fountain View Drive; Suite 300
Houston, Texas 77057
(832) 804-8312

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stephen M. Cohen, Esq. Stephen R. Brill, Esq. Fox Rothschild LLP 2000 Market Street Philadelphia, Pennsylvania 19103-3222 (215) 299-2000	Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb, LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(2)
Common Stock(3)	$20,000,000	$		$		$2,576
Underwriter’s common stock purchase warrants(4)(5)	—		$—		$—	—
Common stock included in underwriter’s common stock purchase warrants(3)	$1,000,000		$—		$—	$128.80
Total	$21,000,000					$2,704.80

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares that the underwriter has the option to purchase to cover over-allotments. See “Underwriting”.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	Represents 5% of the shares to be sold in this offering including shares that may be sold upon exercise of the underwriter’s over-allotment option. The underwriter’s warrants are exercisable at a per share price equal to 125% of the common stock public offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 20, 2014

     Shares
Common Stock

ARMADA WATER ASSETS, INC.

This is the initial public offering of Armada Water Assets, Inc. Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price of our shares of common stock will be between $     and $     per share.

We have applied to have our shares of common stock listed on the NASDAQ Capital Market under the symbol “AWA”. No assurance can be given that such application will be approved.

We qualify as an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please read the related disclosure on page 26 of this prospectus.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$
(1)	The underwriter will receive compensation in addition to the discounts and commissions described above, which compensation consists of (i) five-year compensation warrants entitling the underwriter to purchase 5.0% of the aggregate number of shares issued in this offering, including shares issued pursuant to the exercise of the over-allotment option, with an exercise price equal to 125% of the price per share of the common stock sold in this offering and (ii) a non-allocable expense allowance equal to 1% of the aggregate public offering price. We have also agreed to reimburse the underwriter for certain specific expenses incurred by the underwriter (up to a maximum amount of $100,000 for all such expenses) including (i) an amount not to exceed $25,000 for the legal fees of the underwriter’s counsel and (ii) up to $20,000 of the underwriter’s actual accountable road show expenses upon completion of this offering. See “Underwriting” beginning on page 107 for a description of compensation payable to the underwriter by us.

We have granted the underwriter an option to purchase up to      additional shares of our common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus, to cover over-allotments of the shares, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $    , and the total proceeds to us, before expenses, will be $    .

Delivery of the shares of common stock will be made on or about            , 2014.

Aegis Capital Corp

The date of this prospectus is            , 2014.

ARMADA

ARMADA
WORKING WATER

WATER TREATMENT
Armada offers a unique, flexible and innovative approach to water treatment that delivers significant benefits to customers.

WASTEWATER DISPOSAL
The latest subsurface waste water disposal facilities accepting all waste water types.

FLUID TRANSPORT & LOGISTICS
Safe, secure and cost-effective transport are storage services for both clean and waste water.

WATER SALES
Water sales based on efficiency and ease of use. Armada offers an extensive network of water filling stations meeting the needs for freshwater and drilling fluids.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date. This prospectus may only be used where it is legal to offer and sell these securities.

Until            , 2014 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter, and with respect to their unsold allotments or subscriptions.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

i

Industry and Market Data

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

ii

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety by reference to the more detailed information and financial statements included elsewhere herein. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 11 of this prospectus.

As used in this prospectus, unless otherwise indicated, the terms “we,” “our,” “us,” “Company” and “Armada” refer to Armada Water Assets, Inc., and its subsidiaries.

Overview

We are a newly-formed growth company that began operations in the first quarter of 2013 with the strategic objective of delivering a one-stop full water-cycle service solution consisting of water supply, treatment, disposal, handling and transport services, to the oil and gas industry. Our strategy was developed to capitalize on the growing demand for water supply and frac-flow back and produced water remediation services associated with the recent growth of, and technology changes within, the U.S. oil and gas industry.1

During 2013, we acquired four businesses that we believe will form the basis for an all-inclusive operating platform of water supply, water logistics and water treatment solutions to the U.S. oil and gas industry. Through these acquisitions, we intend to offer a cost-effective, full water cycle service solution for the treatment and reuse of associated production water from producing oil and gas wells, as well as the flow-back water produced by hydraulic fracturing (often referred to as “frac-ing”) of geologic structures. We intend to do this by integrating and leveraging our prior acquisitions to organically expand the scope of our oil field services and to offer our proprietary water treatment solutions. We also intend to expand the size and scope of our service offerings through the further acquisition of established and synergistic businesses that provide for growth opportunities in key basins. The expected value drivers of our existing, and any future targeted businesses are: access to and development of proprietary treatment technologies and solutions; geographic proximity to active exploration and production fields; access to key customers that offer growth and cross-selling opportunities; and industry reputation and experience.

As we assemble, integrate and grow our operating platform, we are offering our customers a unique one-stop solution for their water supply, transport and treatment needs. When fully developed, we believe that our all-inclusive model will offer a compelling value proposition not otherwise readily available in the market, by, among others, offering our customers an opportunity to reduce their water transportation, disposal and procurement costs and streamline their field operations and procurement process, while further enabling the promotion of environmental responsibility and stewardship.

We are organized along four distinct service lines: Water Logistics, Water Sales, Water Treatment and Water Disposal. Together these business lines offer our customers a full-service model for their oil-field water management needs. We currently serve customers in three key oil and gas basins in the United States —  Permian, Piceance and DJ.

[1]	Nicot, J. -P., 2012, Current and future water demand of the Texas oil and gas and mining sectors and potential impact on aquifers: GCAGS Journal, v. 1; U.S. Department of the Interior, Bureau of Reclamation, Oil and Gas Produced Water Management and Beneficial Use in the Western United States, September 2011.

Our business lines are described in the chart below:

Water Logistics

Transporting fresh water produced from fresh water aquifers;

Transporting and treating, brackish water produced from brackish water aquifers; and

Transporting, treating and disposing of associated production water from producing oil and gas wells and flow-back water produced by the hydrofracture drilling of oil and gas wells.

Trucking – Fresh/Production Water

Polyline & Pit Lining Services

Water Transfer Services

Pad Remediation Services

Well Integrity Testing

Assets

Piceance Basin

Water Trucks

Bobtail Trucks

Water Management Units

Permian Basin

Water Trucks

Poly Pipe Trucks

Backhoes

Pneumatic Trucks

Roustabout Trucks

Water Sales

Supplying fresh water produced from fresh water aquifers

Supplying brackish water produced from brackish water aquifers

Supplying treated production water

Supplying brine water

Assets

D-J zsin

Fresh water facility, Platteville, Colorado

Permian Basin

Fresh water facility Barstow, West Texas

Brine production plant Barstow, West Texas

Water Treatment

Treating brackish water produced from brackish water aquifers

Treating flow-back water from hydrofractured oil and gas wells

Assets

Piceance Basin

Production water treatment facility Harley Dome, Utah

Permian Basin

Production water treatment facility (p)

Waste Disposal

Disposing of associated production water from producing oil and gas wells and flow-back water produced by the hydrofracture of oil and gas wells

Salt Water Disposal (SWD)

Treatment Brine Disposal

Assets

Piceance Basin

2 Class-II disposal wells Harley Dome, Utah

Permian Basin

1 Salt water disposal wells Barstow, West Texas (p)

(p) = Planned

Industry and Market

According to the U.S. Department of Energy2, in 2007 there were an estimated 1 million actively producing oil and gas wells in the United States generating about 21 billion barrels (bbl) of contaminated produced water annually. In 2009, for every one barrel of oil and gas produced in the U.S. there was, on average, 7.6 barrels of produced water (i.e., water accompanying oil and gas extracted from wells). This ratio is expected to grow to approximately 12 barrels of produced water for every barrel of oil by 20153. The amount of produced water, and the contaminants and their concentrations present in produced water usually vary significantly over the lifetime of a field.

We believe that the handling, transportation, procurement, and disposal of production water and flow-back water in the oil and gas industry is one of the most significant short and long-term operational challenges facing every major and independent oil company that uses frac-ing techniques. This is particularly the case as handling, transporting, procuring and disposing of production water and flow-back water are some of the most material long term operational costs facing oil and gas operations. Transportation is believed to be the single largest water-related cost for the producers, with industry sources estimating that: approximately 76% of transportation costs attributable to produced and flow-back waters; and approximately 26% of oil production costs attributable to the disposal of produced and flow-back water.4

According to a study by Lux Research5, the flow back water cleanup market from hydraulic fracturing is forecast to grow nine-fold to $9 billion in 2020, a 28% annual growth rate, while in addition, the total value of the produced water market is set to grow from $5.0 billion in 2010 to $9.9 billion in 2025 — a compound annual growth rate of 4.7%.

We believe that the oil and gas industry now recognizes that production water and flow-back water can be successfully treated, recycled and reused in hydraulic fracturing operations, thereby minimizing use of precious groundwater and underground water aquifers and the attendant costs. The residual oils, concentrated brine and “clean” water are all marketable commodities generated by the treatment process. We believe that production water and flow-back water can be delivered to central locations and efficiently and profitably separated into marketable derivatives; all to the benefit of the industry and the environment.

Our Water Treatment Solutions: The Armada Treatment Train System

We have recently completed construction of our first water treatment facility at our Harley Dome site. This facility houses our first generation proprietary “treatment train” system through which we intend to offer water treatment solutions that enable the complete treatment of contaminated production water and frac-flowback water. We expect to offer these solutions by using a “treatment train” system that consists of proprietary and sequenced processes, systems and equipment. Our treatment train has been designed with a modular approach incorporating separate components that can be serviced or interchanged without operational interruptions. This is intended to minimize footprint, reduce operating costs and optimize operational efficiency. The treatment train combines a number of existing separation technologies using conventional and “off-the-shelf” components enhanced by a proprietary mixing methodology to deliver an efficient cost-effective system that is scalable according to operational needs. At the heart of our treatment train system is an innovative high sheer reactor, which acts as a molecular accelerator, dynamically accelerating the natural vibration and spin of molecules in the process stream, which decreases the energetic barriers to separation. The proprietary process, when coupled with conventional separation techniques, is expected to produce a significant decrease in overall energy consumption, thereby significantly reducing operating and capital costs.

We are in the process of commissioning our first generation treatment train at our Harley Dome facility. This includes initial stage mechanical and systems testing, with limited scale production runs. Commercial

[2]	U.S. Department of Energy, Argonne National Laboratory, Produced Water Volumes and Management Practices in the United States, September 2009.
[3]	U.S. Department of the Interior, Bureau of Reclamation, Oil and Gas Produced Water Management and Beneficial Use in the Western United States, September 2011.
[4]	Niobrara Report, Niobrara and Bakken: How Water Management is Improving Operational Efficiences, Phil Winner, June 23, 2013.
[5]	Lux Research, Risk and Reward in the Frack Water Market, May 2012.

scale testing and customer deployment are expected during the third quarter of 2014. While the equipment and components that constitute our treatment train system are conventional “off-the-shelf” components and have been utilized in the water treatment industry for many years, our proprietary mixing methodology remains unproven in the treatment of production and frac-flowback water. We are continuing to optimize our water treatment process based on the results achieved during our testing phase. In addition, we are also in the design/engineering phase of the development of a second-generation treatment train, and prototype test units are expected to be deployed in the fourth quarter of 2014. The second generation treatment train, which we refer to as Gen II, will incorporate new technologies and improvements gained through Harley Dome testing as well as other development work.

In conjunction with commissioning our Harley Dome facility, which is a fixed, centralized-collection water treatment facility, we are also developing mobile treatment train units that can be deployed at specific customer sites for treating production and frac-flowback water. This treated water can then be reused by the customer for drilling and completion activities, including frac-ing. To complement the development of our mobile treatment train process, in June 2014 we entered into an agreement with RecyClean Consulting Services Inc. (“RecyClean”), to serve as the exclusive licensee to distribute and operate proprietary mobile frac-flowback water treatment units called the HydroPodTM system.

Strengths and Competitive Advantages

We believe that the following are the strengths and competitive advantages of our company:

•	Our proprietary treatment technology for produced and frac-flowback water has a cost structure that is competitive with current water disposal and handling practices.
•	Our holistic approach to our water treatment solutions ensures maximum operational flexibility for our customers while minimizing equipment footprint and operating costs and optimizing capital employed.
•	Our all-inclusive water-cycle service solution will offer our customers the opportunity to reduce water transportation, disposal and procurement costs and streamline field operations and the procurement process in a manner that we believe is unique to our competitive peer group in its breadth of coverage as most of our competitors do not offer a complete menu of oil field and water treatment solutions.
•	Our initial acquisitions provide a platform upon which material cross-selling opportunities may be realized along multiple lines of businesses and customers.
•	The customer base and relationships that our acquired oil field services and logistics businesses should enable us to gain market recognition among significant targeted customers and accelerate the commercialization of our water treatment solutions.

•	Our management has extensive experience in the oil and gas service industry. We expect this will enable us to facilitate the execution of our business plan in the rapidly evolving produced and frac-flowback water segment of the oil and gas industry.

Risk Factors

Investing in these securities involves a high degree of risk. As an investor you should be able to withstand a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 of this prospectus.

Company Data and Organizational Chart

Our principal executive offices are located at 2425 Fountain View Drive; Suite 300, Houston, Texas, and our telephone number is (832) 804-8312. We maintain a website at www.armadawater.com. Information contained on our website does not constitute part of this prospectus.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (i) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our common stock less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

The Offering

Common stock outstanding:
9,112,050 shares(1)
Common stock offered by us:
shares.
Over-allotment option to be offered by us
We have granted the underwriter the right to purchase up to additional shares of common stock from us at the public offering price less the underwriting discount within 45 days from the date of this prospectus to cover over-allotments.
Common stock to be outstanding after this offering:
shares(2)
Use of proceeds:
We intend to use the proceeds from this offering (i) to satisfy the balance of certain indebtedness incurred by us in connection with our Summit acquisition, (ii) to pay the costs incurred in the development of our water treatment facility and of our first generation treatment train system, and for the continued development of new water treatment facilities and systems, (iii) towards strategic acquisitions and continued capital projects and improvements, (iv) towards other capital expenditures, and (v) for working capital and general corporate purposes. Please refer to the section entitled “Use of Proceeds” for additional information.
Underwriter Compensation Warrants
We will issue to the underwriter, upon closing of this offering, compensation warrants entitling the underwriter to purchase 5.0% of the aggregate number of shares of common stock issued in this offering, including shares issued pursuant to the exercise of the overallotment option. The underwriter warrants will have a term of five years and may be exercised commencing 12 months after the date of effectiveness of the Registration Statement on Form S-1 of which this prospectus forms a part.
Dividend policy
We do not anticipate declaring or paying any cash dividends on our common stock following our initial public offering.
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus.
Market for our Securities
We have applied for the listing of our common stock on NASDAQ Capital Market under the symbol “AWA”.
Transfer Agent and Registrar
Island Stock Transfer.

(1)	In February 2014, we completed a 1 for 3 reverse stock split of our common stock, whereby the holders of our common stock received one share of common stock for every three shares owned by such holders. Unless otherwise indicated in this prospectus, all numbers are reflected on a post-split basis.
(2)	The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes: (i) that all of the shares offered hereby are sold; (ii) that $2.5 million in principal amount of our convertible promissory notes issued from October 2013 to January 2014 are converted into additional shares of common stock; (iii) that 41,667 shares of our common stock are issued to certain officers and directors upon completion of this offering; and (iv) that all of our outstanding shares of Series E Preferred Stock are converted into shares of common stock, and is based on 9,112,050 shares of common stock outstanding as of June 20, 2014. This number of shares does not include shares of our common stock subject to the underwriter’s over-allotment option and also excludes the following:

•	1,353,333 shares of our common stock issuable upon exercise of stock options outstanding as of June 20, 2014, at a weighted average exercise price of $ ;
•	1,605,000 shares of our common stock available for future awards pursuant to our long-term incentive plan;
•	such number of shares of our common stock issuable upon conversion, if at all, of our outstanding shares of Series A, Series B, Series C and Series D Preferred Stock;
•	shares of our common stock potentially issuable upon the election of the holders of approximately $2 million principal amount of our indebtedness outstanding as of June 20, 2014, issued in connection with our acquisition of our Summit business unit to convert such indebtedness into shares of common stock;
•	shares of our common stock as may be issuable if we exercise our option to acquire RecyClean Consulting Services, Inc. pursuant to an Exclusive Distributor Agreement entered into in June 2014;
•	40,000 shares of our common stock issuable upon the extension of our Exclusive Distributor Agreement with RecyClean or the closing of an acquisition of RecyClean; and
•	shares of our common stock issuable upon exercise, if at all, of common stock purchase warrants outstanding as of June 20, 2014, at a weighted average exercise price of $ . See “Description of Securities.”

Summary Consolidated Financial Data

The following tables summarize our consolidated financial and other data. We have derived the summary consolidated statement of operations data for the year ended December 31, 2013 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the summary consolidated statement of operations data for the three months ended March 31, 2014 and our balance sheet data as of March 31, 2014 from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair statement of the unaudited interim condensed consolidated financial statements. The results below in the statement of operations table include our historical and pro forma, as adjusted, results and are not necessarily indicative of the results to be expected for any future periods. We have not presented historical results for the three months ended March 31, 2013 as our operations during such time consisted mainly of general and administrative costs and limited activities from Barstow Production Water Solutions, LLC, which we acquired in February 2013. The pro forma as adjusted consolidated statement of operations include our acquisitions of Barstow Production Water Solutions, LLC, Devonian Acquisition Corp., Summit Holdings, Inc., and Western Slope Acquisition Corp. in this prospectus as if they occurred on January 1, 2013 and the consolidated balance sheet data reflects the balance sheet data as of March 31, 2014 as adjusted to reflect the issuance of      shares of common stock in this offering at a price of $     per share, issuances of common stock and preferred stock, promissory notes and lines of credit, and the conversion of indebtedness into common stock and preferred stock as of March 31, 2014. You should read this information together with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition & Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

(dollars in thousands, except share and per share data)	For the Three Months Ended March 31, 2014 (unaudited)	For the Year Ended December 31, 2013	Pro Forma, As Adjusted, For the Year Ended December 31, 2013
Statement of Operations Data:
Revenues	$6,611	$11,154	$16,948
Total Operating Expenses(1)	8,021	14,522	22,202
Loss from Operations before Non-Operating Expenses	(1,410)	(3,368)	(5,254)
Non-Operating Expenses(2)	192	1,022	1,451
Net (loss)/Pro-forma net (loss)	$(1,602)	$(4,390)	$(6,705)
Net (loss) per share of common stock/Pro-forma net (loss) per share of common stock	$(0.21)	$(0.73)	$(1.05)
Basic and diluted weighted average shares of common stock outstanding used in computing net (loss) per share/Pro forma basic and diluted weighted average shares of common stock outstanding used in computing net (loss) per share	7,577,700	5,982,540	6,397,557

(1)	Included in pro forma as adjusted for the year ended December 31, 2013 is approximately $109,000 of additional depreciation that would have been recorded due to the step up in basis of approximately $4.749 million in property, plant and equipment assets that resulted from purchase accounting from our acquisitions in 2013 if they had occurred on January 1, 2013. Also included is approximately $602,000 in additional amortization expense included in pro forma as adjusted for the year ended December 31, 2013 that resulted from the intangibles (as more fully disclosed in Footnote 8 to the Armada Water Assets, Inc. audited consolidated financial statements for the year ended December 31, 2013 included in this registration statement) that resulted from purchase accounting from our acquisitions in 2013 if they had occurred on January 1, 2013.
(2)	Included in pro forma as adjusted for the year ended December 31, 2013 is approximately $358,000 of additional interest expense that would have been recorded due to the promissory notes and other interest bearing obligations issued as part of the consideration for our acquisitions in 2013 if they had occurred on January 1, 2013.

	As of March 31, 2014
(dollars in thousands, except share and per share data)	Actual (unaudited)	Pro Forma As Adjusted(1)(2)(3)
Balance Sheet Data:
Cash and Cash Equivalents	$1,618	$
Total Current Assets	6,123
Total Assets	40,438
Total Current Liabilities	22,555
Long Term Liabilities	7,886
Total Stockholders’ Equity(4)	$9,998	$

(1)	A $1.00 increase (decrease) in the assumed initial public offering price of $ per share of our common stock, the midpoint of the estimated price range set forth on the cover of this prospectus, would increase (decrease) each of cash, total assets, and total stockholders’ equity by $ million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
(2)	Gives effect to (i) the additional issuance of 50,000 shares of common stock through private placements, (ii) the conversion of approximately $5.9 million of our acquisition promissory notes (including accrued interest) and approximately $2.7 million of our short term promissory notes (including accrued interest) into shares of preferred stock and 1,244,626 shares of common stock, (iii) the issuance and subsequent automatic conversion of 1,356,250 shares of Series E Preferred Stock into shares of common stock, (iv) the repayment of approximately $1.5 million of our acquisition promissory notes from the proceeds of the offering of our Series E Preferred Stock, (v) the repayment of approximately $0.5 million of short-term obligations incurred in connection with the Summit acquisition from the proceeds of this offering, and (vii) the automatic conversion of $2.5 million principal amount of convertible promissory notes into an aggregate of shares of common stock.
(3)	Gives further effect to the issuance and sale of shares of common stock in this offering at the assumed initial public offering price of $ per share, the midpoint of the price range listed on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $ , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us at the assumed initial public offering price would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $ . The pro forma information discussed above is illustrative only and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing.
(4)	Includes temporary equity of $320,000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Related to Our Operations

We have acquired a number of businesses to form our operating platform, all of which must be integrated in our all-inclusive operating model.

During 2013, we implemented our business plan by acquiring a number of businesses and business opportunities that will form the foundation of our operating platform. Many of these acquired entities were suffering losses at the time we acquired them. Until we can reorganize and integrate these various businesses to create our planned all-inclusive operating model, and until we have the capital necessary to implement our business plan, we will continue to remain an early-stage stage company presenting material risks of investment. We have a very limited history of operations upon which to evaluate our future prospects. We have a need to integrate diverse business units, an uncertain ability to develop commercial service offerings, and a history of operating losses and significant capital needs. We are, in addition, faced with all of the risks associated with a company in the early stages of development.

We are subject to significant operating risks.

Our business is subject to numerous additional risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, risks associated with pricing, volumes, drilling methods and continued demand within the oil and gas industry, regulatory and environmental risks, as well as unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate sufficient commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

In order to carry out our intended business plan, we will require the funding provided from this offering. As well, in order to continue our growth in the future, we will likely require significant additional funding to fund new acquisitions, and for the acquisition and development of new water treatment technologies and facilities. There is no guarantee that we will be able to raise any additional capital and we have no current arrangements for any such financing. The inability to obtain any such funding could materially affect our longer-term ability to implement our business plan.

We have a limited operating history and our historical financial statements may not provide a meaningful understanding of our future prospects.

As of the date of this prospectus, we have limited financial information on which to evaluate our prospects. We had no operations in 2012 as our principal operations commenced in 2013; thus our 2012 historic audited financial statements provide no meaningful financial information about us.

In addition, we do not believe that our 2013 audited financial statements provide information meaningful to an understanding of our future prospects, since through March 31, 2014, we remained in the early-stage of our development, having only acquired our first operating businesses in February 2013, and having spent most of the year acquiring, restructuring and integrating our acquired operations and developing our plan of operations.

Our operating losses and limited liquidity may cause concern about our expansion and growth plans in 2014 and beyond.

We do not expect that any material positive cash flow will be developed from our operations until the fourth quarter of 2014, if at all. We have experienced operating losses and a working capital deficit since our inception. For the year ended December 31, 2013, we incurred a net loss of approximately $4.4 million on revenues of $11.2 million, and as of December 31, 2013, we had a working capital deficit of $10.4 million. For the three months ended March 31, 2014, we incurred a net loss of approximately $1.6 million on revenues of $6.6 million, and as of March 31, 2014, we had a working capital deficit of $6.4 million. We have significant amounts outstanding in the form of lines of credit, short term notes and current portion of long-term debt that could drain a significant amount of our existing liquidity should we be unable to roll over those obligations as they mature throughout 2014, or should the noteholders choose not to convert their obligations into common stock at the completion of our IPO. This could result in our inability to continue to fund the capital expenditures and business acquisitions that are a cornerstone of our growth strategy in 2014 and beyond as we could be forced instead to divert our limited resources to repay existing obligations.

The absence of any significant operating history for us makes forecasting our future revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of our limited consolidated operating history, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

We incurred substantial indebtedness in connection with our recent acquisitions.

In connection with our acquisition of Summit in June 2013, we issued purchase money indebtedness in an aggregate amount of $4.5 million, consisting of $2.0 million payable on a short-term basis, and $2.5 million payable pursuant to promissory notes that mature in January 2017. Through February 15, 2015, this long-term indebtedness is convertible at the option of the holder into shares of our common stock at the price at which our common stock is sold in this offering. To date, we have repaid approximately $1.5 million of the short-term obligations, and we intend to repay the $0.5 million balance of the short-term obligations from the proceeds of this offering.

In addition, certain of our target businesses were acquired subject to additional indebtedness. ORL is obligated to repay, and we agreed to guaranty, a $1.25 million revolving line of credit maturing on July 8, 2014, and a term loan in the principal amount of $0.65 million maturing on February 8, 2018. Harley Dome is obligated to repay monthly interest and principal under a $1.0 million purchase money note, the current principal balance of which is approximately $0.6 million. Harley Dome was also acquired subject to a mechanics lien in the amount of approximately $0.9 million. Western Slope is also obligated to pay $0.3 million under a promissory note maturing on December 15, 2014 issued in connection with the prior acquisition of UB Water. Summit is obligated to pay a $1.0 million credit facility, as described in more detail under the risk factor entitled “We may be required to repay our $1 million Summit Credit Facility”.

We may be required to repay our $1 million Summit Credit Facility.

In addition to the purchase money indebtedness issued as part of the acquisition, Summit was acquired under and subject to a $1.0 million credit facility that matured on April 5, 2014. As of June 20, 2014, the outstanding balance of the credit facility was $0.9 million. However, the facility is in default due to our inability to repay the outstanding balance when the facility matured in early April 2014, along with the technical default that occurred as a result of our acquisition of Summit, which constituted a prohibited change of control under the facility. We are currently in discussions with Summit’s lender to waive the foregoing defaults and to extend the maturity date of the facility to the summer of 2014. If we are not able to extend this facility and subsequently refinance it with a different lender, we intend to use a portion of the proceeds from this offering to repay this debt.

We are party to a legal proceeding related to unpaid constructions costs by the former general contractor of our Utah property.

ER&PWD Joint Venture, LLC, a subsidiary of our Harley Dome business unit, is a party to a lawsuit related to unpaid construction costs charged by subcontractors in the construction of our Utah-based waste treatment facility. See “Business-Legal Proceedings.” ER&PWD was an early-stage participant in the organization of the waste treatment project, however, was neither the title owner nor a developer of the project. Third parties that served as general contractors of the project are also parties to the lawsuit. As ER & PWD had virtually no role in the project, we do not believe we are legally responsible for the damages asserted. Rather, we believe that the general contractors of the project are responsible for payment of the claims asserted, as they were responsible for hiring the sub-contractors and administering the project. Accordingly, we will vigorously defend against these claims. However, in connection with the lawsuit, a mechanics lien has been placed on the property on which the facility is located. In addition to the risk of a foreclosure, this encumbrance could also limit us in our efforts to raise capital or use the property as collateral in a loan transaction. While there is currently one proceeding outstanding related to this matter, there were additional unpaid subcontractors involved in the project and we cannot provide any assurance that such subcontractors will not file actions against us in the future.

If the foregoing case is not settled on terms favorable to us, we would continue to incur significant costs defending against this claim. The outcome of this legal proceeding is inherently uncertain and could be unfavorable to us.

Risks Related to our Acquisition Strategy

We may not be able to grow successfully through future acquisitions or successfully manage future growth.

Our business strategy includes growth through the acquisitions of other complementary businesses. We have previously acquired several businesses, many of which were losing money at the time of such acquisitions, to incorporate into our business plan. We may not be able to identify attractive acquisition opportunities or successfully acquire those opportunities identified. In addition, we may not be successful in integrating current or future acquisitions into our existing operations, which may result in unforeseen operational difficulties or diminished financial performance or require a disproportionate amount of our management’s attention. Even if we are successful in integrating our current or future acquisitions into our existing operations, we may not derive the benefits, such as operational or administrative synergies or earnings gains, that we expected from such acquisitions, which may result in the commitment of our capital resources without the expected returns on such capital. Also, competition for acquisition opportunities may escalate, increasing our cost of making further acquisitions or causing us to refrain from making additional acquisitions.

We may need to raise further capital to finance our acquisition strategy.

Our business strategy includes growth through the acquisitions of other complementary businesses. In order to complete acquisitions, we will need to raise additional funds in the future, and such funds may not be available on commercially reasonable terms, if at all. If we cannot raise enough funds on acceptable terms, we may not be able to fully implement our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This could seriously harm our business, financial condition and results of operations.

We depend on our management, without whose services our business operations could be adversely affected or cease.

At this time, our management is wholly responsible for the development and execution of our business plan. If our management should choose to leave us for any reason before we hire additional personnel, our operations could be adversely effected. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation that we could afford.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with a limited management team, and limited corporate infrastructure. We expect to continue to experience a period of significant expansion in headcount, facilities, infrastructure and overhead to address potential growth and market opportunities and to meet our new reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Future growth will impose significant added capital requirements, as well as added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new personnel. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We expect our operating expenses to increase substantially in the future as we attempt to grow our business, and we may need to raise additional funds to meet the demands of growth initiatives.

We expect that our operating expenses will increase substantially over the next 12 months as we endeavor to implement growth initiatives, both organically and through acquisitions. As a result, we may need to raise additional funds in the future, and such funds may not be available on commercially reasonable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to implement our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This could seriously harm our business, financial condition and results of operations.

In order to meet our capital needs, we may be required to make additional borrowings or be required to issue new debt securities in the capital markets. We can provide no assurances that we will be able to access the debt capital markets or do so on favorable terms. If new debt is added to our current debt levels, the related risks we now face could intensify, limiting our ability to refinance existing debt on favorable terms. We will depend primarily on operations to fund our expenses and to pay the principal and interest on our outstanding debt. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic, competitive, legislative, regulatory and other factors beyond our control. If we do not have enough money to pay the principal and interest on our outstanding debt, we may be required to refinance all or part of our existing debt, sell assets, borrow additional funds or sell additional equity. If our business does not generate sufficient cash flow from operations or if we are unable to incur indebtedness sufficient to enable us to fund our liquidity needs, we may be unable to plan for or respond to changes in our business that would prevent us from maintaining or increasing our business and cause our operating results and prospects to be affected adversely.

We may not be able to fully develop the water treatment solutions we are presently targeting.

We believe that one of our competitive advantages will be our ability to develop an all-inclusive oil field services business that offers proprietary and innovative water treatment systems and solutions. Towards that end, we have started the commissioning phase of our Harley Dome water treatment facility that includes a proprietary treatment train system for the treatment of contaminated production and flow-back water. In conjunction with commissioning our Harley Dome facility, which is a fixed, centralized-collection water treatment facility, we are also in the process of developing and deploying mobile treatment train units that can be deployed at specific customer sites for treating production and frac-flowback water. Also, we have recently become an exclusive licensee to distribute and operate the RecyClean HydroPodTM mobile treatment units which feature a complementary water treatment solution. We are also seeking to acquire other treatment and servicing solutions and technologies as we expand our business. These solutions, and other similar water remediation technologies, are a material component of our planned business model.

We are still in the initial testing phase of our treatment train system and have just begun customer testing of our mobile units, including the RecyClean HydroPodsTM. We have yet to fully deploy the Harley Dome facility or test the treatment train system at expected operating volumes. We have also not engaged independent engineers or our own personnel to conduct testing to determine long-term effectiveness of such systems, nor have we deployed these solutions with any customers to determine commercial acceptance. Accordingly, we can offer no assurances as to the long-term effectiveness or commercial viability of our fixed site facilities or our mobile treatment systems.

Our HydroPodTM license is for a short-term period with no assurances that we will be able to extend the license or acquire RecyClean.

We have recently signed an agreement to, for a period of up to one year, become an exclusive licensee to distribute and operate the RecyClean HydroPodTM mobile treatment units, which feature a proprietary water treatment solution. In consideration for the license, we agreed to pay $500,000 in cash, and issue 40,000 shares of our common stock, with an additional 40,000 shares of our common stock due on the earlier of (i) six months after the effective date of the agreement, if we choose to renew the term of the agreement for an additional six months, or (ii) if we exercise our right to acquire RecyClean. During the term of the agreement, we have the exclusive right, but not the obligation, to acquire the business of RecyClean for $2.0 million,      shares of our common (which amount is calculated by dividing $8.0 million by the price per share of common stock in this offering), and royalty payments over a five year period, provided that a number of material conditions to closing are satisfied. These include the completion by us of such field testing, as we believe is satisfactory, to demonstrate long-term product validation and product performance in accordance with certain operational specifications. These also include the completion by us of a comprehensive legal due diligence examination of RecyClean, including its intellectual property rights, and the receipt of certain third party approvals. We may find that the one year license is inadequate to provide us with a meaningful water treatment solution. Further, there can be no assurances that we will elect to exercise our option to purchase RecyClean within the one-year term or, if we elect to exercise our option, that we will be able to complete such an acquisition.

Our proposed water treatment solutions are unproven and may not achieve widespread market acceptance among our prospective customers. If we are unable to sell our water treatment systems, our business will suffer.

Our treatment train combines a number of existing separation technologies using conventional and “off-the-shelf” components enhanced by a proprietary mixing methodology. Our solutions and processes for water treatment will compete with other forms of water treatment technologies that currently are in operation throughout the United States. Our water treatment solutions and the systems on which they are based may not achieve widespread market acceptance. Our success with both fixed water treatment facilities, such as our Harley Dome water treatment facility, and mobile water treatment units, including the RecyClean HydroPodsTM, will depend on our ability to market our system and services to businesses on terms and conditions acceptable to us and to establish and maintain successful relationships with various water providers and state regulatory agencies.

We believe that market acceptance of our system will depend on many factors including:

•	our current and future relationships with market participants within the oil and gas industry;
•	our team of experienced professionals;
•	the perceived advantages of our system over competing water treatment solutions;
•	the safety and efficacy of our system;
•	the availability of alternative water treatment solutions;
•	the pricing and cost effectiveness of our system;
•	our ability to access businesses and water providers that may use our system;
•	the effectiveness of our sales and marketing efforts;
•	publicity concerning our system and technology or competitive solutions;
•	timeliness in assembling and installing our system on or near customer sites;
•	our ability to respond to changes in regulations; and
•	our ability to provide effective service and maintenance of our systems to our customers’ satisfaction.

If our system fails to achieve or maintain market acceptance or if new technologies are introduced by others that are more favorably received than our systems, are more cost effective, or otherwise render our systems obsolete, we may not be able to sell our systems. If we are unable to sell our systems, our business and prospects would suffer.

Our operations are subject to extensive environmental laws and regulations. Our operating costs may increase as a result of complying with environmental laws and regulations. We also could incur substantial costs as a result of violations of or liabilities under such laws and regulations.

Our existing and planned water operations are subject to extensive federal, state and local laws and regulations, which govern the protection of the environment, health and safety, water allocation rights, and the manner in which we collect, treat, discharge and dispose of wastewater. These requirements include the United States Clean Water Act of 1972, which we refer to as the “Clean Water Act”. We may also be required to obtain various environmental permits from regulatory agencies for our operations. Certain of these permits require substantial lead time to obtain and, once obtained, require that certain compliance tasks must be completed on a regular basis in order to maintain such permits. State regulatory agencies also set conditions and standards for the water and wastewater services we deliver. If we deliver water or wastewater services to our customers that do not comply with regulatory standards, or otherwise violate environmental laws, regulations or permits, or other health and safety and water quality regulations, we could incur substantial fines, penalties or other sanctions or costs or damage to our reputation. In the most serious cases, regulators could force us to discontinue operations. We will incur substantial operating and capital costs on an ongoing basis to comply with environmental laws and regulations and other health and safety and water quality regulations. These laws and regulations, and their enforcement, have tended to become more stringent over time, and new or stricter requirements could increase our costs.

Although we may seek to recover ongoing compliance costs in our pricing, there can be no guarantee that such pricing may be sustained in the marketplace. We may also incur liabilities under environmental laws and regulations requiring us to investigate and clean up environmental contamination at our properties or at off-site locations where we have disposed of waste or caused adverse environmental impacts. We may also be subject to liability if we improperly handle, transport, process or dispose of frac-flowback water. The discovery of previously unknown conditions, the improper handling by us of frac-flowback water or other materials, or the imposition of cleanup obligations in the future, could result in significant costs, and could adversely affect our financial condition, results of operations, cash flow and liquidity. Such remediation losses may not be covered by our insurance policies and may make it difficult for us to secure insurance in the future at acceptable rates. If any remediation losses that are not covered by insurance are excessive, we may be required to significantly curtail our operations.

Our business depends on spending by the oil and natural gas industry in the United States, and this spending may be adversely affected by industry and financial market conditions that are beyond our control.

We will depend on our customers’ willingness to make operating and capital expenditures to explore, develop and produce oil and natural gas in the United States. Declines in these expenditures, due to the low oil and/or natural gas price environment or other factors, could result in project modification, delays or cancellations, general business disruptions, and delays in, or nonpayment of, amounts owed to us. Customers’ expectations for lower market prices for oil and natural gas, as well as the availability of capital for operating and capital expenditures, may also cause our customers to curtail spending, thereby reducing demand for our services. Industry conditions are influenced by numerous factors over which we have no control.

The volatility of the oil and natural gas industry and the impact on exploration and production activity could adversely impact the level of drilling activity by some of our customers or in some of the regions in which we operate. For example, in late 2011 and 2012, natural gas spot prices fell significantly, resulting in a decline in the number of active drilling rigs operating in many recognized shale deposits. This transition in exploration and production activity has caused and may continue to cause a decline in the demand for our services in affected regions where we operate or plan to operate, and may adversely affect the price of our services and the financial results of our operations. In addition, reduced discovery rates of new oil and natural gas reserves in our market areas also may have a negative long-term impact on our business, even in an environment of stronger oil and natural gas prices, due to reduced frac-ing activity and reduced production water from existing wells to the extent existing production is not replaced and the number of producing wells for us to service declines.

Improvements in or new discoveries of alternative energy technologies or frac-ing methodologies could have a material adverse effect on our financial condition and results of operations.

Because our business will depend on the level of activity in the oil and natural gas industry, any improvement in or new discoveries of alternative energy technologies (such as wind, solar, geothermal, fuel cells and biofuels) that increase the use of alternative forms of energy and reduce the demand for oil and natural gas could have a material adverse impact on our business, financial condition and results of operations. In addition, technological changes could decrease the quantities of, or eliminate the need for, water required frac-ing operations or otherwise affect demand for our services. In recent years, energy producers have sought to reduce water consumption in their frac-ing operations by using additives to thicken water or using water alternatives, such as liquid propane. If the use of such materials expands in the oil and gas industry and water consumption is reduced, our business could be materially and adversely affected.

Increased regulation of hydraulic fracturing could result in the reduction in drilling and completing new oil and natural gas wells or minimize water use or disposal, which could adversely impact the demand for our services.

Demand for our services depends, in large part, on the level of exploration and production of oil and gas and the oil and gas industry’s willingness to purchase our services. Most of our anticipated customer base uses hydraulic fracturing to stimulate production from new oil and gas wells. Hydraulic fracturing is a process that is used to release hydrocarbons, particularly natural gas, from certain geological formations. The process involves the injection of water (typically mixed with significant quantities of sand and small quantities of chemical additives) under pressure into the formation to fracture the surrounding rock and stimulate movement of hydrocarbons through the formation. The process is subject to regulation by state and federal authorities and agencies, certain of whom are currently conducting comprehensive studies of the potential environmental impacts of hydraulic fracturing activities. Future federal, state or local laws or regulations could significantly restrict, or increase costs associated with hydraulic fracturing and make it more difficult or costly for producers to conduct hydraulic fracturing operations, which could result in a decline in exploration and production. New laws and regulations, and new enforcement policies by regulatory agencies, could also expressly restrict the quantities, sources and methods of water use and disposal in hydraulic fracturing and otherwise increase our costs and our customers’ cost of compliance, which could minimize water use and disposal needs even if other limits on drilling and completing new wells were not imposed. Any decline in exploration and production or any restrictions on water use and disposal could result in a decline in demand for our services and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our logistics business subjects us to the risks of operating within the trucking industry; the trucking industry is extremely competitive and fragmented.

One of our lines of business involves the transport of water via our road trucking and logistics unit. Thus, we are subject to the risks of operating within the trucking industry. The trucking industry is extremely competitive and fragmented. No single carrier in the water logistics market has a significant market share. We compete with many other carriers of varying sizes, customers’ private fleets, railroads and, in certain instances, with pipelines which may limit our growth opportunities and reduce profitability. Historically, competition has created downward pressure on the trucking industry’s pricing structure. Many trucking companies with which we compete have greater financial resources than we do.

We believe that one of the most significant competitive factors that impacts demand for our services is rates, and we may be forced to lower our rates based on our competitors’ pricing decisions, which would reduce our profitability. In fact, certain markets that we serve, or intend to serve, have experienced fierce price competition in recent years. With respect to our water logistics business, we also compete with intermodal transportation, pipelines and railroads. Intermodal transportation has increased in recent years. Growth in such forms of transport could adversely affect our market share, net sales and profit margins. Competition from non-trucking modes of transportation and from intermodal transportation would likely increase if state or federal fuel taxes were to increase without a corresponding increase in taxes imposed upon other modes of transportation.

Additional trends include current and anticipated consolidation among our competitors which may cause us to lose market share as well as put downward pressure on pricing. Some of our competitors are larger, have greater financial resources and have less debt than we do. As a result, those competitors may be better able to withstand a change in conditions within our industry and in the economy as a whole. If we do not compete successfully, our operating margins, financial condition, cash flows and profitability could be adversely affected.

Our water logistics business may suffer if production shifts away from or slows in the shale regions in which we have or plan to have operations.

Our water logistics business currently serves customers in the oil, gas and hydraulic fracturing energy markets in the Western slope of Colorado and eastern Utah, the DJ basin area in central and northern Colorado, and the Permian basin. A shale region may yield only oil or gas or both commodities, depending upon the region. In the past, hydraulic fracturing activity has shifted among shales as the relative prices of oil and gas make drilling for one commodity more profitable than another. Oil or gas drilling may shift away from the shale regions in which we have operations because of these commodity price swings or for other reasons over which we have no control, such as resource discovery, new pipeline access, local drilling costs or state regulation. While certain business assets may be redistributed among shales, assets such as terminals, disposal wells and certain customer contracts are specific to discrete shale regions. Even business assets that may be redistributed or repurposed may require time and expenditures for conversion for optimal use in a different shale region or for a different service. A drilling shift away from or slowdown in shales in which we have assets could result in asset-related charges and decreased revenues and have a material adverse effect on our results of operations.

The trucking industry is subject to regulation, and changes in trucking regulations may significantly increase our costs.

As a motor carrier, we are subject to federal regulation by the Federal Motor Carrier Safety Administration, or “FMCSA,” a unit within the United States Department of Transportation, or “DOT”, and by various federal, state, and provincial agencies. These regulatory authorities exercise broad powers governing various aspects such as operating authority, safety, hours of service, hazardous materials transportation, financial reporting and acquisitions. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment, product-handling requirements and drug testing of drivers. Any downgrade in our DOT safety rating (as a result of the new CSA regulations described below or otherwise) could adversely affect our business.

In December 2010, the FMCSA began to rate individual driver safety performance inclusive of all driver violations over 3-year time periods under regulations known as the CSA. CSA is an FMCSA initiative designed to provide motor carriers and drivers with attention from FMCSA and state partners about their potential safety problems with an ultimate goal of achieving a greater reduction in large truck and bus crashes, injuries, and fatalities. Prior to these regulations, only carriers were rated by the DOT and the rating only included out-of-service violations and ticketed offenses associated with out-of-service violations.

The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices, emissions or by changing the demand for common or contract carrier services or the cost of providing trucking services. Possible changes include:

•	increasingly stringent environmental regulations, including changes intended to address climate change;
•	restrictions, taxes or other controls on emissions;
•	regulation specific to the hydraulic fracturing industry and logistics providers to the industry;
•	changes in the hours-of-service regulations, which govern the amount of time a driver may drive in any specific period;

•	requirements leading to accelerated purchases of new trailers;
•	mandatory limits on vehicle weight and size;
•	driver hiring restrictions;
•	increased bonding or insurance requirements; and
•	regulations imposed by the Department of Homeland Security.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels and emissions, which may increase our or our independent affiliates’ operating costs, require capital expenditures or adversely impact the recruitment of drivers.

Restrictions on emissions or other climate change laws or regulations could also affect our customers that use significant amounts of energy or burn fossil fuels in producing or delivering the products we carry. We also could lose revenue if our customers divert business from us because we have not complied with their sustainability requirements.

The loss of qualified drivers or other personnel could limit our growth and negatively affect operations.

During periods of high trucking volumes, there is substantial competition for qualified drivers in the trucking industry. Regulatory requirements, including CSA (discussed above), and an improvement in the economy could reduce the number of eligible drivers. Furthermore, certain geographic areas have a greater shortage of qualified drivers than other areas. We operate, and intend to operate, in geographic areas where there have been driver shortages in the past. Difficulty in attracting qualified personnel, particularly qualified drivers, could require us to increase driver compensation, forego available customer opportunities and underutilize the trucks in our network. These actions could result in increased costs and decreased revenues. In addition, we may not be able to recruit other qualified personnel in the future.

Geopolitical conditions and global economic factors may adversely affect us.

Uncertain geopolitical conditions and global economic factors may adversely affect our business. Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the oil and gas industry and may adversely impact our business, resulting in reduced demand for water remediation and supply in the oil and gas industry. The current and ongoing uncertainty of the international economic situation, civil unrest, terrorist activity and military actions may continue to adversely affect global economic conditions. Economic and market conditions could deteriorate as a result of any of the foregoing reasons. We may experience material adverse effects on our business, financial condition, results of operations and cash flows as a consequence of the foregoing factors.

Weather conditions, natural hazards, availability of water supplies and competing uses may interfere with our sources of water, demand for water services and our ability to supply water to customers.

Our ability to meet the existing and future water demands of our customers depends on an adequate supply of water. In our Texas operations, we are deemed to own the water residing on or under our property. However, in certain other states, sources of public water supply, including rivers, lakes, streams and groundwater aquifers are held in the public trust and are not owned by private interests. As such, in those states, we would not expect to own the water that we use in our operations, and the availability of our water supply is established through allocation rights and passing-flow requirements set by governmental entities. Passing-flow requirements set minimum volumes of water that must pass through specified water sources, such as rivers and streams, in order to maintain environmental habitats and meet water allocation rights of downstream users. Allocation rights are imposed to ensure sustainability of major water sources and passing flow requirements are most often imposed on source waters from smaller rivers, lakes and streams. These requirements can change from time to time and adversely impact our water supply. Drought, overuse of sources of water, the protection of threatened species or habitats or other factors may limit the availability of ground and surface water.

Governmental restrictions on water use may also result in decreased use of water services, even if our water supplies are sufficient to serve our customers, which may adversely affect our financial condition and results of operations. Seasonal drought conditions that would impact our water services are possible across all of our service areas, and drought conditions currently exist in several areas of the United States. If a regional drought were to occur affecting our service areas and adjacent systems, governmental restrictions may be imposed on all systems within a region independent of the supply adequacy of any individual system. Following drought conditions, water demand may not return to pre-drought levels even after restrictions are lifted. Cool and wet weather may also reduce demand for water, thereby adversely affecting our financial condition, results of operations, cash flow and liquidity.

Service interruptions due to severe weather events are possible across all contemplated service areas. These include winter storms and freezing conditions in colder climate service areas, high wind conditions in service areas known to experience tornados, earthquakes in service areas known to experience seismic activity, high water conditions for facilities that could be located in or near designated flood plains, hurricanes in coastal service areas and severe electrical storms which are possible across all contemplated service areas. These weather events may affect the condition or operability of our facilities, limiting or preventing us from delivering water or wastewater services to our customers, or requiring us to make substantial capital expenditures to repair any damage. Any interruption in our ability to supply water or to collect, treat and properly dispose of wastewater, or any costs associated with restoring service, could adversely affect our financial condition and results of operations. Furthermore, losses from business interruptions or damage to our facilities might not be covered by our insurance policies and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

Risks associated with the collection and delivery of water may impose significant costs.

If the water collection systems fail, overflow or do not operate properly, untreated wastewater or other contaminants could spill onto nearby properties or into nearby streams and rivers, causing damage to persons or property, injury to aquatic life and economic damages, which may not be recoverable in rates. This risk is most acute during periods of substantial rainfall or flooding, which are the main causes of sewer overflow and system failure. Liabilities resulting from such damage could adversely and materially affect our business, results of operations and financial condition. Moreover, in the event that we are deemed liable for any damage caused by overflow, our losses might not be covered by insurance policies, and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

Contamination of our sources of water could result in service interruptions and human exposure to hazardous substances and subject us to civil or criminal enforcement actions, private litigation and cleanup obligations.

Our current and contemplated future water supplies could be subject to contamination, including contamination from naturally-occurring compounds, chemicals in groundwater systems, pollution resulting from man-made sources, such as perchlorate and methyl tertiary butyl ether (MTBE), and possible terrorist attacks. In the event that our water supply is contaminated, we may have to interrupt the use of that water supply until we are able to substitute the supply of water from another water source, including, in some cases, through the purchase of water from a third-party supplier. In addition, we may incur significant costs in order to treat the contaminated source through expansion of our current treatment facilities, or development of new treatment methods. If we are unable to substitute water supply in a cost-effective manner, our financial condition, results of operations, cash flow, liquidity and reputation may be adversely affected. We might not be able to recover costs associated with treating or decontaminating water supplies through our prices, or such recovery may not occur in a timely manner. Moreover, we could be held liable for environmental damage as well as damages arising from toxic tort or other lawsuits or criminal enforcement actions or other consequences arising out of human exposure to hazardous substances in our drinking water supplies.

Changes in laws and regulations over which we have no control can significantly affect our business and results of operations.

Any governmental entity that regulates our operations may enact new legislation or adopt new regulations or policies at any time, and new judicial decisions may change the interpretation of existing legislation or regulations at any time. The individuals who serve as regulators are elected or are political appointees. Therefore, elections which result in a change of political administration or new appointments may also result in changes in the individuals who serve as regulators and the policies of the regulatory agencies that they serve. New laws or regulations, new interpretations of existing laws or regulations, or changes in agency policy, including as a response to shifts in public opinion, or conditions imposed during the regulatory hearing process may affect our business in a number of ways.

Risks Related to Ownership of Common Stock and this Offering.

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We have applied for the listing of our common stock on the NASDAQ Capital Market under the symbol “AWA”. There is no guarantee that NASDAQ, or any other securities exchange or quotation system, will permit our shares to be listed and traded.

The market price and trading volume of shares of our common stock may be volatile.

When and if a market develops for our securities, the market price of our common stock could fluctuate significantly for many reasons, including reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the price of our securities.

Quarterly operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular quarter, including vulnerability of our business to a general economic downturn; changes in the laws that affect our products or operations; competition; compensation related expenses; application of accounting standards; and our ability to comply with all necessary regulatory permits and/or licenses to conduct our business. In addition, if the market price of our shares should ever drop significantly, stockholders could institute securities class action lawsuits against us, even though there may be no legal basis for any such lawsuit. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

We have provided registration rights to certain holders of our common stock that will require us to register their shares after the completion of this initial public offering. The exercise of these registration rights may substantially reduce the market price of our common stock and the existence of these rights may make it more difficult for us to complete future offerings.

Between April and July 2013 we granted registration rights to the purchasers of 2,108,333 shares of our common stock in connection with the private placements of these shares. While these shares are not being registered as part of this offering, we are required to file with the SEC a reoffer registration statement to register such shares after the expiration of a waiting period as determined by the underwriter.

We also granted to the placement agent with respect to these private placements piggyback registration rights on      shares of common stock underlying warrants granted to the placement agent as partial compensation for its services in connection with these private placements. Such registration rights do not require us to include the placement agent’s warrant shares in an initial public offering, and therefore such shares are not included in this offering. However, the placement agent may elect to include its warrant shares in the reoffer registration statement described in the paragraph above.

In addition, a warrant to purchase      shares of common stock that we will issue to the underwriter as partial compensation for its services as underwriter will provide for certain “demand” and “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five and seven year periods commencing six months after the effective date of the registration statement on Form S-1 of which this prospectus forms a part.

Upon the consummation of this offering, we will have a total of      shares of common stock outstanding (based on the number of shares outstanding as of           , 2014). Following the completion

of this offering, the shares covered by registration rights will represent approximately     % of our outstanding common stock (or     %, if the underwriter exercises in full its option to purchase additional shares). Registration of these outstanding shares of common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. See “Shares Eligible for Future Sale.”

The presence of this additional number of shares of common stock eligible for trading in the public market may substantially reduce the market price of our common stock. In addition, the existence of these holders’ registration rights may make it more difficult for us to complete future public offerings and may reduce the amount of capital that we are able to raise for our own account in these offerings.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

Assuming our sale of shares of common stock at an assumed public offering price of $     per share of common stock (the midpoint of the range set forth on the cover page of this prospectus), and after deducting the underwriting discount and commissions and estimated offering expenses, our pro forma, as-adjusted net tangible book value as of           , 2014 would be approximately $     million, or $     per share of common stock outstanding. The sale of shares of common stock in this offering represents an immediate increase in net tangible book value of $     per share of common stock to our existing stockholders and an immediate dilution of $     per share of common stock to the new investors purchasing common stock in this offering. Purchasers of common stock in this offering will have contributed approximately     % of the aggregate price paid by all owners of our common stock but will own only approximately     % of our common stock outstanding after this offering.

Additional dilution may be experienced upon exercise of our outstanding options and warrants, and upon the conversion of our outstanding preferred stock.

There will be further dilution of your investment when and if our outstanding options and warrants are exercised, and when and if our outstanding preferred shares are converted. As of the date of this prospectus, we had outstanding options and warrants to purchase an aggregate of      shares of our common stock. These options and warrants have been issued subject to an average exercise price of $     per share. In addition, we may in the future issue additional shares of our common stock upon exercise of the conversion features of our shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (see the risk factor entitled “The dilutive impact of the future conversion of our preferred stock is uncertain as our preferred stock is subject to variable conversion prices” below), as well as any additional preferred shares we may issue in the future. For additional discussion of the terms of our preferred stock, see “Description of Securities” contained elsewhere in this prospectus.

Additional dilution could be immediately experienced upon the completion of this offering due to the issuance of certain shares to management and the automatic conversion of existing convertible promissory notes and shares of our Series E Preferred Stock.

Upon completion of our initial public offering, we will be required to issue: (i)      shares of common stock upon the conversion of $2,500,000 of convertible promissory notes previously issued by us in private placement transactions; (ii)      shares of common stock upon the conversion of our outstanding shares of Series E Preferred Stock, (iii) 29,167 shares of common stock to certain of our executive officers in accordance with the terms of their respective employment agreements, and (iv) 12,500 shares of common stock to Richard Schaeffer, the chairman of our board of directors. We may also issue additional shares of common stock if the holders of the $2.5 million principal amount promissory notes issued in connection with our acquisition of Summit elect to convert such notes into shares of common stock. The foregoing issuances may cause further dilution in your investment.

We have issued five classes of preferred stock with rights senior to our common stock.

We issued 3,751,157 shares of Series A Preferred Stock, 10,127,500 shares of Series B Preferred Stock, 6,202,516 shares of Series C Preferred Stock, 1,500,000 shares of Series D Preferred Stock and 1,356,250 shares of Series E Preferred Stock. The rights, preferences and designations associated with these shares create a number of priorities over our common stock as it relates to, among other things, dividends and distributions upon liquidation. See “Description of Securities.” Thus, we may not issue a dividend to our common stockholders until we have first paid all current and accrued dividends to the holders of our preferred stock. As well, proceeds upon a sale, liquidation or dissolution, will first be applied to payment of the preferred stock liquidation preference before any distribution is made to our common stockholders. Such rights and other preferences attributable to the holders of our preferred stock are not available to our common stockholders and could potentially dilute the value attributable to our common stock.

The dilutive impact of the future conversion of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is uncertain as our preferred stock is subject to variable conversion prices.

The dilutive impact of the future conversion of our preferred stock is uncertain as the conversion features of our outstanding preferred stock are variable. The number of shares to be issued upon conversion of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will fluctuate based upon the performance over the next several years of our various acquired businesses. The conversion price ranges from $3.00 per share to $150.00 per share based on the EBITDA generated by such acquired businesses. For example, if the acquired businesses meet certain minimum EBITDA targets that result in a conversion price of $9.00 for the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, then the 20,081,173 shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock could be converted into 2,231,241 shares of common stock. By contrast, if the acquired businesses meet certain maximum EBITDA targets that result in a conversion price of $3.00 for the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, then the 20,081,173 shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock could be converted into 6,693,724 shares of common stock. Since the amount of shares issuable upon conversion of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will vary, we are unable to determine the dilutive impact of the future conversion of such preferred stock. For additional discussion of the terms of our preferred stock, see “Description of Securities” contained elsewhere in this prospectus.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our intent is to generally use the net proceeds from this offering in the manner identified in this prospectus, including as set forth under the Section entitled “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. Such payment may include the repayment of approximately $1.95 million of our outstanding credit facilities which are at or near their maturity dates. We are not required to allocate the net proceeds from this offering to any specific investment or transaction and, therefore, you cannot determine at this time the value or propriety of our application of the proceeds. Moreover, you will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If we continue to fail to maintain effective internal control over financial reporting, the price of our shares of common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls in the future, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require us to assess the effectiveness of our internal control over financial reporting annually and to report our conclusion in our annual report on form 10-K. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

In connection with the preparation of our financial statements for the year ended December 31, 2013, our auditors identified material weaknesses in the design and operating effectiveness of our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, that creates a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses that we identified resulted from (i) insufficient written policies and procedures for accounting and financial reporting with respect to formal process and timeline for the closing the books and records and preparing financial statements at the end of each reporting period, (ii) insufficient monitoring and control over the books and records maintained on third party supplier IT systems, (iii) lack of password and access controls certain accounting information, (iv) lack of knowledge of generally accepted accounting principles, (v) insufficient control information provided to management, and (vi) overreliance on manual accounting subsystems and limited review of input information by management.

We are taking steps that we believe will address the underlying causes of the material weakness described above, primarily through the implementation of formal policies and a company-wide financial system, along with hiring additional personnel. However, if we fail to effectively remediate deficiencies in our control environment, we may be unable to accurately report our financial results, or report them within the time frames required by law or exchange regulations.

To date, we have not conducted a review of our internal controls for the purpose of providing the reports required by Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or the applicable stock exchange. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to decline. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inadequate internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the extensible Business Reporting Language, or XBRL. We are required to comply with these rules. Our management and other personnel will need to devote a substantial amount of time and financial resources to comply with these requirements, as well any new requirements implemented by the SEC. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly and could lead to a diversion of management time and attention from revenue generating activities to compliance activities. We are currently unable to estimate these costs with any degree of certainty. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and board committees or as executive officers and more expensive for us to obtain director and officer liability insurance.

If NASDAQ or any other national securities exchange or national quotation system does not list our shares of common stock, our shares of common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, once, and if, it starts trading. Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

We do not foresee paying cash dividends on our common stock in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

We have adopted an equity incentive plan under which we may grant securities to compensate employees and other services providers, which could result in increased share-based compensation expenses and, therefore, reduce net income.

Under current accounting rules, we would be required to recognize share-based compensation as compensation expense in our statement of operations, based on the fair value of equity awards on the date of the grant, and recognize the compensation expense over the period in which the recipient is required to provide service in exchange for the equity award. If we grant equity compensation to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income. However, if we do not grant equity compensation, we may not be able to attract and retain key personnel or be forced to expend cash or other compensation instead. Furthermore, the issuance of equity awards would dilute the stockholders’ ownership interests in our company.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the end of 2019, which will increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this prospectus; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also no longer qualify as a smaller reporting company.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our articles of incorporation and bylaws and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation and bylaws could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 50,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. We currently have 22,937,423 shares of preferred stock outstanding, consisting of 3,751,157 shares of Series A Preferred Stock, 10,127,500 shares of Series B Preferred Stock, 6,202,516 shares of Series C Preferred Stock, 1,500,000 Series D Preferred Stock and 1,356,250 shares of Series E Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have liquidation and dividend preferences in priority to our common stock. We may issue additional preferred shares to facilitate future acquisitions or financings. The issuance of any additional preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our articles of incorporation and bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the articles of incorporation and bylaws and Nevada law, as applicable, among other things:

•	do not provide for cumulative voting in the election of directors;
•	require the approval of the holders of at least 66 2/3% of the voting power of our shares in order to remove a director; and
•	authorize the issuance by the Board of “blank check” preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super-majority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus contains certain forward-looking statements which include information relating to future events, future financial performance, financial projections, business strategies, expenditures, competitive environment, plans and objectives of management for future operations and regulations. All statements other than statements of historical facts contained or incorporated by reference in this prospectus are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “could,” “should,” “would,” “predict,” “potential,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: our limited assets; our lack of operating history; our ability to raise additional capital; changes in business conditions; limited availability of suitable acquisition candidates, continued services of our executive management team; competition between us and other companies in the water treatment; supply and disposal industry, legislative or regulatory changes; legal claims against us; technological developments in the energy industry; reduced oil and natural gas production; reduction in available water sources; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” on page 11 of this prospectus. Moreover, new risks regularly emerge and it is not possible for us to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $     million from the sale of shares of common stock offered in this offering, or approximately $     million if the underwriter exercises its over-allotment option in full, based on an assumed initial public offering price of $     per share (the midpoint of the price range set forth on the cover page of this prospectus) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $     per share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $     , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares we are offering. An increase (decrease) of      in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $     million, assuming the initial public offering price per share stays the same. An increase of     in the number of shares we are offering, together with a $1.00 increase in the assumed initial public offering price per share, would increase the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $     million. A decrease of      in the number of shares we are offering, together with a $1.00 decrease in the assumed initial public offering price per share, would decrease the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $     million. We do not expect that a change in the offering price per share or the number of shares by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

We intend to use the net proceeds from this offering as follows:

•	repayment of approximately $0.5 million related to short-term notes issued in connection with our acquisition of Summit;
•	approximately $5.0 million towards strategic acquisitions;
•	approximately $10.0 million towards the costs incurred in the development of our water treatment facility and of our first generation treatment train system, and for continued capital projects and improvements, including development of new water treatment facilities and systems; and
•	the remaining net proceeds will be used for general corporate purposes, including ongoing operations, vendor payables and expansion of the business, potential regulatory submissions and hiring additional personnel to support the continued expansion of our operations.

In addition, we have a line of credit with a remaining balance of approximately $1.1 million that matures in July 2014 and a line of credit with a remaining balance of approximately $0.9 million which already matured and is in payment default. If we are unable to refinance these credit facilities in the near term, we may be required to repay up to approximately $2.0 million in indebtedness from the proceeds of this offering.

The expected use of the net proceeds from this offering represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including the completion of, and cost to operate, our water treatment facility. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however any such reallocation would be substantially limited to the categories set forth above to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DETERMINATION OF OFFERING PRICE

The anticipated purchase price range of       per share of common stock offered in this offering was determined by our board of directors, in consultation with our underwriter. We did not seek or obtain an opinion of a financial advisor in establishing the purchase price. The actual offering price will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, including our prospects for growing our services, the present state of our development, our capital structure and other factors deemed relevant. The actual offering price will not necessarily be related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in this offering. You should not assume or expect that, after this offering, our shares of common stock will trade at or above the purchase price in any given time period.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors in its discretion and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. In addition, we are required to pay accrued dividends on our outstanding preferred stock before declaring any dividends on our common stock. Further, certain of our indebtedness prohibits us from declaring dividends until such indebtedness is repaid. We have not paid any cash dividends since our inception.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014 as follows:

•	on an actual (unaudited) basis;
•	on a pro forma basis to reflect (i) the issuance of 50,000 shares of common stock through private placements after March 31, 2014, (ii) the conversion of approximately $5.9 million of our acquisition promissory notes (and accrued interest) and approximately $2.7 million of our short term promissory notes (and accrued interest) into shares of preferred stock and 1,244,626 shares of common stock, (iii) the issuance and subsequent automatic conversion of 1,356,250 shares of Series E Preferred Stock into shares of common stock, (iv) the repayment of $1.5 million of our acquisition promissory notes from the proceeds of the offering of our Series E Preferred Stock, (v) the issuance of 41,667 shares issuable to certain officers and directors upon completion of this offering, (vi) the repayment of $0.5 million of short term obligations incurred in connection with our Summit acquisition, and (vii) the automatic conversion of $2.5 million principal amount of convertible promissory notes into an aggregate of shares of common stock; and
•	on a pro forma as adjusted basis to give further effect to our issuance and sale of shares of common stock in this offering at an assumed initial public offering price of $ per share, the midpoint of the price range listed on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing.

On February 6, 2014, we completed a 1 for 3 reverse stock split of our common stock, whereby the holders of our common stock received one share of common stock for every three shares owned by such holders. Unless otherwise indicated in this prospectus, all numbers are reflected on a post-split basis. You should read this information in conjunction with our financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

	As of March 31, 2014
	Actual (unaudited)	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands)
Current Assets:
Cash and cash equivalents	$1,618
Current Liabilities:
Secured line of credit borrowing facilities	3,652
Accounts payable	5,306
Accrued expenses	1,423
Other current liabilities	622
Short term notes and current portion of long term debt – related party	1,819
Short term notes and current portion of long-term debt	9,734
	$22,555

	As of March 31, 2014
	Actual (unaudited)	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands)
Long Term Liabilities:
Liens payable	897
Notes payable (net of current portion)	4,823
Notes payable – related party	1,437
Derivative liability	720
Asset retirement obligation	8
	$7,885
Stockholders’ Equity (Deficit):
Series A preferred stock, $0.0001 par value per share; 4,000,000 shares authorized, 3,200,000 shares issued and outstanding, actual; 4,000,000 shares authorized, 3,751,157 shares issued and outstanding, pro forma and pro forma as adjusted	320
Series B preferred stock, $0.0001 par value per share; 8,000,000 shares authorized, 8,000,000 shares issued and outstanding, actual; 11,000,000 shares authorized, 10,127,500 shares issued and outstanding, pro forma and pro forma as adjusted	1
Series C preferred stock, $0.0001 par value per share; 3,500,000 shares authorized, 3,500,000 shares issued and outstanding, actual; 7,000,000 shares authorized, 6,202,516 shares issued and outstanding, pro forma and pro forma as adjusted	—
Series D preferred stock, $0.0001 par value per share; 1,500,000 shares authorized, 1,500,000 shares issued and outstanding, actual; 1,500,000 shares authorized, 1,500,000 shares issued and outstanding, pro forma and pro forma as adjusted	—
Series E preferred stock, $0.0001 par value per share; 1,875,000 shares authorized, No shares issued and outstanding, actual; 1,875,000 shares authorized, 1,331,250 shares issued and outstanding, pro forma and pro forma as adjusted	—
Undesignated preferred stock, $0.0001 par value per share; 33,000,000 shares authorized, no shares issued or outstanding, actual; 24,625,000 shares authorized, no shares issued or outstanding, pro forma and pro forma as adjusted	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized, 7,777,421 shares issued, issuable and outstanding, actual; 100,000,000 shares authorized, pro forma and pro forma as adjusted; shares issued and outstanding, pro forma; shares issued and outstanding, pro forma as adjusted	1
Additional paid in capital	15,668
	15,990

(1)	Each $1.00 increase (decrease) in the assumed initial public offering price of $ per share, the midpoint of the price range listed on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization by approximately $ , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us at the assumed initial public offering price per share, the midpoint of the price range listed on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization by approximately $ .

The number of our shares of common stock shown above to be outstanding after this offering is based on (i) 7,777,421 shares of common stock issued and outstanding as of March 31, 2014, (ii) 50,000 shares of common stock issued pursuant to private placements after March 31, 2014, (iii) 40,000 shares issued in connection with our Exclusive Distributor Agreement with RecyClean, (iv)      shares of common stock issued in this offering, (v) 41,667 shares issuable to certain officers and directors upon completion of this offering, (vi) the conversion of approximately $5.9 million of our acquisition promissory notes and $2.7 million of our short-term promissory notes (including accrued interest) into shares of preferred stock and 1,244,626 shares of common stock; (vii)      shares of common stock issuable upon the automatic conversion of $2.5 million principal amount of convertible promissory notes issued from October 2013 to January 2014, and (viii)      shares of our common stock issuable upon the automatic conversion of our outstanding shares of Series E Preferred Stock upon the completion of this offering. The number excludes: (i) shares of our common stock that we may issue upon the underwriter’s over-allotment option exercise; (ii)      shares of common stock underlying outstanding warrants exercisable at     per share; (iii) 1,353,333 shares of common stock underlying outstanding options exercisable at an average weighted average exercise price of $     per share; (iv) shares of our common stock issuable upon conversion, if at all, of our outstanding shares of Series A, Series B, Series C and Series D Preferred Stock; (v)      shares of our common stock potentially issuable upon the election of the holders of approximately $2 million principal amount of indebtedness issued in connection with our acquisition of our Summit business unit to convert such indebtedness into shares of common stock; (vi)      shares of our common stock issuable if we exercise our option to acquire RecyClean Consulting Services, Inc. pursuant to an Exclusive Distributor Agreement entered into in June 2014; and (vii) shares of common stock underlying warrants that will be issued to the underwriter upon completion of this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

As of March 31, 2014, we had a historical net tangible book value (deficit) of $(5.04) million, or $(0.65) per share of common stock, based on 7,777,421 shares of common stock issuable and outstanding at March 31, 2014. Our historical net tangible book value represents total tangible assets less total liabilities at March 31, 2014.

After giving further effect to the sale of      shares of common stock that we are offering at an assumed initial public offering price of $     per share, the midpoint of the price range listed on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2014 would have been approximately $     million, or approximately $     per share. This amount represents an immediate increase in pro forma net tangible book value of $     per share to our existing stockholders and an immediate dilution of approximately $     per share to new investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this dilution:

Assumed public offering price per share			$
Historical net tangible book value (deficit) per share as of March 31, 2014		$(0.65)
Increase in net tangible book value per share attributable to this offering	$
Net tangible book value per share after this offering			$
Dilution per share to new public investors			$

A $1.00 increase (decrease) in the assumed initial public offering price of $     per share (the midpoint of the range set forth on the cover page of this prospectus) would increase (decrease) our net tangible book value after this offering by $     and the dilution per share to new investors by $     , in each case assuming the number of shares offered, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on an as adjusted basis as of March 31, 2014, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and the average price to be paid by new investors in this public offering before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $     per share of common stock (the midpoint of the range set forth on the cover page of this prospectus). The table does not include shares that we issued as compensation for services provided, in exchange for debt modifications or extinguishments, or in connection with the acquisition of our business units.

	Shares Purchased		Total Consideration			Average Price per Share
	Number	Percent	Amount		Percent
Existing stockholders	6,154,189	%		$7,676,007	%		$1.25
New investors		%	$		%	$
Totals		100.0%	$		100.0%

The total consideration amount for shares of common stock held by our existing stockholders includes total cash paid for our outstanding shares of common stock as of March 31, 2014. Unless otherwise noted, the number of our shares outstanding after this offering as shown above excludes the shares of our common stock that we may issue upon the underwriter’s over-allotment option exercise. If the underwriter’s over-allotment option of shares of common stock is exercised in full, the number of shares held by existing stockholders will

be reduced to    % of the total number of shares that will be outstanding after this offering, and the number of shares held by the new investors in this offering will be increased to      shares, or    % of the total number of shares of common stock outstanding after this offering.

The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 7,777,421 shares of common stock issued and outstanding as of March 31, 2014. This number also includes the issuance of      shares of our common stock upon the automatic conversion of all of the outstanding shares of our Series E Preferred Stock, and the issuance to certain of our executive officers and directors 41,667 shares of our common stock upon completion of this offering. This number of shares does not include      shares of our common stock subject to the underwriters’ over-allotment option, 50,000 shares of our common stock issued after March 31, 2014 and prior to this offering, 40,000 shares of our common stock issued in connection with entering into the RecyClean transaction, 40,000 shares of our common stock that are issuable if we extend the Exclusive Distributor Agreement with RecyClean or acquire RecyClean,      shares of our common stock that are issuable if we acquire RecyClean, and also assumes no exercise of any outstanding options, warrants, convertible preferred stock and convertible notes. As of March 31, 2014, there were: (i) 1,353,333 shares of our common stock issuable upon exercise of stock options, at a weighted average exercise price of $     ; and (ii)      shares of our common stock issuable upon exercise of common stock purchase warrants, at a weighted average exercise price of $     per share. See “Description of Securities”. To the extent that any of these options, warrants, convertible preferred stock or convertible notes are exercised or converted, there will be further dilution to new investors. If all of these options, warrants, convertible preferred stock and convertible notes had been exercised or converted as of March 31, 2014, net tangible book value per share after this offering would have been $     and total dilution per share to new investors would have been $     , or    %, assuming no exercise of the over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Background

We are an early-stage company that was recently formed to develop and offer an all-inclusive platform of water supply, collection and remediation services and water treatment solutions, to the U.S. oil and gas industry. Our objective is to capitalize on the growing demand for water supply and remediation services associated with the recent growth of, and technology changes within, the oil and gas industry within the United States.

Our plan of operations was implemented during 2013 as we acquired and started to integrate and organically grow a diverse set of businesses that offer oil field services and water treatment solutions. Specifically, through our acquisitions and integration efforts, we intend to develop a cost-effective and environmentally responsible solution to the collection, transport, treatment and reuse of associated production water from producing oil and gas wells, as well as the flow-back water produced by hydraulic fracturing (often referred to as “frac-ing”) of geologic structures.

Once fully developed, we believe that our all-inclusive model will offer a compelling value proposition not otherwise readily available in the market, by offering our customers an opportunity reduce their water transportation, disposal and procurement costs and streamline their field operations and procurement process, while further enabling the promotion of environmental responsibility and stewardship.

We believe that our near-term success will depend particularly on our ability to develop customer awareness and confidence in our services, along with our ability to continue to raise sufficient capital on a timely basis. Since we have limited capital resources, we will need to closely manage our expenses and conserve our cash by continually monitoring any increase in expenses and reducing or eliminating unnecessary expenditures. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly given that we operate in rapidly evolving markets, that we have limited financial resources, and face an uncertain economic environment. We may not be successful in addressing such risks and difficulties.

Our Acquisitions

We acquired Barstow Production Water Solutions, LLC (“Barstow”) on February 4, 2013, for total consideration comprising: (a) 3,200,000 newly-issued shares of our Series A Preferred Stock (the “Series A Shares”); (ii) promissory notes in the aggregate principal amount of $1.0 million (the “Barstow Promissory Notes”); and (iii) certain earn-out payments based on the future stand-alone EBITDA of Barstow (collectively, the “Barstow Purchase Price”).

Subsequently, in the second quarter of 2014, we modified the terms of our Series A Preferred Stock, and agreed to issue an additional 551,157 Series A Shares and 99,461 common shares upon the conversion of approximately $0.62 million due under the Barstow Promissory Notes, which, in combination with certain cash repayments, constituted full satisfaction and repayment of the Barstow Promissory Notes. In connection with such conversion, we also eliminated the earn-out feature associated with the acquisition of Barstow.

The Series A Shares are convertible into shares of our common stock at variable rates based upon the stand-alone EBITDA of Barstow, and are otherwise subject to the rights, preferences and designations summarized at “Description of Securities” on page 93 of this prospectus.

On April 4, 2013, we acquired Devonian Acquisition Corp. (“Devonian”), the parent company of ORL Equipment, LLC (“ORL”) and Wes-Tex Vacuum Services, Inc. (“Wes-Tex”), for total consideration comprising: (a) 8,000,000 newly-issued shares of our Series B Preferred Stock (the “Series B Shares”); (b) 1,267,000 shares of our common stock; (c) promissory notes in the aggregate principal amount of $3.25 million (the “Devonian Promissory Notes”); and (d) the assumption of certain earn-out payment obligations based on the future consolidated EBITDA of Devonian (collectively, the “Devonian Purchase Price”).

Subsequently, in the second quarter of 2014, we modified the terms of our Series B Preferred Stock, and agreed to issue an additional 2,127,500 Series B Shares and 172,710 common shares upon the conversion of approximately $2.4 million due under the Devonian Promissory Notes, which, in combination with certain cash repayments, constituted full satisfaction and repayment of the Devonian Promissory Notes. In connection with such conversion, we also eliminated the earn-out feature associated with the acquisition of Devonian.

The Series B Shares are convertible into shares of our common stock at variable rates based upon the stand-alone EBITDA of Devonian, and are otherwise subject to the rights, preferences and designations summarized at “Description of Securities” on page 93 of this prospectus.

In connection with the acquisition of Devonian, we assumed a $1.25 million revolving line of credit maturing on April 8, 2014, or earlier upon demand, and a term loan in the principal amount of $0.65 million maturing on February 8, 2018, each issued by Commercial State Bank, and each secured by all of the assets of ORL and Wes-Tex. As of March 31, 2014, the outstanding balances of the revolving line of credit and term loan were $1.06 million and $0.53 million, respectively. Both of these loans are guaranteed by certain of our stockholders. In April 2014, Commercial State Bank agreed to extend the maturity date of the revolving line of credit to July 8, 2014. If we are unable to further extend or refinance the foregoing line of credit, we intend to use a portion of the proceeds from this offering to repay this debt.

In June 2013, we acquired Summit Holdings, Inc. (“Summit”) for a total purchase price of $5.5 million, consisting of $1 million payable at closing, plus $4.5 million of purchase money indebtedness, consisting of $2 million payable on a short-term basis, and $2.5 million payable pursuant to promissory notes that mature in January 2017 (the “Summit Promissory Notes”), and through February 15, 2015, this indebtedness is convertible into shares of our common stock at the price at which our common stock is sold in this offering. To date, we have repaid approximately $1.5 million of the short-term obligations, and we intend to repay the $0.5 million balance of the short-term obligations from the proceeds of this offering.

Summit was also acquired under and subject to a $1 million senior secured credit facility maturing on April 05, 2014, and secured by all of the assets of Summit. As of March 31, 2014, the outstanding balance of the credit facility was approximately $0.9 million. The senior secured facility is currently in payment default. We are in discussions with the lender regarding a waiver of such default and a short-term extension of the facility. If the lender is unwilling to agree to such waiver and extension, we intend to use a portion of the proceeds from this offering to repay this debt. If the lender agrees to a short-term extension of the facility, and if we are unable to extend or refinance the facility, we intend to use a portion of the proceeds from this offering to repay this debt.

In September 2013, we acquired Western Slope Acquisition Corp (“Western Slope”), which in turn owns Harley Dome 1, LLC (“Harley Dome”) and annual water supply contracts, formerly serviced by UB Water LLC (“UB Water”), to oil and gas companies and a trucking company that supplies oil and gas companies, for total consideration consisting of: (a) 120,833 shares of our common stock; (b) 3,500,000 shares of our Series C Preferred Stock (“Series C Shares”); (c) 1,500,000 shares of our Series D Preferred Stock (“Series D Shares”); and (d) promissory notes in the aggregate principal amount of $2.875 million (the “Western Slope Promissory Notes”). Western Slope is also obligated to pay $300,000 under a promissory note maturing on December 15, 2014 issued in connection with its prior acquisition of UB Water.

Subsequently, in the second quarter of 2014, we modified the terms of our Series C Preferred Stock, and agreed to issue an additional 2,702,516 Series C Shares and 42,791 common shares upon the conversion of approximately $2.8 million due under the Western Slope Promissory Notes, which, in combination with certain cash repayments, constituted full satisfaction and repayment of the Western Slope Promissory Notes.

The Series C Shares and Series D Shares are convertible into shares of our common stock at variable rates based upon the stand-alone EBITDA, respectively, of Harley Dome and UB Water, and are otherwise subject to the rights, preferences and designations summarized at “Description of Securities” on page 93 of this prospectus.

In addition to the shares and purchase money notes issued in connection with the acquisition, Western Slope was acquired subject to: (i) a $1 million purchase money note issued in connection with the acquisition of Harley Dome during June 2012; (ii) a mechanics lien in the amount of approximately $0.9 million; and (iii) a promissory note in the principal amount of $0.3 million issued in connection with the acquisition of UB Water, due and payable in monthly installments, together with interest at the rate of seven and one-half percent (7.5%) per annum, through December 15, 2014.

We expect to further develop our platform of water supply, collection and remediation services and water treatment solutions upon our successful completion of this offering by acquiring additional businesses, assets or technologies which are intended to permit us to expand our market presence, increase the scope and size of our service offerings and/or offer innovative solutions. Provided we secure sufficient proceeds through this offering, we expect to spend up to approximately $3.0 million over the next twelve months to complete these acquisitions. As of the date of this prospectus, we have no current plans or agreements to acquire any third party, and there can be no assurance that such acquisitions will occur.

Basis of Presentation

Although we were formed in October 2012, we did not commence operations until our initial acquisition of Barstow in February 2013 and were not able to open a checking account or issue founding shares until January 2013. Our business plan to date has encompassed acquiring smaller private entities with limited scopes of business for the purpose of restructuring and reorganizing them in order to integrate them into our business and to scale their operations in the future. Thus, we have incurred, and expect to incur in the future, significant additional expenses related to building the infrastructure necessary to operate as a larger, publicly-traded enterprise, including, without limitation, the costs of developing our management team and the legal and accounting costs related to our acquisitions and financing activities. Accordingly, the historic financial statements for us and our acquired companies may not be indicative of our expected results of operations in future periods.

In addition to our financial statements as of and for the three months ended March 31, 2014 and the year ended December 31, 2013, this prospectus includes the financial statements of our significant acquisition targets, which consist of: (i) through our acquisition of Devonian (which we acquired on April 4, 2013), the financial statements for the two years ended December 31, 2012 for Wes-Tex and Oil Raiders; (ii) the financial statements for the two years ended December 31, 2012 for Summit (which we acquired on June 5, 2013); and (iii) the financial statements for the period from inception on June 7, 2012 through December 31, 2012 of Harley Dome (which we acquired on September 25, 2013) (and its predecessor, ER & PWD Joint Venture, LLC for the period from its inception on August 11, 2010 through June 30, 2012). In addition we have provided condensed consolidated interim unaudited financial statements of (i) Devonian as of and for the three months ended March 31, 2013 and 2012, (ii) Summit as of and for the three months ended March 31, 2013 and 2012, and (iii) Western Slope as of and for the six months ended June 30, 2013 and 2012.

Our significant acquisitions in the first half of 2013, Devonian and Summit, primarily focused on transportation and logistics. It was not until the third quarter of 2013, with our acquisition of Western Slope, that we shifted our focus to water treatment and remediation. In addition, our Harley Dome water treatment facility is still undergoing testing and we do not expect it to be available for commercial operation until the third quarter of 2014. In the second half of 2014, we expect the focus of our operational growth to shift towards remediation and treatment of flow-back and production water, with transportation and logistics services complimenting such services to allow us to offer an integrated all-inclusive service model to our customers.

In connection with our increased focus on water treatment and remediation, during June 2014, we entered into an agreement with RecyClean to serve as an exclusive licensee to distribute and operate proprietary mobile frac-flowback water treatment units called the HydroPodTM system. In consideration for the license, we agreed to pay $500,000 in cash, and issue 40,000 shares of our common stock, with an additional 40,000 shares of our common stock due on the earlier of (i) six months after the effective date of the agreement, if we choose to renew the term of the agreement for an additional six months, or (ii) the date that we exercise our right to acquire RecyClean. During the term of the agreement, we have the exclusive right, but not the obligation, to acquire the business of RecyClean for $2.0 million,         shares of our common stock (which amount is calculated by dividing $8.0 million by the price per share of common stock in this offering), and royalty payments over a five year period, provided that a number of material conditions to closing are satisfied, including without limitation, the completion of a due diligence examination by us of the assets, technology, and prospects of RecyClean, and the receipt of certain third party approvals. As a result, there can be no assurances that we will elect to exercise our option to purchase RecyClean or, if we exercise our option, we will be able to complete such an acquisition.

Results of Operations

Results of Operations for Armada Water Assets, Inc. for the period January 1 through March 31, 2014 and 2013

Our operations for the three months ended March 31, 2014 are not directly comparable to our operations for the three months ended March 31, 2013. For the three months ended March 31, 2014, our results include the operations for the entire quarter for all of our subsidiaries. For the three months ended March 31, 2013, our operations were limited as we had only recently completed the acquisition of Barstow in February 2013, and our results of operations primarily reflect only general and administrative costs and minimal revenues.

Revenues

During the three months ended March 31, 2014, we generated consolidated revenues of approximately $6.6 million, of which approximately $3.2 million was attributable to Wes-Tex, our West Texas water supply and logistics business (which includes the operations of Oil Raiders and Barstow) and $3.02 million was attributable to Summit, our water logistics business in western Colorado, compared to approximately $0.04 million for the three months ended March 31, 2013. The bulk of our revenues in the first quarter of 2014 at both Wes-Tex and Summit were derived from water logistics while we continued to invest in building out our Harley Dome water treatment facility and developing our core water treatment business. Our revenues in 2013 were attributable solely to our Barstow operations.

Cost of Revenues

During the three months ended March 31, 2014, we had cost of revenues of approximately $6.0 million, of which approximately $2.9 million was attributable to Wes-Tex and approximately $2.7 million was attributable to Summit, compared to approximately $0.06 million for the three months ended March 31, 2013. Our cost of revenues in 2014 consisted primarily of transportation costs. Those costs include driver and contract operator costs and benefits of $2.7 million, depreciation of $0.32 million, fuel of $0.95 million, insurance of $0.25 million, and repairs and maintenance of $0.26 million. As we note below, we expect that later in 2014 when our remediation operations come online will result in a much different mix of costs as we develop our water production, treatment and remediation business.

General & Administrative (G&A)

During the three months ended March 31, 2014, our G&A expenses were approximately $2.0 million, as compared to approximately $0.18 million during the three months ended March 31, 2013. Approximately $0.8 million of the 2014 G&A expenses was attributable to corporate-level G&A expenses while the remaining $1.2 million of the 2014 G&A expenses was attributable to G&A expenses at our operating divisions (primarily Wes-Tex and Summit). As we continue to build out our corporate infrastructure to manage growth and future acquisitions as a public company, we expect G&A expenses to increase in future periods. At the corporate level, our primary costs were salaries and benefits approximately $0.4 million, professional fees of approximately $0.3 million, and travel and entertainment expenses of approximately $0.04 million. At the operating division level, our primary costs were salaries and benefits of approximately $0.26 million, amortization of intangibles of approximately $0.3 million and rent and other office costs of approximately $0.07 million.

To date, the principal focus of our operations has included acquisitions, the development of our corporate infrastructure and capital raising activities. As a result, we have incurred higher legal, accounting and transactional costs that we expect to continue as our operations become more seasoned . In 2013 and the three months ended March 31, 2014, we incurred legal and accounting costs of approximately $1 million and $0.2 million, respectively.

Interest Expense

Interest expense consists of interest payable on our senior secured indebtedness, acquisition indebtedness, equipment financing, and other indebtedness. During the three months ended March 31, 2014, interest expense was $0.36 million. We expect that the recent conversion of approximately $7.9 million of our outstanding indebtedness at the end of March 2014, as further described under the sections entitled “Our Acquisitions” and “Liquidity and Capital Resources”, will result in approximately $0.79 million in savings on interest expense on an annual basis. However, some or all of these savings may be offset by higher interest expense as we obtain additional debt financing for working capital and incur additional acquisition financing in connection with our plan of operation.

Results of Operations for Armada Water Assets, Inc. for the period January 1 through December 31, 2013 and 2012

We were formed in October 2012 and did not commence any operations until January 2013. Therefore, the following discussion of our results of operations does not include any comparative financial results for the year ended December 31, 2012 as we had none.

Revenues

During the year ended December 31, 2013, we generated consolidated revenues of approximately $11.1 million, of which approximately $5.5 million was attributable to Wes-Tex, our West Texas water supply and logistics business (which includes the operations of Oil Raiders and Barstow) and $5.5 million was attributable to Summit, our water logistics business in western Colorado. The bulk of our revenues at both Wes-Tex and Summit were derived from water logistics while we invested in building out our Harley Dome water treatment facility. See below for a discussion of our expectations for 2014.

Cost of Revenues

During the year ended December 31, 2013, we had cost of revenues of approximately $10.2 million, of which approximately $5.2 million was attributable to Wes-Tex and approximately $4.9 million was attributable to Summit. Our cost of revenues in 2013 consisted primarily of transportation costs, as we noted above our primary revenue sources in 2013 were from water logistics. Those costs include driver and contract operator costs and benefits of $5.1 million, depreciation of $0.7 million, fuel of $1.6 million, insurance of $0.44 million, and repairs and maintenance of $0.8 million. As we note below, we expect that 2014 will result in a much different mix of costs as we develop our water production, treatment and remediation business.

General & Administrative (G&A)

During the year ended December 31, 2013, our G&A expenses were approximately $4.3 million. Approximately $2.1 million was attributable to corporate-level G&A expenses while the remaining $2.2 million was attributable to G&A expenses at our operating divisions (primarily Wes-Tex and Summit). As we continue to build out our corporate infrastructure to manage growth and future acquisitions as a public company, we expect G&A expenses to increase in future periods. At the corporate level, our primary costs were salaries and benefits approximately $0.7 million, professional fees of approximately $1.2 million, and travel and entertainment expenses of approximately $0.2 million. At the operating division level, our primary costs were salaries and benefits of approximately $0.8 million, amortization of intangibles of approximately $0.6 million and rent and other office costs of approximately $0.3 million.

To date, the principal focus of our operations has included acquisitions, the development of our corporate infrastructure and capital raising activities. As a result, we have incurred higher legal, accounting and transactional costs than we expect to continue as our operations become more seasoned In 2013, we incurred legal and accounting costs of approximately $1 million.

Interest Expense

Interest expense consists of interest payable on our senior secured indebtedness, acquisition indebtedness, equipment financing, and other indebtedness. During the year ended December 31, 2013, interest expense was

$0.83 million. We expect that the recent conversion of approximately $7.6 million of our outstanding indebtedness, as further described under the sections entitled “Our Acquisitions” and “Liquidity and Capital Resources”, will result in approximately $0.76 million in savings on interest expense on an annual basis. However, some or all of these savings may be offset by higher interest expense as we obtain additional debt financing for working capital and incur additional acquisition financing in connection with our plan of operation.

Results of Operations for the Predecessors

Our predecessor operations include the results of Barstow. The results include the operations of Barstow in 2013 for the period from January 1 through February 3 and for the comparison 2012 period from its inception on August 9, 2012 through December 31, 2012. Our predecessor was a development stage company and its results for 2012 and the period before we acquired it in 2013 were immaterial.

Trends Affecting Our Operating Results

Our results are driven by demand for our services, which are in turn affected by oil and gas exploration and production trends in the shale areas in which we operate, in particular the active wells (which impacts the amount of produced water being managed). Activity in the oil and gas drilling industry is also affected by market prices for those commodities, with persistent low natural gas prices and generally high oil prices driving reduced drilling and production in “dry” gas shale areas such as the Barnett, Haynesville and Marcellus Shale areas where natural gas is the predominant natural resource, and the relocation of assets and increased activity in the liquids-rich or “wet” gas shale areas, such as the Utica, Eagle Ford, Mississippian and Bakken Shale areas, where oil and natural gas liquids are the predominant natural resource. In addition, the low natural gas prices have in the past caused many natural gas producers to curtail capital budgets and these cuts in spending curtailed drilling programs as well as discretionary spending on well services in certain shale areas. The industry-wide redeployment of assets from natural gas basins to oil-and liquids-rich basins has resulted in downward pressure on pricing and utilization, particularly in Texas.

Our results are also driven by a number of other factors, including (i) our available inventory of equipment, which we have built through acquisitions and capital expenditures over the past year, (ii) transportation costs, which are affected by fuel and labor costs, (iii) utilization rates for our equipment, which are also affected by the level of our customers’ drilling and production activities, and our ability to deploy our equipment to areas in which oil and gas exploration and production activities are growing, (iv) availability of qualified drivers in the areas in which we operate, (v) labor costs, which we believe have been increasing throughout the industry due to tight labor market conditions and increased government regulation, (vi) developments in governmental regulations, (vii) seasonality and weather events and (viii) our health, safety and environmental performance record.

Our operating results are also affected by our acquisition activities, and the expenses we incur in connection with those activities, which can limit comparability of our results from period to period. We completed four acquisitions in the year ended December 31, 2013. We may complete other acquisitions in 2014 and beyond that will substantially change our future operating results from our historical operating results. See “Our Acquisitions” above and Notes 2, 4, 5 and 6 of the Notes to our Audited Consolidated Financial Statements for information regarding our recent acquisitions.

We expect 2014 revenues to be substantially greater than 2013 as our 2014 results will include the full year results from the various acquisitions that we completed in 2013. Through the first quarter of 2014 our consolidated revenues were approximately $6.6 million compared to $0.04 million for the same period in 2013, which only reflected the revenues from our Barstow acquisition. As a result of increased oil and gas drilling and production activity in the regions in which we operate, our revenues in the first quarter of 2014 were approximately 30% higher than the fourth quarter of 2013. We expect our Harley Dome water treatment facility to begin commercial operations in the third quarter of 2014. This, along with the planned deployment of mobile treatment trains during the remainder of 2014, may add considerable revenue in 2014. We expect this new water-treatment revenue to have higher margins than our logistics revenue. Finally, we continue to evaluate potential acquisitions to grow our company, and any further acquisitions may result in increased revenue growth.

We anticipate that our profitability in 2014 will benefit from two factors. First, we expect our revenue mix to shift from lower margin water logistics business to higher margin water treatment business. In 2013, water logistics comprised about 97% of our revenues. The water logistics business is centered on trucking, which in our markets is an undifferentiated and very competitive business, resulting in thin margins. In contrast, our water treatment business is based on a proprietary process and sophisticated know-how, which we expect will produce higher margins than our logistics business. Second, we expect to benefit from the larger scale of operations in 2014 resulting in the spreading of fixed costs over a greater revenue base, which will add to our profitability. We expect to incur greater G&A costs, particularly corporate overhead, in 2014 as a result of greater scope of operations and also as we expect to operate as a public company. We expect increases in personnel costs for sales, accounting, IT and professional services.

Liquidity and Capital Resources

Financing Activities

Since our inception, our principal source of liquidity and capital resources was generated primarily as a result of financing activities. As of March 31, 2014, we raised gross proceeds of approximately $13.53 million from debt and equity raises, along with an additional $2.24 million from draws on our lines of credit, and we incurred offering expenses of $1.4 million, resulting in net proceeds (after taking into account the repayment of $4.21 million of indebtedness from the proceeds of such raises) of $10.16 million, including the offering of our common stock as described below.

•	During January and February 2013, we sold an aggregate of 3,762,524 shares of our common stock in private placement transactions to accredited investors for aggregate proceeds of approximately $0.5 million.
•	From May 18 through July 18, 2013, we sold an aggregate of 2,108,333 shares of our common stock in private placement transactions to accredited investors for aggregate proceeds of approximately $6.325 million.
•	From October 29 through January 2014, we completed private placements of $2.5 million of convertible promissory notes. During 2013, we also issued short-term promissory notes in the aggregate principal amount of $3.14 million, of which we repaid $0.84 million in 2013.
•	In January 2014, we sold $0.5 million of short term promissory notes.

Our liquidity continued to be positively affected by events that occurred after the first quarter of 2014. During the second quarter of 2014, we raised $5.425 million through the sale of 1,356,250 shares of Series E Preferred Stock in a private placement transaction to accredited investors and converted an aggregate of approximately $8.6 million of debt and accrued interest into equity through a debt restructuring transaction. We also repaid approximately $1.5 million of indebtedness from the proceeds of our Series E Preferred Stock offering.

Operating Activities

Net cash provided by operating activities was $0.5 million for the three months ended March 31, 2014, which was primarily related to our increased revenues during the first quarter of 2014. Net cash used in operating activities was $2.7 million for the year ended December 31, 2013, which was primarily related to our losses during the period.

Our operating cash flows to date have been insufficient to sustain our current operations, and thus we will continue to require additional capital to meet our business plan both in terms of future acquisitions as well as operating capital to grow our business if we are unable to raise sufficient proceeds from the initial public offering of our common stock. We anticipate meeting our need for additional capital through private placements and/or public offerings of our debt and equity securities. There can be no assurance that such additional financing will be available to us on acceptable terms, if at all. To the extent we are unable to obtain such additional financing we may have to defer or scale-back our acquisition and growth plans.

Investing Activities

Net cash used in investing activities was $1.26 million for the three months ended March 31, 2014, which was primarily related to our capital expansion plan. Net cash used in investing activities was

$5.1 million for the year ended December 31, 2013, which was primarily related to advances we made to businesses prior to their acquisition (which were primarily advances to Harley Dome) in addition to investments in our Harley Dome water treatment facility.

Indebtedness

Since our inception, we have incurred substantial indebtedness in order to finance our acquisitions and our operations. As of March 31, 2014, we had approximately $21.5 million of outstanding indebtedness, of which approximately $9.54 million outstanding as of March 31, 2014 was issued in connection with our prior acquisitions. We recently restructured a portion of our indebtedness into equity, which, in addition to reducing short-term and long-term maturities of our indebtedness, will provide us with greater cash resources that will allow us to focus our efforts on increasing our organic growth and pursuing additional acquisitions. The restructuring, which occurred in the second quarter of 2014, resulted in approximately $8.6 million of the outstanding indebtedness (and accrued interest) being converted into shares of common stock, Series A Preferred Stock, Series B Preferred Stock, and/or Series C Preferred Stock.

The following table presents (i) our outstanding indebtedness as of March 31, 2014, and (ii) our outstanding indebtedness on a pro forma basis after giving effect to the recent conversion of our acquisition promissory notes and certain short-term promissory notes (in thousands):

	Historical as of March 31, 2014			Pro Forma
	Amounts Due Within 1 Year	Amounts Due After 1 Year	Total Debt	Note Extinguishments	Debt Paydown From Series E Offering	Auto Conversion Of Convertible Notes	Pro Forma Amounts Due within 1 Year	Pro Forma Amounts Due after 1 Year
	(in thousands)
Secured lines of credit	$3,652	$—	$3,652	$—	$—	$—	$3,652	$—
Merger Notes	$5,179	$2,928	$8,107	$3,865	$1,324	$—	$1,451	$1,467
Merger Notes -Related party	$—	$1,438	$1,438	$1,262	$176	$—	$—	$—
Working capital notes	$3,300	$—	$3,300	$800	$—	$2,500	$—	$—
Working capital notes – related party	$1,818	$—	$1,818	$1,818	$—	$—	$—	$—
Equipment financing	$544	$1,150	$1,694	$—	$—	$—	$544	$1,150
Insurance financing	$438	$—	$438	$—	$—	$—	$438	$—
Other notes	$467	$552	$1,019	$—	$—	$—	$467	$552
Total	$15,398	$6,068	$21,466	$7,745	$1,500	$2,500	$6,552	$3,169

Since January 2013, in order to fund our operations, we have issued a series of short-term promissory notes to several accredited investors in the aggregate principal of approximately $4.3 million. Since this time, we have repaid the entire amount of such notes through a combination of cash repayments and the conversion of certain promissory notes into shares of our common stock in full satisfaction of the amounts due thereunder.

From September 2013 to January 2014, we issued convertible promissory notes in the aggregate principal amount of $2.5 million. The notes accrue interest at a rate of 10% per annum and mature on the earlier of (i) a successful initial public offering, or (ii) one year from the date of issuance. The notes automatically convert into common stock upon our successful completion of an initial public offering at a 30% discount to our IPO price. We incurred commission costs equal to 12% of gross proceeds, and have agreed to grant the placement agent warrants with rights to acquire 70,000 shares of our common stock.

In March 2014, we obtained a $1.7 million term loan from Community Trust Bank. The loan accrues interest at a rate of 2.45% per annum, and matures on March 4, 2015.

The foregoing description does not include a description of the Barstow Promissory Notes, Devonian Promissory Notes, or Western Slope Promissory Notes, or certain indebtedness that we assumed in connection with our acquisitions of Devonian, Summit and Western Slope, all of which is described in more detail under “Our Acquisitions” above.

Investing Activities and Future Expenditures

The following table presents our planned sources and uses of cash in 2014.

Expected Sources and Uses of Cash in 2014

(in thousands)
Sources of Cash
Net Proceeds from IPO	$16,500
Planned Financings	$8,000
Cash from Operations	$1,500
Total	$26,000
Uses of Cash
Principal Payments of Debt	$3,000
Capital Expenditures	$13,000
Potential Acquisitions	$6,000
General Corp Purposes	$4,000
Total	$26,000

Since January 1, 2013, we advanced to Harley Dome 1, LLC approximately $6.4 million for the continued construction of our Harley Dome treatment facility. We intend to build several additional treatment facilities over the next few years, including a facility in Barstow, Texas that we anticipate commencing construction on in late 2014. Over the next two years, we expect to spend up to $18.0 million to construct new water treatment facilities.

Outlook

As of March 31, 2014, we have incurred an accumulated deficit of approximately $3.9 million and have cash resources of approximately $1.6 million. As of June 20, 2014, after giving effect to our recent offering of Series E Preferred Stock, we have cash resources of approximately $1.5 million. We have incurred negative cash flows from operations since we started our business. In the first quarter of 2014, our operations generated sufficient cash flow to cover our operating needs but did not generate enough cash flow to cover corporate overhead, including costs related to this offering as well as capital expenditures to fund our growth and the development of our core water treatment business. We expect revenue from our operations to continue to grow during the second half of 2014. However, we do not expect our revenue from operations during such time to be sufficient to fund our non-recurring costs associated with our financing and acquisitions as well as our capital expenditures related to our Harley Dome project and construction of new water treatment facilities (including their development and start-up costs).

If we are not able to complete an initial public offering in the near term, we believe we have sufficient cash resources to sustain our existing operations at our current staffing and infrastructure levels during the next twelve months. Under this scenario, we would not have sufficient liquidity to fund our growth capital program or make acquisitions for cash or acquisitions that require substantial cash resources after acquisition. Additionally, we would need to refinance our bank lines of credit to extend their maturities. Upon completion of this offering, we expect our additional cash resources to provide us with greater flexibility to expand our operations and execute our business plan. However, we will need to increase our revenues to enable us to pay ongoing costs and expenses as they are incurred in the operation of our business, and we may need to raise additional capital to finance the continued development of our water treatment facilities, repay our outstanding indebtedness, and execute our business plan. We may need to obtain additional capital sooner or in greater amounts than we currently anticipate. We intend to strengthen our financial position by (i) increasing revenues from our existing operations as we integrate and grow our acquired businesses while maintaining a strong focus on costs, (ii) commencing operations at our Harley Dome treatment facility and other on-going capital projects, and (iii) securing funds from this transaction and from other sales of our debt and/or equity securities. The issuance of additional equity would result in dilution to existing stockholders. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we may be unable to execute upon the business plan, pay our indebtedness, or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

Even if we are successful in generating sufficient revenue or in raising sufficient capital in order to complete our water treatment facilities and repay our indebtedness, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations. We do not expect that any material positive cash flow after payment of capital expenditures will be developed from our operations until the fourth quarter of 2014, if at all. There can be no assurance that we will raise sufficient proceeds, or any proceeds, for us to implement fully our proposed business plan to aggressively develop, complete, and market our services. Moreover there can be no assurance that even if our operations are developed and marketed effectively and we achieve our user acquisition goals, that we will generate revenues sufficient to fund our operations. In either such situation, we may not be able to continue our operations and our business might fail.

Off Balance Sheet Arrangements

Since our inception, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Critical Accounting Policies

Management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments, including those described below. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the present circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

While our significant accounting policies are more fully described in Note 3 to our financial statements provided at the end of this prospectus, we believe that the following accounting policies are the most critical to assist you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our financial statements.

Use of Estimates

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and, accordingly, include certain amounts that are based on management’s best estimates and judgments. Estimates are used when accounting for amounts recorded in connection with mergers and acquisitions, including initial fair value determinations of assets and liabilities. Additionally, estimates are used in determining such items as depreciable and amortizable lives, amounts recorded for contingencies, asset retirement obligations, derivative liabilities, share-based compensation assumptions, impairments of long-lived assets (including intangible assets and goodwill), and valuation allowances for taxes on income. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenue

The Company recognizes revenue from the delivery of product at the time the goods are delivered and title has transferred, upon the fee becoming fixed and determinable, and upon reasonable assurance of customer payment. For well site construction and repair services, revenue is recognized at the time services are performed, when the fee has become fixed and determinable and upon reasonable assurance of customer payment.

Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis (December 31 for us) and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

BUSINESS

Company Overview

We are an early-stage growth company that was recently formed with the objective of delivering a broad range of water supply, treatment, disposal, and handling and transport services to the oil and gas industry. Our business was founded to capitalize on the growing demand for water supply and remediation services associated with the recent growth of, and technology changes within, the oil and gas industry within the United States.

Our plan of operations is to use the five (5) businesses we acquired during 2013 to form the basis of an all-inclusive platform of water supply, water logistics and water treatment solutions, to the U.S. oil and gas industry. Specifically, through these acquisitions, we intend to offer a cost-effective and environmentally responsible solution to the collection, transport, treatment and reuse of associated production water from producing oil and gas wells, as well as the flow-back water produced by hydraulic fracturing (often referred to as “frac-ing”) of geologic structures. We intend to do this by integrating and leveraging our acquired businesses to organically expand the scope of our oil field services and to offer our proprietary treatment train water treatment solutions. We also intend to expand the size and scope of our service offerings through the further acquisition of established and synergistic businesses that provide for water treatment growth opportunities in key basins. The expected value drivers of our existing and any future targeted businesses: access to and development of proprietary treatment technologies and solutions; geographic proximity to active exploration and production fields; access to key industry customers that offer growth and cross-selling opportunities; and industry reputation and experience.

As we integrate and grow our operating platform, we expect to offer our customers a unique one-stop solution for their water supply, transport and treatment needs. Our all-inclusive model has been designed to offer a compelling value proposition not otherwise readily available in the market, by offering our customers the opportunity to reduce their water transportation, disposal and procurement costs and streamline their field operations and procurement process, while further enabling the promotion of environmental responsibility and stewardship. Specifically, we expect that our treatment train systems will allow our customers to avoid a significant amount of water hauling costs, which can account for 76% of the total costs of the handling, transportation, procurement and disposal of production water and flow-back water in the oil and gas industry.6 Our mobile and temporary treatment train units, which can be sited directly in the oil and gas production fields, allow customers to recycle and reuse water onsite thereby substantially reducing their water handling and hauling costs. Our larger-scale permanent treatment trains can be sited at a central collection facility serving multiple fields, which provide a common point for contaminated water collection and clean water supply that will minimize hauling distances and increase efficiencies.

We believe that our innovative approach to water treatment and logistics delivers new economic and environmental paradigms to address the full water lifecycle in the oil and gas industry. The term “full water cycle” describes the continuous cycle of water on, above and below the surface of the Earth.

While the balance of water on Earth remains fairly constant over time, water comes and goes in and out of the atmosphere as water evaporates from both terrestrial and marine sources, condenses and falls back to earth. Water also moves from one location to another, from cloud to snowpack, from snowpack to stream, from stream to rivers and river to ocean and from all of these back to the atmosphere via evaporation or transpiration.

The changes of the states of water, from solid (ice) to liquid (water) and gas (vapor) involve the exchange of energy. When water evaporates it takes energy from its immediate environment so cooling the local environment. When water condenses to form rain, it releases energy into the environment causing local warming. These temperature changes have been implicated in some of the changes observed in local climate changes over a period of time. The water cycle is one of the most important natural cycles as it replenishes the land with freshwater, transports minerals around the world and plays a hugely important role in the maintenance of life and associated ecosystems.

[6]	Niobrara Report, Niobrara and Bakken: How Water Management is Improving Operational Efficiences, Phil Winner, June 23, 2013.

Hydrocarbon production is impacting the water cycle in two main ways:

•	Produced water associated with the production of conventional hydrocarbons is re-introducing water that has been locked in the subsurface for millions of years. This water has historically re-entered the water cycle in a haphazard manner. With an emerging scarcity of water in hydrocarbon producing areas, this water can now be used as an asset in those same areas.
•	The recent growth in the development of unconventional hydrocarbons using the surface water intensive process of frac-ing has placed incremental pressure on the efficiency of local water cycle. Wherever possible the water used in these activities should be rationalized and re-used appropriately to ensure any long term impact on the local water cycle can be mitigated.

Hydrocarbon exploration has opened up access to new and contaminated water sources that have been trapped deep in the subsurface for millions of years. Previously considered a waste product this water can become an asset positively impacting the economics of water re-purposing within a local region.

Our Operations

Our plan of operations consists of the lines of businesses described below.

Water Treatment & Disposal

Our water disposal and water treatment businesses were established in September 2013, when we acquired Harley Dome I, LLC (“Harley Dome”) through our acquisition of Western Slope Acquisition Corp. Harley Dome owns approximately 23 acres of land in Grand County, Utah in close proximity to the Piceance and Uintah basins. It has two permitted and operational Class II Salt Water disposal wells and permits that allow for the completion of three additional wells that have yet to be drilled. Additional infrastructure at Harley Dome includes several storage tanks totaling over 12,000 barrels of storage capacity, off-loading stations, pumps and various other utilities.

We have recently completed construction of a water treatment facility at our Harley Dome site that houses our first generation proprietary treatment “train,” consisting of a sequencing of processes, systems and equipment, to enable the complete treatment of contaminated water. The treated production water will be sold or discharged to the environment. The sequencing and development of our treatment train can best be illustrated by the following chart:

Illustration of Treatment Train Process

Our Harley Dome treatment facility has the capacity to treat up to 5,000 barrels per day of produced and/or frac-flowback water. We believe that Harley Dome is one of the largest water treatment facilities in the Piceance Basin. It has a Surface Discharge Permit that allows for up to 45,000 barrels per day of treatment capacity. Under our permit, we are able to discharge the effluent water from the treatment facility into the Colorado River system.

Under the 1972 federal Clean Water Act, the National Pollutant Discharge Elimination System (NPDES) permitting program was established to help protect the quality of the nation’s waters. These permits are generally referred to as Surface Water Discharge permits. The state issues Surface Water Discharge permits to any point source that is discharging wastewater to waters of the state. The permits contain effluent limits that will protect the beneficial uses of our surface waters. The permits also contain the sampling and reporting requirements that each facility must follow. The safe and effective discharge of treated water potentially enables others downstream of the discharge point to take additional waters from the source without detrimentally impacting the total mass flow of the water source through the area.

We are in the process of commissioning our first generation treatment train at our Harley Dome site. This includes initial stage mechanical and systems testing, with limited scale production runs. Commercial scale testing and customer deployment are expected during the third quarter of 2014. In addition, we are also in the design/engineering phase of the development of a second-generation treatment train and prototype test units are expected to be deployed in the fourth quarter of 2014.

We believe that the strategic location of Harley Dome allows us to cost-effectively gather produced and frac-flowback water from a number of oil and gas companies in the Piceance Basin. Following the commercial validation of the Harley Dome facility, and utilizing part of the proceeds from this offering, we intend to construct a similar facility at our Barstow, Texas site. We are also evaluating additional siting options including co-locating treatment train facilities at our customers’ sites for their dedicated use.

Water Logistics

Our water logistics business was founded in April 2013 when we acquired Devonian Acquisition Corp. and combined the operations and businesses of its subsidiaries, Oil Raiders Logistics, Inc. (“Oil Raiders”) and Wes-Tex Vacuum Services, Inc. (“Wes-Tex”). Through this combination, we have now established a complete water services solution provider to key drilling and production companies in the prolific oil and gas fields in West Texas. On a combined basis, our water logistics division has a 46 year operating history in the Permian Basin, with a particular strength in its historic customer base, having a foundation of 25 master services agreements servicing a diverse set of customers, including several global fortune 100 oil and gas companies and joint ventures. We provide customers with services ranging from brine water, fresh water, pump truck services utilizing an asset base of over 30 trucks and trailers. In addition, we also provide ancillary services such as well integrity testing and charting, polyline installation and re-spool, backhoe services, roustabout services both in operation and completions. We support operations in 15 drilling fields with a dedicated team of 50 employees.

We expanded the scope of our logistics business when we acquired Summit Holdings, Inc. (“Summit”) in June 2013. From its headquarters in Grand Junction, Colorado, Summit offers us significant benefits as it is close to our Harley Dome water treatment facility and is one of the leading logistics providers in the Piceance Basin of western Colorado. We are already benefitting from greater revenues by cross-selling water treatment services at Harley Dome to Summit customers. With a fleet of 34 trucks and specialty transport equipment, Summit offers logistics and water management services to a customer base including leading oil and natural gas exploration and production companies, including transportation of fresh and production water, oil hauling, water pumping, manifolding, circulation and skimming of tanks and pits, biociding of tanks and pits, and water testing. Summit employs more than 65 employees with broad experience in numerous areas, including business development, safety, trucking and equipment maintenance. Fleet service and maintenance is performed in our Grand Junction garage which is equipped with six bays, a wash bay, a five ton lift, one heavy equipment transport trailer, an “in the field” tire and service trucks. In addition, Summit has a field staging facility in nearby La Beque, Colorado, for closer contact with certain local customers.

Water Sales

Our water sales business was founded in February 2013 when we acquired Barstow Production Water Solutions, LLC, (“Barstow”), a business engaged in fresh water production for the oil and gas industry. Located on 177 acres in West Texas, Barstow was identified by us as offering significant commercial opportunities because it: (i) is close to the Permian Shale field in Ward County, Texas, and some of the most active oilfields in North America (with over 45 drilling rigs within a radius of less than 30 miles); and (ii) contains an underground fresh water aquifer which permitted the conversion of an inactive well into a producing fresh water well, and offers the opportunity for the conversion of up to three additional inactive wells into producing fresh water wells. Flow testing has confirmed that the active Barstow well has an approximate capacity of 28,000 barrels of fresh water per day, producing water designated for sale and/or mixing with treated water and/or mixing to create brine water. Customers are serviced by four fast-fill stations constructed and operational on the property. In the future, we intend to commence operation of the three other inactive wells on the site, subject to availability of fresh water and market demand. Extrapolating data from our active well, we believe that all four wells could produce up to 55,000 barrels of fresh water per day.

In October 2013, we completed and started-up a brine water production facility at Barstow to provide brine water for the Permian Basin oil and gas industry. Our brine facility utilizes Barstow’s water production facility along with purchased salt to produce brine for our customers. We are currently selling approximately 1,500 barrels per day of brine.

We expanded our water sales business during September 2013 when we acquired a combination of “take or pay” and “as needed” water supply contracts formerly serviced by UB Water, LLC (“UB Water”). Under the UB Water acquired contracts, we have the exclusive use of a quick fill water depot facility that has eight fast fill stations which are operational 24 hours a day during all seasons and weather conditions. This facility is located in Platteville, Colorado, and is capable of providing a minimum of 146,000 barrels per day, to a maximum of up to 345,000 barrels per day, depending upon commercial demand and available pond capacity. We are currently selling approximately 140,000 barrels per day. We supply fresh water to a customer base servicing, or consisting primarily of, exploration and production companies.

Strategy Summary

As we integrate our business divisions and grow our commercial scale, we believe we can provide a competitively compelling set of business solutions based on: (i) our existing relationships with oil and gas customers; (ii) our proprietary water treatment solutions; and (iii) the strategic location of our existing or planned facilities near oil field service providers and exploration and production companies, together which should enable a material reduction of water handling costs for our customers. Provided we have sufficient available capital, we also intend to acquire additional companies that offer complementary services and technologies.

Water Supply and Treatment: Our Proprietary Solutions

Our business involves the supply, logistics and treatment of water of various grades, character and geologic composition, that can be best illustrated by the figures below.

There are typically two major types of water in the subsurface; (i) shallow water which includes surface water plus aquifers (freshwater and brackish water) located at depths up to 1,000 ft. below the surface; and (ii) deep water associated with hydrocarbon deposits at depths of greater than 6,500 ft.

Unconventional wells use surface acquired water with additional additives to fracture, or “frac” the reservoir source rock and enable hydrocarbon production from the hitherto impermeable rock. The aqueous flowback fluid requires cleaning and conditioning before it can be re-used or disposed of.

Conventional reservoirs produce associated water which is typically contaminated with hydrocarbons together with various salts and heavy metals. This aqueous phase can be readily re-purposed according to local needs.

These types of water are illustrated in the figure below.

0 ft.	Surface Water
150 – 300 ft.	Fresh Water Aquifer
Normally produced from a sandstone formation
Has a low solids content (low salt, total dissolved solids (“TDS”)), typically does not need treatment
Used for irrigation and as a universal solvent in the oil & gas sector
400 – 1,000 ft.	Brackish Water Aquifer
Normally produced from a sandstone or limestone formation
Has a higher solids content (medium salt & TDS), does need treatment
Used in the Oil & Gas sector with current limitations due to the need for treatment technology
Treatment process is not very complex and in general is not cost prohibitive

6,500 – 15,000 ft.	Production Water
Is a by-product of oil and gas production
Has a high solids content (TDS), mineral content and oil and condensate residues
(i.e. hydrocarbons)
Water is generally not suited to be re-used in oil & gas wells and needs to be disposed of or treated
Currently disposed of by injection back into selected formations, via dedicated injection wells
Injection is done with dedicated injection wells which are costly to drill
Treatment process is complex and can be costly

Produced water is the aqueous liquid phase that is co-produced from a producing well along with the oil and/or gas phases during normal production operations. This includes water naturally occurring alongside hydrocarbon deposits, as well as water injected into the ground. The following are the main contaminants of concern in produced water:

•	High level of total dissolved solids (TDS)
•	Oil and grease
•	Suspended solids
•	Dispersed oil
•	Dissolved and volatile organic compounds
•	Heavy metals
•	Radionuclides
•	Dissolved gases and bacteria.
•	Chemicals (additives) used in production such as biocides, scale and corrosion inhibitors, and emulsion and reverse-emulsion breakers

The amount of produced water, and the contaminant sand concentrations present in produced water usually vary significantly over the lifetime of a field. Early on, the water generation rate can be a very small fraction of the oil production rate, but it can increase with time to tens of times the rate of oil produced. In terms of composition, the changes are complex and site-specific because they are a function of the geological formation, the oil and water (both in-situ and injected) chemistry, rock/fluid interactions, the type of production, and required additives for oil-production-related activities.

According to the U.S. Department of Energy, in 2007 there were an estimated 1 million actively producing oil and gas wells in the United States generating about 21 billion barrels (bbl) of contaminated produced water annually7. For every one barrel of oil and gas produced in the U.S. there is, on average, 7.6 barrels of produced water (i.e., water accompanying oil and gas extracted from wells).

The figure below shows the typical process that produced water receives in oil and gas field operations. Treatment has three main stages. In pre-treatment, the bulk of the oil and gas, as well as coarse particles are removed. This is followed by an additional treatment, which focuses on further removal of small hydrocarbon droplets and small particles from the water and includes the removal of the majority of the heavy metals, bacteria and organics from the process stream. Additional treatment is required to fully remove salts and minor impurities to render process stream suitable for discharge to the environment.

[7]	U.S. Department of Energy, Argonne National Laboratory, Produced Water Volumes and Management Practices in the United States, September 2009.

Considering the main contaminants present in produced water, treatment goals include de-oiling, desalination, degassing, suspended solids removal, organic compounds removal, heavy metal and radionuclides removal, and disinfection. These treatment goals are essentially the same for potable, non-potable reuse, or disposal, although the level of contaminant removal required for potable reuse can be significantly higher, depending on the quality of the produced water.

Achieving the various treatment goals requires the use of multiple treatment technologies, including physical, chemical, and biological treatment processes.

We believe that the key to successful economic water treatment operations lies in a holistic approach at the integrated oilfield water cycle and how it impacts economics of local stakeholders.

Our Treatment Train System

We intend to offer water treatment solutions that enable the complete treatment of contaminated production water and flow-back water. We expect to offer these solutions by using a proprietary system of sequenced processes, systems and equipment that we call our “treatment train.” Our treatment train has been designed with a modular approach incorporating separate components that can be serviced or interchanged without operational interruptions. This is intended to minimize footprint, reduce operating costs and to optimize operational efficiency. The treatment train combines a number of existing separation technologies, together with a proprietary mixing methodology to deliver an efficient cost-effective system that is scalable according to operational needs. At the heart of our treatment train system is an innovative high sheer reactor, which acts as a molecular accelerator, dynamically accelerating the natural vibration and spin of molecules in the process stream, which decreases the energetic barriers to separation. The proprietary process, when coupled with conventional separation techniques, is expected to produce a significant decrease in overall energy consumption, thereby significantly reducing operating and capital costs.

We are in the process of commissioning our first generation treatment train at our Harley Dome facility. This includes initial stage mechanical and systems testing, with limited scale production runs. Commercial scale testing and customer deployment are expected during the third quarter of 2014. While the equipment and components that constitute our treatment train system are conventional “off-the-shelf” components and have been utilized in the water treatment industry for many years, our proprietary mixing methodology remains unproven in the treatment of production and frac-flowback water. We are continuing to optimize our water treatment process based on the results achieved during our testing phase. In addition, we are also in the design/engineering phase of the development of a second-generation treatment train and prototype test units are expected to be deployed in the fourth quarter of 2014.

We believe that our holistic approach to water treatment ensures that the design requirements of the treatment train are practical and operationally efficient and take into account the objective to minimize footprint, reduce operating costs and to optimize the capital employed in the units.

We believe that our treatment train production and frac-flow-back water treatment solution offers tangible economic benefits to our customers. In the figure above, the Industry Benchmark represents the average maximum price (on an indexed basis) our customers are willing to pay in our current operating regions for water treatment for reuse and or discharge. The benchmark is based on feedback we have received from customers in our current operating regions. Based on this analysis, our first generation treatment train process (Gen I), as deployed in Harley Dome, has an operating margin in the range of 20 – 30%. Our second generation treatment train process (Gen II), which is scheduled to start industry scale field trials in the fourth quarter of 2014, will benefit from, among other things, specific identified energy-saving improvements that will result in a targeted additional 20% reduction in operating costs compared to Gen I thus further improving profitability. We believe that Gen II will also require significantly less capital expenditure than Gen I.

We expect that our Harley Dome site, as well as being a fully functional waste disposal and water treatment plant, will also function as a large scale test facility for our future treatment train technology. We also expect in the future to construct Gen II treatment train systems at some of our other operating locations.

We anticipate that our Gen II treatment trains will be available in 3 different capacities and configurations and have been designed to meet targeted market segments:

1.	Mobile Treatment Train (MTT). We anticipate that the Armada MTT will be manufactured to be a self-contained mobile unit capable of moving as an independent unit to various field locations, where it is likely to be under contract for 2 – 3 months. It is likely that such units will be involved in frac-flowback water cleanup for single well locations. Mobile units are typically only utilized for treatment to saltwater disposal standards as permitting for discharge typically takes 6 – 9 months and may not be congruent with operations.
2.	Temporary Treatment Train (TTT). We expect that the Armada TTT will be constructed using independent mobile modular container units that are likely to be under contract for 12 – 18 months and would serve a field development plan. Such a plan would typically involve the drilling and completion of 10 – 20 horizontal wells within a localized area. Alternatively, a temporary unit could be placed in situ while a permanent facility was being constructed and commissioned for ongoing field development
3.	Permanent Treatment Train (PTT). We expect that the Armada PTT will be an area-specific water treatment facility that is built to service produced water from the oil and gas industry in a particular geographic location. This produced water includes both, naturally produced water from conventional oil and gas developments, as well as frac-flowback water from hydraulic fracturing activities.

Armada Mobile Treatment Train (MTT)

We expect that the typical Armada MTT system will be deployable on 2 – 3 trailers on location for a number of weeks to process produced water or frac-flowback water for re-use drilling and completion activities. The 4 stage system integrates water oil separation, a proprietary hydro-mixing technology together with ultra-filtration and reverse osmosis technologies to render the process flow suitable for discharge or re-use. The MTT system is designed to process 5,000 bbls/d (155 gal/min).

To complement our core MTT system, in June 2014 we entered into an agreement with RecyClean to serve as an exclusive licensee to distribute and operate proprietary mobile frac-flowback water treatment units called the HydroPodTM system. The HydroPodTM system is a proprietary (patent pending) mobile treatment system for treating local wastewater streams. The HydroPod uses two core technologies coupled with proprietary chemical processes to remediate waste streams for re-use.

The HydroPod system is packaged into a single 15ft shipping container, environmentally protected from extremes of heat and cold, and is equipped with remote access communications to ensure 24/7 monitoring of the process stream. Each HydroPod unit is capable of treating up to 5,000 bbls (210,000 gallons) of produced water per day. If additional field capacity is required, HydroPod units may be added to meet demand.

Armada Temporary Treatment Train (TTT)

The Armada TTT system is deployable on 3 – 6 self-contained units and is designed to be on location for multiple months/years as an early stage temporary waste water treatment facility. The 4 stage system integrates water-oil separation, a proprietary hydro-mixing stage together with ultra-filtration and reverse osmosis technologies to render the process flow suitable for safe discharge to the environment. The MTT system is designed to process 5,000 bbls/d (155 gal/min) of production and frac-flowback water.

Armada Permanent Treatment Train (PTT)

Armada PTT system is permanent wastewater treatment plant strategically located to provide centralized, cost-effective, large volume system for multiple customers. The effluent from a PTT system would typically be discharged to the environment in accordance with the discharge permit. The 4-stage system integrates water-oil separation, a proprietary hydro-mixing stage together with ultra-filtration and reverse osmosis technologies to render the process flow suitable for safe environmental discharge. The PTT system is designed to process 20,000 bbl./d (310 gal/min) of production and frac-flowback water.

The Armada Innovation

At the heart of Armada’s treatment trains is an innovative high sheer reactor, which acts as a molecular accelerator, dynamically accelerating the natural vibration and spin of molecules in the process stream, which decreases the energetic barriers to separation.

The proprietary Armada process when coupled with conventional separation techniques has an expected three-fold decrease in overall energy consumption, based on our estimates.

Innovation is a source of new opportunities that lends itself to new ways of thinking. Innovation comes from unlikely sources, one such example being the pistol shrimp whose method of capturing its prey through displacing water and releasing energy into the water is the same principle on which hydrodynamic cavitation in wastewater is based.

Armada involves a hydrodynamic cavitation process where small bubbles are generated within the process stream. The proprietary system controls the location, size, density and intensity of implosion of the bubbles in the zone to create optimum process conditions.

The subsequent collapse of the cavitation bubbles results in very high energy densities, very high temperatures (several thousand Kelvin) and hundreds of atmospheres pressure, for short periods of time (milliseconds). We harness the power of controlled cavitation to enhance chemical reactions, physical processes and to propagate certain reactions as a result of both the ultra-mixing that occurs during the cavitation process; and through the generation of free radicals during the process as vapors trapped in the cavitating bubbles rapidly disassociate.

All molecules interact with each other to varying degrees. Those that are easy to separate from each other (e.g. oil/water) have minimal interactions with each other and the energy that is required to separate the molecular types is low. Other interactions (e.g. benzene/water) are much more involved, one being dissolved in the other and held in solution through a number of different interactions including van der Waals forces, hydrogen, metallic, ionic and covalent bonding, and polar based interactions. The combination of one or more of these intramolecular forces results in a greater energy requirement to get separation between the molecules using conventional separation techniques.

Passing a liquid through a constricted channel at a specific velocity can produce hydrodynamic cavitation. A combination of pressure and kinetic energy is created when the low-pressure cavern is created downstream from the local constriction generates high-energy cavitation bubbles. The formation, growth and implosive collapse of these cavitation bubbles in the liquid releases tremendous localized energy in the form of shockwaves. Whether the waves are destructive or productive depends on your ability to control the process. At the edges of the cavity small amounts of vapor break off forming smaller and smaller cavities, 100 nm to 3 mm in diameter. The smaller cavities implode uniformly under the relatively high-pressure surrounding them.

Figure illustrating the creation of a micro-jet through collapsing cavitation bubbles.

Our proprietary water treatment philosophy involves utilizing the unique properties of water itself to assist in the treatment process, harnessing the natural properties of water to enable energetically efficient separation processes. These processes use both “tuned” aeration systems to create large areas of exposed surface tension to trap contaminants as well as hydrodynamic cavitation to introduce energy into the water to breakup large molecular contaminants.

Water is called the “universal solvent” because it dissolves more substances than any other liquid. This is important to every living thing on earth. It means that wherever water goes, either through the air, the ground, or through our bodies, it takes along valuable chemicals, minerals and nutrients. It is this very characteristic that provides a challenge to enable efficient water treatment to separate the undesirable solutes from the desirable solvent.

It is water’s chemical composition and physical attributes that make it such an excellent solvent. Water molecules have a polar arrangement of oxygen and hydrogen atoms — one side (hydrogen) has a positive electrical charge and the other side (oxygen) has a negative charge. This allows the water molecule to become attracted to many other different types of molecules. Water can become so heavily attracted to a different compound, like salt (NaCl), that it can disrupt the attractive forces that hold the sodium and chloride in the salt compound together and, thus, dissolves it.

The cohesive forces between liquid molecules are responsible for the phenomenon known as surface tension. The molecules at the surface of a glass of water do not have other water molecules on all sides of them and consequently they cohere more strongly to those directly associated with them (in this case, next to and below them, but not above). It is not really true that a “skin” forms on the water surface; the stronger cohesion between the water molecules as opposed to the attraction of the water molecules to the air makes it more difficult to move an object through the surface than to move it when it is completely submersed. The cohesive forces between molecules in a liquid are shared with all neighboring molecules. Those on the surface have no neighboring molecules above and, thus, exhibit stronger attractive forces upon their nearest neighbors on and below the surface. Surface tension could be defined as the property of the surface of a liquid that allows it to resist an external force, due to the cohesive nature of the water molecules. Water molecules want to cling to each other. At the surface, however, there are fewer water molecules to cling to since there is air above (thus, no water molecules). This results in a stronger bond between those molecules that actually do come in contact with one another, and a layer of strongly bonded water. This surface layer (held together by surface tension) creates a considerable barrier between the atmosphere and the water. In fact, other than mercury, water has the greatest surface tension of any liquid.

Figure illustrating the surface tension dynamics of water molecules

Within a body of a liquid, a molecule will not experience a net force because the forces by the neighboring molecules all cancel out (diagram). However for a molecule on the surface of the liquid, there will be a net inward force since there will be no attractive force acting from above. This inward net force causes the molecules on the surface to contract and to resist being stretched or broken. Thus the surface is under tension, which is probably where the name “surface tension” came from.

Due to the surface tension, small objects will “float” on the surface of a fluid, as long as the object cannot break through and separate the top layer of water molecules. When an object is on the surface of the fluid, the surface under tension will behave like an elastic membrane. This elastic membrane provides a “vehicle” for dissolved solutes to come out of solution, and as such, the greater the overall surface area the greater the are available for exchange of solutes within the water and the external environment. The surface area available is greatly influenced by the size and number of bubbles present within the liquid.

Through a detailed understanding of the nature of water and how different substances interact with water Armada is able to utilize and optimize conventional separation techniques and deliver cost effective water treatment. Armada “works” its water to facilitate efficient release of dissolved solutes, particles and biological from the core water and so release “working water” back into the hydrological cycle for re-use in and efficient and effective manner.

Industry Overview

Water availability and quality are significant issues in many parts of the world. Water for use in oil and gas production competes with agricultural, industrial and drinking water for limited resources. These competing demands are increasing the demand for both water re-use in the oil and gas industry where water is being used. Frac-flow-back water and produced water must be cleaned of chemical additives and subsurface contaminants before it can be re-used. In addition, brine, saline and brackish water need to be treated for organic substances and dissolved and suspended solids before it can be used as process water. Process water can also be cleaned and treated to remove excess salts and dissolved organics to yield water suitable for environmental discharge or for use as drinking water.

Effective water treatment is based upon a thorough understanding of both the input stream and the desired output stream. While we consider “produced water” and frac flowback water” generic terms, in fact there are differences in the constituents of the fluids based upon where they are geographically located. Both salt type and water geochemistry must be taken into account when optimizing water treatment trains.

We believe that the water supply, recycling and reuse industries are highly fragmented, consisting of many companies involved in various operational capacities. Demand for water treatment and purification in the oil and gas industry has continued to grow due to economic expansion, population growth, scarcity of usable water, concerns about water quality and regulatory requirements.

According to the U.S. Department of Energy, in 2007 there were an estimated 1 million actively producing oil and gas wells in the United States generating about 21 billion barrels (bbl) of contaminated produced water annually8. For every one barrel of oil and gas produced in the U.S. there is, on average, 7.6 barrels of production water (i.e., water accompanying oil and gas extracted from wells). By 2025, the water to oil ratio is expected to dramatically increase due primarily to advances in drilling techniques and the development of unconventional hydrocarbon extraction methods that allow previously inaccessible or non-economical formations in the earth’s crust to be exploited by applying millions of gallons of fresh water (the process known as “hydrofracturing”, or “frac-ing”) to create fissures that create large quantities of natural gas, oil and other hydrocarbon condensates. Wells that utilize hydraulic fracturing technology use enormous amounts of fresh water, up to an estimated 8 million gallons of water for a single well.

The hydraulic fracturing process involves the injection of large amounts of water, sand and chemicals under high pressures into rock formations to stimulate production. Some portion of the water, so-called flow-back water, used in the production process will return to the surface as a byproduct or waste stream. In addition to flow-back water, oil and natural gas wells also generate salt water, or brine, so-called production water, which is water from underground formations that is brought to the surface during the normal course of oil or gas production. Because the production water has been in contact with hydrocarbon-bearing formations, it contains some of the chemical characteristics of the formations and the hydrocarbons. This water can also contain toxic metals and radioactive substances.

The physical and chemical properties of produced water vary considerably depending on the geographic location of the field, the geologic formation, and the type of hydrocarbon product being produced. Produced water properties and volume also vary through the lifetime of a reservoir. Produced water is the largest volume by-product or waste stream associated with oil and gas exploration and production. Although the details on generation and management of produced water are not well understood on a national scale, the U.S. Department of Energy’s National Energy Technology Laboratory, or “NETL,” estimates that the total volume of produced water generated by U.S. onshore and offshore oil and gas production activities in 2007 was nearly 21 bbl, or 882 billion gallons of water.

We believe that the handling, transportation, procurement, and disposal of production water and flow-back water in the oil and gas industry is one of the most significant short and long-term environmental issues facing every major and independent oil company that uses frac-ing techniques. This is particularly the case as handling, transporting, procuring and disposing of production water and flow-back water are some of the most material long term operational costs facing oil and gas operations. Transportation is believed to be the single largest water-related cost for the producers, with industry sources estimating that: approximately 76% of

[8]	U.S. Department of Energy, Argonne National Laboratory, Produced Water Volumes and Management Practices in the United States, September 2009.

transportation costs attributable to produced and flow-back waters; and approximately 26% of oil production costs attributable to the disposal of produced and flow-back water.9

According to a recent report by the U.S Department of the Interior10, produced water is generated in large volumes across the Western United States from both conventional and unconventional oil and gas production with the majority of the water produced in Texas, Oklahoma, Kansas, California, and the Rocky Mountain region including Montana, Wyoming, Utah Colorado and New Mexico. Given the large volume of water generated during operations, produced water could be considered an alternative water resource in locations experiencing water shortage.

Geographic location of major oil and gas producing basins in the United States

Source: “Oil & Gas Produced Water Management and Beneficial Use in the Western United States”. U.S. Department of the Interior. Bureau of Reclamation. Sept. 2011

Overlay of oil & gas producing basins and areas with a potential for future water conflict

Source: “Oil & Gas Produced Water Management and Beneficial Use in the Western United States”. U.S. Department of the Interior. Bureau of Reclamation. Sept. 2011

The same report highlights areas and the relative severity of potential water supply issues by 2025 for the western United States. This figure is shown below.

[9]	Niobrara Report, Niobrara and Bakken: How Water Management is Improving Operational Efficiences, Phil Winner, June 23, 2013.
[10]	U.S. Department of the Interior, Bureau of Reclamation, Oil and Gas Produced Water Management and Beneficial Use in the Western United States, September 2011.

Source: “Oil & Gas Produced Water Management and Beneficial Use in the Western United States”. U.S. Department of the Interior. Bureau of Reclamation. Sept. 2011

Produced water could be used to augment conventional water supplies for use in irrigation and livestock watering, streamflow augmentation and industrial applications. Water quality issues may need to be addressed for produced water to be used for these beneficial uses within an acceptable economic window. For agricultural purposes, most produced water sources contain elevated levels of sodium and high conductivity that requires treatment to eliminate the possibility of damage to crops and livestock. In some states, produced water volumes are large enough to make a significant contribution to the water demand for irrigation and livestock.11

Historically, production water and flow-back water was simply “spilled” on site and allowed to leech and evaporate. Eventually, companies gathered the water in “pits” (some were eventually lined to eliminate leeching). The water was then allowed to evaporate into the atmosphere. Today, for the most part, water generated by the oil and gas industry is transported by tanker trucks to “off-site” disposal facilities, where it is either evaporated in relatively un-sophisticated pits or injected into down-hole disposal wells. By injecting the water deep underground, the risk of surface contamination of soil and water may be limited. However, in many instances, both methods may be harmful to the environment and many of the off-site disposal facilities and injection wells are not EPA compliant. Off-site disposal facilities and injection wells are also costly to administer.

We believe that the oil and gas industry is now accepting that production water and flow-back water can be successfully treated, recycled and reused in hydraulic fracturing operations, thereby minimizing use of precious groundwater and underground water aquifers and the attendant costs. The residual oils, concentrated

[11]	U.S. Department of the Interior, Bureau of Reclamation, Oil and Gas Produced Water Management and Beneficial Use in the Western United States, September 2011.

brine and “clean” water are all marketable commodities generated by the treatment process. Residual oils are recovered from production and flow-back water via a conventional separation process as part of the water treatment, and is periodically sold back to oil and gas producers at a discounted rate. The discount is due to trace amounts of water and other contaminants in the residual oils. Concentrated brine, which is created from a byproduct of the reverse osmosis process, can be sold directly to oil and gas companies for various well servicing operations. “Clean” water, which is water with hydrocarbons, heavy metals, bacteria and sulphates removed (but with residual salts present) can be sold to drilling operators as a base for creating frac fluid. We believe that production water and flow-back water can be delivered to central locations and efficiently and profitably separated into marketable derivatives; all to the benefit of the industry and the environment.

Variations in produced water salt type distribution across the western United States can be demonstrated by the following chart:

Source: “Oil & Gas Produced Water Management and Beneficial Use in the Western United States”. U.S. Department of the Interior. Bureau of Reclamation. Sept. 2011

Variations in produced water geochemistry distribution across the western United States:

Source: “Oil & Gas Produced Water Management and Beneficial Use in the Western United States”. U.S. Department of the Interior. Bureau of Reclamation. Sept. 2011

According to a study by Lux Research12, the flow back water cleanup market from hydraulic fracturing is forecast to grow nine-fold to $9 billion in 2020, a 28% annual growth rate, while in addition, the total value of the produced water market is set to grow from $5.0 billion in 2010 to $9.9 billion in 2025 — a compound annual growth rate of 4.7%.

The services that are currently provided to meet this market are largely fragmented among the different service lines, logistics and transportation, water treatment and waste disposal. These service lines often end up competing against each other at different points of the industry cycles. We believe that by providing an integrated cradle-to-grave water solution to oil and gas operators, our business will be able to leverage technologies and optimize asset utilization across the spectrum of services to provide a stable economic foundation from which the oil and gas companies can budget and plan for their water usage/re-usage and disposal for the lifetime of the field.

Ultimately the most cost effective solution involves optimizing transport (minimizing road damage and fuel burden), providing efficient water treatment plants appropriately sized for variable demand, and effective waste disposal, and economic re-purposing of process streams to meet existing local needs, as well as planning for future local growth project requiring viable sources of water.

The water logistics market is made up of providers that include independent national or regional trucking and logistics companies, trucking and logistics companies owned by or dedicated to large oil and gas companies, and local providers focused on one or more particular shales. Water logistics providers are

[12]	Lux Research, Risk and Reward in the Frack Water Market, May 2012.

impacted by the level of new drilling activity, which impacts the transportation of fresh water and flowback water used and the provision of related services used in those activities, and the number of active wells, which impacts the transportation of crude oil and produced water and the provision of related services used in those activities. The water logistics market is also impacted by market prices for oil and gas, which influence the production activities of our customers, the prices they are willing to pay for our services, and the shales in which they operate.

Competitive Conditions

There are several competitors and potential competitors that currently offer technologies involved in the water remediation process (for example, electro-coagulation, reverse osmosis, or membrane filtration). Similarly, there are competitors that have facilities offering injection wells and/or transportation of contaminated or clean water or offer fresh water for sale. Among these competitors are certain large exploration and production companies, as well as oil field services companies, all of which are substantially larger than we are. Some of the competitors operating within our target markets as to our water transport, handling and/or treatment services, include Rockwater Energy Solutions, Nuverra Environmental Solutions, Select Energy Services and GreenHunter Energy, Inc.; with competitors such as Schlumberger Limited, Halliburton Company and CETCO Oilfield Services, operating within our target markets as to general oilfield services and development of treatment technologies and services. There can be no assurance that there will not be additional competitors in the future or that such competitors will not develop technologies that are superior to ours.

[1]	Frac Support services includes provision of frac tanks, pumps, manifolds, pressure control equipment, sand and associated technical services to perform the frac-ing process.
[2]	Water treatment services comprise proprietary permanent, temporary and mobile water treatment facilities, processes and systems that are supported by company engineering and service delivery personnel.

To date, companies in this market sector have tended to focus on either on providing one or more of logistics services, frac support services, water treatment services and waste disposal services. Their relative focus in the different service lines are shown in the table above and are based on Armada management experience.

We intend to differentiate ourselves from our competitors by building our company to offer the oil and gas industry in our targeted markets a simple and convenient, yet essential, “one-stop” solution based on water logistics, treatment and disposal. We believe that offering a comprehensive environmental solution to our customers, which includes certainty of control of environmental products from generation through disposal, is an important value proposition that will only increase in importance over time.

We believe that another significant competitive advantage resides with our team of managers, who have substantial experience performing field services in and around the oil and gas industry. Additionally, we have or intend to retain, the services of senior oil and gas field engineers who have significant hands-on experience in designing, constructing and operating water treatment facilities in and around the oil and gas industry.

While there are also other groups providing similar services, and even though we remain in the early stages of our development, we believe we will be able to provide a water treatment solutions and related support services that are competitively compelling based on, among others: (i) our existing relationships with oil and gas field customers; (ii) our access, through our existing and contemplated engineering and technology partners, to proprietary water treatment technologies that we believe are effective in terms of throughput, performance and reliability; and (iii) the strategic location of our existing or planned facilities near oil field service providers, that may enable reduction of transportation costs.

The Market and our Customers

Presently, the largest market sector in the oil and gas market is production water generated by conventional oil and gas on-shore fields.13 We believe that the fastest growing market for water treatment and reuse are the unconventional oil and gas producers. Conventional oil wells account for the majority of all domestic onshore production water. Most of the flow-back water is derived from oil and gas wells that have been treated with hydraulic fracturing. Unconventional hydrocarbon production, which utilize hydraulic fracturing, continues to grow as a percentage of all domestic onshore production in the United States.

Regulations and resistance to the issuance of on-site or off-site disposal permits are important problems for oil and gas producers. Currently, producers can either manage their own water disposal and facilities, or they can contract with third party service providers. We believe that this unavoidable dynamic, coupled with an industry-wide pressure to minimize the impact it is having on water resources in its areas of operation, the need to reduce the consumption of finite local water sources and increasing transportation costs for water procurement and disposal, result in us being able to capture market share for each of our planned future strategically located, state-of-the-art water treatment facilities.

US Rig Count: Q2 2013: Focus on Unconventionals

[13]	Society of Petroleum Engineers (SPE) White Paper, Challenges in Reusing Produced Water, http://www.spe.org/industry/docs/reusingwater.pdf.

Source: Baker Hughes Rig Count

The US rig count has historically been something of a barometer of the domestic oil and gas business. However the rise of the “unconventionals” over the last 4 – 5 years concomitant with greater focus on “subsurface oil & gas manufacturing” as compared to previous “oil and gas exploration and production “has resulted in greater stability and growth of the sector. Over 70% of the US Land rigs are involved in the development of unconventional oil and gas resources.

It has been estimated that shale gas developments in 2011 consumed in excess of 3 billion bbls of water, or which approx. 40% can be recovered from frac-water flow back, or just over 1 billion bbls per year.

(Source: the Energy Collective, April 6, 2013)

Initially, we will focus on the Western slope of Colorado and eastern Utah, the DJ basin area in central and northern Colorado, and the Midland/Odessa area in Texas, commonly known as the Permian basin.

Provided initial marketing and operational plans proceed as contemplated, we would expect to place a secondary focus on the other active oilfields in North Dakota, Pennsylvania, New York, and other high producing formations.

There are over 550,000 producing oil wells in the continental USA as of January 2013 and are distributed according to the map shown below.

Produced water from conventional oil and gas developments in the USA represents approx. 2 billion bbls water per year.

Produced water quantities by State in the Western United States

Produced water comprising both production water from conventional oil and gas wells and flow-back from hydro-fractured wells is shown graphically above. The states producing the most production water overall are Texas, Wyoming, California, Oklahoma and Kansas.

We believe that we have a strong base of existing customers, all of which we obtained through our various acquisitions. These customers include leading oil & gas companies in the basins where we operate. Our existing customers primarily use our water logistics and supply services, but we are working to expand the scope of our relationships with such customers to include other business lines, particularly our water treatment services.

In addition to expanding our relationship with our existing customers, we intend to seek new business from potential customers that are active in our core areas of operation, including, among others, major United States and international oil and gas companies, foreign national oil and gas companies and independent oil and natural gas production companies. While we will attempt to develop a diversified customer base, there can be no assurance that we will be able to achieve this goal, and one or a limited number of customers may make up a significant portion, or all or substantially all, of our future revenue.

Permits and Approvals

Because a significant component of our business is the collection and disposal of flow-back and produced water in an environmentally compliant manner, a significant amount of our capital expenditures will likely be related, either directly or indirectly, to environmental protection measures, including compliance with federal, state and local provisions that regulate the discharge of treated water into the environment. There are costs associated with siting, design, operations, monitoring, site maintenance, corrective actions, financial assurance, and facility closure and post-closure obligations. There are also expenditures necessary to obtain access to water rights and supplies in the areas of our operations. In connection with the acquisition, development or expansion of a wells or transfer stations, we will need to spend considerable time, effort and money to obtain or maintain required permits and approvals. There cannot be any assurances that we will be able to obtain or maintain required governmental approvals. Once obtained, operating permits are subject to renewal, modification, suspension or revocation by the issuing agency. Compliance with current and any future regulatory requirements could require us to make significant capital and operating expenditures. However, most of these expenditures are made in the normal course of business and likely will not affect our competitive condition.

Government and Environmental Regulations

Our existing and planned water operations are subject to extensive United States Federal, state and local laws and regulations, that govern the protection of the environment, health and safety, water allocation rights, and the manner in which we collect, treat, discharge and dispose of wastewater.

These requirements include the United States Clean Water Act of 1972, which we refer to as the Clean Water Act and similar state laws. We may also be required to obtain various environmental permits from regulatory agencies for our operations. State regulatory agencies set conditions and standards for the water and wastewater services we deliver. In certain states, water supply sources, including rivers, lakes, streams and groundwater aquifers are held in the public trust or are subject to pre-existing private rights claims. If we establish operations in those states, we would not expect to own the water that we use in those operations, and the availability of our water supply could be established through obtaining allocation rights and complying with passing-flow requirements that may be set by governmental entities. Passing-flow requirements set minimum volumes of water that must pass through specified water sources, such as rivers and streams, in order to maintain environmental habitats and meet water allocation rights of downstream users. Allocation rights are often imposed to ensure sustainability of major water sources and passing flow requirements are frequently imposed on source waters from smaller rivers, lakes and streams. To date, our only water operations are located at our Barstow facility in Texas, which we believe are not subject to restrictions on public water supply and our UB Water facility located in Colorado, which is subject to restrictions on public water supply.

Our operations are also subject to United States federal, state and local laws and regulations regulating the discharge of materials into the environment or otherwise relating to health and safety or the protection of the environment. Additional laws and regulations, or changes in the interpretations of existing laws and regulations, that affect our business and operations may be adopted, which may in turn impact our financial condition. The following is a summary of the more significant existing health, safety and environmental laws and regulations to which our current and contemplated operations are subject.

Water Treatment.  No comprehensive set of national standards exists at this time for the disposal of wastewater discharged from hydraulic fracturing activities. Under the Clean Water Act, oil and gas exploration, production, processing, or treatment operations or transmission facilities, including associated construction activities, are not required to obtain National Pollutant Discharge Elimination System (NPDES) permit coverage for stormwater discharges unless the discharge causes or contributes to a water quality violation. Our plan is to obtain NPDES permits for our planned water treatment facilities to allow us to surface discharge treated production water. We presently have an NPDES permit for our Harley Dome facility which allows for the discharge of up to 45,000 barrels per day of treated production water. Many states, including Colorado, Texas and Utah, regulate the disposal or treatment of production water.

Hazardous Substances and Waste.  The United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended, referred to as “CERCLA” or the “Superfund” law, and comparable state laws, impose liability without regard to fault or the legality of the original conduct on certain defined persons, including current and prior owners or operators of a site where a release of hazardous substances occurred and entities that disposed or arranged for the disposal of the hazardous substances found at the site. Under CERCLA, these “responsible persons” may be liable for the costs of cleaning up the hazardous substances, for damages to natural resources and for the costs of certain health studies.

In the course of our operations, we may generate materials that are considered “hazardous substances” and, as a result, may incur CERCLA liability for cleanup costs. Also, claims may be filed against us for personal injury and property damage allegedly caused by the release of hazardous substances or other pollutants.

Although we intend to use operating and disposal practices that are standard in the industry, hydrocarbons or other wastes may be, or may have been, released, whether by us or one or more third parties, at properties owned or leased by us now or in the past, or at other locations where these hydrocarbons and wastes were taken for treatment or disposal. Under CERCLA and analogous state laws, we could be required to clean up such contaminated property (including contaminated groundwater), or to perform remedial activities to prevent future contamination, regardless of whether our operations caused such contamination.

State Environmental Regulations.  Our current or contemplated operations could involve the storage, handling, transport and disposal of bulk waste materials, some of which contain oil, contaminants and other regulated substances. Various environmental federal and state laws and regulations require prevention, and where necessary, cleanup of spills and leaks of such materials and some of our operations must obtain permits that limit the discharge of materials. Failure to comply with such environmental requirements or permits may result in fines and penalties, remediation orders and revocation of permits.

Occupational Safety and Health Act.  We are subject to the requirements of the United States Occupational Safety and Health Act, as amended, or “OSHA,” and comparable state laws that regulate the protection of employee health and safety. OSHA’s hazard communication standard requires that information about hazardous materials used or produced in our operations be maintained and provided to employees, state and local government authorities and citizens.

Saltwater Disposal Wells.  Salt water disposal wells are subject to the Clean Water Act, the Safe Drinking Water Act, or “SWDA,” and state and local laws and regulations, including those established by the Underground Injection Control Program of the United States Environmental Protection Agency, or “EPA,” which establishes the minimum program requirements including for permitting, testing, monitoring, record keeping and reporting of injection well activities. The Underground Injection Control Program of the EPA designates five separate injection well classes based on similarity in the fluids injected, activities, construction, injection depth, design, and operating techniques. This categorization ensures that wells with common design and operating techniques are required to meet appropriate performance criteria for protecting underground sources of drinking water.

Certain state regulatory agencies have the general authority to suspend or modify one or more of these permits if operation of a water disposal well is likely to result in pollution of freshwater, substantial violation of permit conditions or applicable rules, or leaks to the environment. Any leakage from the subsurface portions of the wells we acquire could cause degradation of fresh groundwater resources, potentially resulting in cancellation of operations of a well, issuance of fines and penalties from governmental agencies, incurrence of expenditures for remediation of the affected resource and imposition of liability by third parties for property damages and personal injuries. We own and operate two Salt Water Disposal wells at Harley Dome. Both wells are permitted and have been operating since 2011.

Transportation Regulations.  We operate our truck fleet on an interstate and intrastate basis and thus are subject to regulations of the states in which we operate as well as federal regulations. We are subject to federal regulation by the Federal Motor Carrier Safety Administration, or “FMCSA,” a unit within the United States Department of Transportation, or “USDOT.” The FMCSA publishes and enforces comprehensive trucking safety regulations covering a wide variety of subjects from the maintenance and operation of vehicles to driver qualifications to safety, including, among others, rules on commercial driver licensing, controlled substance testing, medical and other qualifications for drivers, equipment maintenance, and drivers’ hours of service. The agency also performs certain functions relating to such matters as motor carrier registration (licensing), insurance, and extension of credit to motor carriers’ customers. Another unit within USDOT publishes and enforces regulations regarding the transportation of hazardous materials, or “hazmat,” but the waste water and other water flows we transport by truck are not normally regulated as hazmat.

In December 2010, the FMCSA launched a program called Compliance, Safety, Accountability, or “CSA,” in an effort to improve commercial truck and bus safety. A component of CSA is the Safety Measurement System, or “SMS,” which will continuously analyze all safety violations recorded by the federal and state law enforcement personnel to determine a carrier’s safety performance. The SMS is intended to allow the FMCSA to identify carriers with safety issues and intervene to address those problems. Our Summit subsidiary, which operates an interstate trucking fleet, currently hold a “Satisfactory” safety rating from FMCSA (the best rating available). Our Wes-Tex trucking operation is not rated by the FMCSA. The FMCSA has announced a future intention to revise its safety rating system by making greater use of SMS data in lieu of on-site compliance audits of carriers. We cannot predict the effect of such a revision on our safety rating.

In addition, hours of service, or “HOS”, regulations published by the FMCSA establish the maximum number of hours that a commercial truck driver may work. A new FMCSA rule reducing the number of hours a commercial truck driver may work each day became effective in February 2012 and the compliance date of selected provisions was July 1, 2013. The new rule, which is intended to reduce the risk of fatigue and fatigue-related crashes and harm to driver health in several ways, among other things prohibits a driver from driving if more than eight hours have passed since the driver’s last off-duty or sleeper berth break of at least 30 minutes and limits the use of the restart to once a week, which, on average, will cut the maximum work week from 82 to 70 hours. The effect of reduced driver hours may raise operating costs for many if not most truck fleets.

Our intrastate trucking operations are also subject to the state environmental and waste water transportation regulations. Federal law also allows states to impose insurance and safety requirements on motor carriers conducting intrastate business within their borders, and to collect a variety of taxes and fees on an apportioned basis reflecting miles actually operated within that state.

Employees and Consultants

As of June 9, 2014, we had a total of 147 employees, 23 of whom are involved in management and administration, and 124 of whom are involved in operations. We also engage independent contractors as needed in our water logistics operations at Wes-Tex and in connection with the commission of the Harley Dome waste treatment facility. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Properties

We lease corporate offices in Fort Collins, Colorado and Houston, Texas on short-term month-to-month leases. We also own or lease several facilities including administrative offices, sales offices, truck yards, maintenance facilities, warehouses and well disposal sites in several states.

Through our subsidiaries, we own several properties as described below:

Description of Property
Barstow	Our Barstow site consists of 177 acres located 4 miles north east of Pecos, Texas, upon which resides an active fresh water aquifer and three inactive former oil and gas wells that we expect to be able to convert into active fresh water aquifers, pending market demand and the availability of fresh water supply. The property also houses four fast-fill pumping stations and other support facilities, including restrooms with showers for driver use, a small office trailer, and multiple holding tanks.
Wes-Tex	Our Wes-Tex site consists of 4.5 acres located in Odessa, Texas, upon which resides a small building housing the Wes-Tex corporate offices, a three-bay work shop, welding area, tool room and trailer home to house our lead mechanic.
Harley Dome	Our Harley Dome site consists of 23 acres in Grand County, Utah, which contains several salt water disposal wells and a water treatment facility that is currently under development. Our Grand County, Utah facility is currently subject to a mechanics lien in connection with an outstanding legal proceeding, which is described in more detail under “Legal Proceedings” below.

We believe that we have satisfactory title to the properties owned and used in our businesses, subject to liens for taxes not yet payable, the mechanics lien on the Utah property, liens incident to minor encumbrances, liens for credit arrangements and easements and restrictions that do not materially detract from the value of these properties, our interests in these properties, or the use of these properties in our businesses.

We believe all properties that we currently occupy are suitable for their intended uses. We also believe that we have sufficient facilities to conduct our operations. However, we continue to evaluate the purchase or lease of additional properties or the consolidation of our properties, as our business requires.

Legal Proceedings

On January 18, 2012, a subsidiary of our Harley Dome business unit, ER & PWD, LLC, whose assets and certain liabilities were purchased in June 2012 by our Harley Dome subsidiary, along with several other third parties, was sued in the Seventh Judicial District Court of Grand County, Utah (Civil No. 120700003) by Electrical Contractors, Inc., an electrical contractor who alleges to have provided approximately $877,000 of unpaid contracting services on our partially constructed water treatment facility in Grand County, Utah. The lawsuit also named Westwater Farms, LLC and Stewart Environmental Consultants, as co-defendants. Although our subsidiary purchased the assets upon which the lien had been placed, we believe that the legal responsibility for the unpaid services resides with Westwater and Stewart, as the third party general contractors of the project, and as the parties responsible for hiring the sub-contractors and administering the project. However, the plaintiff is seeking a mechanics lien foreclosure of our Utah property. We expect, based on our attorneys judgment that the court processes in connection with the lien will not be satisfied until 2015 at the earliest. Our financial statements have included a liability for the lien that includes additional professional fees of approximately $20,000 to cover our costs in connection with the matter.

We are otherwise not involved in any material legal proceedings outside the ordinary course of business.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our executive officers and directors. Each of the executive officers will serve until his or her successor is appointed by our board of directors or such executive officer’s earlier resignation or removal. Each of the directors will serve until the next annual meeting of stockholders or such director’s earlier resignation or removal.

The following individuals currently serve as our executive officers and directors:

Name	Age	Position
Richard Schaeffer	62	Chairman of the Board
Maarten Propper	48	Chief Executive Officer, President and Director
Mitch Burroughs	50	Vice President — Corporate Development and Director
Sami Ahmad	52	Chief Financial Officer, Treasurer, Secretary and Director
J. John Combs	56	Director
Thomas R. Ross	57	Director
William F. Miller III	69	Director

Richard Schaeffer has been our Chairman since March 25, 2014. Since June 2013, he has been a consultant to Liquid Holdings Group, LLC, a publicly traded company that he co-founded which specializes in software for the financial industry. He served as Executive Chairman of Liquid Holdings Group, LLC from April 2012 until March 2013 and as Chairman of the Board from March 2013 to June 2013. From 2011 – 2012, he served on the board of directors of Quantitative Alpha Trading Inc., a publicly traded technology company that researches, develops and markets proprietary sentiment based automated trading systems. Since 2008, he has served as a Special Advisor to General Atlantic LLC. From 2008 – 2011, Mr. Schaeffer served on the board of directors of magicJack VocalTec Ltd. Mr. Schaeffer served as a member of the board of directors of NYMEX from 1990 – 2008, including as Vice Chairman from 2004 – 2006 and Chairman from 2006 – 2008. He was also the Treasurer of NYMEX from 1993 – 2004. Mr. Schaeffer has served as a Director of International Maritime Exchange, or IMAREX, the leading Norwegian financial derivatives exchange, as well as a director of the Montreal Stock Exchange. He also held a seat on the board of directors of the University of Maryland’s Robert H. Smith School of Business. From 1997 until April 2006, Mr. Schaeffer was an executive director of Global Energy Futures for ABN AMRO Bank N.V., or ABN AMRO. From 1992 – 1997, Mr. Schaeffer was a senior vice president/director of The Chicago Corporation, which was a clearing member of both the NYMEX Division and the COMEX Division, until its buyout by ABN AMRO. Mr. Schaeffer currently serves on the Board of Directors of Sacred Heart University, and chairs its Investment committee. Mr. Schaeffer received his bachelor’s degree from the University of Maryland.

Mr. Schaeffer was selected to serve on our board of directors due to his extensive financial knowledge as well as his significant corporate governance experience as a result of more than twenty years of service on the board of directors of NYMEX.

Maarten Propper has been our Chief Executive Officer since April 3, 2013. Mr. Propper has spent his entire professional career within the oilfield services industry, having most recently been the President and Chief Executive Officer of Probe and Company since 2009. Probe and Company is a global company that designs, manufactures and sells measurement tools and systems used for well formation evaluation, integrity assessment and productivity determination in the petroleum and geothermal business. Prior to a brief consulting assignment in 2008, from 2005 through 2007, Mr. Propper was a vice-president in charge of the performance drilling and evaluation unit of Weatherford International, Ltd.; a unit that generated average annual revenue during Mr. Propper’s tenure in excess of $1.0 billion, and provided directional drilling and logging, controlled pressure drilling services and testing services. In this position, Mr. Propper was responsible for managing approximately 7,500 people. Prior to his experience at Weatherford, from 2003 through 2005, Mr. Propper was vice-president of Precision Drilling Corporation, an oilfield services company supplying drilling rigs and a range of technical services and solutions to the international oil and gas industry. From 1993 through 2003, Mr. Propper was employed in various capacities with Schlumberger Oilfield

Services. Mr. Propper graduated in 1991 from Technical University of Delft, The Netherlands, with a Master of Science degree in Petroleum Engineering.

Mitch Burroughs has been a director of the Company since December 2012. He also currently serves as our Vice President — Corporate Development, and prior to this he served as our President from December 2012 to June 2014. Since January 2010, Mr. Burroughs has been the principal owner of New Water Financial, LLC, a Colorado company which owns water disposal and remediation facilities. From April 2009 through November 2010, Mr. Burroughs was the Chief Executive Officer of Majestic 360, and from September 1996 until April 2009, Mr. Burroughs was an owner of the predecessor business, NBS Enterprises, Inc., d/b/a/Majestic West, a Colorado-based company which provided commercial scale screen printing and embroidery services for Fortune 500 and other large companies represented by leading marketing agencies. Mr. Burroughs graduated from Colorado State University in 1989 with a degree in Marketing.

Mr. Burroughs was selected to serve on our board of directors because of his extensive experience in the water disposal and remediation industry.

Sami Ahmad has been our Chief Financial Officer since July 22, 2013. Mr. Ahmad has thirty years of experience in roles of increasing responsibility in the water, energy and chemicals industries. He has deep and extensive experience in capital markets, corporate finance, mergers and acquisitions and strategic planning as well as engineering and manufacturing. Most recently, from October 2012 to June 2013, Mr. Ahmad was CFO at SouthWest Water Company, a private-equity owned water and wastewater utility based in Houston. His responsibilities included finance, IT, accounting, tax, treasury, real estate and corporate development. Before this, from January 2012 to October 2012, he was a managing partner for Lexington Partners, LLC, a private M&A advisory firm. Prior to this, from May 2009 to November 2011, Mr. Ahmad was VP of Finance and Treasurer at Exterran, NYSE-listed, oil field services company. His past roles include Corporate Development, Treasury and Investor Relations at LyondellBasell Industries, a Fortune 100 global chemical company, and additional experiences in Finance, Engineering and Manufacturing at ARCO and Ashland Chemical. Mr. Ahmad holds a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania and an MBA from the University of Chicago. He serves on the Board of the Buffalo Bayou Partnership, a non-profit organization dedicated to developing parklands in Houston, and is the Chair of its Finance Committee.

J. John Combs III, served as our sole officer and director from inception, October 26, 2012, until December, 2012. Mr. Combs continued to serve as our interim Secretary until August 2013. Mr. Combs is the founder, chairman of the board of directors and Chief Executive Officer of Strategic Environmental & Energy Resources, Inc. (OTCQB: “SENR”), a publicly traded company that provides technology based industrial services to the environmental, energy and rail transportation services. Mr. Combs has held these positions with SENR since 2004. Mr. Combs is also Vice President of Resource Environmental Group Services, Inc. since 2004, and the founder and President of Tactical Cleaning Company since 2005, which are subsidiaries of SENR. Mr. Combs, also an attorney in private practice, specializes in corporate maintenance, international finance, and business litigation. He is a member of the California and Colorado Bars. Mr. Combs is a graduate of the University of Colorado and received his J.D. from Duke University.

Mr. Combs was selected to serve on our board of directors because of his knowledge of public company requirements along with his experience in the environmental, energy and rail transportation industry.

Thomas R. Ross has been a director since June 11, 2014. He is an energy trading professional and the former head of trading at BP North America. With over 30 years of experience in trading and risk management, his career spans London, New York and Chicago. Since 2009, Mr. Ross has been the owner of Carradale Partners LLC, an energy consulting firm. From 2006 to 2009, Mr. Ross oversaw BP’s North American crude and product trading operations, including offices in Calgary, Long Beach, Houston and Chicago with activities in exploration and production, refining and entrepreneurial trading in North and South America. He is a director and chairman of the compensation committee of Liquid Holdings Group, a publicly-traded financial services software provider and was a member of the ICE Board of Directors and an active member of the NYMEX advisory committee. Mr. Ross graduated from Strathclyde University in Scotland in 1978 with a Bachelor’s degree in Geography.

Mr. Ross was selected to serve on our board of directors because of his extensive background in trading and risk management.

William F. Miller III has been a director since November 1, 2013. Mr. Miller has spent most of his professional career at Goldman Sachs, having spent more than 30 years as a vice president in Private Wealth Management and since 2008 as a consultant in the same division. He was one of the original four professionals who opened the Houston office for Goldman Sachs in 1975. Using his background and experience, he currently consults with several private companies in which he has invested. Mr. Miller offers volunteer assistance for several community organizations, including Center for Student Missions, Young Life, and the Prison Entrepreneur Program where Mr. Miller has served on the advisory board for six years and mentors recent graduates of the program. Mr. Miller earned a BA degree at the University of Texas in 1966 and a JD degree at the University of Texas School of Law in 1969.

Mr. Miller was selected to serve on our board of directors because of his financial expertise and management experience.

Board Leadership Structure

Our Board of Directors has determined that its current structure, with separate Chairman and Chief Executive Officer roles is in the best interests of the Company and its stockholders at this time.

A number of factors support the leadership structure chosen by the board, including, among others:

•	The board believes this governance structure promotes balance between the board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis;
•	The current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company leverage the experience and perspectives of the Chairman; and
•	The Chairman serves as a liaison between the board and senior management but having an independent chairman also enables non-management directors to raise issues and concerns for board consideration without immediately involving management.

Family Relationships

There are no family relationships between our officers and directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

Board of Directors and Committees and Director Independence

Applicable exchange rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, applicable exchange rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Currently, our board of directors has determined that each of Messrs. Miller, Combs, Ross and Schaeffer is an “independent” director as defined by NASDAQ Rule 5605(a)(2) currently in effect and all applicable rules and regulations of the SEC. In addition, Messrs. Schaeffer, Miller, Combs and Ross satisfy the “independence” standards applicable to members of Audit and Executive Oversight Committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates.

Audit and Executive Oversight Committee

We expect the standing committee of the board of directors to be the Audit and Executive Oversight Committee, which will be formed upon the effectiveness of this public offering. The Audit and Executive

Oversight Committee will fulfill the audit, compensation and nominating committee functions. The purpose of the Audit and Executive Oversight Committee will be to oversee (i) the integrity of our financial statements and disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent auditing firm (the “External Auditor”), (iv) the performance of our internal audit function and External Auditors, (v) our internal control systems, (vi) our procedures for monitoring compliance with our Code of Business Conduct and Ethics, (vii) our director nomination process and procedures, and (viii) the review and determination of matters of executive compensation.

We expect the members of the Audit and Executive Oversight Committee to be Messrs. Schaeffer, Miller and Ross. The board of directors has determined that Mr. Schaeffer qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Exchange Act. The Audit and Executive Oversight Committee will operate under a written charter that will be reviewed annually. The charter will be available on our website at www.armadawater.com. Under the charter, the Audit and Executive Oversight Committee will be required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Compensation Committee Function of the Audit and Executive Oversight Committee:  We do not have, and do not expect to have, a standing Compensation Committee. The Audit and Executive Oversight Committee will fulfill the compensation committee functions. The Audit and Executive Oversight Committee will review the compensation philosophy, strategy of the Company and consults with the Chief Executive Officer, as needed, regarding the role of our compensation strategy in achieving our objectives and performance goals and the long-term interests of our stockholders. The Audit and Executive Oversight Committee will have direct responsibility for approving the compensation of the Chief Executive Officer, and will make recommendations to the Board with respect to our other executive officers. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act. Our Chief Executive Officer sets the compensation of anyone whose compensation is not set by the board of directors and reports to the board regarding the basis for any such compensation if requested by it. The Audit and Executive Oversight Committee may retain compensation consultants, outside counsel and other advisors as the board deems appropriate to assist it in discharging its duties. The board has not currently retained any outside advisor.

Nominating Committee Function of the Audit and Executive Oversight Committee:  We do not have, and do not expect to have, a standing Nominating Committee. The Audit and Executive Oversight Committee will function as a nominating committee. The Audit and Executive Oversight Committee will identify and recommend to the Board individuals qualified to be nominated for election to the board and recommend to the board the members and chairperson for each board committee.

Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and the Audit and Executive Oversight Committee will also have responsibility for certain areas of risk management. Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or our Audit and Executive Oversight Committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

The Audit and Executive Oversight Committee will focus on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the Audit and Executive Oversight Committee will provide reports to and receive direction from the full board of directors regarding our risk management policies and guidelines, as well as the Audit and Executive Oversight Committee’s risk oversight activities.

In addition, the Audit and Executive Oversight Committee will assess our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The Audit and Executive Oversight Committee will review and discuss the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, report on the findings from the discussions to our board of directors. Our Audit and Executive Oversight Committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We expect to adopt a Code of Business Conduct and Ethics (the “Code of Ethics”), to be effective upon the completion of this offering, that applies to all of the directors, officers and employees of the Company. The Code of Ethics will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics will be available on our website at www.armadawater.com. Requests for copies of the Code of Ethics should be sent in writing to Armada Water Assets, Inc., 2425 Fountainview Drive, Suite 300, Houston, Texas 77057, Attention: Chief Financial Officer.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation earned by the executive officers named below during the fiscal year ended December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Maarten Propper(3) Chief Executive Officer	2013	148,888	—	83,333	22,904	—	255,125
	2012	—	—	—	—	—	—	(4)
Mitch Burroughs(5) President	2013	106,250	—	—	—	—	106,250
	2012	—	—	—	—	—	—	(4)
Sami Ahmad Chief Financial Officer	2013	85,937	—	42,857	5,953	—	134,737
	2012	—	—	—	—	—	—	(4)

(1)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation-Stock Compensation,” or ASC 718. A summary of the assumptions made in the valuation of these awards is provided in our notes to consolidated financial statements beginning on page F-11 of this prospectus.
(2)	Does not include 20,000 shares of common stock issued in 2014 as a bonus for 2013.
(3)	We changed Mr. Propper’s title to Chief Executive Officer and President in June 2014.
(4)	From inception (October 23, 2012) through December 31, 2012, and more recently, through March 31, 2013, we paid no executive compensation as we remained in the development stage.
(5)	We changed Mr. Burroughs’ title to Vice President — Corporate Development in June 2014.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

As of January 1, 2014, we entered into an employment agreement with our Chief Executive Officer and President, Maarten Propper, which amended and restated our original employment agreement with Mr. Propper dated as of April 3, 2013. The amended and restated employment agreement has a three-year term commencing January 1, 2014, subject to automatic renewal for subsequent one-year terms until terminated. In addition to vacation and other standard and customary fringe benefits, such as Company provided health and insurance benefits, the amended and restated employment agreement provides for a base salary of $250,000, and the awarding of annual incentive bonuses, targeted at between 50% to 100% of Mr. Propper’s base salary, contingent upon our achievement of annual and aggregate EBITDA goals starting at between $6.5 million and $12 million of annual EBITDA, respectively, for 2014 and 2015. As of April 3, 2013, we awarded to Mr. Propper (i) 33,334 restricted shares of our common stock; 16,667 of which vested immediately, and 16,667 of which vest upon completion of our initial public offering, and (ii) an option to purchase up to 333,334 shares of our common stock; 166,666 of which were granted at an exercise price of $3.00 per share (the “Propper $3.00 Options”), and 166,667 of which were granted at an exercise price equal to the lower of $9.00 per share or the price per share at which we complete an initial public offering (the “Propper IPO Options”). Of the Propper $3.00 Options, 58,333 vest in equal annual installments on January 1, 2014, 2015 and 2016; and 108,334 vest if and when we achieve annual or aggregate EBITDA goals between $6.5 million and $13.5 million of annual EBITDA. Of the IPO Options, 58,333 vest in equal annual installments January 1, 2014, 2015 and 2016; and 108,334 vest if and when we achieve annual or aggregate EBITDA goals between $6.5 million and $13.5 million of annual EBITDA.

As of January 1, 2014, we entered into an employment agreement with our Vice President — Corporate Development, Mitch Burroughs, which amended and restated our original employment agreement with Mr. Burroughs dated April 3, 2013. The amended and restated employment agreement has a three-year term commencing January 1, 2014, subject to automatic renewal for subsequent one-year terms until terminated. In addition to vacation and other standard and customary fringe benefits, such as Company provided health and insurance benefits, the employment agreement provides for a base salary of $187,500, and the awarding of annual incentive bonuses, targeted at between 50% to 100% of Mr. Burroughs’ base salary, contingent upon our achievement of annual and aggregate EBITDA goals starting at between $6.5 million and $12 million of annual EBITDA, respectively, for 2014 and 2015. As of April 3, 2013, we also awarded to Mr. Burroughs (i) an option to purchase 83,333 shares of our common stock at an exercise price of $3.00 per share (the “Burroughs $3.00 Options”), and (ii) an option to purchase up to 83,334 shares of our common stock at an exercise price equal to the price per share at which we complete an initial public offering (the “Burroughs IPO Options”). Of the Burroughs $3.00 Options and IPO Options, (i) 16,666 vest if our UB Water business unit achieves “free cash” of $420,000 by December 31, 2014, and (ii) 75,000 vest if and when we achieve annual or aggregate EBITDA goals during 2014 and 2015 of between $6.5 million and $13.5 million of annual EBITDA. The balance of 75,000 of the Burroughs $3.00 Options and Burroughs IPO Options shall vest upon the achievement of certain operational performance standards. Specifically, (i) 16,666 of each of the Burroughs $3.00 Options and Burroughs IPO Options shall vest if we treat an average of 20,000 barrels per day (45 day average) on December 31, 2014, and (iii) 20,834 of each of the Burroughs $3.00 Options and Burroughs IPO Options shall vest if we treat an average of 70,000 barrels per day (45 day average) on December 31, 2015. If we do not achieve the 20,000 barrel per day threshold in 2014, then the 16,666 $3.00 Options and Burroughs IPO Options applicable to such threshold may still vest if the aggregate treatment average (45 day average) on December 31, 2014 and December 31, 2015 is at least 90,000 barrels per day.

As of January 1, 2014, we entered into an employment agreement with our Chief Financial Officer, Sami Ahmad, which amended and restated our original employment agreement with Mr. Ahmad dated as of July 22, 2013. The amended and restated employment agreement has a three-year term commencing January 1, 2014, subject to automatic renewal for subsequent one-year terms until terminated. In addition to vacation and other standard and customary fringe benefits, such as Company provided health and insurance benefits, the amended and restated employment agreement provides for a base salary of $200,000, and the awarding of annual incentive bonuses, targeted at between 50% to 100% of Mr. Ahmad’s base salary, contingent upon our achievement of annual and aggregate EBITDA goals starting at between $6.5 million and $12 million of annual EBITDA, respectively, for 2014 and 2015. As of July 22, 2013, we awarded to Mr. Ahmad (i) 25,000 restricted shares of our common stock; 12,500 of which vested immediately, and 12,500 of which vest upon completion of our initial public offering, and (ii) an option to purchase up to 283,333 shares of our common stock; 141,666 of which were granted at an exercise price of $3.00 per share (the “Ahmad $1.00 Options”), and 141,667 of which were granted at an exercise price equal to the lower of $9.00 per share or the price per share at which we complete an initial public offering (the “Ahmad IPO Options”). Of the Ahmad $3.00 Options, 49,583 vest in equal annual installments January 1, 2014, 2015 and 2016; and 92,084 vest if and when we achieve annual or aggregate EBITDA goals between $6.5 million and $13.5 million of annual EBITDA. Of the IPO Options, 49,583 vest in equal annual installments January 1, 2014, 2015 and 2016; and 92,084 vest if and when we achieve annual or aggregate EBITDA goals between $6.5 million and $13.5 million of annual EBITDA.

Potential Payments Upon Termination of Employment

If Mr. Propper is terminated due to his death or disability, we are required to continue paying to him (or his estate) his then effective base salary for the shorter of (i) the twelve month period following such termination, or (ii) the remainder of the term of the employment agreement, subject to reduction in connection with any insurance proceeds payable for such death or disability. If we terminate Mr. Propper for “cause” or if he terminates without “good reason” (as those terms are defined in Mr. Propper’s employment agreement), we are required to pay him his then effective base salary and employee benefits through the date of such termination. All unvested options and stock awards shall terminate upon such termination, and he must exercise any vested stock and option awards within the ninety day period following the date of such termination. If we terminate Mr. Propper’s employment without “cause” or if he terminates for “good reason”, we are required to pay him his base salary and benefits, not including additional compensation, for a severance period of twelve (12) months from the effective date of termination; or until the term of the agreement expires, whichever period is shorter (during which period Mr. Propper has agreed to make himself available to provide strategic consulting and transition services), and the options we granted Mr. Propper in the agreement will accelerate upon termination, implying continued service during such severance period;

provided, however, if Mr. Propper’s termination occurs following a “change of control” (as defined in Mr. Propper’s employment agreement), he shall fully vest in all options.

If Mr. Burroughs is terminated due to his death or disability, we are required to continue paying to him (or his estate) his then effective base salary for the shorter of (i) the six month period following such termination, or (ii) the remainder of the term of the employment agreement, subject to reduction in connection with any insurance proceeds payable for such death or disability. If we terminate Mr. Burroughs for “cause” or if he terminates without “good reason” (as those terms are defined in Mr. Burroughs’ employment agreement), we are required to pay him his then effective base salary and employee benefits through the date of such termination. If we terminate Mr. Burroughs’ employment without “cause” or if he terminates for “good reason”, we are required to pay him his base salary and benefits, not including additional compensation, for a severance period of six months from the effective date of termination (during which period Mr. Burroughs has agreed to make himself available to provide strategic consulting and transition services); provided, however, if Mr. Burroughs’ termination occurs following a “change of control” (as defined in Mr. Burroughs’ employment agreement), he shall fully vest in all options.

If Mr. Ahmad is terminated due to his death or disability, we are required to continue paying to him (or his estate) his then effective base salary for the shorter of (i) the twelve month period following such termination, or (ii) the remainder of the term of the employment agreement, subject to reduction in connection with any insurance proceeds payable for such death or disability. If we terminate Mr. Ahmad for “cause” or if he terminates without “good reason” (as those terms are defined in Mr. Ahmad’s employment agreement), we are required to pay him his then effective base salary and employee benefits through the date of such termination. All unvested options and stock awards shall terminate upon such termination, and he must exercise any vested stock and option awards within the ninety day period following the date of such termination. If we terminate Mr. Ahmad’s employment without “cause” or if he terminates for “good reason”, we are required to pay Mr. Ahmad his base salary and benefits, not including additional compensation, for a severance period of twelve (12) months from the effective date of termination (during which period Mr. Ahmad has agreed to make himself available to provide strategic consulting and transition services). If such termination occurs prior to July 22, 2014, all time-based options shall vest as if Mr. Ahmad had been employed for one full year. If such termination occurs after July 22, 2014, all time-based options shall vest provided that the option performance objectives have been met. If Mr. Ahmad’s employment is terminated without “cause” or for “good reason” following a “change of control” (as defined in Mr. Ahmad’s employment agreement), he shall fully vest in all options.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth officer information regarding outstanding unexercised options for each named executive officer outstanding as of January 1, 2014:

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)		Option expiration date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Maarten Propper								16,667	(2)
	0	58,333		3.00		4/2/2023	(3)
	0	108,333		3.00		4/2/2023	(4)
	0	58,333			(5)	4/2/2023	(3)
	0	108,333			(5)	4/2/2023	(4)
Mitch Burroughs	0	83,333		3.00		4/2/2023	(6)
	0	83,333			(7)	4/2/2023	(6)
Sami Ahmad								12,500	(8)
	0	49,583		3.00		7/21/2023	(9)
	0	92,083		3.00		7/21/2023	(10)
	0	49,583			(7)	7/21/2023	(9)
	0	92,083			(7)	7/21/2023	(10)

(1)	The market price for our common stock is based upon the assumed initial public offering price of $ per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus.
(2)	The restricted stock was granted on April 3, 2013 and vests in full upon the completion of our initial public offering.
(3)	The stock options were granted on April 3, 2013 and vest in equal annual installments over a three year period commencing on January 1, 2014.
(4)	The stock options were granted on April 3, 2013 and vest when we achieve annual or aggregate EBITDA goals starting at $6.5 million of annual EBITDA.
(5)	The exercise price is the lower $9.00 or the price per share at which we complete our initial public offering.
(6)	The stock options were granted on April 3, 2013 and vest partially based upon EBITDA goals starting at $6.5 million of annual EBITDA, as well as operational goals relating to our volume of treated barrels of water per day.
(7)	The exercise price is equal to the price per share at which we complete our initial public offering.
(8)	The restricted stock was granted on July 22, 2013 and vests in full upon the completion of our initial public offering.
(9)	The stock options were granted on July 22, 2013 and vest in equal annual installments over a three year period commencing on January 1, 2014.
(10)	The stock options were granted on July 22, 2013 and vest when we achieve annual or aggregate EBITDA goals starting at $6.5 million of annual EBITDA.

Directors’ Compensation

Other than as set forth below with respect to Mr. Schaeffer, we currently have no policy with respect to the granting of compensation to directors in connection with their services to the Company, except that we will not provide any such compensation to directors who are not independent. Until we develop a policy in this regard, we will reimburse directors for their cost of travel and lodging to attend meetings of the board of directors and for their out-of-pocket costs incurred on behalf of the Company. Other than our directors that received compensation in their capacity as officers of the Company, none of our directors received any compensation during the year ended December 31, 2013.

In connection with the appointment of Mr. Schaeffer as Chairman of our board of directors on March 25, 2014, we agreed to pay to Mr. Schaeffer $120,000 per year in cash payments, payable in quarterly installments of $30,000 in arrears. We provided Mr. Schaeffer with a short-term option to purchase 150,000 shares of common stock at an exercise price of $3.00 per share. We have also agreed to issue to Mr. Schaeffer a long-term option to purchase 270,000 shares of our common stock at an exercise price equal to the price at which our shares of common stock are sold in this offering. This option has a term of five years (subject to reduction upon resignation, removal or termination as a director) and will vest as follows: (i) 90,000 shares shall vest on March 25, 2015; (ii) 90,000 shares shall vest on March 25, 2016; and (iii) 90,000 shares shall vest when (A) Mr. Schaeffer recruits either an independent director or senior executive officer for the Company that is acceptable to the board of directors, and (B) we complete an additional equity financing generating at least $10 million in proceeds after the completion of our initial public offering. Further, we have issued to Mr. Schaeffer 12,500 shares of our common stock, and have agreed to issue an additional 12,500 shares of common stock upon the completion of this offering.

In connection with the appointment of Mr. Ross to our board of directors on June 11, 2014, we agreed to issue to him a short-term option to purchase 50,000 shares of common stock at an exercise price of $3.00 per share, which he promptly exercised. We have also agreed to issue to Mr. Ross a long-term option to purchase 75,000 shares of our common stock at an exercise price equal to the price at which our shares of common stock are sold in this offering. This option has a term of five years (subject to reduction upon resignation, removal or termination as a director) and will vest in three equal annual installments on June 11, 2015, 2016 and 2017.

In connection with his resignation in June 2014, we issued to Norman Manness, a former director, an option to purchase 50,000 shares of our common stock. The option is immediately exercisable, has an exercise price of $3.00 per share and expires five years after the grant date.

Equity Incentive Plan

Background

On January 15, 2014, our board of directors approved the Armada Water Assets, Inc. 2014 Performance Award and Option Plan (the “2014 Plan”). On February 4, 2014, our stockholders approved the 2014 Plan at a special meeting. The purpose of the 2014 Plan is to provide eligible officers, directors, key employees and consultants with an incentive to contribute to our success and to operate and manage our business in a manner that will provide for our long term growth and profitability and provide a means of obtaining, rewarding and retaining key personnel. In the judgment of the Board, awards under the 2014 Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2014 Plan participants with those of our stockholders.

The 2014 Plan is flexible in that it provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”), shares of restricted stock (“Restricted Stock”), RSUs, performance shares and performance units (“Performance Shares” and “Performance Units”), and cash incentives (the “Cash Incentives”), singularly or in combination as determined by the Audit and Executive Oversight Committee.

Administration of the 2014 Plan

The 2014 Plan will be administered by a plan administrator consisting of either our board of directors or Audit and Executive Oversight Committee, or by such other committee consisting of not less than two non-employee directors appointed by the Board (the “Committee”). The Committee will be comprised solely of directors qualified to administer the 2014 Plan pursuant to Rule 16b-3 under the Exchange Act. It also is expected that the composition of the Committee will satisfy the requirements of Treas. Reg. Section 1.162-27(e)(3) with respect to grants made to certain key executive officers (the “Key Executives”). Compliance with this requirement is one of the factors necessary to enable us to avoid the income tax deduction limitation under Section 162(m) (the “Section 162(m) Limitation”) of the Code on annual compensation in excess of $1,000,000. As the limitations set forth under Code Section 162(m) only apply to annual compensation in excess of $1,000,000 per each Key Executive, they are not currently factored in with regard to our compensation planning.

Shares Subject to the 2014 Plan

The 2014 Plan authorizes the grant of awards relating to 2,000,000 shares of our common stock. If any corporate transaction occurs which causes a change in our capitalization, the Committee is authorized to make such adjustments to the number and class of shares of our common stock delivered, and the number and class and/or price of shares of our common stock subject to outstanding awards granted under the 2014 Plan, as it deems appropriate and equitable to prevent dilution or enlargement of participants’ rights.

Eligibility and Participation

Employees eligible to participate in the 2014 Plan include our management and key employees, as determined by the Committee, including employees who are members of the Board. Directors who are not employees (“Director Participants”) and consultants also will be able to participate in the 2014 Plan. We anticipate that the approximate number of individuals who will be eligible to participate under the 2014 Plan will be at least 125.

Amendment and Termination of the 2014 Plan

In no event may any award under the 2014 Plan be granted on or after the tenth anniversary of the 2014 Plan’s effective date. The Board may amend, modify or terminate the 2014 Plan at any time; provided that no amendment requiring stockholder approval for the 2014 Plan to continue to comply with Sections 162(m) or 422 of the Code shall be effective unless approved by stockholders, and no amendment, termination or modification shall materially and adversely affect any outstanding award without the consent of the participant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of January 1, 2014.

Equity Compensation Plan Information

Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders:	—	—	—
Equity compensation plans not approved by security holders:	783,333		N/A
Total	783,333		—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 20, 2014 by:

•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership determined prior to the offering is based on 9,112,050 shares of common stock outstanding on June 20, 2014, which does not include (i) the conversion of $2.5 million principal amount of convertible promissory notes into shares of common stock upon the closing of this offering, and (ii) the conversion of Series E Preferred Stock into      shares of common stock upon the closing of this offering. Applicable percentage ownership determined after the offering is based on      shares of common stock outstanding on June 20, 2014, which includes (i) the issuance of      shares of common stock sold in this offering (not including the underwriter’s over-allotment), (ii) the conversion of $2.5 million principal amount of convertible promissory notes into      shares of common stock upon the closing of this offering, and (iii) the conversion of Series E Preferred Stock into      shares of common stock upon the closing of this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 20, 2014 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Armada Water Assets, Inc., 2425 Fountain View Drive, Suite 300, Houston, Texas 77057. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class	Amount and Nature of Beneficial Ownership		Percentage of Class)
Officers and Directors
Maarten Propper	70,000	(1)	*	86,667	(2)
Mitch Burroughs	580,001	(3)	6.37%	580,001	(3)
Sami Ahmad	65,833	(4)	*	78,833	(5)
J. John Combs	83,334	(6)	*	83,334	(6)
Thomas R. Ross	50,000	(7)	*	50,000	(7)
William F. Miller III	225,554		2.48%	225,554
Richard Schaeffer	262,500	(8)	2.88%	275,000	(9)
Principal Stockholders
M. Austin Smith	1,317,377	(10)	14.46%	1,317,377	(9)
Moonlight Enterprises Ltd.	456,585		5.01%	456,585
Stephen P. Harrington	604,824	(11)	6.59%
Clyde Berg	662,500	(12)	6.85%
All officers and directors as a group (7 persons)	1,337,222	(13)	14.44%	1,378,889	(14)

*	Less than 1%.
(1)	Does not include an additional 16,667 shares of restricted stock which do not vest until completion of our initial public offering. Also does not include options to purchase 333,334 shares of common stock which are subject to vesting.
(2)	Does not include options to purchase 333,334 shares of common stock which are subject to vesting.
(3)	Includes 500,001 shares owned directly by Burroughs Investment Partners, LLC, a family investment fund in which Mr. Burroughs serves as sole investment manager. Does not include options to purchase 166,667 shares of common stock subject to vesting. Also does not include shares of common stock issuable, if at all, upon the potential conversion of 1,940,925 shares of Series A Preferred Stock that are beneficially owned by Mr. Burroughs in his capacity as managing member of Belphil Investment Partners, LLC, and 3,351,258 shares of Series C Preferred Stock that are beneficially owned by Mr. Burroughs in his capacity as managing member of New Water Financial, LLC, as such preferred shares are not presently subject to conversion and have no voting rights.
(4)	Does not include 12,500 shares of restricted stock which do not vest until completion of our initial public offering. Also does not include options to purchase 283,334 shares of common stock which are subject to vesting.
(5)	Does not include options to purchase 283,334 shares of common stock which are subject to vesting.
(6)	Does not include shares of common stock issuable, if at all, upon the potential conversion of 425,000 shares of Series B Preferred Stock that are beneficially owned by Mr. Combs, as such preferred shares are not presently subject to conversion and have no voting rights.
(7)	Does not include options to purchase 75,000 shares of common stock which are subject to vesting.
(8)	Includes 150,000 shares issuable upon the exercise of options. Does not include 12,500 shares of restricted stock to be issued upon completion of our initial public offering. Also does not include options to purchase 270,000 shares of common stock which are subject to vesting.
(9)	Includes 150,000 shares issuable upon the exercise of options. Does not include options to purchase 270,000 shares of common stock which are subject to vesting.
(10)	Includes 166,667 shares of common stock that are beneficially owned by Mr. Smith in his capacity as sole investment manager of Austin Coal, LLC, 453,334 shares of common stock that are beneficially owned by Mr. Smith in his capacity as sole investment manager of Pawnxchange, LLC (of which 286,667 shares are owned by JP-Vel Investments, LLC, a subsidiary of Pawnxchange, LLC), 660,367 shares of common stock that are beneficially owned by Mr. Smith in his capacity as sole investment manager of Austin Leasing Partners, LLC, and 37,009 shares of common stock that are beneficially owned by Mr. Smith in his capacity as sole investment manager of Austin Water Holdings, LLC. Also does not include shares of common stock issuable, if at all, upon the potential conversion of 3,865,714 shares of Series B Preferred Stock that are beneficially owned by Mr. Smith in his capacity as sole investment manager of Austin Leasing Partners, LLC, and Austin Water Holdings, LLC, as such preferred shares are not presently subject to conversion and have no voting rights.
(11)	Includes 163,629 shares of common stock that are beneficially owned by Mr. Harrington in his capacity as sole investment manager of Wiltain Investors, LLC, 252,835 shares of common stock that are beneficially owned by Mr. Harrington in his capacity as sole investment manager of SPH Investments, Inc. Profit Sharing Plan fbo Stephen P. Harrington, 21,359 shares of common stock beneficially owned by Mr. Harrington in his capacity as sole investment manager of Harley Dome Investors, LLC, 62,500 shares issuable upon conversion of our Series E Preferred Stock (at a conversion price of $4.00 per share, although the conversion price may be adjusted according to the price of the shares sold in this offering). See “Description of Securities.”
(12)	Includes 375,000 shares issuable upon conversion of our Series E Preferred Stock (at a conversion price of $4.00 per share, although the conversion price may be adjusted according to the price of the shares sold in this offering), and 187,500 shares issuable upon the exercise of warrants issued in connection with our Series E Preferred Stock (at an exercise price of $4.00 per share, although the exercise price may be adjusted according to the price of the shares sold in this offering). See “Description of Securities.”

(13)	Includes 150,000 shares issuable upon the exercise of options. Does not include 41,667 shares of restricted stock to be issued upon completion of our initial public offering and options to purchase 1,128,335 shares of common stock which are subject to vesting. Also does not include shares of common stock issuable, if at all, upon the potential conversion of 1,940,925 shares of Series A Preferred Stock, 425,000 shares of Series B Preferred Stock, and 3,351,258 shares of Series C Preferred Stock, as such preferred shares are not presently subject to conversion and have no voting rights.
(14)	Includes 150,000 shares issuable upon the exercise of options. Does not include options to purchase 1,128,335 shares of common stock which are subject to vesting. Also does not include shares of common stock issuable, if at all, upon the potential conversion of 1,940,925 shares of Series A Preferred Stock, 425,000 shares of Series B Preferred Stock, and 3,351,258 shares of Series C Preferred Stock, as such preferred shares are not presently subject to conversion and have no voting rights.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. We expect to adopt such a policy that will identify the types of transactions covered by such policy and the standards to be applied pursuant to such policy. We expect that the Audit and Executive Oversight will be responsible for applying such policy.

Other than as described below, there have been no other transactions since our October 26, 2012 inception, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any current or former director or officer of the Company, any 5% or greater stockholder of the Company or any member of the immediate family of any such persons had, or will have, a direct or indirect material interest other than as disclosed below.

Issuance and Conversion of Acquisition Debt

In connection with our acquisition of Barstow in February 2013, we issued to Belphil Investment Partners, LLC, an investment fund for which Mitch Burroughs at the time was a minority investor and now serves as sole investment manager, 1,500,000 shares of our Series A Preferred Stock and $800,000 principal amount of the Barstow Notes. In late 2013, the members of the fund elected Mr. Burroughs as the managing member of the fund. In April 2014, Belphil agreed to convert $0.44 million of such note (including accrued interest) into 440,925 shares of Series A Preferred Stock and 60,000 shares of common stock. We also modified the terms of the Series A Preferred Stock to, among other things, change the conversion terms of such stock. After we repaid a portion of the note from the proceeds of our offering of Series E Preferred Stock, in June 2014, Belphil agreed to convert the remaining principal and accrued interest of approximately $0.06 million into 19,555 shares of common stock in full satisfaction of the note.

In connection with our acquisition of Western Slope in September 2013, we issued to New Water Financial, LLC, an affiliate of Mr. Burroughs, 2,000,000 shares of our Series C Preferred Stock and $1.5 million principal amount of the Western Slope Promissory Notes. In addition, in that transaction we also issued to UB Water, LLC, 1,500,000 shares of our Series D Preferred Stock. Mr. Burroughs was at the time of that transaction a minority, non-controlling partner in UB Water, LLC. In April 2014, New Water Financial agreed to convert $1.35 million of such note and accrued interest into 1,351,258 shares of Series C Preferred Stock. We also modified the terms of the Series C Preferred Stock to, among other things, change the conversion terms of such stock. After we repaid a portion of the note from the proceeds of our offering of Series E Preferred Stock, in June 2014, New Water Financial agreed to convert the remaining principal and accrued interest of approximately $0.06 million into 21,431 shares of common stock in full satisfaction of the note.

Mr. Burroughs is currently our Vice President — Corporate Development and a member of our board of directors. He served as our President and a member of our board of directors at the time we acquired Barstow and Western Slope.

Promissory Notes

On November 26, 2013, we issued to William Miller III, a member of our board of directors, promissory notes in the aggregate principal amount of $0.4 million. The notes accrue interest at a rate of 10% per annum and is payable on the earlier of (i) November 26, 2014, or (ii) the date in which we complete an initial public offering of equity securities that yields more than $10 million in gross proceeds. In connection with the notes, we issued to Mr. Miller 15,000 shares of our common stock. In April 2014, Mr. Miller agreed to convert $0.3 million of the notes, which constituted the entire outstanding principal balance of one of the notes as of March 31, 2014, into 105,078 shares of common stock. In June 2014, Mr. Miller agreed to convert the balance of his outstanding notes and accrued interest into 38,709 shares of our common stock in full satisfaction of the note.

On January 14, 2014, we entered into a Third Amended and Restated Promissory Note with Austin Leasing Partners, LLC in the principal amount of $1,518,500. The note accrues interest at a rate of 12% per annum (other than the original advance of $251,000, which accrues interest at a rate of 10% per annum) and is payable (including all interest accrued prior to the amendment and restatement of the note) on the earlier of (i) September 24, 2014, or (ii) the date in which we realize proceeds of at least $10 million from any public offering of our equity securities. In connection with the note, we issued to Austin Leasing Partners 65,000 shares of our common stock. Austin Leasing is controlled by Mark Smith, a principal stockholder of Armada. In April 2014, Austin Leasing Partners agreed to convert $1,418,500 of the note, which constituted the entire outstanding principal balance as of March 31, 2014, into 496,764 shares of common stock. In June 2014, Austin Leasing agreed to convert the remaining $0.006 million payable under the note into 2,168 shares of our common stock in full satisfaction of the note.

In January 2014, we issued to Moonlight Enterprises Ltd., a promissory note in the principal amount of $0.5 million. The note accrued interest at a rate of 10% per annum and is payable on the earlier of (i) July 31, 2014, or (ii) the date in which we complete an initial public offering of equity securities that yields more than $10 million in gross proceeds. In connection with the note, we issued to Moonlight Enterprises Ltd. 25,000 shares of our common stock. In April 2014, Moonlight Enterprises agreed to convert $0.5 million of the note, which constituted the entire outstanding principal balance as of March 31, 2014, into 174,721 shares of common stock. In June 2014, Moonlight Enterprises agreed to convert the remaining $0.01 million payable under the note into 3,432 shares of our common stock in full satisfaction of the note.

Operational Services and Personnel

John Combs, a member of our board of directors, serves as the Chief Executive Officer of Strategic Environmental & Energy Resources, Inc., a publicly traded company (“SEER”). During 2013, REGS, LLC, a subsidiary of SEER, provided services and personnel to our Harley Dome business unit for aggregate annual consideration of approximately $450,000, of which approximately $146,000 was paid after we acquired the Harley Dome business unit. The services included offloading trucks, operating equipment, performing minor maintenance on our equipment, and completing certain billing and record keeping tasks. We expect REGS, LLC to continue providing personnel and services to our Harley Dome business unit for the foreseeable future.

Employment Arrangements

We have entered into employment agreements with Maarten Propper, Mitch Burroughs and Sami Ahmad. See “Employment Agreements” above.

Director Issuance

On March 28, 2014, after his appointment to our board of directors, Richard Schaeffer purchased 100,000 shares of our common stock at a purchase price of $3.00 per share.

On June 12, 2014, after his appointment to our board of directors, Thomas Ross, pursuant to an option we granted to him upon his appointment, purchased 50,000 shares of our common stock at a purchase price of $3.00 per share.

We also agreed to provide to Messrs. Schaeffer and Ross compensation for their services as directors consisting of a combination of cash, restricted stock and stock options, which is more fully described under the section entitled “Directors’ Compensation” above.

Director Independence

The Board applies the definition of independent director as set forth in NASDAQ Rule 5605(a)(2), as well as Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

In accordance with this rule, the Board has determined that Messrs. Ross, Miller, Combs and Schaeffer are independent. We expect Messrs. Schaeffer, Ross and Miller to be the members of our Audit and Executive Oversight Committee.

DESCRIPTION OF SECURITIES

The following summary of our capital stock, our articles of incorporation, our bylaws, certain indebtedness and the Nevada Revised Statutes (“NRS”) is intended as a summary only and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws.

Capital Stock

We are authorized to issue 150,000,000 shares of capital stock, 100,000,000 shares of which are designated common stock, $0.0001 par value per share, of which, as of the date of this prospectus, 9,112,050 shares of common stock were issued and outstanding and 50,000,000 shares of preferred stock of which, 3,751,157 shares of Series A Preferred Stock, 10,127,500 shares of Series B Preferred Stock, 6,202,516 shares of Series C Preferred Stock, 1,500,000 shares of Series D Preferred Stock, and 1,356,250 shares of Series E Preferred Stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future. As of the date of this prospectus, we had 146 stockholders of record.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends, although the terms of our preferred stock prohibit the distribution of dividends to the holders of our common stock until current dividends have been paid to the holders of our preferred stock. The NRS does, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future as we intend to use our funds towards working capital.

Reverse Stock Split

On February 6, 2014, we amended and restated our articles of incorporation to, among other things, institute a 1 for 3 reverse stock split of our common stock. On the effective date of the reverse stock split, each three shares of our common stock were exchanged for one share of our common stock. Unless otherwise indicated, all numbers in this prospectus are reflected on a post-split basis.

Preferred Stock

Within the limits and restrictions provided in the articles of incorporation, the board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock, $0.0001 par value per share, in one or more series. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.

We have the authority to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for your common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Series A Preferred Stock

Effective as of February 2013, we issued 3,200,000 shares of Series A Preferred Stock (the “Series A Shares”), in connection with our acquisition of Barstow. Subsequently, on April 25, 2014, we modified the terms of, and agreed to issue, an additional 551,157 shares of Series A Preferred Stock in connection with the conversion of certain amounts of the Barstow Promissory Notes. The Series A Shares have been issued subject to such rights and preferences as are described in our Second Amended and Restated Certificate of Designation of Series A Preferred Stock, filed with the Secretary of State of Nevada on April 29, 2014, and in the following summary (which reflects the 1 for 3 reverse stock split effected by us on February 6, 2014):

•	Liquidation Preference

The Series A Shares have a liquidation preference of $1.00 per share, plus any accrued dividends thereon. The holders of the Series A Shares have priority in all liquidation events over the holders of the common stock and any class of preferred stock ranking junior to the Series A Shares such that after payment to all creditors, no distribution shall be made to holders of our common stock and any class of preferred stock ranking junior to the Series A Shares, unless prior thereto holders of the Series A Shares have received, subject to adjustment, $1.00 per share plus accrued and unpaid dividends thereon. The certificate of designation for the Series A Shares defines a liquidation event to include any merger, reorganization or sale of substantially all of the assets of the Company, with certain limited exceptions. The holders of the Series B Shares, the Series C Shares and the Series D Shares share liquidation proceeds on an equal ranking to the Series A Shares, all of which rank junior to the Series E Shares.

•	Dividends

The holders of Series A Shares will only be entitled to receive dividends, when, as and if declared by the board of directors. However, if any Series A EBITDA Threshold (as defined below) is met, then the liquidation preference amount and the voluntary conversion amount shall include a cumulative 5% dividend that accrues from the date the shares were issued. We are currently restricted from declaring or paying any dividends on our Series A Preferred Stock under certain of our promissory notes.

•	Conversion

The holders of the Series A Shares have the right, beginning on April 1, 2014, to convert the Series A Shares into common stock at a variable rate of between $3.00 to $9.00 per share, provided the Barstow business generates stand-alone earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of between: (i) $750,000 to $1,600,000, from April 1, 2014 through March 31, 2015; (ii) $1,500,000 to $3,200,000, from April 1, 2014 through March 31, 2016; and (iii) $2,250,000 to $4,800,000, from April 1, 2014 through March 31, 2017, as further described in the certificate of designation for the Series A Shares (the “Series A EBITDA Thresholds”). However, there are limitations on any holder’s right to convert the Series A Shares into common stock representing more than 4.99% of our voting securities on an as-converted basis.

If not converted sooner, the Series A Shares shall automatically convert into common stock on July 1, 2017 at a conversion price equal to the greater of (i) $9.00 per share, or (ii) if our shares of common stock are publicly traded, the average closing price (or closing bid price, in the event our common stock is not listed on a national exchange) of our common stock over the ten trading day period ending five trading days prior to July 1, 2017.

•	Voting Rights

The holders of the Series A Shares do not have any voting rights except: (i) voting rights, if any, required by law; and (ii) the right to vote as a separate class on any amendment or alteration that would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock.

The terms described above are merely summaries of the salient features of the Series A Shares. The actual terms are contained within a definitive certificate of designation of the Series A Preferred Stock.

Series B Preferred Stock

Effective as of April 2013, we issued 8,000,000 shares of Series B Preferred Stock (the “Series B Shares”), in connection with our acquisition of Devonian. Subsequently, on April 25, 2014, we modified the terms of, and agreed to issue, an additional 2,127,500 shares of Series B Preferred Stock in connection with the conversion of certain amounts of the Devonian Promissory Notes. The Series B Shares have been issued subject to such rights and preferences as are described in our Second Amended and Restated Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of Nevada on April 29, 2014, and in the following summary (which reflects the 1 for 3 reverse stock split effected by us on February 6, 2014):

•	Liquidation Preference

The Series B Shares have a liquidation preference of $1.00 per share, plus any accrued dividends thereon. The holders of the Series B Shares have priority in all liquidation events over the holders of the common stock and any class of preferred stock ranking junior to the Series B Shares such that after payment to all creditors, no distribution shall be made to holders of our common stock and any class of preferred stock ranking junior to the Series A Shares, unless prior thereto holders of the Series B Shares and all other classes of preferred stock ranking equal to the Series B Shares (including the Series A Shares) have received, subject to adjustment, $1.00 per share plus accrued and unpaid dividends thereon. The certificate of designation for the Series B Shares defines a liquidation event to include any merger, reorganization or sale of substantially all of the assets of the Company, with certain limited exceptions. The holders of the Series A Shares, the Series C Shares and the Series D Shares all share liquidation proceeds on an equal ranking to the Series B Shares, all of which rank junior to the Series E Shares.

•	Dividends

The holders of Series B Shares will only be entitled to receive dividends, when, as and if declared by the board of directors. However, if any Series B EBITDA Threshold (as defined below) is met, then the liquidation preference amount and the voluntary conversion amount shall include a cumulative 5% dividend since the shares were issued. We are currently restricted from declaring or paying any dividends on our Series B Preferred Stock under certain of our promissory notes.

•	Conversion

The holders of the Series B Shares have the right, beginning on April 1, 2015, to convert the Series B Shares into common stock at a variable rate of between $3.00 to $9.00 per share, provided the ORL and Wes-Tex businesses generate stand-alone EBITDA of between: (i) $2,000,000 to $3,500,000, from April 1, 2014 through March 31, 2015; (ii) $4,000,000 to $7,000,000, from April 1, 2014 through March 31, 2016; and (iii) $6,000,000 to $10,500,000, from April 1, 2014 through March 31, 2017, as further described in the certificate of designation for the Series B Shares (the “Series B EBITDA Thresholds”). However, there are limitations on any holder’s right to convert the Series B Shares into common stock representing more than 4.99% of our voting securities on an as-converted basis.

If not converted sooner, the Series B Shares shall automatically convert into common stock on July 1, 2017 at a conversion price equal to the greater of (i) $9.00 per share, or (ii) if our shares of common stock are publicly traded, the average closing price (or closing bid price, in the event our common stock is not listed on a national exchange) of our common stock over the ten trading day period ending five trading days prior to July 1, 2017.

•	Voting Rights

The holders of the Series B Shares do not have any voting rights except: (i) voting rights, if any, required by law; and (ii) the right to vote as a separate class on any amendment or alteration that would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock.

Series C Preferred Stock

Effective as of September 2013, we issued 3,500,000 shares of Series C Preferred Stock (the “Series C Shares”), in connection with the Harley Dome component of our acquisition of Western Slope. Subsequently, on April 25, 2014, we modified the terms of, and agreed to issue, an additional 2,702,516 shares of Series C Preferred Stock in connection with the conversion of certain amounts of the Western Slope Promissory Notes. The Series C Shares have been issued subject to such rights and preferences as are described in our Second Amended and Restated Certificate of Designation of Series C Preferred Stock, filed with the Secretary of State of Nevada on April 29, 2014, and in the following summary (which reflects the 1 for 3 reverse stock split effected by us on February 6, 2014):

•	Liquidation Preference

The Series C Shares have a liquidation preference of $1.00 per share, plus any accrued dividends thereon. The holders of the Series C Shares have priority in all liquidation events over the holders of the common stock and any class of preferred stock ranking junior to the Series C Shares such that after payment to all creditors, no distribution shall be made to holders of our common stock and any class of preferred stock ranking junior to the Series C Shares, unless prior thereto holders of the Series C Shares have received, subject to adjustment, $1.00 per share plus accrued and unpaid dividends thereon. The certificate of designation for the Series C Shares defines a liquidation event to include any merger, reorganization or sale of substantially all of the assets of the Company, with certain limited exceptions. The holders of the Series A Shares, the Series B Shares and the Series D Shares all share liquidation proceeds on an equal ranking to the Series C Shares, all of which rank junior to the Series E Shares.

•	Dividends

The Series C Preferred will only be entitled to receive dividends, when, as and if declared by the board of directors. However, if any Series C EBITDA Threshold (as defined below) is met, then the liquidation preference amount and the voluntary conversion amount shall include a cumulative 5% dividend since the shares were issued. We are currently restricted from declaring or paying any dividends on our Series C Preferred Stock under certain of our promissory notes.

•	Conversion

The holders of the Series C Shares have the right, beginning on April 1, 2015, to convert the Series C Shares into common stock at a variable rate of between $3.00 to $9.00 per share, provided the Harley Dome business generates cumulative stand-alone EBITDA of between: (i) $1,000,000 to $1,500,000, from April 1, 2014 through March 31, 2015; (ii) $2,000,000 to $3,000,000, from April 1, 2014 through March 31, 2016; and (iii) $3,000,000 to $4,500,000 from April 1, 2014 through March 31, 2017, as further described in the certificate of designation for the Series C Shares (the “Series C EBITDA Thresholds”). However, there are limitations on any holder’s right to convert the Series C Shares into common stock representing more than 4.99% of our voting securities on an as-converted basis.

If not converted sooner, the Series C Shares shall automatically convert into common stock on July 1, 2017 at a conversion price equal to the greater of (i) $9.00 per share, or (ii) if our shares of common stock are publicly traded, the average closing price (or closing bid price, in the event our common stock is not listed on a national exchange) of our common stock over the ten trading day period ending five trading days prior to July 1, 2017.

•	Voting Rights

The holders of the Series C Shares do not have any voting rights except: (i) voting rights, if any, required by law; and (ii) the right to vote as a separate class on any amendment or alteration that would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock.

Series D Preferred Stock

The board of directors authorized the designation of, and effective as of September 30, 2013, issued 1,500,000 shares of Series D Preferred Stock (the “Series D Shares”), in connection with the UB Water component of our Western Slope acquisition. The Series D Shares have been issued subject to such rights and preferences as are described in our Amended and Restated Certificate of Designation of Series D Preferred Stock, filed with the Secretary of State of Nevada on February 10, 2014, and in the following summary (which reflects the 1 for 3 reverse stock split effected by us on February 6, 2014):

•	Liquidation Preference

The Series D Shares have a liquidation preference of $1.00 per share, plus any accrued dividends thereon. The holders of the Series D Shares have priority in all liquidation events over the holders of the common stock and any class of preferred stock ranking junior to the Series D Shares such that after payment to all creditors, no distribution shall be made to holders of our common stock and any class of preferred stock ranking junior to the Series D Shares, unless prior thereto holders of the Series D Shares and all other classes of preferred stock ranking equal to the Series D Shares have received, subject to adjustment, $1.00 per share plus accrued and unpaid dividends thereon. The certificate of designation for the Series D Shares defines a liquidation event to include any merger, reorganization or sale of substantially all of the assets of the Company, with certain limited exceptions. The holders of the Series A Shares, the Series B Shares and the Series C Shares all share liquidation proceeds on an equal ranking to the Series D Shares, all of which rank junior to the Series E Shares.

•	Dividends

The Series D Preferred will only be entitled to receive dividends, when, as and if declared by the board of directors. However, if any Series D EBITDA Threshold (as defined below) is met, then the liquidation preference amount and the voluntary conversion amount shall include a cumulative 5% dividend since the shares were issued. We are currently restricted from declaring or paying any dividends on our Series D Preferred Stock under certain of our promissory notes.

•	Conversion

The holders of the Series D Shares have the right, beginning on September 30, 2014, to convert the Series D Shares into common stock at a variable rate ranging from the price at which we complete an initial public offering, through $90.00 per share, based upon the UB Water business generating stand-alone EBITDA of up to $750,000 per annum, as further described in the certificate of designation for the Series D Shares. However, there are limitations on any holder’s right to convert the Series D Shares into common stock representing more than 4.99% of our voting securities on an as-converted basis.

If not converted sooner, the Series D Shares shall automatically convert into common stock at $150.00 per share ninety (90) days after the second (2nd) annual anniversary of the date of issuance.

•	Voting Rights

The holders of the Series D Shares do not have any voting rights except: (i) voting rights, if any, required by law; and (ii) the right to vote as a separate class on any amendment or alteration that would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock.

Series E Preferred Stock

The board of directors authorized the designation of, and between April and June, 2014, issued 1,356,250 shares of Series E Preferred Stock (the “Series E Shares”). The Series E Shares have been issued subject to such rights and preferences as are described in our Certificate of Designation of Series E Preferred Stock, filed with the Secretary of State of Nevada on April 29, 2014, and in the following summary (which reflects the 1 for 3 reverse stock split effected by us on February 6, 2014):

•	Liquidation Preference

The Series E Shares have a liquidation preference of $4.00 per share, plus any accrued dividends thereon. The holders of the Series E Shares have priority in all liquidation events over the holders of the common stock and any class of preferred stock ranking junior to the Series E Shares such that after payment to all creditors, no distribution shall be made to holders of our common stock and any class of preferred stock ranking junior to the Series E Shares, unless prior thereto holders of the Series E Shares and all other classes of preferred stock ranking equal to the Series E Shares have received, subject to adjustment, $4.00 per share plus accrued and unpaid dividends thereon. The certificate of designation for the Series E Shares defines a liquidation event to include any merger, reorganization or sale of substantially all of the assets of the Company, with certain limited exceptions. The Series A Shares, Series B Shares, Series C Shares and Series D Shares rank junior to the Series E Shares.

•	Dividends

Commencing on July 1, 2014, the holders will be entitled to receive cumulative dividends, when, as and if declared by the board of directors. The dividends on the Series E Shares shall accrue at a rate of $0.32 per Series E Share. No distributions may be made with respect to common stock or junior preferred stock (including the Series A Shares, Series B Shares, Series C Shares and Series D Shares) unless all cumulative dividends on the Series A Shares have been paid or set aside for payment. For all other dividends or distributions, holders of Series E Shares will participate with the holders of common stock on an as-converted basis. We are currently restricted from declaring or paying any dividends on our Series E Preferred Stock under certain of our promissory notes.

•	Conversion

The holders of the Series E Shares have the right to convert the Series E Shares into the number of shares of common stock equal to the quotient obtained by dividing $4.00 (plus all accrued and unpaid dividends, if any) by $4.00.

If not converted sooner, the Series E Shares shall automatically convert upon the completion of our initial public offering into the number of shares of common stock equal to the quotient obtained by dividing $4.00 by the lesser of $4.00 or 70% of the per share initial public offering price of our common stock.

•	Voting Rights

The holders of the Series E Shares do not have any voting rights except: (i) voting rights, if any, required by law; and (ii) the right to vote as a separate class on any amendment or alteration that would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock.

Certificate of Designation

The terms described above are merely summaries of the salient features of the Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares. The actual terms are contained within definitive certificates of designation filed with the Secretary of State of Nevada and filed with the SEC.

Options and Warrants

Options

Summit Acquisition Options

On February 1, 2014, in connection with the modification of certain payment requirements in the Summit acquisition, we issued to the former owners of Summit options to purchase an aggregate of 25,000 shares of common stock at an exercise price equal to the initial public offering price of our common stock, or $3.00 per share if our initial public offering does not occur by February 1, 2016. The options expire on February 1, 2017.

Officer/Director Options

We agreed to grant common stock purchase options to each of our three principal executive officers. See “Employment Agreements” above. We have also agreed to grant common stock purchase options to Richard Schaeffer and Thomas Ross in connection with their recent appointment to our board of directors. We also agreed to grant to Mr. Manness, a former director, an option to purchase 50,000 shares. See “Directors’ Compensation” above.

We have only recently adopted a formal option plan, and other than an option to purchase 270,000 shares issued to Mr. Schaeffer, 75,000 shares to Mr. Ross, and 50,000 shares to Mr. Manness, have awarded no options thereunder.

Warrants

Spring 2013 Placement Agent Warrants

In connection with a private offering of 2,108,333 shares of common stock between April and June 2013, we issued warrants to the placement agent to purchase an aggregate of 203,333 shares of common stock. The warrants have an exercise price of $4.50 per share and have a term of five years. Holders of such warrants have no voting rights, and therefore no right to participate in stockholder decisions, until such time as the warrants are exercised for shares of our common stock.

Fall 2013 Placement Agent Warrants

In connection with a private offering of $1,375,000 of convertible promissory notes between October 2013 and November 2013, we issued warrants to the placement agent to purchase an aggregate of 45,833 shares of our common stock at an exercise price of $4.50 per share; provided, however, that if we complete an initial public offering of our common stock prior to November 22, 2014, the foregoing warrants will be (i) exercisable for a quantity of shares equal to $137,500 divided by 105% of the IPO price, at (ii) an exercise price equal to 105% of the IPO price per share.

In connection with a subsequent private offering of $1,125,000 of convertible promissory notes between December 2013 and January 2014, we issued warrants to the placement agent to purchase an aggregate of 24,167 shares of our common stock at an exercise price of $4.50 per share; provided, however, that if we complete an initial public offering of our common stock prior to January 29, 2015, the foregoing warrants will be (i) exercisable for a quantity of shares equal to $72,500 divided by 105% of the IPO price, at (ii) an exercise price equal to 105% of the IPO price per share.

Spring 2014 Series E Preferred Stock Offering

We issued warrants to purchasers of our Series E Preferred Stock. The warrants are exercisable to purchase one share of common stock for every two shares of common stock issued in connection with the conversion of the Series E Preferred Stock that will automatically occur upon the completion of this initial public offering, and have an exercise price equal to 120% of the initial public offering price of our common stock. If we do not complete an initial public offering within six months after the completion of the offering of our Series E Preferred Stock, then the warrants shall be exercisable to purchase one share of common stock for every two shares of common stock issuable upon conversion of the Series E Preferred Stock at an assumed conversion price of $4.00 per share, and shall have an exercise price of $4.00 per share. The warrants expire on April 24, 2019.

Underwriter’s Warrants

We have agreed to issue to the underwriter warrants to purchase up to a total of      shares of common stock (5% of the shares of common stock sold in this offering, including the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering. The warrants are exercisable at a per share price equal to $     per share, or 125% of the public offering price per share in the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering, and the piggyback registration right provided will not be greater than seven years from the effective date of the offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Certain Provisions of Our Articles of Incorporation, Our Bylaws and the NRS

The following provisions of our articles of incorporation, our bylaws and the NRS may not be considered by some stockholders to be in their best interest. The effect of such provisions could, among other things, delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. Such effect could cause the market price of our common stock to decrease or could cause temporary fluctuations in the market price of our common stock that otherwise would not have resulted from actual or rumored takeover attempts.

No Cumulative Voting

Under Nevada law, the right to vote cumulatively does not exist unless the articles of incorporation specifically authorize cumulative voting. Our articles of incorporation do not grant stockholders the right to vote cumulatively; therefore stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

Limitation of Liability of Directors and Officers

Our articles of incorporation limit the liability of directors to the fullest extent permitted by Nevada law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Blank Check Preferred Stock

We believe that the availability of the preferred stock under our articles of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Our board has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, a series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board will make any determination to issue shares of preferred stock based on its judgment as to our and our stockholders’ best interests. Our board, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Convertible Indebtedness

Convertible Term Notes

General

From October 2013 to January 2014, we issued convertible promissory notes in the aggregate principal amount of $2.5 million. The notes accrue interest of 10% per annum and mature on the earlier of (i) a successful initial public offering, or (ii) one year from the date of issuance. The convertible notes are unsecured obligations.

Mandatory Conversion

The entire outstanding principal amount of and all accrued interest on the convertible notes automatically convert into shares of our common stock upon our successful completion of an initial public offering at a 30% discount to our IPO price. Assuming an offering price of $    (the midpoint of the range set forth on the cover page of this prospectus), the convertible notes shall convert into      shares of our common stock upon the closing of this offering.

Events of Default

The convertible notes provide for certain events of default which, if any of them were to occur, would permit or require the principal of and accrued interest, if any, on the convertible note to become or be declared due and payable (subject, in some cases, to specified grace periods). These events of default include the following:

•	failure to pay any installment of principal, interest or other fees due and payable;
•	breach of any representation, warranty, covenant or obligation under the convertible note;
•	any assignment for the benefit of creditors, or the appointment of a receiver or trustee;
•	any money judgment entered against us or any of our assets for more than $500,000;
•	the institution by or against us of bankruptcy proceedings;
•	the sale by us of more than 80% of our outstanding stock, or the sale of substantially all of our assets; or
•	a default by us with respect to any other indebtedness in excess of $500,000.

Following the occurrence and continuation of an event of default, the convertible notes will accrue interest at a rate of 12% per annum. As of December 31, 2013, we were in compliance in all material respects with all covenants and the provisions contained in the convertible notes.

Summit Acquisition Long Term Notes

General

In connection with our acquisition of Summit, we issued to the former owners of Summit Promissory Notes in the aggregate principal amount of $2.5 million. The notes accrue interest of 4% per annum and mature in January 2017.

Conversion

All or any portion of the notes are convertible, at the option of the holder, at any time after the completion of this offering and prior to February 2015. The conversion price under the notes is equal to the price per share of common stock in this offering.

Events of Default

The notes provide that if we receive notice from the noteholders of any failure by us to pay any installment or interest when due and do not cure within 10 days of such notice, we will be in default under the note. Upon such default, the full amount outstanding under the note may, at the option of the holder, become immediately due and payable. After such event of default, any unpaid amounts that are immediately due and owing under the note shall accrue interest at 8% per annum.

Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation and bylaws provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and/or agents. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Lock-up Agreement

For a description of the lock up agreements with the underwriter that restricts sales by us and our executive officers and directors, see the information under the heading “Underwriting.”

Listing

We have applied for listing of our common stock on the NASDAQ Capital Market under the symbol “AWA”.

Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida, 33760.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could adversely affect the prevailing market price for our common stock from time to time or impair our ability to raise equity capital in the future.

Upon the closing of this offering, a total of      shares of common stock will be outstanding, (i) assuming 7,777,421 shares of common stock issued, issuable and outstanding as of March 31, 2014,     shares of common stock sold in this offering, (ii)      shares of common stock issued upon the automatic conversion of our Series E Preferred Stock, (iii) 41,667 shares of common stock issued to certain of our executive officers and directors, and (iv)      shares of common stock issued upon the conversion of our $2.5 million principal amount convertible promissory notes. This number of shares does not include     shares of our common stock subject to the underwriters' over-allotment option and also assumes no exercise or conversion of any outstanding options, warrants, convertible preferred stock and convertible notes, except as set forth above. Of our outstanding shares, all    shares of common stock sold in this offering by us, plus any shares sold upon exercise of the underwriter’s option to purchase additional shares, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

Subject to the lock-up agreements described below and the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

Date	Number of Shares
On the date of this prospectus
Between 90 and 180 days (subject to extension) after the date of this prospectus
At various times beginning more than 180 days (subject to extension) after the date of this prospectus

In addition, of the 1,353,333 shares of our common stock that were subject to our outstanding stock options, 75,000 options to purchase shares of common stock were vested as of the date of this prospectus and will be eligible for sale 180 days following the effective date of this offering, subject to extension as described in the section entitled “Underwriting.” In addition, warrants to purchase     shares of common stock were vested as of the date of this prospectus and will be eligible for sale 180 days following the effective date of this offering, subject to extension as described in the section entitled “Underwriting.”

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

As of March 31, 2014, none of our shares of our outstanding common stock had been issued in reliance on Rule 701 as a result of exercises of stock options.

Equity Plan

We intend to file one or more registration statements on Form S-8 under the Securities Act to register all shares of common stock subject to outstanding stock options and common stock issued or issuable under our stock plan. We expect to file the registration statement covering shares offered pursuant to our stock plan shortly after the date of this prospectus, permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act and the sale by affiliates in the public market subject to compliance with the resale provisions of Rule 144.

Registration Rights

We granted registration rights in connection with the private placement of 2,108,333 shares of our common stock between April and July 2013. Under these registration rights, we agreed to allow the purchasers of these shares to participate in an initial public offering of our common stock, subject, however, to standard cut-back rights granted to the underwriter to, in its discretion, exclude these shares from this offering based upon market conditions. Since the underwriter has advised us that, in its discretion, it does not believe that market conditions would support the inclusion of these shares in this offering, the registration rights granted require us to file with the SEC a reoffer registration statement to register the shares of such purchasers after the expiration of a waiting period as determined by the underwriter. We are required to pay all expenses incurred in connection with the registration of such shares.

The holders of these shares are restricted from selling them upon the completion of our initial public offering. Specifically, each holder may only publicly sell or distribute: (i) one-half of the private placement shares owned by such holder commencing 60 days after the completion of this initial public offering, and (ii) the remaining private placement shares owned by such holder no sooner than 120 days after the completion of this offering, provided that the underwriter may modify or extend such time periods in its discretion based upon market conditions.

In addition, we also granted to our placement agent in the foregoing offering piggyback registration rights on      shares underlying warrants granted to the placement agent. While such registration rights do not require us to include the placement agent’s warrant shares in this initial public offering, it will have the right to include its warrant shares in reoffer registration statement described in the paragraph above.

In addition, a warrant to purchase      shares of common stock that we will issue to the underwriter as partial compensation for its services as underwriter provide for certain “demand” and “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five and seven year periods commencing six months after the effective date of the registration statement on Form S-1 of which this prospectus forms a part.

Lock-Up Agreements

From October 2013 to January 2014, we issued in a private placement an aggregate of $2.5 million in convertible promissory notes, which will automatically convert into shares of common stock upon the completion of this initial public offering. The holders of such notes have agreed that, if requested by us or the underwriter, they will not sell, transfer or dispose such shares of common stock for up to 180 days after the completion of this initial public offering.

From April through June 2014, in a series of transactions, we issued 1,356,250 shares of Series E Preferred Stock, which, if not converted sooner, will automatically convert into      shares of common stock upon the completion of this initial public offering. The holders have agreed that, unless otherwise waived by the underwriter, they will not sell, transfer or dispose such shares of common stock for up to 180 days after the completion of this initial public offering, along with an additional 20 days to the extent necessary to comply with applicable regulatory requirements.

UNDERWRITING

Aegis Capital Corp. is acting as the sole underwriter of this offering. We have entered into an underwriting agreement, dated            , 2014, with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to this underwriter and the underwriter has agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
Aegis Capital Corp.

The underwriter is committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if it purchases any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers that are members of the Financial Industry Regulatory Authority, or FINRA, at that price less a concession not in excess of $    per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $    per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect thereof.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of      additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $     and the total net proceeds, before expenses, to us will be $     .

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public Offering Price	$
Underwriting discount ( %)	$
Proceeds, before expenses, to us	$
Non-accountable expense allowance (1%)(1)	$

(1)	The expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriter’s over-allotment option.

The underwriter proposes to offer the shares to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $     per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have agreed to pay to Aegis a non-accountable expense allowance equal to 1% of the public offering price. We have paid an aggregate expense deposit of $25,000 to the underwriter for out-of-pocket accountable expenses which will be applied against the 1% non-accountable expense allowance. The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 expense deposit paid to the underwriter will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

In addition to the 1% non-accountable expense allowance, we have also agreed to pay or reimburse the underwriter for certain of the underwriter’s expenses relating to the offering in a maximum amount of $100,000 for all such expenses, including: (i) all Public Filing System filing fees associated with the review of the offering by FINRA; (ii) all fees, expenses incurred by the underwriter in conducting background checks of our directors and officers in an amount not to exceed $5000 per individual; (iii) the fees and expenses of the underwriters’ legal counsel up to a maximum of $25,000, but exclusive of the fees relating to the registration or qualification of the shares under the “blue sky” securities laws; (iv) the $21,775 cost associated with the underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; and (v) up to $20,000 of the underwriter’s actual accountable “road show” expenses for the offering. We have also agreed that underwriter’s counsel will act as our “blue sky” counsel and receive a fee of $5000 in connection therewith if the offering is commenced on the NASDAQ Global Market, NASDAQ Global Select Market or the NYSE MKT or a fee of $20,000 if the offering is commenced on the NASDAQ Capital Market or the Over the Counter Bulletin Board.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $    .

Placement Agent Services

Aegis Capital Corp. acted as placement agent for two private placement offerings by us, of notes convertible into common stock, during the 180 day period prior to the date of this prospectus.

The first private placement had a final closing on November 22, 2013. In its capacity as placement agent with respect to this offering, Aegis Capital Corp was paid an aggregate of $165,100 in cash fees and received warrants exercisable for 45,833 shares of Armada Common Stock at $4.50 per share that expire on November 22, 2018; provided, however, that if there is an IPO prior to November 22, 2014, the foregoing warrants will be (i) exercisable for a quantity of shares equal to $137,500 divided by 105% of the IPO price, at (ii) an exercise price equal to 105% of the IPO price per share.

The second private placement had a final closing on January 29, 2014. In its capacity as placement agent with respect to this offering, Aegis Capital Corp. was paid an aggregate of $81,250 in cash fees and received warrants exercisable for 24,167 shares of Armada Common Stock at $4.50 per share that expire on January 29, 2019; provided, however, that if there is an IPO prior to January 29, 2015, the foregoing warrants will be (i) exercisable for a quantity of shares equal to $72,500 divided by 105% of the IPO price, at (ii) an exercise price equal to 105% of the IPO price per share.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Subject to the Registration Rights Agreements described in “Shares Eligible for Future Sale” above, we have agreed with the underwriter that for a period of six months following the date of this prospectus, we will not offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of, or hedge, any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, subject to specified exceptions. The underwriter may, in its sole discretion, waive this prohibition. The restriction is not applicable to shares issuable upon conversion or exercise of any existing securities.

The restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the restricted period we issue a release regarding earnings or regarding material news or events relating to us; or
•	prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, subject to the Registration Rights Agreements, all of our officers, directors and holders of 10% or more of the outstanding shares of our common stock have agreed not to sell any shares beneficially owned by them for a period of six months from the effective date of this Registration Statement.

Underwriter’s Warrants

We have agreed to issue to the underwriter warrants to purchase up to a total of     shares of common stock (5% of the shares of common stock sold in this offering, including the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants are exercisable at a per share price equal to $     per share, or 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

If the gross proceeds of this offering are at least $20 million, the underwriting agreement will provide that until twelve months after the date of effectiveness of the offering, the underwriter will have a right of first refusal to act as lead underwriter for each and every future public offering and private equity and public debt offering by us or any of our subsidiaries or successors provided that the term, scope and cost of the engagement of the underwriter by us is competitive with prevailing market terms and conditions available from third parties covering similar transactions.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute the prospectus electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.
•	These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the , in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.  In connection with this offering, the underwriter and the selling group members may engage in passive market making transactions in our common stock on the     in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Determination of the Initial Public Offering Price

Prior to this offering, there has been no public market for our common stock. The initial public offering price was determined through negotiations between us and the underwriter. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, including our prospects for growing our services, the prospects for of the industry in which we compete, the present state of our development, our capital structure and other factors deemed relevant.

An active trading market for our common stock may not develop. It is also possible that, after the offering, the shares will not trade in the public market at or above the initial public offering price.

Other Terms

The underwriter and certain of its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees, however, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

From time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Aegis Capital Corp., the underwriter of this offering, acted as placement agent for two private placement offerings of our securities that were closed on November 22, 2013 and January 29, 2014. In its capacity as placement agent with respect to the first private placement, Aegis Capital Corp. was paid an aggregate of $165,100 in cash fees and received warrants exercisable for 45,833 shares of our common stock at $4.50 per share that expire on November 22, 2018; provided, however, that if there is an IPO prior to November 22, 2014, the foregoing warrants will be (i) exercisable for a quantity of shares equal to $137,500 divided by 105% of the IPO price, at (ii) an exercise price equal to 105% of the IPO price per share. In connection with the second private placement, Aegis Capital Corp. was paid an aggregate of $81,250 in cash fees and received warrants exercisable for 24,167 shares of our common stock at $4.50 per share that expire on January 29, 2019; provided, however, that if there is an IPO prior to January 29, 2015, the foregoing warrants will be (i) exercisable for a quantity of shares equal to $72,500 divided by 105% of the IPO price, at (ii) an exercise price equal to 105% of the IPO price per share. Prior to the pricing of this offering, Aegis Capital Corp. will execute a lock-up agreement pursuant to which it will agree that for a period of 180 days, from the date of the commencement of sales of this offering that it will not, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or warrants received by Aegis Capital Corp. as compensation for acting as placement agent in the foregoing private placements.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Fox Rothschild LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the underwriters by Loeb & Loeb, LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 included in this prospectus have been audited by L. J. Soldinger Associates, LLC an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Armada Water Assets Inc.
Audited Financial Statements
Reports of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-4
Consolidated Statement of Operations for the year ended December 31, 2013 and the period from inception on October 23, 2012 through December 31, 2012	F-5
Consolidated Statement of Cash Flows for the year ended December 31, 2013 and the period from inception on October 23, 2012 through December 31, 2012	F-7
Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2013 and the period form Inception on October 23, 2012 through December 31, 2012	F-9
Notes to Consolidated Financial Statements	F-11
Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of March 31, 2014	F-43
Condensed Consolidated Statement of Operations for the three months ended March 31, 2014	F-45
Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2014	F-47
Notes to Condensed Consolidated Financial Statements	F-50
Wes Tex Vacuum Service, Inc.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-79
Balance sheets as of December 31, 2012 and 2011	F-80
Statement of Operations for the years ended December 31, 2012 and 2011	F-81
Statement of Cash Flows for the years ended December 31, 2012 and 2011	F-82
Statement of Stockholders Equity from January 1, 2011 through December 31, 2012	F-83
Notes to Financial Statements	F-84
Oil Raiders Logistics, Inc.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-91
Balance sheets as of December 31, 2012 and 2011	F-92
Statement of Operations for the period from Inception on June 16, 2011 through December 31, 2012	F-93
Statement of Cash Flows for the period from Inception on June 16, 2011 through December 31, 2012	F-94
Statement of Stockholders Equity from Inception on June 16, 2011 through December 31, 2012	F-95
Notes to Financial Statements	F-96
Summit Holdings, Inc. and Subsidiaries
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-104
Balance sheets as of December 31, 2012 and 2011	F-105
Statement of Operations for the years ended December 31, 2012 and 2011	F-106
Statement of Cash Flows for the years ended December 31, 2012 and 2011	F-107
Statement of Stockholders Equity from January 1, 2011 through December 31, 2012	F-108
Notes to Financial Statements	F-109

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Armada Water Assets, Inc.:

We have audited the accompanying consolidated balance sheets of Armada Water Assets, Inc. (Successor) as of December 31, 2013 and December 31, 2012, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2013 and for the period from inception on October 23, 2012 through December 31, 2012 (Successor period). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of Armada Water Assets, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the Successor period, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, effective February 4, 2013, Armada Water Assets, Inc. acquired all of the outstanding membership interests of Barstow Production Water Solutions, LLC in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
April 28, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Armada Water Assets, Inc. as parent of Barstow Production Water Solutions, LLC:

We have audited the accompanying statement of operations of Barstow Production Water Solutions, LLC (Predecessor) for the period from January 1, 2013 through February 3, 2013, and the related statements of members’ equity and cash flows for the period then ended (Predecessor period). These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Predecessor financial statements present fairly, in all material respects, results of operations for the period from January 1, 2013 through February 3, 2013, and the results of its cash flows for the Predecessor period, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the financial statements, effective February 4, 2013, Armada Water Assets, Inc. acquired all of the outstanding membership interests of Barstow Production Water Solutions, LLC in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
April 28, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Armada Water Assets, Inc. as parent of Barstow Production Water Solutions, LLC:

We have audited the accompanying balance sheet of Barstow Production Water Solutions, LLC (Predecessor) as of December 31, 2012 and the related statements of operations, members’ equity, and cash flows from August 9, 2012 (inception) to December 31, 2012 (Predecessor Period). The company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barstow Production Water Solutions, LLC as of December 31, 2012 and the results of its operations and its cash flows for the predecessor period in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2 to the financial statements, effective February 4, 2013, Armada Water Assets, Inc. acquired all of the outstanding membership interests of Barstow Production Water Solutions, LLC in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
February 4, 2013

ARMADA WATER ASSETS, INC.

CONSOLIDATED BALANCE SHEETS

	Successor		Predecessor
	December 31, 2013	December 31, 2012	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	224,834	—	202,168
Trade accounts receivable	3,171,205	—	130
Other receivables	22,538	—	1,579
Due from related party	—	—	9,257
Prepaid expenses and short term deposits	311,231	—	—
TOTAL CURRENT ASSETS	3,729,808	—	213,134
Property and equipment	17,616,433	—	429,882
Accumulated depreciation	(718,864)	—	(7,514)
Property and equipment, net	16,897,569	—	422,368
Intangible assets, net	9,618,797	—	—
Goodwill	4,747,973	—	—
Deferred offering costs, net	271,669	—	—
TOTAL ASSETS	35,265,816	—	635,502
LIABILITIES CURRENT LIABILITIES
Secured line of credit borrowing facilities	1,951,746	—	—
Accounts payable	3,131,590	—	—
Accrued expenses	1,269,987	—	41,593
Other current liabilities	116,304	—	—
Short term notes and current portion of long-term debt – related party	1,918,500
Short term notes and current portion of long-term debt	5,718,474	—	—
TOTAL CURRENT LIABILITIES	14,106,601	—	41,593
NON CURRENT LIABILITIES
Liens payable	897,000	—
Notes payable (net of current portion)	8,004,850	—
Notes payable – related party	1,437,500
Derivative liability	640,000
Asset retirement obligation	7,635	—	2,944
TOTAL LIABILITIES	25,093,586	—	44,537
Commitments and contingencies
Redeemable series A preferred stock	320,000	—	—
STOCKHOLDERS’/MEMBERS’ EQUITY
Series B Preferred Stock	800	—	—
Series C Preferred Stock	350	—	—
Series D Preferred Stock	150	—
Common Stock, $0.0001 par value, 100,000,000 authorized as of December 31, 2013 and December 31, 2012 respectively; 7,336,524 and nil issued, issuable and outstanding as of December 31, 2013 and December 31, 2012, respectively	731	—
Additional paid-in capital	14,239,853	—
Accumulated deficit	(4,389,654)	—	(142,006)
Members’ equity	—	—	732,971
Stockholders’/Members’ Equity	9,852,230	—	590,965
TOTAL LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY	35,265,816	—	635,502

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor
	Year Ended December 31,
	2013	2012
REVENUES	$11,154,243	$—
OPERATING EXPENSES:
Cost of revenues	10,208,844	—
General and administrative – related party	48,625	—
General and administrative	4,264,506	—
Total operating expenses	14,521,975	—
LOSS FROM OPERATIONS	(3,367,732)	—
OTHER INCOME AND EXPENSE
Other expense	190,445	—
Interest expense-related party	89,302	—
Interest expense	742,175	—
Total other expense	1,021,922	—
LOSS BEFORE INCOME TAXES	(4,389,654)	—
Income taxes	—	—
NET LOSS	$(4,389,654)	$—
Basic and diluted weighted average common shares outstanding	5,982,540	—
Net loss per share, basic and diluted	$(0.73)	$—

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

STATEMENTS OF OPERATIONS

	Predecessor
	January 1, 2013 through February 3, 2013	From Inception on August 9, 2012 Through December 31, 2012
REVENUES
Revenues	7,605	—
Revenues – related party	—	84,244
Total net revenues	7,605	84,244
OPERATING EXPENSES:
Cost of revenues	22,964	20,639
General and administrative – related party	—	30,000
General and administrative	—	174,303
Total operating expenses	22,964	224,942
LOSS FROM OPERATIONS	(15,359)	(140,698)
OTHER INCOME AND EXPENSE
Interest expense	—	(1,308)
Total other income (expense)	—	(1,308)
NET LOSS	(15,359)	(142,006)
Pro forma information
Net loss	(15,359)	(142,006)
Pro forma tax benefit	—	—
Pro forma net loss	(15,359)	(142,006)

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor Business
	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	(4,389,654)	—
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization expense	1,312,817	—
Non cash interest expense	74,067	—
Stock based compensation	155,046	—
Change in derivative liability	(160,000)	—
Changes in assets and liabilities
Accounts receivable	(903,762)	—
Prepaid expenses and other assets	143,013	—
Accounts payable	236,584	—
Accrued expenses	853,785	—
Net cash used in operations	(2,678,104)	—
CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired from acquisitions, net of cash paid	584,483	—
Capital expenditures	(1,378,849)	—
Advances to companies acquired	(4,277,311)	—
Cash flow used in investing activities	(5,071,677)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from secured lines of credit, net of repayments	539,541	—
Proceeds from note issuances and advances	5,118,500	—
Loan repayments	(3,377,697)	—
Proceeds from sale of common stock	6,826,007	—
Payment of deferred loan fees	(299,736)	—
Payment of equity offering costs	(832,000)	—
Cash provided by financing activities	7,974,615	—
Increase in cash and cash equivalents	224,834
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of period	224,834	—
Cash paid for interest	98,359	—

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

STATEMENTS OF CASH FLOWS

	Predecessor Business
	From January 1, 2013 through February 3, 2013	Period from Inception on August 9, 2012 through December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	(15,359)	(142,006)
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization	1,349	7,514
Non cash interest expense	—	58
Changes in assets and liabilities
Accounts receivable	17	(130)
Prepaid expenses and other assets	1,579	(1,579)
Accrued expenses	—	41,593
Net cash used in operations	(12,414)	(94,550)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(32,138)	(251,996)
Advances to related party	(7,548)	(9,257)
Cash flow used in investing activities	(39,686)	(261,253)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from member contributions	—	750,000
Distributions to members	—	(57,029)
Repayment of note payable	—	(135,000)
Cash provided by financing activities	—	557,971
Increase (decrease) in cash and cash equivalents	(52,100)	202,168
Cash and cash equivalents, beginning of year	202,168	—
Cash and cash equivalents, end of period	150,068	202,168
Cash paid for interest	—	—

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
SUCCESSOR

	Common Stock		Preferred Series B		Preferred Series C		Preferred Series D
	Outstanding Shares	Par Value	Outstanding Shares	Amount	Outstanding Shares	Amount	Outstanding Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders Equity
Balance at inception on October 22, 2012	—	$—	—	$—	—	$—	—	$—	$—	$—	$—
Net income (loss)	—	—	—	—	—	—	—	—	$—	$—	$—
December 31, 2012 Balance	—	$—	—	$—	—	$—	—	$—	—	—	—
Founders share issuance	2,325,000	233	—	—	—	—	—	—	69,517	—	69,750
Elanken note inducement	33,333	3	—	—	—	—	—	—	997	—	1,000
Private Placement $0.30 Per share	1,437,523	144	—	—	—	—	—	—	431,113	—	431,257
Devonian Acquisition Corp. Merger	1,267,000	127	8,000,000	800	—	—	—	—	6,466,740	—	6,467,667
$5.5 Million Private Placement	1,833,333	183	—	—	—	—	—	—	5,499,817	—	5,500,000
Offering costs	—	—	—	—	—	—	—	—	(745,000)	—	(745,000)
Overallotment Private Placement	275,000	28	—	—	—	—	—	—	824,972	—	825,000
Offering costs	—	—	—	—	—	—	—	—	(87,000)	—	(87,000)
Western Slope Merger	120,833	12	—	—	3,500,000	350	1,500,000	150	1,578,655	—	1,579,167
Miller Inducement Shares	15,000	2	—	—	—	—	—	—	44,998	—	45,000
Stock based compensation	29,167	2	—	—	—	—	—	—	155,044	—	155,046
Fractional shares issued	335	(3)	—	—	—	—	—	—	—	—	(3)
Net loss										(4,389,654)	(4,389,654)
December 31, 2013 Balance	7,336,524	$731	8,000,000	$800	3,500,000	$350	1,500,000	$150	$14,239,853	$(4,389,654)	$9,852,230

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
PREDECESSOR

Members’ equity, at inception	$—
Property and note payable contributed (net) from members	40,000
Cash contribution from members	750,000
Distributions to members	(57,029)
Net loss	(142,006)
Members’ equity, December 31, 2012	$590,965
Net loss	(15,359)
Members’ equity, February 3, 2014	$575,606

See accompanying notes to the Condensed Consolidated Financial Statements.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

Nature of Operations and Presentation and Liquidity

These financial statements include the accounts of Armada Water Assets, Inc. (the “Company”), which was formed on October 23, 2012 in the state of Nevada and its wholly-owned subsidiaries: Barstow Production Water Solutions, LLC, Summit Holdings, Inc., Summit Energy, Inc., Devonian Acquisition Corp, Wes Tex Vacuum Service, Inc., ORL Equipment, LLC, Western Slope Acquisition Corp. and Harley Dome 1, LLC. Except where the context otherwise requires, the “Company,” “we,” “our” and “us” refers to Armada Water Assets, Inc. and our wholly-owned subsidiaries. The Company is in the oil field service industry and specializes in providing a range of water related products and services to oil and gas exploration and development companies.

As described in more detail later in this document, the Company acquired Barstow Production Water Solutions, LLC on February 4, 2013. Prior to this acquisition the Company was a shell company with limited or no operations. Under Securities and Exchange Commission (the “SEC”) rules when a registrant succeeds to substantially all of the business (or a separately identifiable line of business) of another entity (or group of entities) and the registrant's own operations before the succession appear insignificant relative to the operations assumed or acquired, the registrant is required to present financial information for the acquired entity (the “predecessor”) for all comparable periods prior to the date of acquisition being presented before the succession.

Therefore we are providing certain additional information in our financial statements regarding the predecessor business for periods prior to February 4, 2013 for Barstow Production Water Solutions, LLC. Barstow Production Water Solutions, LLC is referred to as the “Predecessor Business.” The financial information for the period prior to February 4, 2013 is labeled “Predecessor Business” and the Company has placed a heavy black line between it and the Company’s (also referred to as the successor) information to differentiate it from the predcessor’s financial information.

In the first year of operation, the Company’s net losses were approximately $4.3 million. In addition, at December 31, 2013, the Company had negative working capital of approximately $10.4 million. As a result of its action in 2014 to obtain additional debt and equity financing and to convert a significant amount of its acquisition indebtedness to equity (described in detail in Note 16 — Subsequent Events) Management believes the Company has sufficient cash resources and financing availability on hand to meet its operations needs in 2014. The Company does expect to expend significant resources in 2014 on new equipment to meet perceived new business opportunities and to aggressively expand its business operations, which could result in problems with its liquidity later in 2014, requiring the Company to delay or suspend certain plans should it be unable to raise sufficient additional funds in its planned 2014 initial public offering.

NOTE 2 — MERGER WITH BARSTOW PRODUCTION WATER SOLUTIONS, LLC

On February 4, 2013, the Company completed the acquisition of all of the outstanding member interests of Barstow Production Water Solutions, LLC (“Barstow”) at which time Barstow became a wholly-owned subsidiary of the Company. The purchase price of the member interests of Barstow was 3,200,000 shares of Series A preferred stock (see Note 11), the issuance of promissory notes in the aggregate principal amount of $1 million to the members (see Note 9) plus the assumption of the liabilities of Barstow. In addition, the Company granted an earn-out to the members such that they are entitled to receive 20% of the EBITDA of Barstow that exceeds $2 million on a calendar basis for a period of five years. The acquisition of Barstow entered the Company into the oilfield services industry. The results of operations of Barstow are included herein these financial statements starting on February 4, 2013. The Company valued the Series A preferred stock at the time of the merger at $320,000 (see Note 11).

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — MERGER WITH BARSTOW PRODUCTION WATER SOLUTIONS, LLC - (continued)

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$150
Fixed Assets	1,177
Goodwill	21
Other receivables	17
$1,365
Liabilities assumed
Accounts payable & accrued expenses	$42
Asset retirement obligations	3
$45
Net identifiable assets/consideration paid	$1,320

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Barstow had occurred on its inception date of August 9, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the inception of Barstow on August 9, 2012.

	2013	2012
Pro forma net sales	$11,161,848	$84,244
Pro forma net loss	$(4,445,011)	$(142,006)
Predecessor Information

In April 2012 Oil Raiders Logistics, Inc. (“Oil Raiders”) entered into a purchase agreement with an outside third party to acquire approximately 173 acres of land outside of Barstow, Texas. The purchase price of the land was $175,000, of which $20,000 was paid at closing and a promissory note (the “Note”) and warranty deed was given to the seller in the amount of $160,000, payable in 8 monthly $20,000 installments, of which $5,000 was to be interest. In early August 2012, Oil Raiders made its first installment payment of $20,000. The owners of Oil Raiders then elected to contribute the land and the remaining balance on the Note to Barstow in exchange for their membership interests.

The prior owner of the property had intended to farm the parcel and in anticipation of that, had drilled and completed three irrigation wells on the property. However the prior owner had failed to obtain the necessary ingress and egress permits and therefore was never able to commence farming operations and no amounts were pumped from the wells for sale to outside third parties. The Company has allocated approximately $30,000 of the initial purchase price of the land towards the three wells acquired with the land. The Company paid the Note in full and the warranty deed was released on August 20, 2012. In August, 2012 the Company drilled a shallow well with a 12” casing on the property which, when flow tested, produced water at a rate of approximately 55,000 bbls per day, and commenced construction of the road for ingress and egress to the property as well as the pad to support the fast fill operation. Construction operations were completed in September 2012 with the installation of two 400 bbl fresh water tanks and pumping equipment.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — MERGER WITH BARSTOW PRODUCTION WATER SOLUTIONS, LLC - (continued)

Depreciation expense for Barstow for the period from January 1, 2013 through February 3, 2013 was $1,369 and for the period from inception on August 9, 2012 through December 31, 2012 was $7,514.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The consolidated financial statements included herewith include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Development Stage

In April 2013, upon the acquisition of Devonian Acquisition Corporation (see Note 4), the Company exited the development stage.

Use of Estimates

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and, accordingly, include certain amounts that are based on management’s best estimates and judgments. Estimates are used when accounting for amounts recorded in connection with mergers and acquisitions, including initial fair value determinations of assets and liabilities. Additionally, estimates are used in determining such items as depreciable and amortizable lives, amounts recorded for contingencies, asset retirement obligations, derivative liabilities, share-based compensation assumptions, impairments of long-lived assets (including intangible assets and goodwill), and valuation allowances for taxes on income. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenue

The Company recognizes revenue from the delivery of product at the time the goods are delivered and title has transferred, upon the fee becoming fixed and determinable, and upon reasonable assurance of customer payment. For well site construction and repair services, revenue is recognized at the time services are performed, when the fee has become fixed and determinable and upon reasonable assurance of customer payment.

Uncollectible Accounts

The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectible. Recoveries of previously written-off accounts are recorded when collected. As of December 31, 2013 and December 31, 2012, the Company had reserved no amounts for uncollectable accounts, as it considered all receivables collectible.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. During the year the amount of bank deposits that exceeded Federal Deposit Insurance Corporation (“FDIC”) insurance can be material.

In 2013, 2 customers each had revenues greater than 10% and in total accounted for 67% of the Company’s 2013 revenues and 66% of the Company’s receivables at December 31, 2013.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

During 2012, Barstow was dependent upon Oil Raiders Logistics, Inc., its sole customer and a related party, to sell its product and provide management services. In 2012 essentially all of the Company’s sales were made as a subcontractor to Oil Raiders Logistics, Inc.

Net Loss Per Share

Basic loss per share is calculated based on the weighted-average number of outstanding common shares. Diluted loss per share is calculated based on the weighted-average number of outstanding common shares plus the effect of dilutive potential common shares, using the treasury stock method. The Company’s calculation of diluted net loss per share excludes potential common shares as of December 31, 2013 and December 31, 2012 as the effect would be anti-dilutive (i.e. would reduce the loss per share). At December 31, 2013, there were an additional 2,474,000 shares of potential common stock from options, warrants, and convertible preferred stock that were excluded from the diluted earnings per share calculation. No amounts were included in the number above for the convertible notes as the conversion rate has not yet been determined (see Note 9).

In accordance with SEC Accounting Series Release 280, the Company computes its income or loss applicable to common stock holders by subtracting dividends on preferred stock, including undeclared or unpaid dividends if cumulative, from its reported net loss and reports the same on the face of its statement of operations.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state and local governmental authorities from the production and sale of its services on a net basis.

Costs to Renew or Extend the Life of an Intangible Asset

The Company expenses all costs to extend or renew the life of intangible assets as they are incurred.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful life as follows:

Disposal and production wells	20 yrs
Buildings	10 – 20 yrs
Machinery and equipment	3 – 10 yrs
Office furniture and equipment	7 yrs
Vehicles	7 yrs
Rolling stock	7 – 10 yrs
Land improvements	10 yrs

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Acquired Intangibles

The Company acquired intangible assets upon the acquisitions it consummated (see Notes 2, 4, 5 and 6) and are amortized over their useful lives as follows:

Customer list	10 yrs
Customer contracts	4 – 10 yrs
Trade names	10 yrs
Technology rights	10 yrs
Covenants not to compete	2 – 3 yrs

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis (December 31 for us) and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of currently due plus deferred taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting carrying amounts and the respective tax bases of assets and liabilities, and are measured using tax rates and laws that are expected to be in effect when the differences are expected to be recovered or settled. Valuation allowances are provided against deferred tax assets if it is more likely than not that the deferred tax assets will not be realized.

The Company follows the guidance of FASB ASC 740-10 which relates to the Accounting for Uncertainty in Income Taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This interpretation prescribes a comprehensive model for financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

Asset Retirement Obligations

The Company provides for future asset retirement obligations for both injection and disposal wells on its properties based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized to the cost of the well and depreciated over the estimate useful life of the well. The obligation is accreted through interest expense until it is settled. The fair value of the obligation is estimated by discounting expected future cash outflows to settle the asset retirement

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

obligations using a credit-adjusted risk-free interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate individual well sites	$1,000 – 7,000
Average gross salvage value expected from individual well sites remediated	$0
Expected inflation rate for oil field service costs	4.00%
Credit adjusted risk-free interest rate	8 – 10%

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at January 1, 2013	$—
Liabilities incurred	7,635
Liabilities settled	—
Accretion expense	—
Balance at December 31, 2013	$7,635
Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3
Asset retirement obligation	7,635	—	—	7,635
Derivative liability	640,000			640,000

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Pro Forma Financial Information

As discussed in Note 1, Barstow Production Water Solutions, LLC was originally organized in the form of a Limited Liability Company. Upon closing of the Merger (see Note 2), its capital structure was changed to that of a corporation. The change resulted in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Barstow members. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the statement of operations has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on August 9, 2012 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax asset for losses during the period offset by a valuation allowance.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (the “FASB”) provided guidance that simplifies how an entity tests indefinite-lived intangibles for impairment. The amended guidance allows companies to first assess qualitative factors to determine whether it is more-likely-than-not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test. This update became effective for annual and interim reporting periods for fiscal years beginning after December 15, 2012 for public companies and for fiscal years beginning after December 15, 2013.

The FASB updated guidance related to additional reporting and disclosure of amounts reclassified out of accumulated other comprehensive income (AOCI). Under this new guidance, companies are required to disclose the effect of significant reclassifications out of AOCI on the respective line items on the income statement if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under GAAP that provide additional details about those amounts. This update became effective for annual and interim reporting periods for fiscal years beginning after December 15, 2012 for public companies and after December 15, 2013 for private enterprises.

The Company has chosen to qualify as an Emerging Growth Company (“EGC”) and use the deferral provisions under Securities Act Section 7(a)(2)(B) and therefore does not expect to adopt the guidance from new accounting policies issued with effective dates after April 2012 until such time as the earlier of when they become applicable to private enterprises or the Company no longer qualifies as an EGC. We therefore expect to adopt these policies in 2014 and do not expect them to have a material impact on our results or financial position.

NOTE 4 — ACQUISITION OF DEVONIAN ACQUISITION CORP.

On April 4, 2013, the Company consummated a merger with Devonian Acquisition Corp and its wholly-owned subsidiaries (“Devonian”) and a merger subsidiary that dissolved upon the completion of the merger. The merger required that 100% of the issued and outstanding common and preferred stock of Devonian be exchanged for 1,267,000 shares of common stock plus 8,000,000 shares of Series B preferred stock of the Company (see Note 11) plus the assumption of certain liabilities of Devonian. The common stock and preferred stock was valued upon issuance at $3,801,000 and $3,466,667, which includes an $800,000 bifurcated derivative liability, respectively (see Note 11). In addition to the equity consideration paid, the Company issued promissory notes in substantially the same form as were previously issued by Devonian (see below) to certain of the former ORL Equipment, LLC members in the aggregate principal amount of $3.25 million. The results of operation of Devonian are included herein starting on April 5, 2013.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — ACQUISITION OF DEVONIAN ACQUISITION CORP. - (continued)

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$1,274
Accounts receivable	733
Prepaid expenses and short term deposits	101
Fixed Assets	4,645
Intangible Assets	2,933
Goodwill	2,520
Other assets	374
$12,580
Liabilities assumed
Accounts payable & accrued expenses	$268
Loans payable	1,790
Other liabilities	4
$2,062
Net identifiable assets/consideration paid	$10,518

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Devonian had occurred on its inception date of January 1, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2012.

	2013	2012
Pro forma net sales	$11,430,297	$—
Pro forma net loss to common stockholders	$(5,154,939)	$—

In March 2013, Devonian entered into a Membership Interest Purchase Agreement (“MIPA”) with ORL Equipment LLC dba Wes Tex Vacuum Service, Inc. (“ORL”) such that Devonian acquired 100% of the issued and outstanding membership interests of ORL, at which point ORL and its wholly-owned subsidiary became wholly-owned subsidiaries of the Company. Prior to entering into the MIPA, Devonian was a shell, with no operations of its own. Under the MIPA, Devonian issued 8 million shares of preferred stock, issued in the aggregate principal amount of $3.5 million in promissory notes (see Note 9) plus paid $185,000 in cash as consideration to acquire 100% of the issued and outstanding membership interests of ORL. In addition, the Company granted an earn-out to the members such that they are entitled to receive 20% of the EBITDA of ORL that exceeds $4 million on a calendar basis for a period of five years.

In January 2013, ORL entered into two separate agreements with Oil Raiders and Wes Tex Vacuum Service, Inc. In the agreement with Oil Raiders, which was effective on January 1, 2013, Oil Raiders transferred substantially all of its operations to ORL along with substantially all of its long-term assets and ORL agreed to assume certain liabilities. The purchase price was $5,000 plus the assumption of certain liabilities. All short term assets were specifically excluded from the transaction. Under the terms of the

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — ACQUISITION OF DEVONIAN ACQUISITION CORP. - (continued)

agreement, Oil Raiders agreed to operate its business on behalf of ORL until such time as all of its master service agreements were able to be transferred to ORL. As of December 31, 2013, all but one master service agreement had been transferred to ORL.

In January 2013, ORL entered into a purchase and sale agreement with Wes Tex Vacuum Service, Inc. (“Wes Tex”). In the agreement, which was effective January 17, 2013, ORL agreed to acquire 100% of the issued and outstanding common stock of Wes Tex for a purchase price of $1,725,406 in cash plus the issuance of 100% of the Series C membership interests in ORL. ORL took the name of Wes Tex Vacuum Service, Inc. upon consummation of the purchase and sale agreement.

NOTE 5 — SUMMIT HOLDINGS MERGER

On June 5, 2013, all of the issued and outstanding stock of Summit Holdings, Inc. and its wholly-owned subsidiary Summit Energy Services, Inc. (together “Summit”) was acquired by the Company at which time Summit became a wholly-owned subsidiary of the Company. The sale included consideration consisting of: (i) $1,000,000 in cash paid at closing; (ii) $1,000,000 payable in 5 equal monthly installments of $200,000 each, commencing one month following Closing; (iii) $1,000,000 payable in 15 days following completion of a Company initial public offering (“IPO”), or by December 31, 2013, whichever comes first; and (iv) $2,500,000 in aggregate face amount of newly issued Series C Preferred Stock, subject to conversion, at the election of the Summit stockholders, into an aggregate of $2,500,000 in convertible promissory notes payable to the Summit stockholders over three years, including interest at 4% per annum, convertible, at the election of Summit stockholders into shares of the Company's common stock at the IPO price (the “IPO Shares”), provided such election is made within 15 days of completion of the IPO. The installment payments due in connection with the acquisition are to be secured by a subordinated security interest in the assets of the Company. In July 2013, the agreement was amended to replace the Series C preferred stock with $2.5 million in aggregate principal amount promissory notes (see Note 9).

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$145
Accounts receivable	1,517
Prepaid expenses and short term deposits	196
Fixed assets	2,451
Intangible assets	2,858
Goodwill	768
$7,935
Liabilities assumed
Accounts payable & accrued expenses	$700
Loans payable	1,735
$2,435
Net identifiable assets/consideration paid	$5,500

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — SUMMIT HOLDINGS MERGER - (continued)

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Summit had occurred on January 1, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2012.

	Year Ended December 31, 2013	Year Ended December 31, 2012
Pro forma net sales	$16,336,210	$10,001,452
Pro forma net income (loss)	$(4,574,952)	$1,619,387

NOTE 6 — WESTERN SLOPE MERGER

On September 23, 2013, the Company and Western Slope Acquisition Corp., (“Western Slope”) entered into an Exchange Agreement such that Western Slope and its wholly-owned subsidiary Harley Dome 1, LLC (“Harley Dome”) and became wholly-owned subsidiaries of the Company. The exchange included consideration consisting of: (i) 120,833 shares of common stock of the Company exchanged for the same number of shares of common stock of Western Slope; (ii) 3,500,000 shares of newly designated Series C preferred stock (see Note 10) of the Company in exchange for 3,500,000 shares of Western Slope Series A preferred stock; (iii) 1,500,000 shares of newly designated Series D preferred stock (see Note 11) of the Company in exchange of 1,500,000 shares of Western Slope Series B preferred stock and (iv) $2,875,000 in aggregate face amount of newly issued Promissory Notes (see Note 9) payable to certain former members of Harley Dome 1 in exchange for the retirement of promissory notes by Western Slope. The Company valued the common stock at $362,500, the Series C preferred stock issued at $1,166,667 and the Series D preferred stock issued at $50,000 (see Note 12).

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$15
Accounts receivable	17
Prepaid expenses and short term deposits	5
Fixed assets	6,595
Intangible assets	4,422
Goodwill	1,439
Other receivables	86
$12,579
Liabilities assumed
Accounts payable & accrued expenses	$929
Liens payable	897
Loans payable	6,294
Other liabilities	5
$8,125
Net identifiable assets/consideration paid	$4,454

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — WESTERN SLOPE MERGER - (continued)

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Western Slope had occurred on January 1, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2012.

	Year Ended December 31, 2013	Year Ended December 31, 2012
Pro forma net sales	$11,482,247	$—
Pro forma net income	$(4,789,977)	$—

NOTE 7 — FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment consisted of the following as of:

	December 31, 2013	December 31, 2012
Land	$1,564,855	$—
Disposal and production wells	1,330,140	—
Buildings	528,526	—
Machinery and equipment	1,353,808	—
Office furniture and equipment	98,978	—
Vehicles	478,221	—
Rolling stock	6,210,562	—
Construction in progress	5,892,913	—
Land improvements	158,430	—
Less: Accumulated depreciation	(718,864)	—
	$16,897,569	$—

The Company expects to have the Harley Dome treatment facility in operation in the second quarter of 2014 and at that time will transfer the property out of construction in progress and start depreciating the asset.

Depreciation expense for the year ended December 31, 2013 and 2012 was $718,864 and nil, respectively.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — INTANGIBLE ASSETS

The following table presents our intangible assets as of:

	December 31, 2013	December 31, 2012
Intangible assets subject to amortization
Customer list	2,397,600	—
Customer contracts	2,982,007	—
Trade names	816,000	—
Technology rights	2,196,143	—
Covenants not to compete	626,000	—
	9,017,750	—
Less: Amortization	(593,953)	—
Subtotal, net	8,423,797	—
Goodwill	4,747,973	—
Permits	1,195,000
Total	14,366,770	—

For the year ended December 31, 2013 and 2012, the Company recorded amortization expense of $593,953 and nil, respectively.

NOTE 9 — DEBT

The following table presents the indebtedness of the Company as:

	December 31, 2013	December 31, 2012
Secured lines of credit	$1,951,746	$—
Working Capital Notes and Advances	4,283,500	—
Equipment Financing Notes	1,682,672	—
Insurance Finance Notes	184,019	—
Merger Notes	9,776,855	—
Other Notes	1,152,278	—
	$19,031,070	$—
Secured lines of credit

On April 4, 2013, the Company assumed, as guarantor, an ORL Equipment, LLC line of credit with Commercial State Bank with a borrowing limit up to a maximum of $1,250,000. The line of credit bears interest at the prime rate as reported in the Wall Street Journal plus 200 basis points, matures on February 8, 2014 and is secured by essentially all of the assets of ORL Equipment LLC and Wes-Tex Vacuum Service, Inc. At December 31, 2013 the balance under the line of credit was $1,062,716. In January 2014, the loan maturity was extended to April 8, 2014, and in April 2014, was extended again until July 8, 2014 with all other terms remaining in effect under the loan agreement.

On June 5, 2013, the Company assumed a Summit line of credit entered into on April 5, 2013, with Bank of America, NA. The line has a maximum borrowing limit of $1 million, bears interest at the rate of the bank’s prime rate plus 125 basis points and matures on April 5, 2014. The line of credit is secured by certain equipment and fixtures owned by the Company plus eligible accounts receivable of the Company, as defined by the line of credit agreement. The line is guaranteed by one of the former shareholders of the Company plus the stock of the wholly-owned subsidiary of Summit. The Loan also contains certain covenants that restrict the Company from entering into any agreements that would place junior liens or encumbrances on any assets of the Company without the bank’s consent and also require the Company to obtain the bank’s consent prior

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

to entering into any merger, consolidation or recapitalization of the Company. As of December 31, 2013, the line of credit is in default, as the prior stockholders did not obtain pre-approval of the merger. At December 31, 2013, the balance on the line of credit was $889,030. The Company is currently in negotiations with Bank of America and expects to extend the maturity of the line of credit to June 30, 2014 upon completion of the vetting process by Bank of America in the near future.

The two lines of credit together hold as collateral substantially all of the Company accounts receivable and rolling stock assets.

Working Capital Notes and Advances

In January 2013, the Company was advanced $500,000 by the Elanken Family Trust as evidenced by a promissory note of the same amount. The note accrued interest at the rate of 10% per annum and required monthly interest payments through the maturity date of August 1, 2013. The note was secured by the pledge of stock in Coastal Energy Company by a shareholder of the Company and was required to be prepaid in the event the Company completed an offering of equity or debt securities in a private offering in excess of $1.5 million. The note was repaid in full in the second quarter of 2013. As an inducement to make the loan, the Company issued 33,333 shares of its common stock. The Company recorded a deferred offering cost of $1,000 for the shares issued, which was fully amortized at the time the note was repaid in the second quarter of 2013.

In February and March 2013, the Wiltomo Redemption Fund (“Wiltomo”) advanced the Company $485,000. The advances were unsecured with an interest rate of 10% per annum. In May and June 2013, the Company repaid principal in the amount of $235,000. Prior to December 31, 2013, Wiltomo sold the loan with a then principal balance of $250,000 to DIT Equity Holdings, Inc. In September 2013, DIT Equity Holdings sold its note in the principal amount of $250,000 to Austin Leasing Partners, LLC (“Austin”). During the third quarter 2013, Austin lent the Company a further $901,000 and issued an amended and restated promissory note for $1,151,000. During the fourth quarter of 2013, Austin lent the Company an additional $367,500 bringing the total advanced to the Company to $1,518,500 as of December 31, 2013. The balance of the original note bears interest at the rate of 10% per annum with further borrowings over the first $250,000 advanced bearing a rate of 12% per annum. Per the restated Promissory Note the principal balance of this Note, together with all accrued and unpaid interest accrued thereon (including on the Original Note), shall be due and payable in full on the maturity of this loan (the “Maturity Date”) which shall be on the earlier of: (i) September 24, 2014, or (ii) on such earlier date that the Maker completes a public offering of new equity securities that yields gross proceeds to the Maker in excess of $10,000,000. In January 2014, the Company and Austin entered into a third amended and restated loan agreement which included the amounts borrowed in the fourth quarter of 2013. Other terms, including interest rate and the maturity date described above remained the same. As an inducement to enter into the third amended and restated loan agreement, the Company agreed to issue to Austin 65,000 shares of its common stock. The principal of Austin is a principal stockholder of the Company and therefore the loan has been shown as a related party transaction on the balance sheet.

In September, 2013, as amended in January 2014, the Company issued a promissory note to William Belzburg in the amount of $500,000 and received gross proceeds of the same amount. The principal balance of this Note accrued interest at the rate of 10% per annum, and together with all accrued but unpaid interest accrued, shall be due and payable in full on the maturity of this loan which shall be on the earlier of: (i) September 24, 2014, or (ii) on such earlier date that the Maker completes a public offering of new equity securities that yields gross proceeds to the Maker in excess of $10,000,000. In the fourth quarter of 2013 the Company repaid $100,000 of the Note and the balance on the note was $400,000. As an inducement for the amendment in January 2014, the Company agreed to issue 25,000 shares of its common stock to the note holder.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

In September 2013, the Company commenced a private offering of securities, relying on an exemption under Rule 506 and Regulation D of the 1933 Securities Act. The offering is for a minimum of $1 million and maximum of $5 million in the form of Convertible Term Notes (“Term Notes”). The Term Notes bear interest at the rate of 10% per annum, payable on a quarterly basis commencing on January 1, 2014, are unsecured and mature 1 year after issuance. The Term Notes are mandatorily convertible into the common stock of the Company upon a successful IPO at a fixed discount to the IPO price of 30%. The private offering requires the Company to pay fees to certain broker/dealers in an amount ranging between 3.5% to 10% of gross proceeds obtained depending on the source of the purchaser plus warrants to acquire a number of shares of the Company’s common stock equal to 10% of the gross proceeds received. In connection with the offering, the Company issued warrants to acquire 60,667 shares of the Company’s common stock that have exercise prices ranging from $4.50 to 150% of the IPO price. The broker/dealer shall also receive an expense allowance equal to 2% of gross proceeds. As of December 31, 2013, the Company had received gross proceeds of $1,965,000 under the private placement and had recorded total offering costs of approximately $299,000.

In November 2013, the Company borrowed $300,000 from a director of the Company. The advance was evidenced by a promissory note in the same principal amount. The note bears interest at the rate of 10% per annum, is unsecured and matures on the earlier of the one year anniversary of its issuance or upon the Company successfully completing an IPO that yields gross proceeds greater than $10 million. As an inducement to make the loan, the Company granted to the note holder 15,000 shares of its common stock. In December 2013, the same director advanced the Company an additional $100,000 on an unsecured and due on demand basis. The balance of $400,000 outstanding under the note and advance has been shown on the balance sheet as related party.

Equipment Financing Notes

On April 4, 2013, the Company assumed an ORL note payable to Commercial State Bank in the principal amount of $650,000. The note bears interest at the prime rate as disclosed in the Wall Street Journal plus 200 basis points, requires 60 monthly payments of $12,489 commencing on March 8, 2013, and is secured by certain equipment of ORL and is co-guaranteed by Wes Tex and is personally guaranteed by two former members of ORL. At December 31, 2013 the balance payable on this note was $554,399.

On April 4, 2013 the Company assumed a Wes-Tex note issued in March 2013, for an equipment financing loan with Ally Bank to purchase a GMC Sierra 1500 for approximately $25,993. The Loan was for a principal amount of $23,091 with a rebate of $4,900 used as a down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $438.28 commencing in April 20, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $20,060.

On April 4, 2013 the Company assumed a Wes-Tex Vacuum note issued in March 2013, for an equipment financing loan with Ally Bank to purchase a GMC Sierra 1500 for approximately $25,993. The Loan was for a principal amount of $23,091 with a rebate of $4,900 used as a down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $438 commencing in April 20, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $20,060.

On April 4, 2013 the Company assumed a Wes-Tex note issued in March 2013, for an equipment financing loan with Ally Bank to purchase a GMC Sierra 2500 for approximately $29,768. The Loan was for a principal amount of $33,947 with no down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $644 commencing in April 26, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $29,472.

On April 4, 2013 the Company assumed a Wes-Tex note issued in March 2013, for an equipment financing loan with Ally Bank to purchase an additional GMC Sierra 2500 for approximately $29,768. The Loan was for a principal amount of $33,947 with no down payment. The loan bears interest at approximately

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

5.15% per annum and requires 60 monthly payments of $644 commencing in April 26, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $29,461.

In June 2013, Wes-Tex issued a note for an equipment financing loan with Ally Bank to purchase an additional GMC Sierra 1500 for approximately $29,168. The Loan was for a principal amount of $25,030 with a $5,900 rebate used as down payment. The loan bears interest at approximately 4.25% per annum and requires 60 monthly payments of $465 commencing in August 14, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $23,219.

In 2013, Wes-Tex issued a note for an equipment financing loan with Ally Bank to purchase an additional GMC Sierra 1500 for approximately $24,399. The Loan was for a principal amount of $24,484 with a $5,400 rebate used as down payment. The loan bears interest at approximately 4.25% per annum and requires 60 monthly payments of $380 commencing in August 14, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $19,002.

In 2013 Wes-Tex issued a note to finance equipment with Ally Bank to purchase an additional GMC Sierra 2500 for approximately $29,768. The Loan was for a principal amount of $27,284 with a $5,400 rebate used as down payment. The loan bears interest at approximately 4.94% per annum and requires 60 monthly payments of $515 commencing in August 20, 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $25,335.

On June 5, 2013 the Company assumed a Summit note issued in December 2012, for an equipment financing loan with Daimler Truck Financial to purchase two freightliner tractors for approximately $258,300. The Loan was for a principal amount of $232,559 with a cash down payment of $25,840. The loan bears interest at approximately 5.9% per annum and requires 36 monthly payments of $7,075 commencing in January 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $159,871.

On June 5, 2013, the Company assumed a Summit note issued in December 2012, for an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor for approximately $129,300. The Loan was for a principal amount of $116,367 with a down payment of approximately $12,900. The loan bears interest at 5.94% per annum and requires 36 monthly payments of $3,537 commencing in January 2013, and is secured by the equipment. At December 31, 2013 the balance payable on this note was $79,861.

On June 5, 2013, the Company assumed a Summit note issued in August 2008, for an equipment financing loan with Navistar Financial to purchase a used 2005 International tractor. The loan was for a principal amount of $58,700 with a cash down payment of $25,000. The loan bears interest at the rate of 8.95% per annum and requires 60 monthly payments of $1,218 commencing in September 2008, and is secured by the equipment. At December 31, 2013 the note was fully repaid.

On June 5, 2013, the Company assumed a Summit note issued in July 2008, for an equipment financing loan with Navistar Financial to purchase a 2007 International tractor. The loan was for a principal amount of $135,800. The loan bears interest at the rate of 7.25% per annum and requires 60 monthly payments of $2,705 commencing in August 2008, and is secured by the equipment. At December 31, 2013 the note was fully repaid.

On June 5, 2013, the Company assumed a Summit note issued in July 2008, for an equipment financing loan with Navistar Financial to purchase a 2008 International tractor. The loan was for a principal amount of $174,700. The loan bears interest at the rate of 7.25% per annum and requires 60 monthly payments of $3,481 commencing in August 2008, and is secured by the equipment. At December 31, 2013 the note was fully repaid.

On June 5, 2013, the Company assumed Summit notes issued in November and December 2012, for three separate equipment financing loans with Grand Junction Federal Credit Union to purchase certain

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

equipment. The loans, which had a combined principal amount of approximately $401,600, all had essentially the same terms. The loans bear interest at the rate of 3% per annum, require 36 monthly payments which commenced 30 days after the date of the loan and total $11,691, and are secured by the equipment. At December 31, 2013 the balance payable on these notes was $270,166.

On June 5, 2013, the Company assumed Summit notes issued in December 2012, for three essentially identical equipment financing loans with Chase Bank, NA to purchase two 2012 and one 2013 Ford pickup trucks. The loans combined were for a principal amount of approximately $87,960 with a total down payment of $20,000 in cash and a trade-in of a Company pickup truck of approximately $18,300. The loans bear interest at the rate of 2.8% per annum, require 36 monthly payments totaling $2,553 commencing in January 2013, and are secured by the equipment. At December 31, 2013 one of the three notes was repaid in full and the remaining balance payable on the two remaining notes was $34,579.

On June 5, 2013, the Company assumed a Summit note issued in September 2010, for an equipment financing loan with General Electric Capital Corporation to purchase three 2006 workstar tractors. The loan was for a principal amount of approximately $126,532. The loan bears interest at the rate of 7.49% per annum and requires 36 monthly payments of $5,272 commencing in October 2010, and is secured by the equipment. At December 31, 2013 the loan was fully repaid.

On June 5, 2013, the Company assumed a Summit note issued in October 2010, for an equipment financing loan with Ford Motor Credit to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $29,500. The loan bears interest at the rate of 7.99% per annum, requires 48 monthly payments of $722 commencing in November 2010, and is secured by the equipment. At December 31, 2013 the balance payable on this note was fully repaid.

On June 5, 2013, the Company assumed a Summit note issued in January 2013, for an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor. The Loan was for a principal amount of $67,026. The loan bears interest at 5.92% per annum and requires 24 monthly payments of $2,970 commencing in February 2013 and is secured by the equipment. At December 31, 2013 the balance payable on this note was $37,295.

On June 5, 2013, the Company assumed a Summit note issued in February 2013, for an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $41,246. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $1,224 commencing in March 2013 and is secured by the equipment. At December 31, 2013 the balance payable on this note was $30,302.

On June 5, 2013, the Company assumed a Summit note issued in February 2013, for an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $30,870. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $916 commencing in March 2013 and is secured by the equipment. At December 31, 2013 the balance payable on this note was $22,679.

On September 25, 2013, the Company assumed a Harley Dome note issued in the fourth quarter of 2012 to acquire a tank farm owned by Piceance Energy. The loan had an original principal amount of $200,000, was secured by the equipment, was non-interest bearing and required a $50,000 down payment, 5 monthly payments of $10,000 and a $1 per barrel reduction in price for up to 100,000 barrels of flow back water to be disposed of in the Harley Dome disposal well. At December 31, 2013, the balance under the note was $62,851 and Piceance Energy had the ability to dispose a further 62,851 barrels at the $1 per barrel reduced price. No amounts were imputed during 2013 as they were immaterial.

In December 2013, the Company issued a note for an equipment financing loan with General Electric Capital Corporation to purchase one 2006 International and two 2007 Kenworth tractors. The loan was for a

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

principal amount of approximately $223,874. The loan bears interest at the rate of 9.07% per annum and requires 38 monthly payments of $6,811 commencing in January 2014, and is secured by the equipment. The balance under this note was $210,250 at December 31, 2013.

In December 2013, the Company issued a note for an equipment financing loan with General Electric Capital Corporation to purchase one 2012 Mac 150 bbl trailer. The loan was for a principal amount of approximately $56,047. The loan bears interest at the rate of 8.43% per annum and requires 62 monthly payments of $1,120 commencing in January 2014, and is secured by the equipment. The balance under this note was $53,810 at December 31, 2013.

Insurance Financing Notes

On April 4, 2013, the Company assumed an Oil Raiders note payable issued on September 29, 2012 to finance its insurance premiums. The note was issued with a principal amount of $135,282, required 10 monthly payments of $13,940 and bears an interest rate of 6.59%. At December 31, 2013 the note was fully repaid.

On June 5, 2013, the Company assumed a Summit note issued in March 2013, for the financing of Summit’s insurance premiums. The note was issued with a principal amount of $156,437, required 8 monthly installments of $19,808 and bore an interest rate of 3.45%. The note was fully repaid as of December 31, 2013.

In September 2013, Wes Tex issued a note to Capital Premium Financing in the amount of $192,327 to finance its insurance premiums. The note bears interest at the rate of 6.59% per annum and requires 10 monthly payments of $19,818. At December 31, 2013 the balance of the note was $173,565.

In December 2013, Harley Dome financed part of its insurance premiums through the issuance of a note payable. The note bears interest at the rate of 13% per annum and required 10 monthly payments of approximately $1,108. The balance of the note at December 31, 2013 was $10,454.

Promissory Notes Issued in Connection With Merger Agreements

In connection with the merger with Summit (see Note 5), the Company issued an aggregate $4.5 million of promissory notes. Promissory notes in the aggregate principal amount of $2.5 million bear interest at the rate of 4% per annum, and require monthly principal and interest payments of $73,662 commencing on September 5, 2013 through August 5, 2016. The notes are unsecured. The notes are convertible at the option of the holder at any time after the Company successfully completes an IPO and prior to the one year anniversary of the issuance of the note. The conversion rate is set at the IPO price. At December 31, 2013 the balance outstanding under these notes was $2,401,655. The Company also issued 5 month promissory notes in the principal amount of $1 million, payable $200,000 per month commencing in July 2013 and a second set of promissory notes for $1 million, payable upon the earlier of September 30, 2013 or upon the Company completing a successful initial public offering. At December 31, 2013, the balance outstanding under these notes was $750,200.

In connection with the merger with Devonian (see Note 4), the Company issued an aggregate of $3.25 million in promissory notes. The notes bear interest at the rate of 10% per annum, may be prepaid at any time, require quarterly interest and principal payments of 25% of the EBITDA of ORL, as defined in the notes, and mature on February 1, 2016. In addition, should the Company raise via private placement in excess of $4 million in equity or debt financing proceeds, the Company is required to prepay up to $500,000 in principal. Should the Company commence an IPO and raise proceeds in excess of $15 million, the Company is required to repay an aggregate of $1 million in principal. The Company may not declare or pay any dividends in cash, stock or other property so long as principal is outstanding under the notes. The Company also may not advance any funds to a related party so long as principal is outstanding under the notes. The balance outstanding under these notes was $3,000,000 at December 31, 2013.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

In connection with the merger with Barstow (see Note 2), the Company issued an aggregate of $1 million in promissory notes. The notes bear interest at the rate of 10% per annum, may be prepaid at any time, require quarterly interest and principal payments of 25% of the EBITDA of Barstow, as defined in the notes, and mature on February 1, 2016. In addition, should the Company raise via private placement in excess of $4 million in equity or debt financing proceeds, the Company is required to prepay up to $250,000 in principal. Should the Company commence an IPO and raise proceeds in excess of $15 million, the Company is required to repay an aggregate of $750,000 in principal. The Company may not declare or pay any dividends in cash, stock or other property so long as principal is outstanding under the notes. The Company also may not advance any funds to a related party so long as principal is outstanding under the notes. The balance outstanding under these notes was $750,000 at December 31, 2013.

In connection with the merger with Western Slope (see Note 6), the Company issued an aggregate of $2.875 million in promissory notes. The notes bear interest at the rate of 10% per annum, may be prepaid at any time, require quarterly interest and principal payments of 25% of the EBITDA of Western Slope, as defined in the notes, and mature on April 30, 2016. In addition, should the Company raise via private placement in excess of $4 million in equity or debt financing proceeds, the Company is required to prepay up to $500,000 in principal. Should the Company commence an IPO and raise proceeds in excess of $15 million, the Company is required to repay an aggregate of $1 million in principal. The Company may not declare or pay any dividends in cash, stock or other property so long as principal is outstanding under the notes. The Company also may not advance any funds to a related party so long as principal is outstanding under the notes. The balance outstanding under these notes was $2.875 million at December 31, 2013. As of December 31, 2013 approximately $1.4375 million of these notes was classified as related party as our President is the control person for the note holder.

Other Notes and Advances

On April 4, 2013, the Company assumed an advance payable to one of the former members of ORL from its acquisition of Devonian (see Note 4) in the amount of $265,000. The advance is unsecured, due on demand and non-interest bearing. The balance outstanding was $265,000 as of December 31, 2013. In 2014, the Company and the former member of ORL entered into a promissory note which requires the Company to repay the loan over a 12 month period.

On September 25, 2013 the Company assumed a note payable to West Water Farms, LLC from its acquisition of Western Slope (see Note 6). The Note is unsecured and non-interest bearing and originally required 36 monthly payments of $20,000 and a final balloon payment of $280,000. The note has been discounted at a 10% rate and the balance outstanding was $587,278 at December 31, 2013.

On September 25, 2013 the Company assumed a $600,000 note payable to UB Water LLC from its acquisition of Western Slope (see Note 6). The note is unsecured, non-interest bearing and $300,000 was payable on the earlier of an IPO or September 30, 2013 and the second $300,000 matured on the earlier of an IPO or December 31, 2013. At December 31, 2013, the balance payable under the note was $300,000. In January 2014, the Company and UB Water LLC agreed to amend the remaining $300,000 principal under the note such that the interest rate was changed to 7.5% per annum and the note was to be repaid via 12 monthly installments of approximately $25,940 commencing on January 15, 2014.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — DEBT - (continued)

The following table presents the maturities of our outstanding indebtedness over the following five years:

	Secured Lines of Credit	Working Capital Notes	Equipment Financing	Insurance Financing	Merger Notes	Other Notes	Total
2014	$1,951,746	$4,283,500	$605,216	$184,019	$1,792,736	$771,503	9,588,720
2015	—	—	550,006	—	848,273	380,775	1,779,054
2016	—	—	268,412	—	7,135,846	—	7,404,258
2017	—	—	206,594	—	—	—	206,594
2018	—	—	52,444	—	—	—	52,444
	$1,951,746	$4,283,500	$1,682,672	$184,019	$9,776,855	$1,152,278	$19,031,070

NOTE 10 — COMMON STOCK

In February 2014, the shareholders of the Company ratified a 1:3 reverse common stock split. The effect of the reverse stock split on the number of shares of common stock and the per share price has been updated in these financial statements as if the reverse split occurred at the Company’s inception.

Issuance of Common Stock for Cash

In January 2013, the Company sold an aggregate of 2,325,000 shares of restricted unregistered common stock par value $0.0001 to fifteen founders at a price of $0.03 and raised gross proceeds of $69,750. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act.

During February 2013, the Company commenced a private offering and sold 1,437,523 shares of restricted unregistered common stock to investors at a price of $0.30 per share. The Company received gross proceeds of $431,257. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act.

In April and May 2013, the Company commenced a private offering and sold 1,833,333 shares of restricted unregistered common stock to investors at a price of $3.00 per share. The Company received gross proceeds of $5,500,000 and paid a 10% commission payable to the brokers in cash plus warrants to acquire 183,333 shares of the Company’s common stock with a strike price of $4.50 per share and a term of 5 years. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act.

In June and July 2013, the Company sold 275,000 shares of restricted unregistered common stock to investors at a price of $3.00 per share. The Company received gross proceeds of $825,000 and issued warrants to acquire 20,000 shares of the Company’s common stock with a strike price of $4.50 per share and a term of 5 years to the brokers. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act.

In total, for the year ended December 31, 2013, the Company incurred approximately $832,000 in offering costs for its private placements. In addition, for the April and May $5.5 million offering and the June and July overallotment, the Company issued 203,333 warrants to broker/dealers. The warrants all have 5 year terms and a $4.50 per share exercise price.

Issuance of Common Stock and Options as Payment for Compensation

In April 2013, the Company issued 33,334 shares, of which one half vested on grant and the other half vests upon a successful IPO, restricted and unregistered common stock to a director and CEO as part of their employment agreement. The Company valued the stock at $3.00 per share. In addition, the Company granted a further 16,667 shares that will become issuable upon the Company successfully completing an IPO.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — COMMON STOCK - (continued)

The Company recorded an $83,333 charge to additional paid in capital and to selling, general and administration expense as of December 31, 2013. The Company estimates that it will complete the IPO by the end of May 2014.

In addition, the employment agreement granted options to acquire up to 416,667 shares of the Company’s common stock to the CEO. The first option to acquire up to 83,333 shares of the Company’s common stock was granted with a strike price of $3.00 per share and has a term of 75 days and was fully vested on the date of grant. The Company used a Black Scholes Merton option pricing model and calculated a fair value of $0.117 per option share. The Company has expensed $9,750 to general and administrative expense as of December 31, 2013 for these options.

The Company used the following assumptions to determine the fair value of the option:

Stock price on date of grant	$3.00
Risk free rate of interest	0.06%
Expected life of warrant – months	2.5
Dividend rate	—
Historical volatility*	21.7%

*	the Company has used the historical volatility of an index tied to oil field service companies.

The second option to acquire up to 166,667 shares of the Company’s common stock was granted with a strike price of $3.00 per share and vests as follows: 19,444 shares shall vest on April 4, 2014, 19,444 shares shall vest on April 4, 2015 and 19,445 shares shall vest on April 4, 2016 with the final 108,333 shares vesting upon the Company achieving the EBITDA goals described in the employment agreement. The Company used a Black Scholes Merton option pricing model and calculated a fair value of $0.225 for each of the 58,333 option shares. The Company has estimated at December 31, 2013 that the Company will not reach the EBITDA targets contained within the employment agreement for the remaining 108,333 shares and thus has not recorded any compensation expense for these options. Through December 31, 2013, the Company has expensed $13,154 for these options to general and administrative expense as of December 31, 2013.

The Company used the following assumptions to determine the fair value of the option:

Stock price on date of grant	$3.00
Risk free rate of interest	0.33%
Expected life of warrant – months	36
Dividend rate	—
Historical volatility*	23.3%

*	the Company has used the historical volatility of an index tied to oil field service companies.

The third option to acquire up to 166,667 shares of the Company’s common stock was granted with a strike price of the IPO price per share and vests as follows: 19,444 shares shall vest on April 4, 2014, 19,444 shares shall vest on April 4, 2015 and 19,445 shares shall vest on April 4, 2016 with the final 108,333 shares vesting upon the Company achieving the EBITDA goals as disclosed in the employment agreement. No amounts have been recorded as of December 31, 2013 for these options as a measurement date has not yet occurred.

In July 2013, the Company issued stock and options to one executive as part of his employment agreement. The Company issued 25,000 shares of common stock to one executive with half vesting at time of grant and the other half vesting upon the successful completion of an IPO. The Company determined that the fair value at the time of grant was $3.00 per share. As of December 31, 2013 the Company had recorded

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — COMMON STOCK - (continued)

compensation expense of $42,857 for the stock grant. In addition, the Company issued options to acquire a total of 316,667 shares of common stock of the Company. The terms of the awards and the agreements were ratified by the Board of Directors of the Company in July 2013. Terms of the options were as follows; 33,333 options were granted with immediately vesting $3.00 strike price and a term of the earlier of 60 days from employment agreement or the day before a successful IPO; 42,500 options with vesting over a three year period with  1/3 vesting on each anniversary date with a $3.00 strike price and term of 3 years; 42,500 options with vesting based on the Company meeting certain EBTIDA targets, as defined in the agreement, with a strike price equal to the IPO price; 297,500 options vesting based on the Company achieving certain EBITDA targets, as defined in the agreement, with a strike price of $3.00 per share and a term of 3 years; and 297,500 options vesting based on the Company achieving certain EBITDA targets, as defined in the agreement, with a strike price with a strike price equal to IPO price and a term of 3 years. No compensation expense was recorded for those options with EBITDA vesting or for options with IPO strike prices as the Company has determined it unlikely to hit those EBITDA targets and no measurement date has yet occurred for options with an IPO strike price.

The Company used the following assumptions to determine the fair value of the option for options with a strike price of $3.00 per share and annual vesting:

Stock price on date of grant	$3.00
Risk free rate of interest	0.95%
Expected life of warrant – months	36
Dividend rate	—
Historical volatility*	20.4%

*	the Company has used the historical volatility of an index tied to oil field service companies.

The Company recorded compensation expense of $5,953 for the options issued in July 2013 during the period ended December 31, 2013.

The board of directors of the Company ratified the equity instruments issuable under these employment agreements in April 2013 and July 2013.

A summary of stock option activity for the year ended December 31, 2013 is presented as follows:

	Number Of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2013	—	$—	—	$—
Granted	733,333	$3.00*	3 years	$0.27*
Exercised	—	$—	—	$—
Forfeited/expired/canceled	(116,667)	$3.00*	—	$0.10
Outstanding at December 31, 2013	616,666	$3.00*	2.4 years	$0.47*
Vested and exercisable at December 31, 2013	—	$—	—	$—

*	does not include options issued with exercise price dependent upon IPO price or based on hitting EBITDA target.

No options were exercised during 2013. Total compensation cost not yet recognized for unvested options at December 31, 2013 was $28,463.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — PREFERRED STOCK

The Company is authorized to issue up to 50,000,000 shares of preferred stock with a par value of $0.0001 per share that may be issued in any series as approved by the directors of the Company. In February, 2014 the Company, with the consent of the preferred shareholders, amended and restated all of its outstanding series of Preferred Stock for the reverse split noted above, to remove general voting rights and the cumulative dividend feature, changes which have been incorporated herein.

Series A

The Company is authorized to issue up to 4 million shares of preferred stock designated as Series A. The holders of Series A preferred stock are entitled to receive dividends when declared by the board at a rate of $0.05 per share per annum, are non-cumulative, and those dividends have priority over any dividends declarable and payable on the common stock of the Company. The holders of Series A have no general voting rights. In addition, the Series A preferred stock has a liquidation preference of $1.00. The Series A preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of Barstow is as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $2,000,000 (ii) From $1,250,000 through $1,999,999 (iii) From 750,000 through $1,250,000 (iv) Less than $750,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $4,000,000 (ii) From $2,500,000 through $3,999,999 (iii) Less than $1,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $6,000,000 (ii) From $3,750,000 through $5,999,999 (iii) Less than $2,250,000	(i) $3.00 per share (ii) $6.00 per share (iii) Not subject to conversion

The Company shall redeem all outstanding shares of Series A preferred stock not already converted as of the seventh anniversary of their issuance in cash at its liquidation preference. At issuance, the Company valued the Series A preferred stock based on the then fair value of the common stock, using a post split conversion rate of 3 shares of Series A preferred converting into one share of common stock. At the time of issuance, the Company was in the process of raising funds in an offering of its common stock at $0.30 per share, which resulted in the valuation at issuance of $320,000. No amounts have been recorded in the financial statements for the bifurcated value of the conversion feature as the Company has deemed it to be immaterial as of the date of issuance of the Series A preferred and as of December 31, 2013 (see Series B below for a description of the model).

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — PREFERRED STOCK - (continued)

Series B

The Company is authorized to issue up to 8 million shares of preferred stock designated as Series B. The holders of Series B rank equal to holders of the Series A preferred stock and have no general voting rights. The holders of Series B preferred stock are entitled to receive dividends when declared by the board or upon ORL reaching its minimum EBITDA target as defined in the certificate of designation, at a rate of $0.05 per share per annum, are non-cumulative except in so far as if ORL reaches its EBITDA target, and those dividends have priority over any dividends declarable and payable on the common stock of the Company and rank pari passu with the Series A preferred. In addition, the Series B preferred stock has a liquidation preference of $1.00. The Series B preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of ORL is as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $4,000,000 (ii) From $3,250,000 through $4,000,000 (iii) From $2,750,000 through $3,250,000 (iv) Less than $2,750,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $8,000,000 (ii) From $6,500,000 through $8,000,000 (iii) From $5,500,000 through $6,500,000 (iv) Less than $5,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $12,000,000 (ii) From $9,750,000 through $12,000,000 (iii) From $8,250,000 through $9,750,000 (iv) Less than $8,250,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Automatic Conversion on Automatic Conversion Date	Not Applicable	Not Applicable	The greater of (x) $9.00 per share and (y) the Average Trading Price (provided that there is a public market for the Common Stock)

All shares of Series B preferred not already converted as of the seventh anniversary date of its issuance, shall automatically convert into shares of common stock at greater of $9.00 per share or the then trading price of the common stock of the Company, so long as such trading occurs on a national securities exchange. At issuance, the Company valued the Series B preferred stock based on the final conversion rate into common stock at the then fair value of the common stock. At the time of issuance, the Company was in the process of raising funds in an offering of its common stock at $3.00 per share, which resulted in the valuation at issuance of $2,667,667 for the portion of the Series B excluding the ratchet provision. The Company recorded a value of $0.10 per share for the value of the ratchet provision within the conversion feature at the issuance of the

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — PREFERRED STOCK - (continued)

Series B preferred and included the $800,000 as part of the consideration paid for the assets of Devonian (see Note 4) and has bifurcated the ratchet provision within the conversion feature based on EBITDA as a liability. At December 31, 2013 the Company revalued the conversion feature and reduced the liability by $160,000, which has been included in the line item of general and administrative expense in the statement of operations. The valuation was based on a hybrid Monte Carlo simulation, using 2000 random iterations for each of the 11 valuation dates, in which the Company used the following assumptions:

Fair value of common stock	$3.00
Risk free rate of interest (range)	0.13 – 0.77%
Expected life (months)	36
Dividend rate	—
Historical stock price volatility*	50%
EBITDA volatility	50 – 200%

*	Historical volatility was calculated from a sample of 18 companies within the oil field services industry using 75% percentile of the group.
Series C

The Company is authorized to issue up to 3.5 million shares of preferred stock designated as Series C. The holders of Series C rank equal to holders of the other series of preferred stock. The holders of Series C preferred stock have no general voting rights, except to changes to the certificate of designation of Series C preferred stock. The holders of Series C preferred stock are entitled to receive dividends when declared by the board at a rate of $0.05 per share per annum, are non-cumulative until such time as they exceed their EBITDA target, as defined in the certificate of designation, at which time they become cumulative, and those dividends have priority over any dividends declarable and payable on the common stock of the Company and rank pari passu with the other series of preferred stock. In addition, the Series C preferred stock has a liquidation preference of $1.00. The Series C preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of Harley Dome 1, LLC is as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $3,000,000 (ii) From $2,250,000 through $2,999,999 (iii) From $1,500,000 through $2,249,999 (iv) Less than $1,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $6,000,000 (ii) From $4,500,000 through $5,999,999 (iii) From $3,000,000 through $4,499,999 (iv) Less than $3,000,000	(i) $3.00 per share (ii) $3.00 per share (iii) $9.00 per share (iv) Not subject to conversion

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — PREFERRED STOCK - (continued)

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $9,000,000 (ii) From $6,750,000 through $8,999,999 (iii) From $4,500,000 through $6,749,999 (iv) Less than $4,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Automatic Conversion on Automatic Conversion Date	Not Applicable	Not Applicable	The greater of (x) $9.00 per share and (y) the Average Trading Price (provided that there is a public market for the Common Stock)

All shares of Series C preferred stock not already converted as of the seventh anniversary date of its issuance, shall automatically convert into shares of common stock at the greater of $9.00 per share or the average trading price on a national exchange, as defined in the agreement, divided by the original issue price, as defined in the agreement. At issuance, the Company valued the Series C preferred stock based on the final conversion rate into common stock at the then fair value of the common stock. At the time of issuance, the Company had recently completed raising funds in an overallotment offering of its common stock at $3.00 per share, which resulted in the valuation at issuance of $1,167,667 for the portion of the Series C excluding the ratchet provision. No amounts have been recorded in the financial statements for the bifurcated value of the conversion feature as the Company has deemed it to be immaterial as of the date of issuance of Series C preferred and as of December 31, 2013 (see series B above for a description of the model). On the seventh anniversary date of issuance, all outstanding shares of the Series C automatically convert into common stock of the Company at the greater of $9.00 per share or the then average trading price of the Company common stock.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — PREFERRED STOCK - (continued)

Series D

The Company is authorized to issue up to 1.5 million shares of preferred stock designated as Series D. The holders of Series D rank equal to holders of the other series of preferred stock. The holders of Series D preferred stock have no general voting rights, except to changes to the certificate of designation of Series D preferred stock. The holders of Series D preferred stock are entitled to receive dividends when declared by the board at a rate of $0.05 per share per annum, are non-cumulative until such time that UB hits its EBITDA target, as defined in the certificate of designation, at which point it becomes cumulative, and those dividends have priority over any dividends declarable and payable on the common stock of the Company and rank pari passu with the other series of preferred stock. In addition, the Series D preferred stock has a liquidation preference of $1.00. The Series D preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of UB Water, LLC is as follows:

Dates of Conversion	Measurement Period:	UB EBITDA generated during the Measurement Period:	Conversion Price:
Conversion from the First Anniversary through the Second Anniversary	2014 Measurement Period: From the Original Issue Date through the First Anniversary	(i) Exceeds $750,000 (ii) From $500,000 through $750,000 (iii) Less than $500,000	(i) IPO price per share (ii) $30.00 per share (iii) $90.00 per share
Conversions within 90 days after the Second Anniversary	2015 Measurement Period: From the First Anniversary through the Second Anniversary	(i) Exceeds $750,000 (ii) From $500,000 through $750,000 (iii) Less than $500,000	(i) IPO price per share (ii) $30.00 per share (iii) $90.00 per share
Automatic Conversion on Automatic Conversion Date	Not Applicable	Not Applicable	$150.00 per share

All shares of Series D preferred stock not already converted as of 90 days after the second anniversary date of its issuance, shall automatically convert into shares of common stock at the original issue price, as defined in the agreement divided by $90. At issuance, the Company valued the Series D preferred stock based on the final conversion rate into common stock at the then fair value of the common stock. At the time of issuance, the Company had recently completed raising funds in an overallotment offering of its common stock at $3.00 per share, which resulted in the valuation at issuance of $50,000 for the portion of the Series D excluding the ratchet provision. No amounts have been recorded in the financial statements for the bifurcated value of the conversion feature as the Company has deemed it to be immaterial as of the date of issuance of Series D preferred and as of December 31, 2013 (see Series B above for a description of the model).

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SEGMENT INFORMATION AND MAJOR SEGMENT CUSTOMERS

The Company currently has identified four segments as follows:

Texas water logistics (Wes Tex and Barstow)
Colorado water treatment and disposal (Western Slope and Harley Dome)
Colorado water logistics (Summit)

The composition of our reportable segments is consistent with that used by our chief operating decision maker to evaluate performance and allocate resources. All of our operations are located in the U.S. We have not allocated corporate selling, general and administrative expenses, interest expense, depreciation and amortization and stock-based compensation to the segments. All intercompany transactions have been eliminated.

Segment information as of December 31, 2013 for the year then ended is as follows (in thousands):

2013	Texas Water Logistics	Utah Water Treatment And Disposal	Colorado Water Logistics	Corporate		Total
Revenue	$5,451	$169	5,534		—	$11,154
Depreciation and amortization(1)	$735	$156	422	$		$1,313
Interest expense	$60	$15	33		$723	$831
Stock-based compensation	—	—	—		$155	$155
Net income (loss)	$(1,048)	$(298)	$(190)		$(2,854)	$(4,390)
Capital expenditures (cash and noncash)	$379	$1,699	$598		72	$2,748
Total assets	$12,734	$14,209	$7,900		$423	$35,266
Goodwill	$2,541	$1,439	$768		$—	4,748
Intangible assets, net	$2,689	$4,296	$2,634		$—	9,619

(1)	Includes depreciation of property, equipment and leasehold improvement and amortization of intangibles.

Customer Concentrations by Segment:

One customer in the Texas water logistics segment accounted for approximately 22% of revenues and accounts receivable for 2013 and as of December 31, 2013.

One customer in the Colorado water logistics segment accounted for approximately 44% of revenues and 45% of accounts receivable for 2013 and as of December 31, 2013.

NOTE 13 — INCOME TAXES

As of December 31, 2013, we estimate we will have net operating loss carryforwards available to offset future federal income tax of approximately $5.06 million. These carryforwards will expire beginning in 2033. Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be limited in certain circumstances. Events that may cause changes in the our tax carryovers include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Therefore, the amount available to offset future taxable income may be limited. We carry a deferred tax valuation allowance equal to 100% of total deferred assets. In recording this allowance, we have considered a number of factors, but chiefly, our operating losses from inception. We have concluded that a valuation allowance is required for 100% of the total deferred tax assets as it is more likely than not that the deferred tax assets will not be realized.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES - (continued)

The benefit for income taxes differed from the amount computed using the U.S. federal income tax rate of 34% for December 31, 2013 and 2012 as follows:

	2013	2012
Income tax (benefit)	$(1,492,000)	$—
Non-deductible items	101,000	—
Basis difference in acquisition intangibles	(35,000)	—
Change in valuation allowance	1,426,000	—
Income tax benefit	$—	$—

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	2013	2012
Deferred Tax Assets:
Net Operating Loss Carryforwards	$1,702,000	$—
Non-cash compensation	10,000	—
Total Deferred Tax Assets	1,802,000	—
Deferred Tax Liabilities:
Fixed assets and intangible assets basis differences	(376,000)
Total Deferred Tax Liabilities	(376,000)
Net Deferred Tax Asset	1,426,000
Valuation Allowance	(1,426,000)
Net Deferred Tax Asset	$—	$—

NOTE 14 — COMMITMENTS AND CONTINGENCIES

Operating Hazards and Insurance

The business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company’s practice has been to acquire properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the properties. Third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the oil field services industry.

On September 25, 2013 the Company assumed a lien payable upon the acquisition of Harley Dome through its merger with Western Slope (see Note 6). The lien is a mechanics lien attached to the 23 acre site

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — COMMITMENTS AND CONTINGENCIES - (continued)

that holds the treatment facility and disposal wells for Harley Dome. The lien is the result of a lawsuit filed by Electrical Contractors, Inc. against the entity that owned the parcel prior to its acquisition by Harley Dome. The lien is for approximately $857,000 and the Company has added additional costs of $40,000 for legal fees associated with the lawsuit. The Company expects that it will ultimately be required to satisfy the lien upon consummation of legal proceedings, which the Company expects will occur in 2015 or 2016, depending on appeals.

Contract Performance Commitment

In August 2013, the Company entered into an engineering and manufacturing contract with an engineering firm. In the event that the Company enters into a manufacturing project with total costs less than $1 million, the firm shall be entitled to options to acquire the Company’s common stock worth $75,000, with projects greater than $1 million earning options to acquire the Company’s common stock worth between $125,000 and $150,000. The valuation of the options per the contract will be based on the exercise price of the options awarded. Should options be awarded prior to an initial public offering, the strike price shall be $3 per share and after completion of an initial public offering, the exercise price shall be the opening stock trading price on the day of the contract signing. The awards under the contract can be positively and negatively affected by the actual performance of the engineering firm relative to the contract. At December 31, 2013, the Company had not yet entered into any contracts that could result in the above performance awards being issued to the contractor.

Earn-out Agreements from Companies Acquired

Included in the merger agreements for Barstow (Footnote 2), Devonian (Footnote 4) and Western Slope (Footnote 6), the Company agreed to assume certain existing former member and shareholder agreements that provided earn-out payments to the former members and shareholders of the subsidiary companies of 20% of the amount that the subsidiary earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceed certain thresholds, ranging from approximately $2 million to $6 million in future periods. No amounts were recorded as of December 31, 2013 for these agreements as none of the EBITDA targets were met.

Operating Leases

On June 5, 2013 the Company assumed the lease entered into in July 2012 by Summit for its office and maintenance shop space. The lease has a term of 3 years and requires annual rental payments of $90,000. The lease includes one option to renew for three additional years.

Future commitments under non-cancellable operating leases for office and shop space as of December 31, 2013 are as follows:

Year
2014	$90,000
2015	45,000
2016	—
2017	—
2018	—
Thereafter	—
Total	$135,000

For the years ended December 31, 2013 and 2012, rent expense was $311,667 and nil, respectively.

Predecessor

In December, 2012, Barstow entered into an agreement effective January 11, 2013 for three years, with Texas-New Mexico Power Company (“TNMP”) to supply electricity to the Company’s site. As a result of this agreement, the Company has agreed to purchase a specified minimum amount of power over three years

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — COMMITMENTS AND CONTINGENCIES - (continued)

from TNMP. Failure of the Company to purchase the minimum power could result in the Company having to pay to TNMP a portion of the costs incurred by TNMP to install power equipment at the Company location up to a maximum of $17,256. To guarantee the payments due under this agreement the Company purchased an irrevocable Letter of Credit payable to TNMP in the amount of $17, 256, and is obligated to pay a fee of $1,553 at the end of the three year period. In addition, two of the members and Oil Raiders Logistics, Inc. are guarantors under the letter of credit.

NOTE 15 — NON CASH AND RELATED PARTY DISCLOSURES NOT MADE ELSEWHERE

No amounts were paid for income taxes in the periods presented in these financial statements. As disclosed in Note 9, the Company financed insurance premiums totaling $202,781 during 2013.

Included in accounts payable at December 31, 2013 was approximately $1,369,000 of fixed asset additions related to the treatment facility at the Harley Dome site.

During the first six months of 2013, the Company incurred consulting charges of $48,625 from New Water Financial, LLC a company controlled by the President of the Company.

Predecessor

On August 9, 2012, Barstow entered into a Management, Accounting and Administrative Services Agreement with Oil Raiders. Oil Raiders is controlled by two members of the Company. The agreement provides that Oil Raiders will have the exclusive right to manage the day-to-day administration and accounting of the Company, however, it specifically restricts the ability of Oil Raiders from making any strategic decisions for the Company, including not permitting Oil Raiders to: hire any employees for the Company, enter into any purchase agreements for fixed assets above a certain threshold amount, encumber or sign any agreement that would result in any assets becoming encumbered or having liens placed upon them, enter into any agreement to acquire debt of any kind, or any agreement to sell, transfer or otherwise assign any assets of the Company. The agreement was for a period of three years and may be terminated by either party with 30 days notice. The agreement was terminated in January 2013 upon the transfer of Oil Raiders operations to ORL (see Note 4).

For the period from inception to December 31, 2012, Barstow incurred management fees totaling $30,000 to Oil Raiders and paid approximately $55,000 for work performed on the road and equipment to companies controlled by two of the members. In addition, the Company reimbursed Oil Raiders a total of approximately $213,000 for payments for construction and other expenses made on its behalf by Oil Raiders.

Also, included in the amounts above is the cost of insurance furnished to the Company by Oil Raiders under its insurance policies.

As of December 31, 2012, the Company was owed $9,257 for advances made to Oil Raiders.

NOTE 16 — SUBSEQUENT EVENTS

In January 2014, the Company was advanced $150,000 from Austin and subsequently in January 2014, repaid the advance.

As discussed more fully in Note 9, the Company commenced a private offering of convertible notes in September 2013. In January, 2014, the Company received gross proceeds of approximately $535,000 under the private placement. The Company was obligated to issue warrants to acquire 9,333 shares of the Company’s common stock as part of the offering costs paid to the broker/dealers in the offering.

In January 2014, the Company received gross proceeds of $500,000 and issued a promissory note in the same amount to Moonlight Investments. The promissory note bears interest at the rate of 10% per annum, is unsecured and matures on the earlier of July 31, 2014 or upon the Company completing an IPO which raises

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — SUBSEQUENT EVENTS - (continued)

gross proceeds in excess of $10 million. As an inducement to make the loan, the Company granted the note holder 25,000 shares of its common stock.

In February 2014, the shareholders of the Company ratified the 2014 Stock Option and Performance Award Plan (the “Plan”). Under the Plan, the Company may award grants of cash incentives, non-qualified stock options, incentive stock options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares with a limit of 2 million shares of common stock or instruments convertible into common stock awardable under the Plan.

On February 1, 2014, the Company and the former owners of Summit agreed to amend certain of the short term promissory note payment terms. As consideration, the Company granted to the former owners warrants to acquire 25,000 shares of the Company’s common stock at $3.00 per share.

In February 2014, the Company and its principal executive officers amended the terms of their respective employment agreements such that the EBITDA thresholds on the cash bonus awards and upon the vesting terms of the options granted were adjusted lower by approximately 40%. In addition, the Company granted 166,667 options to acquire its common stock to the President of the Company.

In February 2014, the board of directors of the Company authorized bonus payments to each of its three principal executives of 20,000 shares of the Company’s common stock. All shares were immediately vested.

In February 2014, the Company raised gross proceeds of $300,000 from a third party investor in a private placement exempt from registration under Regulation D Rule 506 of the Securities Act and issued 100,000 shares of its common stock.

In March, 2014, the Company raised gross proceeds of $100,000 from its CFO in a private placement exempt from registration under Regulation D Rule 506 of the Securities Act and issued 33,333 share of its common stock.

On March 5, 2014, the Company entered into a line of credit agreement with Community Trust Bank (“CTB”), in which CTB agreed to lend the Company up to $1.7 million. The line of credit bears interest at the rate of 2.4% per annum and matures on March 5, 2015. The line of credit is secured by the pledge of a certificate of deposit in the amount of $1.7 million which was deposited at CTB by a shareholder of the Company. The line of credit contains certain covenants that restrict the ability of the parent company, Armada Water Assets, Inc., from borrowing additional amounts and creating new liens. In addition, the line of credit includes subjective acceleration clauses. As an inducement to the shareholder to pledge the certificate of deposit, the Company is obligated to issue to the shareholder 20,000 shares of its common stock and warrants to purchase 60,000 shares of its common stock at an exercise price equal to the price offering in an initial public offering, and if no such offering occurs within 1 year of grant, $4.00 per share.

On March 20, 2014 the Board of Directors created a non-executive Chairman position. The board authorized the issuance of 12,500 shares of the Company's restricted common stock upon acceptance of the position and an additional 12,500 shares of the Company's restricted common stock upon successful completion of an initial public offering by the Company. The board also authorized to offer and sell, in a private placement transaction exempt from registration under Regulation D Rule 506 of the Securities Act, 100,000 shares of the Company's restricted common stock to the new Chairman at a purchase price of $3.00 per share. Also authorized was a short term six (6) month option to purchase an additional 150,000 shares of the Company's restricted common stock, at a purchase price of $3.00 per share. Additionally the Company was authorized to issue a five (5) year option to purchase 270,000 shares of the Company's restricted Common Stock at an exercise price of the Company's Common Stock are sold in the Company's initial public offering. Mr. Richard Schaeffer was elected to the non-executive position of Chairman of the Board.

On March 20, 2014 the Board of Directors authorized the Company to create a class of Series E Preferred Shares with a par value of $.0001 per share and a cumulative dividend rate of 8% per share. The

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — SUBSEQUENT EVENTS - (continued)

Series E Preferred Stock automatically converts to common stock upon the successful completion of an initial public offering by the Company. The Series E is convertible into common stock of the Company at the lesser of $4.00 per share or 70% of the price common stock is sold in an IPO. The Company subsequently commenced a unit offering in a private placement exempt from registration under Regulation D Rule 506 of the Securities Act, with each unit comprising one share of Series E Preferred Stock and one warrant to purchase one share of Common Stock for every two shares of Common Stock issued or issuable upon conversion of the Series E Preferred Shares. The warrants have an exercise price equal to 120% of the share price of common stock sold in an IPO by the Company and a term of 5 years. In the event that the Company is unable to complete an IPO, the warrants have an exercise price of $4.00 per share. The unit price was $4.00 per share. The Company has sold $4.15 million of Series E Preferred stock, of which $3.5 million has been received as of the date of these financial statements and $650,000 has not yet been received.

On March 26, 2014, Wes Tex acquired Skyline Well Services LLC (“Skyline”). The acquisition included the transfer from Skyline to Wes-Tex of the list of customers and suppliers, motor vehicles and related parts and equipment. The purchase price was $300,000, payable by the delivery, upon successful completion by the Company of an IPO, of such number of shares of the common stock of Armada Water Assets, Inc. valued at the price offered in the IPO. Wes-Tex will pay an earn-out to Skyline that equals 15% of the gross Skyline revenues collected during the one-year period after acquisition directly to a Skyline creditor. If the entire Loan amount has not been paid during the one-year period following the acquisition, Wes-Tex guarantees the payment of the remaining balance of the Loan. No other Liabilities were acquired at the time of the deal, but remained the responsibility of Skyline.

On March 31, 2014, the Company entered into a series of agreements with certain 2013 merger note holders and working capital note holders to amend their promissory note agreements to allow for partial prepayment in equity shares of the Company. The Company and the 2013 note holders agreed to reduce the balance of promissory notes outstanding principal and interest accrued through March 31, 2014 totaling approximately $7.1 million into 555,157 shares of Series A preferred, 2,127,500 Series B preferred shares, 2,702,516 Series C preferred shares and 751,841 shares of common stock of the Company. In addition, one 2014 note holder converted $500,000 of principal into 174,721 shares of common stock of the Company. Of the amounts above, an officer of the Company was the control person who agreed to convert $440,925 of merger note principal and accrued interest into 440,925 shares of Series A preferred and 60,000 shares of common stock of the Company and $1,351,259 of merger note principal and accrued interest into 1,351,258 shares of Series C preferred Stock. One director of the Company agreed to convert $300,000 of principal of working capital note into 105,078 shares of common stock of the Company. In addition, as part of the conversion agreements, the Company agreed to prepay a portion of the remaining principal outstanding under its merger notes equal to 75% of the total proceeds should the Company complete a private offering or an initial public offering in which the Company receives in excess of $2 million in net proceeds, which was approximately $1.4 million. The agreements also cancelled all of the earn-out payment agreements (see Note 14).

On April 1, 2014, the Company and holders of the Series A, B, C and D series of preferred stock agreed to amend and restate the respective certificate of designation such that the automatic conversion date for each series was changed to July 1, 2017 and the EBITDA targets were lowered by approximately 10% – 20% for each measurement period to reach the lowest per share conversion price and the second lowest per share conversion price.

ARMADA WATER ASSETS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Successor
	March 31, 2014	December 31, 2013
		*
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,618,056	$224,834
Trade accounts receivable	3,440,748	3,171,205
Other receivables	26,247	22,538
Due from related party	21,255	—
Stock subscription receivable	300,000	—
Prepaid expenses and short term deposits	716,349	311,231
TOTAL CURRENT ASSETS	6,122,655	3,729,808
Property and equipment	20,333,399	17,616,433
Accumulated depreciation	(1,060,635)	(718,864)
Property and equipment, net	19,272,764	16,897,569
Intangible assets, net	9,364,740	9,618,797
Goodwill	4,785,594	4,747,973
Deferred offering costs, net	892,682	271,669
TOTAL ASSETS	$40,438,435	$35,265,816
LIABILITIES
CURRENT LIABILITIES
Secured line of credit borrowing facilities	$3,651,747	$1,951,746
Accounts payable	5,305,676	3,131,590
Accrued expenses	1,422,656	1,269,987
Other current liabilities	621,830	116,304
Short term notes and current portion of long-term debt – related party	1,818,500	1,918,500
Short term notes and current portion of long-term debt	9,734,157	5,718,474
TOTAL CURRENT LIABILITIES	22,554,566	14,106,601
NON CURRENT LIABILITIES
Liens payable	897,000	897,000
Notes payable (net of current portion)	4,823,500	8,004,850
Notes payable – related party	1,437,500	1,437,500
Derivative liability	720,000	640,000
Asset retirement obligation	7,635	7,635
TOTAL LIABILITIES	30,440,201	25,093,586

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS – (Continued)
(Unaudited)

	Successor
	March 31, 2014	December 31, 2013
		*
Commitments and contingencies
Redeemable series A preferred stock	320,000	320,000
STOCKHOLDERS’ EQUITY
Series B Preferred Stock	800	800
Series C Preferred Stock	350	350
Series D Preferred Stock	150	150
Common Stock, $0.0001 par value, 100,000,000 authorized as of March 31, 2014 and December 31, 2013 respectively; 7,777,421 and 7,336,524 issued, issuable and outstanding as of March 31, 2014 and December 31, 2013, respectively	775	731
Additional paid-in capital	15,668,026	14,239,853
Accumulated deficit	(5,991,867)	(4,389,654)
Stockholders’ Equity	9,678,234	9,852,230
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,438,435	$35,265,816

*	Derived from audited information

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor
	Three Months Ended March 31,
	2014	2013
REVENUES	$6,611,084	$38,609
OPERATING EXPENSES:
Cost of revenues	6,018,692	59,241
General and administrative	2,002,750	181,659
Total operating expenses	8,021,442	240,900
INCOME (LOSS) FROM OPERATIONS	(1,410,358)	(202,291)
OTHER INCOME AND EXPENSE
Other income	(167,465)
Interest expense	359,320	8,472
Total other expense	191,855	8,472
INCOME (LOSS) BEFORE INCOME TAXES	(1,602,213)	(210,763)
Income taxes	—	—
NET LOSS	$(1,602,213)	$(210,763)
Basic and Diluted weighted average common shares outstanding	7,577,700	2,885,755
Net loss per share, Basic and Diluted	$(0.21)	$(0.07)

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

Predecessor
January 1, 2013 through February 3, 2013
REVENUES
Revenues	7,605
Total net revenues	7,605
OPERATING EXPENSES:
Cost of revenues	22,964
Total operating expenses	22,964
LOSS FROM OPERATIONS	(15,359)
OTHER INCOME AND EXPENSE
Total other income (expense)	—
NET LOSS	(15,359)
Pro forma information
Net loss	(15,359)
Pro forma tax benefit	—
Pro forma net loss	(15,359)

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Successor Business
	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITES
Net Income (loss)	(1,602,213)	(210,763)
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization expense	43,250	2,789
Non cash interest expense	106,055	—
Stock based compensation	306,719	—
Change in derivative liability	80,000	—
Changes in assets and liabilities	—
Accounts receivable	(273,252)	(4,904)
Prepaid expenses and other assets	(24,148)	—
Accounts payable	1,774,423	—
Accrued expenses and other liabilities	92,455	14,607
Net cash provided by (used in) operations	503,289	(198,271)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired from acquisitions	—	150,068
Capital expenditures	(1,236,607)	(29,784)
Advances to related parties	(21,255)
Advances to companies acquired	—	(1,212,800)
Cash flow used in investing activities	(1,257,862)	(1,092,516)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from secured lines of credit, net of repayments	1,700,000	—
Proceeds from note issuances and advances	1,185,000	985,000
Loan repayments	(831,636)	—
Proceeds from sale of common stock	400,000	501,007
Payment of deferred offering costs	(305,568)	—
Cash provided by financing activities	2,147,796	1,486,007
Increase in cash and cash equivalents	1,393,223	195,220
Cash and cash equivalents, beginning of year	224,833	—
Cash and cash equivalents, end of period	1,618,056	195,220
Cash paid for interest	67,455	—

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

Predecessor
From January 1, 2013 through February 3, 2013
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	(15,359)
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization	1,349
Changes in assets and liabilities
Accounts receivable	17
Prepaid expenses and other assets	1,579
Net cash used in operations	(12,414)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(32,138)
Advances to related party	(7,548)
Cash flow used in investing activities	(39,686)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash provided by financing activities	—
Increase (decrease) in cash and cash equivalents	(52,100)
Cash and cash equivalents, beginning of year	202,168
Cash and cash equivalents, end of period	150,068
Cash paid for interest	—

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
SUCCESSOR

	Common Stock		Preferred Series B		Preferred Series C		Preferred Series D		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders Equity
	Outstanding Shares	Par Value	Outstanding Shares	Amount	Outstanding Shares	Amount	Outstanding Shares	Amount
December 31, 2013 Balance	7,336,524	$731	8,000,000	$800	3,500,000	$350	1,500,000	$150	$14,239,853	$(4,389,654)	$9,852,230
Common stock, options and warrants issued for loan inducements and fees	115,000	12							357,487		357,499
Fractional Shares	64
Common stock and warrants issued to induce shareholder to pledge CD	20,000	2							63,998		64,000
Common stock offering	233,333	23							699,977		700,000
Stock based compensation	72,500	7							306,711		306,718
Net income										(1,602,213)	(1,602,213)
March 31, 2014 Balance	7,777,421	$775	8,000,000	$800	3,500,000	$350	1,500,000	$150	$15,668,026	$(5,991,867)	$9,678,234

See accompanying notes to the Condensed Consolidated Financial Statements (unaudited)

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — BASIS OF PRESENTATION

Nature of Operations and Presentation and Liquidity

These financial statements include the accounts of Armada Water Assets, Inc. (the “Company”), which was formed on October 23, 2012 in the state of Nevada and its wholly-owned subsidiaries: Barstow Production Water Solutions, LLC, Summit Holdings, Inc., Summit Energy, Inc., Devonian Acquisition Corp, Wes Tex Vacuum Service, Inc., ORL Equipment, LLC, Western Slope Acquisition Corp. and Harley Dome 1, LLC. Except where the context otherwise requires, the “Company,” “we,” “our” and “us” refers to Armada Water Assets, Inc. and our wholly-owned subsidiaries. The Company is in the oil field service industry and specializes in providing a range of water related products and services to oil and gas exploration and development companies.

As described in more detail later in this document, the Company acquired Barstow Production Water Solutions, LLC on February 4, 2013. Prior to this acquisition the Company was a shell company with limited or no operations. Under Securities and Exchange Commission (the “SEC”) rules when a registrant succeeds to substantially all of the business (or a separately identifiable line of business) of another entity (or group of entities) and the registrant’s own operations before the succession appear insignificant relative to the operations assumed or acquired, the registrant is required to present financial information for the acquired entity (the “predecessor”) for all comparable periods prior to the date of acquisition being presented before the succession.

Therefore we are providing certain additional information in our financial statements regarding the predecessor business for periods prior to February 4, 2013 for Barstow Production Water Solutions, LLC. Barstow Production Water Solutions, LLC is referred to as the “Predecessor Business.” The financial information for the period prior to February 4, 2013 is labeled “Predecessor Business” and the Company has placed a heavy black line between it and the Company’s (also referred to as the successor) information to differentiate it from the predecessor’s financial information.

The consolidated condensed financial statements included herein are unaudited. Such consolidated financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated. All such adjustments are of a normal recurring nature. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or for any other period. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the disclosures are adequate to make the interim information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included in this registration statement.

Since its inception, the Company’s net losses were approximately $6.0 million. In addition, at March 31, 2014, the Company had negative working capital of approximately $16.4 million. As a result of its action in 2014 to obtain additional debt and equity financing and to convert a significant amount of its acquisition indebtedness to equity (described in detail in Notes 10 Debt, Note 11 Common Stock and Note 17 Subsequent Events) Management believes the Company has sufficient cash resources and financing availability on hand to meet its operations needs in 2014. The Company does expect to expend significant resources in 2014 on new equipment to meet perceived new business opportunities and to aggressively expand its business operations, which could result in problems with its liquidity later in 2014, requiring the Company to delay or suspend certain plans should it be unable to raise sufficient additional funds in its planned 2014 initial public offering.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — MERGER WITH BARSTOW PRODUCTION WATER SOLUTIONS, LLC

On February 4, 2013, the Company completed the acquisition of all of the outstanding member interests of Barstow Production Water Solutions, LLC (“Barstow”) at which time Barstow became a wholly-owned subsidiary of the Company. The purchase price of the member interests of Barstow was 3,200,000 shares of Series A preferred stock (see Note 12), the issuance of promissory notes in the aggregate principal amount of $1 million to the members (see Note 10) plus the assumption of the liabilities of Barstow. In addition, the Company granted an earn-out to the members such that they are entitled to receive 20% of the EBITDA of Barstow that exceeds $2 million on a calendar basis for a period of five years. The acquisition of Barstow entered the Company into the oilfield services industry. The results of operations of Barstow are included herein these financial statements starting on February 4, 2013. The Company valued the Series A preferred stock at the time of the merger at $320,000 (see Note 12).

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$150
Fixed Assets	1,177
Goodwill	21
Other receivables	17
$1,365
Liabilities assumed
Accounts payable & accrued expenses	$42
Asset retirement obligations	3
$45
Net identifiable assets/consideration paid	$1,320

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Barstow had occurred on its inception date of August 9, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the inception of Barstow on August 9, 2012.

Three Months Ended March 31, 2013
Pro forma net sales	$46,214
Pro forma net income (loss) to common shareholders	$(226,122)

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The consolidated financial statements included herewith include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and, accordingly, include certain amounts that are based on management’s best estimates and judgments. Estimates are used when accounting for amounts recorded in connection with mergers and acquisitions, including initial fair value determinations of assets and liabilities. Additionally, estimates are used in determining such items as depreciable and amortizable lives, amounts recorded for contingencies, asset retirement obligations, derivative liabilities, share-based compensation assumptions, impairments of long-lived assets (including intangible assets and goodwill), and valuation allowances for taxes on income. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenue

The Company recognizes revenue from the delivery of product at the time the goods are delivered and title has transferred, upon the fee becoming fixed and determinable, and upon reasonable assurance of customer payment. For well site construction and repair services, revenue is recognized at the time services are performed, when the fee has become fixed and determinable and upon reasonable assurance of customer payment.

Uncollectible Accounts

The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectible. Recoveries of previously written-off accounts are recorded when collected. As of March 31, 2014 and March 31, 2013, the Company had reserved no amounts for uncollectable accounts, as it considered all receivables collectible.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. During the year the amount of bank deposits that exceeded Federal Deposit Insurance Corporation (“FDIC”) insurance can be material.

In the first quarter of 2014, 2 customers each had revenues greater than 10% and in total accounted for 67% of the Company’s first quarter 2014 revenues and 66% of the Company’s receivables at March 31, 2014.

Net Loss Per Share

Basic loss per share is calculated based on the weighted average number of outstanding common shares. Diluted loss per share is calculated based on the weighted average number of outstanding common shares plus the effect of dilutive potential common shares, using the treasury stock method. The Company’s calculation of diluted net loss per share excludes potential common shares as of March 31, 2014 and March 31, 2013 as the effect would be anti-dilutive (i.e. would reduce the loss per share). At March 31, 2014, there were an additional approximately 8,305,000 shares of potential common stock from options, warrants, and convertible preferred stock that were excluded from the diluted earnings per share calculation. No amounts have been included for Convertible Notes as of March 31, 2014.

In accordance with SEC Accounting Series Release 280, the Company computes its income or loss applicable to common stock holders by subtracting dividends on preferred stock, including undeclared or unpaid dividends if cumulative, from its reported net loss and reports the same on the face of its statement of operations.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful life as follows:

Disposal and production wells	20 yrs
Buildings	10 – 20 yrs
Machinery and equipment	3 – 10 yrs
Office furniture and equipment	7 yrs
Vehicles	7 yrs
Rolling stock	7 – 10 yrs
Land improvements	10 yrs

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Acquired Intangibles

The Company acquired intangible assets upon the acquisitions it consummated (see Notes 2, 4, 5 and 6) and are amortized over their useful lives as follows:

Customer list	10 yrs
Customer contracts	4 – 10 yrs
Trade names	10 yrs
Technology rights	10 yrs
Covenants not to compete	2 – 3 yrs

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis (December 31 for us) and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Pro Forma Financial Information

As discussed in Note 1, Barstow Production Water Solutions, LLC was originally organized in the form of a Limited Liability Company. Upon closing of the Merger (see Note 2), its capital structure was changed to that of a corporation. The change resulted in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Barstow members. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the statement of operations has been presented which reflects the impact of the Company’s change in capital structure as if it had occurred at the commencement of operations on August 9, 2012 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax asset for losses during the period offset by a valuation allowance.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 — ACQUISITION OF DEVONIAN ACQUISITION CORP.

On April 4, 2013, the Company consummated a merger with Devonian Acquisition Corp and its wholly-owned subsidiaries (“Devonian”) and a merger subsidiary that dissolved upon the completion of the merger. The merger required that 100% of the issued and outstanding common and preferred stock of Devonian be exchanged for 1,267,000 shares of common stock plus 8,000,000 shares of Series B preferred stock of the Company (see Note 12) plus the assumption of certain liabilities of Devonian. The common stock and preferred stock was valued upon issuance at $3,801,000 and $3,466,667, which includes an $800,000 bifurcated derivative liability, respectively (see Note 12). In addition to the equity consideration paid, the Company issued promissory notes in substantially the same form as were previously issued by Devonian (see below) to certain of the former ORL Equipment, LLC members in the aggregate principal amount of $3.25 million. The results of operation of Devonian are included herein starting on April 5, 2013.

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$1,274
Accounts receivable	733
Prepaid expenses and short term deposits	101
Fixed Assets	4,645
Intangible Assets	2,933
Goodwill	2,520
Other assets	374
$12,580
Liabilities assumed
Accounts payable & accrued expenses	$268
Loans payable	1,790
Other liabilities	4
$2,062
Net identifiable assets/consideration paid	$10,518

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Devonian had occurred on its inception date of January 1, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2013.

Three Months Ended March 31, 2013
Pro forma net sales	$216,624
Pro forma net income (loss) to common shareholders	$(950,855)

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 — SUMMIT HOLDINGS MERGER

On June 5, 2013, all of the issued and outstanding stock of Summit Holdings, Inc. and its wholly-owned subsidiary Summit Energy Services, Inc. (together “Summit”) was acquired by the Company at which time Summit became a wholly-owned subsidiary of the Company. The sale included consideration consisting of: (i) $1,000,000 in cash paid at closing; (ii) $1,000,000 payable in 5 equal monthly installments of $200,000 each, commencing one month following Closing; (iii) $1,000,000 payable in 15 days following completion of a Company initial public offering (“IPO”), or by December 31, 2013, whichever comes first; and (iv) $2,500,000 in aggregate face amount of newly issued Series C Preferred Stock, subject to conversion, at the election of the Summit stockholders, into an aggregate of $2,500,000 in convertible promissory notes payable to the Summit stockholders over three years, including interest at 4% per annum, convertible, at the election of Summit stockholders into shares of the Company’s common stock at the IPO price (the “IPO Shares”), provided such election is made within 15 days of completion of the IPO. The installment payments due in connection with the acquisition are to be secured by a subordinated security interest in the assets of the Company. In July 2013, the agreement was amended to replace the Series C preferred stock with $2.5 million in aggregate principal amount promissory notes (see Note 10).

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$145
Accounts receivable	1,517
Prepaid expenses and short term deposits	196
Fixed assets	2,451
Intangible assets	2,858
Goodwill	768
$7,935
Liabilities assumed
Accounts payable & accrued expenses	$700
Loans payable	1,735
$2,435
Net identifiable assets/consideration paid	$5,500

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Summit had occurred on January 1, 2013.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2013.

Three Months Ended March 31, 2013
Pro forma net sales	$2,951,687
Pro forma net income (loss) to common shareholders	$84,764

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 — WESTERN SLOPE MERGER

On September 23, 2013, the Company and Western Slope Acquisition Corp., (“Western Slope”) entered into an Exchange Agreement such that Western Slope and its wholly-owned subsidiary Harley Dome 1, LLC (“Harley Dome”) and became wholly-owned subsidiaries of the Company. The exchange included consideration consisting of: (i) 120,833 shares of common stock of the Company exchanged for the same number of shares of common stock of Western Slope; (ii) 3,500,000 shares of newly designated Series C preferred stock (see Note 12) of the Company in exchange for 3,500,000 shares of Western Slope Series A preferred stock; (iii) 1,500,000 shares of newly designated Series D preferred stock (see Note 12) of the Company in exchange of 1,500,000 shares of Western Slope Series B preferred stock and (iv) $2,875,000 in aggregate face amount of newly issued Promissory Notes (see Note 10) payable to certain former members of Harley Dome 1 in exchange for the retirement of promissory notes by Western Slope. The Company valued the common stock at $362,500, the Series C preferred stock issued at $1,166,667 and the Series D preferred stock issued at $50,000 (see Note 12).

Under the purchase method of accounting, the Company assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date. In connection with the merger, the consideration paid, and the assets acquired and liabilities assumed, recorded at fair value on the date of acquisition, are summarized in the following tables:

In thousands
Net assets acquired
Cash	$15
Accounts receivable	17
Prepaid expenses and short term deposits	5
Fixed assets	6,595
Intangible assets	4,422
Goodwill	1,439
Other receivables	86
$12,579
Liabilities assumed
Accounts payable & accrued expenses	$929
Liens payable	897
Loans payable	6,294
Other liabilities	5
$8,125
Net identifiable assets/consideration paid	$4,454

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Western Slope had occurred on January 1, 2013.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2013.

Three Months Ended March 31, 2013
Pro forma net sales	$62,896
Pro forma net income (loss) to common shareholders	$(540,011)

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 — FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment consisted of the following as of:

	March 31, 2014	December 31, 2013
Land	$1,552,445	$1,564,855
Disposal and production wells	1,330,140	1,330,140
Buildings	528,526	528,526
Machinery and equipment	1,316,556	1,353,808
Office furniture and equipment	26,581	98,978
Vehicles	478,221	478,221
Rolling stock	6,714,756	6,210,562
Construction in progress	8,215,333	5,892,913
Land improvements	170,841	158,430
Less: Accumulated depreciation	(1,060,635)	(718,864)
	$19,272,764	$16,897,569

The Company expects to have the Harley Dome treatment facility in operation in the second quarter of 2014 and at that time will transfer the property out of construction in progress and start depreciating the asset.

Depreciation expense for the quarter ended March 31, 2014 and 2013 was $356,323 and nil, respectively.

NOTE 9 — INTANGIBLE ASSETS

The following table presents our intangible assets as of:

	March 31, 2014	December 31, 2013
Intangible assets subject to amortization
Customer list	2,397,600	2,397,600
Customer contracts	2,982,007	2,982,007
Trade names	816,000	816,000
Technology rights	2,218,743	2,196,143
Covenants not to compete	626,000	626,000
	9,040,350	9,017,750
Less: Amortization	(870,610)	(593,953)
Subtotal, net	8,169,740	8,423,797
Goodwill	4,785,594	4,747,973
Permits	1,195,000	1,195,000
Total	14,150,334	14,366,770

For the quarter ended March 31, 2013 and 2012, the Company recorded amortization expense of $295,431 and nil, respectively. The Company purchase additional technology rights for its Utah water treatment segment for approximately $22,600.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT

The following table presents the indebtedness of the Company as:

	December 31, 2013	December 31, 2013
Secured lines of credit	$3,651,747	$1,951,746
Working Capital Notes and Advances	5,118,500	4,283,500
Equipment Financing Notes	1,693,678	1,682,672
Insurance Finance Notes	437,659	184,019
Merger Notes	9,544,190	9,776,855
Other Notes	1,019,630	1,152,278
	$21,465,404	$19,031,070
Secured lines of credit

On April 4, 2013, the Company assumed, as guarantor, an ORL Equipment, LLC line of credit with Commercial State Bank with a borrowing limit up to a maximum of $1,250,000. The line of credit bears interest at the prime rate as reported in the Wall Street Journal plus 200 basis points, matured on February 8, 2014 and is secured by essentially all of the assets of ORL Equipment LLC and Wes-Tex Vacuum Service, Inc. At March 31, 2014 the balance under the line of credit was $1,062,716. In January 2014, the loan maturity was extended to April 8, 2014, and in April 2014, was extended again until July 8, 2014 with all other terms remaining in effect under the loan agreement.

On June 5, 2013, the Company assumed a Summit line of credit entered into on April 5, 2013, with Bank of America, NA. The line has a maximum borrowing limit of $1 million, bears interest at the rate of the bank’s prime rate plus 125 basis points and matures on April 5, 2014. The line of credit is secured by certain equipment and fixtures owned by the Company plus eligible accounts receivable of the Company, as defined by the line of credit agreement. The line is guaranteed by one of the former shareholders of the Company plus the stock of the wholly-owned subsidiary of Summit. The Loan also contains certain covenants that restrict the Company from entering into any agreements that would place junior liens or encumbrances on any assets of the Company without the bank’s consent and also require the Company to obtain the bank’s consent prior to entering into any merger, consolidation or recapitalization of the Company. As of March 31, 2014, the line of credit is in default, as the prior stockholders did not obtain pre-approval of the merger. At March 31, 2014, the balance on the line of credit was $889,030. The Company is currently in negotiations with Bank of America and expects to extend the maturity of the line of credit to June 30, 2014 upon completion of the vetting process by Bank of America in the near future.

On March 5, 2014, the Company entered into a line of credit agreement with Community Trust Bank (“CTB”), in which CTB agreed to lend the Company up to $1.7 million. The line of credit bears interest at the rate of 2.4% per annum and matures on March 5, 2015. The line of credit is secured by the pledge of a certificate of deposit in the amount of $1.7 million which was deposited at CTB by a shareholder of the Company. The line of credit contains certain covenants that restrict the ability of the parent company, Armada Water Assets, Inc., from borrowing additional amounts and creating new liens. In addition, the line of credit includes subjective acceleration clauses. As an inducement to the shareholder to pledge the certificate of deposit, the Company is obligated to issue to the shareholder 20,000 shares of its common stock and warrants to purchase 40,000 shares of its common stock at an exercise price equal to the price offering in an initial public offering, and if no such offering occurs within 1 year of grant, $4.00 per share. Together the inducement shares and warrants were valued at $60,000 and are being amortized over the life of the credit line.

The three lines of credit together hold as collateral substantially all of the Company accounts receivable and rolling stock assets.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT - (continued)

Working Capital Notes and Advances

In February and March 2013, the Wiltomo Redemption Fund (“Wiltomo”) advanced the Company $485,000. The advances were unsecured with an interest rate of 10% per annum. In May and June 2013, the Company repaid principal in the amount of $235,000. Prior to December 31, 2013, Wiltomo sold the loan with a then principal balance of $250,000 to DIT Equity Holdings, Inc. In September 2013, DIT Equity Holdings sold its note in the principal amount of $250,000 to Austin Leasing Partners, LLC (“Austin”). During the third quarter 2013, Austin lent the Company a further $901,000 and issued an amended and restated promissory note for $1,151,000. During the fourth quarter of 2013, Austin lent the Company an additional $367,500 bringing the total advanced to the Company to $1,518,500 as of December 31, 2013. The balance of the original note bears interest at the rate of 10% per annum with further borrowings over the first $250,000 advanced bearing a rate of 12% per annum. Per the restated Promissory Note the principal balance of this Note, together with all accrued and unpaid interest accrued thereon (including on the Original Note), shall be due and payable in full on the maturity of this loan (the “Maturity Date”) which shall be on the earlier of: (i) September 24, 2014, or (ii) on such earlier date that the Maker completes a public offering of new equity securities that yields gross proceeds to the Maker in excess of $10,000,000. In January 2014, the Company and Austin entered into a third amended and restated loan agreement which included the amounts borrowed in the fourth quarter of 2013. Other terms, including interest rate and the maturity date described above remained the same. As an inducement to enter into the third amended and restated loan agreement, the Company agreed to issue to Austin 65,000 shares of its common stock which were valued at $195,000 and is being amortized to interest expense over the remaining life of the loan. The principal of Austin is a principal stockholder of the Company and therefore the loan has been shown as related party on the balance sheet. During the three months ended March 31, 2014, the Company was advanced an additional $150,000 and repaid $250,000. The balance at March 31, 2014 was $1,418,500.

In September, 2013, as amended in January 2014, the Company issued a promissory note to William Belzburg in the amount of $500,000 and received gross proceeds of the same amount. The principal balance of this Note accrued interest at the rate of 10% per annum, and together with all accrued but unpaid interest accrued, shall be due and payable in full on the maturity of this loan which shall be on the earlier of: (i) September 24, 2014, or (ii) on such earlier date that the Maker completes a public offering of new equity securities that yields gross proceeds to the Maker in excess of $10,000,000. In the fourth quarter of 2013 the Company repaid $100,000 of the Note and the balance on the note was $400,000. In the first quarter of 2014 the Company repaid $100,000 of the Note and the balance on the note was $300,000. As an inducement for the amendment in January 2014, the Company agreed to issue 25,000 shares of its common stock to the note holder, which the Company valued at $75,000 and is being amortized to interest expense over the remaining life of the note.

In September 2013, the Company commenced a private offering of securities, relying on an exemption under Rule 506 and Regulation D of the 1933 Securities Act. The offering is for a minimum of $1 million and maximum of $5 million in the form of Convertible Term Notes (“Term Notes”). The Term Notes bear interest at the rate of 10% per annum, payable on a quarterly basis commencing on January 1, 2014, are unsecured and mature 1 year after issuance. The Term Notes are mandatorily convertible into the common stock of the Company upon a successful IPO at a fixed discount to the IPO price of 30%. The private offering requires the Company to pay fees to certain broker/dealers in an amount ranging between 3.5% to 10% of gross proceeds obtained depending on the source of the purchaser plus warrants to acquire a number of shares of the Company’s common stock equal to 10% of the gross proceeds received. In connection with the offering, the Company issued warrants to acquire 70,000 shares of the Company’s common stock that have exercise prices ranging from $4.50 to 150% of the IPO price. The broker/dealer shall also receive an expense allowance equal to 2% of gross proceeds. As of March 31, 2014, the Company had received gross proceeds of $2,500,000 under the private placement and had recorded total offering costs of approximately $256,000.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT - (continued)

In November 2013, the Company borrowed $300,000 from a director of the Company. The advance was evidenced by a promissory note in the same principal amount. The note bears interest at the rate of 10% per annum, is unsecured and matures on the earlier of the one year anniversary of its issuance or upon the Company successfully completing an IPO that yields gross proceeds greater than $10 million. As an inducement to make the loan, the Company granted to the note holder 15,000 shares of its common stock. In December 2013, the same director advanced the Company an additional $100,000 on an unsecured and due on demand basis, which was outstanding as of March 31, 2014. The balance of $400,000 outstanding under the advance has been shown on the balance sheet as related party.

In January 2014, the Company borrowed $500,000 from Moonlight Enterprises Ltd. The advanced was evidenced by a promissory note in the same principal amount. The note bears interest at the rate of 10% per annum, is unsecured and matures on the earlier of (i) July 31, 2014, or (ii) on such earlier date that the Maker completes a public offering of new equity securities that yields gross proceeds to the Maker in excess of $10,000,000. As an inducement to make the loan, the Company granted to the note holder 25,000 shares of its common stock. At March 31, 2014 the balance under this note was $500,000.

Equipment Financing Notes

On April 4, 2013, the Company assumed an ORL note payable to Commercial State Bank in the principal amount of $650,000. The note bears interest at the prime rate as disclosed in the Wall Street Journal plus 200 basis points, requires 60 monthly payments of $12,489 commencing on March 8, 2013, and is secured by certain equipment of ORL and is co-guaranteed by Wes Tex and is personally guaranteed by two former members of ORL. At March 31, 2014 the balance payable on this note was $524,750.

On April 4, 2013 the Company assumed a Wes-Tex note issued in March 2013, for an equipment financing loan with Ally Bank to purchase a GMC Sierra 1500 for approximately $25,993. The Loan was for a principal amount of $23,091 with a rebate of $4,900 used as a down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $438.28 commencing in April 20, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $18,989.

On April 4, 2013 the Company assumed a Wes-Tex Vacuum note issued in March 2013, for an equipment financing loan with Ally Bank to purchase a GMC Sierra 1500 for approximately $25,993. The Loan was for a principal amount of $23,091 with a rebate of $4,900 used as a down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $438 commencing in April 20, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $18,989.

On April 4, 2013 the Company assumed a Wes-Tex note issued in March 2013, for an equipment financing loan with Ally Bank to purchase a GMC Sierra 2500 for approximately $29,768. The Loan was for a principal amount of $33,947 with no down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $644 commencing in April 26, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $27,898.

On April 4, 2013 the Company assumed a Wes-Tex note issued in March 2013, for an equipment financing loan with Ally Bank to purchase an additional GMC Sierra 2500 for approximately $29,768. The Loan was for a principal amount of $33,947 with no down payment. The loan bears interest at approximately 5.15% per annum and requires 60 monthly payments of $644 commencing in April 26, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $27,887.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT - (continued)

In June 2013, Wes-Tex issued a note for an equipment financing loan with Ally Bank to purchase an additional GMC Sierra 1500 for approximately $29,168. The Loan was for a principal amount of $25,030 with a $5,900 rebate used as down payment. The loan bears interest at approximately 4.25% per annum and requires 60 monthly payments of $465 commencing in August 14, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $22,059.

In 2013, Wes-Tex issued a note for an equipment financing loan with Ally Bank to purchase an additional GMC Sierra 1500 for approximately $24,399. The Loan was for a principal amount of $24,484 with a $5,400 rebate used as down payment. The loan bears interest at approximately 4.25% per annum and requires 60 monthly payments of $380 commencing in August 14, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $18,052.

In 2013 Wes-Tex issued a note to finance equipment with Ally Bank to purchase an additional GMC Sierra 2500 for approximately $29,768. The Loan was for a principal amount of $27,284 with a $5,400 rebate used as down payment. The loan bears interest at approximately 4.94% per annum and requires 60 monthly payments of $515 commencing in August 20, 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $24,086.

In March 2013 Wes-Tex issued a note to finance equipment with Ally Bank to purchase an additional GMC Sierra 2500 for approximately $35,278. The Loan was for a principal amount of $31,453 with $4,150 down payment. The loan bears interest at approximately 4.57% per annum and requires 60 monthly payments of $596 commencing in March 18, 2014, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $31,047.

On June 5, 2013 the Company assumed a Summit note issued in December 2012, for an equipment financing loan with Daimler Truck Financial to purchase two freightliner tractors for approximately $258,300. The Loan was for a principal amount of $232,559 with a cash down payment of $25,840. The loan bears interest at approximately 5.9% per annum and requires 36 monthly payments of $7,075 commencing in January 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $140,946.

On June 5, 2013, the Company assumed a Summit note issued in December 2012, for an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor for approximately $129,300. The Loan was for a principal amount of $116,367 with a down payment of approximately $12,900. The loan bears interest at 5.94% per annum and requires 36 monthly payments of $3,537 commencing in January 2013, and is secured by the equipment. At March 31, 2014 the balance payable on this note was $70,391.

On June 5, 2013, the Company assumed Summit notes issued in November and December 2012, for three separate equipment financing loans with Grand Junction Federal Credit Union to purchase certain equipment. The loans, which had a combined principal amount of approximately $401,600, all had essentially the same terms. The loans bear interest at the rate of 3% per annum, require 36 monthly payments which commenced 30 days after the date of the loan and total $11,691, and are secured by the equipment. At March 31, 2014 the balance payable on these notes was $237,065.

On June 5, 2013, the Company assumed Summit notes issued in December 2012, for three essentially identical equipment financing loans with Chase Bank, NA to purchase two 2012 and one 2013 Ford pickup trucks. The loans combined were for a principal amount of approximately $87,960 with a total down payment of $20,000 in cash and a trade-in of a Company pickup truck of approximately $18,300. The loans bear interest at the rate of 2.8% per annum, require 36 monthly payments totaling $2,553 commencing in January 2013, and are secured by the equipment. At March 31, 2014 one of the three notes was repaid in full and the remaining balance payable on the two remaining notes was $30,542.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT - (continued)

On June 5, 2013, the Company assumed a Summit note issued in January 2013, for an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor. The Loan was for a principal amount of $67,026. The loan bears interest at 5.92% per annum and requires 24 monthly payments of $2,970 commencing in February 2013 and is secured by the equipment. At March 31, 2014 the balance payable on this note was $28,901.

On June 5, 2013, the Company assumed a Summit note issued in February 2013, for an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $41,246. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $1,224 commencing in March 2013 and is secured by the equipment. At March 31, 2014 the balance payable on this note was $26,946.

On June 5, 2013, the Company assumed a Summit note issued in February 2013, for an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $30,870. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $916 commencing in March 2013 and is secured by the equipment. At March 31, 2014 the balance payable on this note was $20,167.

In December 2013, the Company issued a note for an equipment financing loan with General Electric Capital Corporation to purchase one 2006 International and two 2007 Kenworth tractors. The loan was for a principal amount of approximately $223,874. The loan bears interest at the rate of 9.07% per annum and requires 38 monthly payments of $6,811 commencing in January 2014, and is secured by the equipment. The balance under this note was $193,120 at March 31, 2014.

In December 2013, the Company issued a note for an equipment financing loan with General Electric Capital Corporation to purchase one 2012 Mac 150 BBL trailer. The loan was for a principal amount of approximately $56,047. The loan bears interest at the rate of 8.43% per annum and requires 62 monthly payments of $1,120 commencing in January 2014, and is secured by the equipment. The balance under this note was $51,600 at March 31, 2014.

In February 2014, the Company issued a note for an equipment financing loan with General Electric Capital Corporation to purchase two 2006 freightliners and two 2007 COMM trailers. The loan was for a principal amount of approximately $141,237. The loan bears interest at the rate of 9.16% per annum and requires 36 monthly payments of $4,526 commencing in February 2014, and is secured by the equipment. The balance under this note was $135,077 at March 31, 2014.

Insurance Financing Notes

In March 2014, Summit issued a note to Pinnacol in the amount of $227,786 to finance its insurance premiums. The note bears interest at the rate of 0% per annum and requires 12 monthly payments of $18,982. At March 31, 2014 the balance of the note was $227,786.

In March 2014, Summit issued a note to McAnallyWilkens in the amount of $116,657 to finance its insurance premiums. The note bears interest at the rate of 0% per annum and requires 6 monthly payments of $19,443. At March 31, 2014 the balance of the note was $97,214.

In September 2013, Wes Tex issued a note to Capital Premium Financing in the amount of $192,327 to finance its insurance premiums. The note bears interest at the rate of 6.59% per annum and requires 10 monthly payments of $19,818. At March 31, 2014 the balance of the note was $78,329.

In January 2014, Wes Tex issued a note to Capital Premium Financing in the amount of $36,527 to finance its insurance premiums. The note bears interest at the rate of 7.14% per annum and requires 7 monthly payments of $5,343. At March 31, 2014 the balance of the note was $26,245.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT - (continued)

In December 2013, Harley Dome financed part of its insurance premiums through the issuance of a note payable. The note bears interest at the rate of 13% per annum and required 10 monthly payments of approximately $1,108. The balance of the note at March 31, 2014 was $8,085.

Promissory Notes Issued in Connection With Merger Agreements

In connection with the merger with Barstow (see Note 2), the Company issued an aggregate of $1 million in promissory notes. The notes bear interest at the rate of 10% per annum, may be prepaid at any time, require quarterly interest and principal payments of 25% of the EBITDA of Barstow, as defined in the notes, and mature on February 1, 2016. In addition, should the Company raise via private placement in excess of $4 million in equity or debt financing proceeds, the Company is required to prepay up to $250,000 in principal. Should the Company commence an IPO and raise proceeds in excess of $15 million, the Company is required to repay an aggregate of $750,000 in principal. The Company may not declare or pay any dividends in cash, stock or other property so long as principal is outstanding under the notes. The Company also may not advance any funds to a related party so long as principal is outstanding under the notes. At March 31, 2014, the principal balance outstanding under these notes was $750,000.

In connection with the merger with Summit (see Note 5), the Company issued an aggregate $4.5 million of promissory notes. Promissory notes in the aggregate principal amount of $2.5 million bear interest at the rate of 4% per annum, and require monthly principal and interest payments of $73,662 commencing on September 5, 2013 through August 5, 2016. The notes are unsecured. The notes are convertible at the option of the holder at any time after the Company successfully completes an IPO and prior to the one year anniversary of the issuance of the note. The conversion rate is set at the IPO price. At March 31, 2014 the balance outstanding under these notes was $2,268,990.

The Company also issued 5 month promissory notes in the principal amount of $1 million, payable $200,000 per month commencing in July 2013 and a second set of promissory notes for $1 million, payable upon the earlier of September 30, 2013 or upon the Company completing a successful initial public offering. In January 2014, the Company and the note holders agreed to modify certain terms of the short term notes, such that the outstanding balances as of December 31, 2013 would carry an interest rate of 4% per annum and that they would mature as of December 31, 2014. At March 31, 2014, the principal balance outstanding under these notes was $650,200.

In connection with the merger with Devonian (see Note 4), the Company issued an aggregate of $3.25 million in promissory notes. The notes bear interest at the rate of 10% per annum, may be prepaid at any time, require quarterly interest and principal payments of 25% of the EBITDA of ORL, as defined in the notes, and mature on February 1, 2016. In addition, should the Company raise via private placement in excess of $4 million in equity or debt financing proceeds, the Company is required to prepay up to $500,000 in principal. Should the Company commence an IPO and raise proceeds in excess of $15 million, the Company is required to repay an aggregate of $1 million in principal. The Company may not declare or pay any dividends in cash, stock or other property so long as principal is outstanding under the notes. The Company also may not advance any funds to a related party so long as principal is outstanding under the notes. At March 31, 2014, the principal balance outstanding under these notes was $3,000,000.

In connection with the merger with Western Slope (see Note 6), the Company issued an aggregate of $2.875 million in promissory notes. The notes bear interest at the rate of 10% per annum, may be prepaid at any time, require quarterly interest and principal payments of 25% of the EBITDA of Western Slope, as defined in the notes, and mature on April 30, 2016. In addition, should the Company raise via private placement in excess of $4 million in equity or debt financing proceeds, the Company is required to prepay up to $500,000 in principal. Should the Company commence an IPO and raise proceeds in excess of $15 million, the Company is required to repay an aggregate of $1 million in principal. The Company may not declare or pay any dividends in cash, stock or other property so long as principal is outstanding under the notes.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — DEBT - (continued)

The Company also may not advance any funds to a related party so long as principal is outstanding under the notes. The balance outstanding under these notes was $2,875,000 at March 31, 2014. As of March 31, 2014 approximately $1,437,500 of these notes were classified as related party as our President is the control person for the note holder.

Other Notes and Advances

On April 4, 2013, the Company assumed an advance payable to one of the former members of ORL from its acquisition of Devonian (see Note 4) in the amount of $265,000. The advance is unsecured, due on demand and non-interest bearing. The balance outstanding was $265,000 as of December 31, 2013. In 2014, the Company and the former member of ORL entered into a promissory note which requires the Company to repay the loan over a 12 month period. The note accrues interest at the rate of 6.00%. The principal balance of the note, together with all accrued but unpaid interest accrued thereon, shall be due and payable in full on the maturity of the loan (the Maturity Date) which shall be on February 28, 2015; provided, however, the Company shall be obligated to prepay the principal sum of $100,000 on such earlier date that the Maker completes an initial public offering of new equity securities that yields net proceeds to the Maker in excess of $10,000,000.

On September 25, 2013 the Company assumed a note payable to West Water Farms, LLC from its acquisition of Western Slope (see Note 6). The Note is unsecured and non-interest bearing and originally required 36 monthly payments of $20,000 and a final balloon payment of $280,000. The note has been discounted at a 10% rate and the balance outstanding was $526,094 at March 31, 2013.

On September 25, 2013, the Company assumed a Harley Dome note issued in the fourth quarter of 2012 to acquire a tank farm owned by Piceance Energy. The loan had an original principal amount of $200,000, was secured by the equipment, was non-interest bearing and required a $50,000 down payment, 5 monthly payments of $10,000 and a $1 per barrel reduction in price for up to 100,000 barrels of flow back water to be disposed of in the Harley Dome disposal well. At March 31, 2014, the balance under the note was $45,167 and Piceance Energy had the ability to dispose a further 62,851 barrels at the $1 per barrel reduced price. No amounts were imputed during 2013 as they were immaterial.

On September 25, 2013 the Company assumed a $600,000 note payable to UB Water LLC from its acquisition of Western Slope (see Note 6). The note is unsecured, non-interest bearing and $300,000 was payable on the earlier of an IPO or September 30, 2013 and the second $300,000 matured on the earlier of an IPO or December 31, 2013. At March 31, 2014, the balance payable under the note was $227,353. In January 2014, the Company and UB Water LLC agreed to amend the remaining $300,000 principal under the note such that the interest rate was changed to 7.5% per annum and the note was to be repaid via 12 monthly installments of approximately $25,940 commencing on January 15, 2014.

NOTE 11 — COMMON STOCK

In February 2014, the shareholders of the Company ratified a 1:3 reverse common stock split. The effect of the reverse stock split on the number of shares of common stock and the per share price has been updated in these financial statements as if the reverse split occurred at the Company’s inception.

Issuance of Common Stock for Cash

In February 2014, the Company sold 100,000 shares of restricted unregistered common stock to an investor at a price of $3.00 per share. The Company received gross proceeds of $300,000. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act.

In February 2014, the Company sold 33,333 shares of restricted unregistered common stock its CFO at a price of $3.00 per share. The Company received gross proceeds of $100,000. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 — COMMON STOCK - (continued)

In March 2014, the Company sold 100,000 shares of restricted unregistered common stock to its new Board Chairman at a price of $3.00 per share. The Company sold these shares of common stock under an exemption from registration by Section 4(2) of the Securities Act. The Company received the proceeds of this offering on April 1, 2014. As of March 31, 2014, the $300,000 was presented as a subscription receivable in these financial statements.

Issuance of Common Stock and Options as Payment for Compensation

In February 2014, the shareholders of the Company ratified the 2014 Stock Option and Performance Award Plan (the “Plan”). Under the Plan, the Company may award grants of cash incentives, non-qualified stock options, incentive stock options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares with a limit of 2 million shares of common stock or instruments convertible into common stock awardable under the Plan.

The maximum number of shares or stock appreciation rights that may be granted to any single Executive during any one calendar year is 200,000. The Compensation Committee of the Board will have the authority to grant both Incentive Stock Options awards or Non-Qualified Stock Option awards and shall establish the exercise price at time of grant. Options will expire after 10 years from date of grant.

The Committee shall have the authority to grand Stock Appreciation Rights in tandem with an Option at the time of grant of the Option. Each such Stock Appreciation Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such time and to such extend as the related Option is exercisable, however, a Stock Appreciation Right may be exercised only with the fair market value of the common stock exceeds the exercise price of the related option.

The Committee has the authority to grant Freestanding Stock Appreciation Rights. The Freestanding Stock Appreciation Rights will be subject to the terms and conditions as determined by the Committee.

In January 2014, the Company and its three top executives agreed to modify their employment agreements. As part of those modifications, one executive received new options, and the other two executives saw changes to the vesting dates and vesting performance commitments.

For the first executive, the Company agreed to grant the executive options to obtain 166,667 shares of the Company’s common stock. Of those options 83,333 have an exercise price of $3 per share and a term of 10 years, and 83,334 have an exercise price of the selling price in an IPO by the Company and also have a term of 10 years. Both sets of options have vesting conditions based on hitting certain performance targets at its Harley Dome facility in terms of treatment of barrels of flow back water per day and also hitting certain EBITDA targets at the Company over the next two years. The Company has determined that no measurement date has yet occurred for the options with an exercise price of an IPO by the Company and therefore no expense has yet been recorded. The Company has determined the fair value of the options issued with the $3 exercise price at $0.38 per share based on using a Black Scholes Merton pricing model with the following assumptions:

Fair value of underlying common stock on date of grant	$3.00
Risk free rate of interest	0.77%
Expected life of warrant – months	36
Dividend rate	—
Historical volatility*	17%

*	the Company has used the historical volatility of an index tied to oil field service companies.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 — COMMON STOCK - (continued)

For these options during the quarter ended March 31, 2014, the Company recorded compensation expense of $4,950.

For the two other executives, the Company modified their options by changing the anniversary date for time vesting and also reduced the EBITDA target levels for the Company in order for the options to vest. The Company has accounted for the changes as if it purchased back the original awards and issued new options and thus the compensation recorded amounts to the change in fair value of the original options immediately before the change compared to the fair value of the modified options at their date of change. No amounts were recorded for those options that had not yet had a measurement date (generally options that have a significant variable that is determined at a later date that has not yet occurred). The Company used a Black Scholes Merton pricing model to determine the fair value of both sets of options. The assumptions used to value the options are the same as those above other than expected life for the cancelled options which ranged between 2.2 and 2.5 years. The Company determined that the fair value of the $3 options immediately before the changes was approximately $36,604 and the fair value immediately after the change was $91,780 for an increase of $55,176.

In February 2014, the board of directors of the Company authorized bonus payments to each of its three principal executives of 20,000 shares of the Company’s common stock. All shares were immediately vested. The Company valued the shares issued at $3 per share and recorded compensation expense during the three months ended March 31, 2014 of $180,000.

On March 20, 2014, the Board of Directors of the Company approved the issuance of two sets of options to its new Chairman of the Board. The first option was a 6 month option to acquire 150,000 shares of the Company’s common stock at an exercise price of $3 per share. The table below shows the significant assumptions used in the Black Scholes Merton pricing model to determine the fair value of $0.14 per share on the date of grant:

Fair value of underlying common stock on date of grant	$3.00
Risk free rate of interest	0.90%
Expected life of warrant – months	36
Dividend rate	—
Historical volatility*	16.4%

*	the Company has used the historical volatility of an index tied to oil field service companies.

For the quarter ended March 31, 2014, the Company recorded compensation expense of $1,283 for this grant. The second grant was an option to acquire 270,000 shares of the Company’s common stock at an exercise price of an IPO of the Company’s common stock and had a term of 10 years. Because no measurement date has occurred as of March 31, 2014, no amounts have been recorded for this option in the financial statements.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 — PREFERRED STOCK

The Company is authorized to issue up to 50,000,000 shares of preferred stock with a par value of $0.0001 per share that may be issued in any series as approved by the directors of the Company. In February, 2014 the Company, with the consent of the preferred shareholders, amended and restated all of its outstanding series of Preferred Stock for the reverse split noted above, to remove general voting rights and the cumulative dividend feature, changes which have been incorporated herein.

Series A

The Company is authorized to issue up to 4 million shares of preferred stock designated as Series A. The holders of Series A preferred stock are entitled to receive dividends when declared by the board at a rate of $0.05 per share per annum, are non-cumulative, and those dividends have priority over any dividends declarable and payable on the common stock of the Company. The holders of Series A have no general voting rights. In addition, the Series A preferred stock has a liquidation preference of $1.00. The Series A preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of Barstow is as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $2,000,000 (ii) From $1,250,000 through $1,999,999 (iii) From 750,000 through $1,250,000 (iv) Less than $750,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $4,000,000 (ii) From $2,500,000 through $3,999,999 (iii) Less than $1,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $6,000,000 (ii) From $3,750,000 through $5,999,999 (iii) Less than $2,250,000	(i) $3.00 per share (ii) $6.00 per share (iii) Not subject to conversion

The Company shall redeem all outstanding shares of Series A preferred stock not already converted as of the seventh anniversary of their issuance in cash at its liquidation preference. The ability to change conversion prices required that the Company bifurcate the ratchet provision from the host contract at inception. No amounts have been recorded in the financial statements for the bifurcated value of the conversion feature as the Company has deemed it to be immaterial as of the date of issuance of the Series A preferred and as of March 31, 2014 (see Series B below for a description of the model).

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 — PREFERRED STOCK - (continued)

Series B

The Company is authorized to issue up to 11 million shares of preferred stock designated as Series B. The holders of Series B rank equal to holders of the Series A preferred stock and have no general voting rights. The holders of Series B preferred stock are entitled to receive dividends when declared by the board or upon ORL reaching its minimum EBITDA target as defined in the certificate of designation, at a rate of $0.05 per share per annum, are non-cumulative except in so far as if ORL reaches its EBITDA target, and those dividends have priority over any dividends declarable and payable on the common stock of the Company and rank pari passu with the Series A preferred. In addition, the Series B preferred stock has a liquidation preference of $1.00. The Series B preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of ORL is as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $4,000,000 (ii) From $3,250,000 through $4,000,000 (iii) From $2,750,000 through $3,250,000 (iv) Less than $2,750,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $8,000,000 (ii) From $6,500,000 through $8,000,000 (iii) From $5,500,000 through $6,500,000 (iv) Less than $5,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $12,000,000 (ii) From $9,750,000 through $12,000,000 (iii) From $8,250,000 through $9,750,000 (iv) Less than $8,250,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Automatic Conversion on Automatic Conversion Date	Not Applicable	Not Applicable	The greater of (x) $9.00 per share and (y) the Average Trading Price (provided that there is a public market for the Common Stock)

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 — PREFERRED STOCK - (continued)

All shares of Series B preferred not already converted as of the seventh anniversary date of its issuance, shall automatically convert into shares of common stock at greater of $9.00 per share or the then trading price of the common stock of the Company, so long as such trading occurs on a national securities exchange. The ability to change conversion prices required that the Company bifurcate the ratchet provision from the host contract at inception. At March 31, 2014 and December 31, 2013 the Company revalued the conversion feature. At March 31, 2014 the feature was valued at $0.09 per share, which resulted in additional expense of $80,000 during the quarter ended March 31, 2014, which has been included in the line item of general and administrative expense in the statement of operations. The valuation was based on a hybrid Monte Carlo simulation, using 2000 random iterations for each of the 11 valuation dates, in which the Company used the following assumptions:

Fair value of common stock	$3.00
Risk free rate of interest (range)	0.13 – 0.77%
Expected life (months)	36
Dividend rate	—
Historical stock price volatility*	50%
EBITDA volatility	50 – 200%

*	Historical volatility was calculated from a sample of 18 companies within the oil field services industry using 75% percentile of the group.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 — PREFERRED STOCK - (continued)

Series C

The Company is authorized to issue up to 7 million shares of preferred stock designated as Series C. The holders of Series C rank equal to holders of the other series of preferred stock. The holders of Series C preferred stock have no general voting rights, except to changes to the certificate of designation of Series C preferred stock. The holders of Series C preferred stock are entitled to receive dividends when declared by the board at a rate of $0.05 per share per annum, are non-cumulative until such time as they exceed their EBITDA target, as defined in the certificate of designation, at which time they become cumulative, and those dividends have priority over any dividends declarable and payable on the common stock of the Company and rank pari-passu with the other series of preferred stock. In addition, the Series C preferred stock has a liquidation preference of $1.00. The Series C preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of Harley Dome 1, LLC is as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $3,000,000 (ii) From $2,250,000 through $2,999,999 (iii) From $1,500,000 through $2,249,999 (iv) Less than $1,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $6,000,000 (ii) From $4,500,000 through $5,999,999 (iii) From $3,000,000 through $4,499,999 (iv) Less than $3,000,000	(i) $3.00 per share (ii) $3.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $9,000,000 (ii) From $6,750,000 through $8,999,999 (iii) From $4,500,000 through $6,749,999 (iv) Less than $4,500,000	(i) $3.00 per share (ii) $6.00 per share (iii) $9.00 per share (iv) Not subject to conversion
Automatic Conversion on Automatic Conversion Date	Not Applicable	Not Applicable	The greater of (x) $9.00 per share and (y) the Average Trading Price (provided that there is a public market for the Common Stock)

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 — PREFERRED STOCK - (continued)

All shares of Series C preferred not already converted as of the seventh anniversary date of its issuance, shall automatically convert into shares of common stock at the greater of $9.00 per share or the average trading price on a national exchange, as defined in the agreement, divided by the original issue price, as defined in the agreement. The ability to change conversion prices required that the Company bifurcate the ratchet provision from the host contract at inception. No amounts have been recorded in the financial statements for the bifurcated value of the conversion feature as the Company has deemed it to be immaterial as of the date of issuance of Series C preferred and as of December 31, 2013 (see series B above for a description of the model).

Series D

The Company is authorized to issue up to 1.5 million shares of preferred stock designated as Series D. The holders of Series D rank equal to holders of the other series of preferred stock. The holders of Series D preferred stock have no general voting rights, except to changes to the certificate of designation of Series D preferred stock. The holders of Series D preferred stock are entitled to receive dividends when declared by the board at a rate of $0.05 per share per annum, are non-cumulative until such time that UB hits its EBITDA target, as defined in the certificate of designation, at which point it becomes cumulative, and those dividends have priority over any dividends declarable and payable on the common stock of the Company and rank pari passu with the other series of preferred stock. In addition, the Series D preferred stock has a liquidation preference of $1.00. The Series D preferred stock is convertible after May 14, 2014 if the EBITDA, as defined in the certificate of designation, of UB Water, LLC is as follows:

Dates of Conversion	Measurement Period:	UB EBITDA generated during the Measurement Period:	Conversion Price:
Conversion from the First Anniversary through the Second Anniversary	2014 Measurement Period: From the Original Issue Date through the First Anniversary	(i) Exceeds $750,000 (ii) From $500,000 through $750,000 (iii) Less than $500,000	(i) IPO price per share (ii) $30.00 per share (iii) $90.00 per share
Conversions within 90 days after the Second Anniversary	2015 Measurement Period: From the First Anniversary through the Second Anniversary	(i) Exceeds $750,000 (ii) From $500,000 through $750,000 (iii) Less than $500,000	(i) IPO price per share (ii) $30.00 per share (iii) $90.00 per share
Automatic Conversion on Automatic Conversion Date	Not Applicable	Not Applicable	$150.00 per share

All shares of Series D preferred not already converted as of 90 days after the second anniversary date of its issuance, shall automatically convert into shares of common stock at the original issue price, as defined in the agreement divided by $90. At issuance, the Company valued the Series D preferred stock based on the final conversion rate into common stock at the then fair value of the common stock. The ability to change conversion prices required that the Company bifurcate the ratchet provision from the host contract at inception. No amounts have been recorded in the financial statements for the bifurcated value of the conversion feature as the Company has deemed it to be immaterial as of the date of issuance of Series D preferred and as of March 31, 2014 (see Series B above for a description of the model).

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 13 — SEGMENT INFORMATION AND MAJOR SEGMENT CUSTOMERS

As of March 31, 2013 the Company had one segment and therefore there will be no discussion below for that period.

The Company currently has identified four segments as follows:

Texas water logistics (Wes Tex and Barstow)
Colorado water treatment and disposal (Western Slope and Harley Dome)
Colorado water logistics (Summit)
Corporate

The composition of our reportable segments is consistent with that used by our chief operating decision maker to evaluate performance and allocate resources. All of our operations are located in the U.S. All intercompany transactions have been eliminated.

As of March 31, 2013, we had only one operating segment, Texas water logistics, and therefore no disclosure for that time period has been presented below.

Segment information as of March 31, 2014 for the three months then ended is as follows (in thousands):

2014	Texas Water Logistics	Utah Water Treatment And Disposal	Colorado Water Logistics	Corporate		Total
Revenue	$3,334	$258	3,020		—	$6,612
Depreciation and amortization(1)	$297	$144	205		$6	$652
Interest expense	$29	$6	29		$295	$359
Stock-based compensation	—	—	—		$307	$307
Net income (loss)	$(209)	$(127)	$(60)		$(1,206)	$(1,602)
Capital expenditures (cash and noncash)	$1,558	$926	$161		72	$2,717
Total assets	$16,462	$16,037	$8,489		$(550)	$40,438
Goodwill	$2,579	$1,439	$768	$		$4,786
Intangible assets, net	$2,606	$4,224	$2,535		$—	9,365

(1)	Includes depreciation of property, equipment and leasehold improvement and amortization of intangibles.

Customer Concentrations by Segment:

One customer in the Texas water logistics segment accounted for approximately 22% of revenues and accounts receivable for 2013 and as of March 31, 2014.

One customer in the Colorado water logistics segment accounted for approximately 44% of revenues and 45% of accounts receivable for the first quarter 2014 and as of December 31, 2013, respectively.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 14 — COMMITMENTS AND CONTINGENCIES

Operating Hazards and Insurance

The business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company’s practice has been to acquire properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the properties. Third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the oil field services industry.

On September 25, 2013 the Company assumed a lien payable upon the acquisition of Harley Dome through its merger with Western Slope (see Note 6). The lien is a mechanics lien attached to the 23 acre site that holds the treatment facility and disposal wells for Harley Dome. The lien is the result of a lawsuit filed by Electrical Contractors, Inc. against the entity that owned the parcel prior to its acquisition by Harley Dome. The lien is for approximately $877,000 and the Company has added additional costs of $20,000 for legal fees associated with the lawsuit. The Company expects that it will ultimately be required to satisfy the lien upon consummation of legal proceedings, which the Company expects will occur in 2015 or 2016, depending on appeals.

Contract Performance Commitment

In August 2013, the Company entered into an engineering and manufacturing contract with an engineering firm. In the event that the Company enters into a manufacturing project with total costs less than $1 million, the firm shall be entitled to options to acquire the Company’s common stock worth $75,000, with projects greater than $1 million earning options to acquire the Company’s common stock worth between $125,000 and $150,000. The valuation of the options per the contract will be based on the exercise price of the options awarded. Should options be awarded prior to an initial public offering, the strike price shall be $3 per share and after completion of an initial public offering, the exercise price shall be the opening stock trading price on the day of the contract signing. The awards under the contract can be positively and negatively affected by the actual performance of the engineering firm relative to the contract. At March 31, 2014, the Company had not yet entered into any contracts that could result in the above performance awards being issued to the contractor.

Operating Leases

On June 5, 2013 the Company assumed the lease entered into in July 2012 by Summit for its office and maintenance shop space. The lease has a term of 3 years and requires annual rental payments of $90,000. The lease includes one option to renew for three additional years.

For the quarter ended March 31, 2014 and 2013, rent expense was $31,500 and nil, respectively.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 14 — COMMITMENTS AND CONTINGENCIES - (continued)

Predecessor

In December, 2012, Barstow entered into an agreement effective January 11, 2013 for three years, with Texas-New Mexico Power Company (“TNMP”) to supply electricity to the Company’s site. As a result of this agreement, the Company has agreed to purchase a specified minimum amount of power over three years from TNMP. Failure of the Company to purchase the minimum power could result in the Company having to pay to TNMP a portion of the costs incurred by TNMP to install power equipment at the Company location up to a maximum of $17,256. To guarantee the payments due under this agreement the Company purchased an irrevocable Letter of Credit payable to TNMP in the amount of $17, 256, and is obligated to pay a fee of $1,553 at the end of the three year period. In addition, two of the members and Oil Raiders Logistics, Inc. are guarantors under the letter of credit.

NOTE 15 — NON CASH AND RELATED PARTY DISCLOSURES NOT MADE ELSEWHERE

No amounts were paid for income taxes in the periods presented in these financial statements. As disclosed in Note 10, the Company financed insurance premiums totaling $437,659 during the three months ended March 31, 2014.

Included in accounts payable at March 31, 2014 was approximately $1,769,014 of fixed asset additions related to the treatment facility at the Harley Dome site.

In March 2014, the Company acquired $528,000 of rolling stock equipment from Skyline Well Services, LLC (“Skyline”) and entered into an employment relationship with the owner. As consideration for the purchase of the rolling stock, the Company agreed to deliver that number of shares of common stock equal to $300,000 based on the closing price of the Company’s common stock upon its completion of an IPO. In addition, the Company agreed to settle the debt of one vendor of Skyline through a 15% royalty on gross revenues from the equipment acquired and the Company agreed to guarantee the liability in the event the royalty payment was insufficient to fully repay the vendor. The Company recorded approximately $38,000 in goodwill in connection with the transaction.

NOTE 16 — DEBT MODIFICATION AND EXTINGUISHMENTS

In February 2014, the Company and the former owners of its Summit subsidiaries entered into a set of agreements to modify certain terms of then past due outstanding balances due as part of the purchase price of Summit (see Note 5). The Company and the note holders agreed to extend the maturity date with payments required through the end of 2014 on the amounts outstanding, and in addition, agreed to an interest rate of 4% per annum on the balances outstanding at the time of the modification. In addition, the Company agreed to issue options to acquire 25,000 shares of the Company’s common stock at an exercise price of $3 per share if no IPO is consummated within two years or the IPO price if it is consummated within two years of the modification agreement as an inducement to modify the loans. The Company determined that the value of the options granted, based on using a Black Scholes Merton pricing model was $0.50 per share at $12,500. The Company determined that the addition of a 4% interest rate coupled with the option inducement shares did not constitute a significant modification. The value of the option inducement shares are being amortized to interest expense over the term of the extended notes.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 17 — SUBSEQUENT EVENTS

In April through June 2014, the Company negotiated a series of agreements with certain holders of notes issued in connection with our acquisitions and note holders associated with working capital notes, in which the note holders agreed to amend their existing loans in order to allow them to convert aggregate principal and accrued interest of $7,599,673 into 551,157 Series A preferred shares, 2,127,500 Series B preferred shares, 2,702,516 Series C Preferred shares and 776,563 of common shares. As an incentive to convert the notes the Company granted 150,000 shares of common stock to preferred note holders.

In May 2014, the Company offered to modify existing notes with a principal balance of approximately $849,286 into 283,095 of common shares stock in lieu of having to pay cash. The Series E raise mentioned below triggered the principal acceleration clauses within those notes.

On April 10, 2014, the Company and holders of the Series A, B, C and D series of preferred stock agreed to amend and restate the respective certificate of designation such that the automatic conversion date for each series was changed to July 1, 2017 and the EBITDA targets were lowered by approximately 10% – 20% for each measurement period to reach the lowest per share conversion price and the second lowest per share conversion price.

As part of the Series A, B, and C conversion agreements (see above), the Company agreed to prepay a portion of the remaining principal outstanding under its merger notes equal to 75% of the total proceeds should the Company complete a private offering or an initial public offering in which the Company receives in excess of $2 million in net proceeds, the required pay-out was approximately $1.5 million. The Company has raised in excess of $5.2 million in an offering of a new series E preferred (see below) which triggered the debt covenant associated with the merger notes and therefore the Company has paid $1.5 million to the note holders.

On March 20, 2014 the Board of Directors authorized the Company to create a class of Series E Preferred Shares with a par value of $.0001 per share and a cumulative dividend rate of 8% per share. The Series E Preferred Stock automatically converts to common stock upon the successful completion of an initial public offering by the Company. The Series E is convertible into common stock of the Company at the lesser of $4.00 per share or 70% of the price common stock is sold in an IPO. The Company subsequently commenced a unit offering in a private placement exempt from registration under Regulation D Rule 506 of the Securities Act, with each unit comprising one share of Series E Preferred Stock and one warrant to purchase one share of Common Stock for every two shares of Common Stock issued or issuable upon conversion of the Series E Preferred Shares. The warrants have an exercise price equal to 120% of the share price of common stock sold in an IPO by the Company and a term of 5 years. In the event that the Company is unable to complete an IPO, the warrants have an exercise price of $4.00 per share. The unit price was $4.00 per share. Beginning in April, 2014, the Company has sold $5.425 million of Series E Preferred stock, of which $5.0 million has been received as of the date of these financial statements.

In May 2014, the Company appointed a new director. As part of his appointment the new director was awarded options to acquire 75,000 shares of the Company’s common stock at an exercise price of $3 per share. In addition, the new director received a second, short term option for 50,000 shares of the Company’s common stock at an exercise price of $3.00 per share which the director has exercised.

In June 2014 the company entered into an Exclusive Distributor Agreement with RecyClean Consulting Services, Inc (“RCS”) with a term of six months from the effective date of the agreement and may be renewed by the Distributor, in its sole discretion, for an additional period of six months. The agreement allows the Company to engage, directly or indirectly, in the distribution and placement of certain hydraulic fracturing flow back water treatment products known as HydroPods. In consideration for the appointment as exclusive distributor for the placement and use of the Products, the Company will make a cash payment of $500,000 on June 13, 2014. The Company will issue 40,000 shares of its common stock to a principal of RCS within 15 days of June 12, 2014. The Company will issue 40,000 shares of common stock on the earlier of the

ARMADA WATER ASSETS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 17 — SUBSEQUENT EVENTS - (continued)

six month anniversary of the agreement or upon exercise of the purchase option. The Purchase Option allows the Company to purchase RCS in its entirety subject to the Company being satisfied with the product and the validation of the product. If the Company decides to exercise the Purchase Option the $500,000 will be applied towards the purchase price. Through the Exclusive Distributor Agreement the Company has the options to pay for the Products as either Company financed or RCS financed.

In June 2014, the Company commenced a second round of conversion agreements with certain working capital and merger note holders. The Company and the note holders agreed to convert principal and accrued interest of approximately $954,000 into 318,062 shares of its common stock. This conversion coupled with the first conversion in April and the principal repayment from proceeds of the Series E offering (noted above) has completely extinguished all of the merger notes issued in connection with the Barstow, Devonian and Western Slope acquisitions (Notes 2, 4 and 6).

In June 2014, one of the board members of the Company resigned. As part of his exit package, the former director was granted options to purchase 50,000 shares of the Company’s common stock at an excercise price of $3.00 per share.

WES-TEX VACUUM SERVICE, INC.

December 31, 2012 and 2011

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Wes-Tex Vacuum Service, Inc.

We have audited the accompanying consolidated balance sheets of Wes-Tex Vacuum Service, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. Wes-Tex Vacuum Service, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wes-Tex Vacuum Service, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

April 4, 2013

WES-TEX VACUUM SERVICE, INC.

Balance Sheets

	December 31,
	2012	2011
Assets
Current assets:
Cash	$67,637	$310,582
Trade accounts receivable	202,310	148,624
Prepaid expenses and short term deposits	29,184	20,273
Deferred tax asset	—	6,000
Total current assets	299,131	485,479
Property and equipment, net	495,012	458,890
Total assets	$794,143	$944,369
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,406	$14,194
Accrued payroll costs	16,565	16,048
State sales tax payable	1,008	2,829
Accrued franchise taxes	3,680	6,144
Notes payable	—	52,162
Total current liabilities	26,659	91,377
Deferred tax liability	118,000	138,000
Total liabilities	144,659	229,377
Commitments and contingencies
Stockholders’ equity
Common stock, $1.00 par value, 100,000 shares authorized; 1,000 shares issued and outstanding as of December 31, 2012 and 2011	1,000	1,000
Retained earnings	648,484	713,992
Total stockholders’ equity	649,484	714,992
Total liabilities and stockholders’ deficit	$794,143	$944,369

The accompanying notes are an integral part of these consolidated financial statements.

WES-TEX VACUUM SERVICE, INC.

Statements of Operations

	Year Ended December 31,
	2012	2011
Net revenue	$986,636	$1,063,040
Operating expenses
Cost of revenues	350,222	381,875
General and administrative expenses	726,642	528,692
Total operating costs	1,076,864	910,567
Operating income (loss)	(90,228)	152,473
Other income (expense):
Interest expense	(4,140)	(1,787)
Income (loss) from operations	(94,368)	150,686
Income tax (benefit) expense
Current income tax	(14,860)	10,692
Deferred income tax	(14,000)	42,000
Total income tax expense (benefit)	(28,860)	52,692
Net (loss) income	$(65,508)	$97,994

The accompanying notes are an integral part of these consolidated financial statements.

WES-TEX VACUUM SERVICE, INC.

Statements of Cash Flows

	Year ended December 31,
	2012	2011
Operating activities:
Net earnings (loss)	$(65,508)	$97,994
Adjustments to reconcile cash provided by or (used) in operations
Imputed interest	4,140	1,742
Depreciation	105,827	99,818
Deferred tax expense	(14,000)	42,000
Changes in assets and liabilities:
Accounts receivable	(53,686)	33,613
Prepaid expenses and short term deposits	(8,910)	(20,273)
Accounts payable	(8,789)	(222)
Accrued expenses	(3,768)	5,743
Net cash (used in) provided from operating activities	(44,694)	260,415
Investing activities:
Purchase of equipment	(141,949)	(136,728)
Net cash used for investing activities	(141,949)	(136,728)
Financing activities:
Payments on promissory notes	(56,302)	(37,250)
Net cash used in financing activities	(56,302)	(37,250)
Net increase (decrease) in cash and cash equivalents	(242,945)	86,437
Cash and cash equivalents at beginning of the period	310,582	224,145
Cash and cash equivalents at end of year	$67,637	$310,582
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$6,144	$17,070
Non-cash transaction during the year for:
Financed equipment purchases	—	61,680

The accompanying notes are an integral part of these consolidated financial statements.

WES-TEX VACUUM SERVICE, INC.

Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2010	—	$1,000	$—	$615,998	$616,998
Net earnings for the period	—	—	—	97,994	97,994
Balance at December 31, 2011	—	1,000	—	713,992	714,992
Net Loss	—	—	—	(65,508)	(65,508)
Balance at December 31, 2012	—	$1,000	$—	$648,484	$649,484

The accompanying notes are an integral part of these consolidated financial statements.

WES-TEX VACUUM SERVICE, INC.

Notes to Financial Statements

Note 1 — Nature of Operations

Wes-Tex Vacuum Service, Inc. Inc. (the “Company” or “Wes-Tex”) is incorporated in the state of Texas. The Company was formed on November 16, 1977 and is based in Odessa, Texas. The Company’s fiscal year end is December 31.

The Company was formed for the purpose of providing transportation and well site construction and repair services to the oil and gas industry operating out of west Texas.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Revenue

The Company recognizes revenue from the delivery of product at the time the goods are delivered and title has transferred, and upon reasonable assurance of customer payment. For well site construction and repair services, revenue is recognized at the time services are performed and upon reasonable assurance of customer payment.

Uncollectable Accounts

The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. At December 31, 2012 and 2011, management believes that all amounts are collectable and no allowance has been provided at either period end.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state and local governmental authorities from the production and sale of its services on a net basis.

WES-TEX VACUUM SERVICE, INC.

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful as follows:

Buildings	40 yrs
Equipment	5 – 7 yrs
Land improvements	10 yrs

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Impairment or Disposal of Long-Lived Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Concentrations

Three customers of the Company accounted for approximately 94% of its revenue and associated accounts receivable in the years ended December 31, 2012 and 2011.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Valuation allowances are provided against deferred tax assets if it is more likely than not that the deferred asset will not be realized.

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical

WES-TEX VACUUM SERVICE, INC.

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Recent Accounting Principles

The Corporation did not adopt authoritative guidance in 2012 that had a material impact on the Corporation’s financial statements.

Note 3 — Property and Equipment

Property plant and equipment consists of the following at December 31:

	2012	2011
Buildings	$53,000	$53,000
Equipment	1,098,889	956,940
Land improvements	30,000	30,000
Total property, plant and equipment	1,181,889	1,039,940
Less: Accumulated depreciation	(686,877)	(581,050)
Fixed Assets, net	495,012	458,890

The Company has recorded $105,827 and $99,817 of depreciation expense, which is included in cost of revenues in these financial statements during the period for the year ended December 31, 2012 and 2011, respectively.

WES-TEX VACUUM SERVICE, INC.

Notes to Financial Statements

Note 4 — Notes Payable

Notes payable at December 31 consists of:

	2012	2011
John Deere Construction and Forrestry Company, $29,777 equipment financing issued August 12, 2008; zero percent interest rate, payable in 42 monthly installments of $709; due February 20, 2012	$—	$—
John Deere Construction and Forrestry Company, $63,945 equipment financing issued September 23, 2008; zero percent interest rate, payable in 36 monthly installments of $1,785; due October 1, 2011	—	—
John Deere Construction and Forrestry Company, $67,252 equipment financing issued June 29, 2011; zero percent interest rate, payable in 36 monthly installments of $1,877; due June 30, 2014	—	52,162
	$—	$52,162

The Company did not impute interest on the John Deere Construction and Forrestry Company equipment financing loans as the differences in the period presented were immaterial. Both loans issued in 2008 were repaid in full in 2011.

In June 2011, the Company financed the purchase of a John Deere 310 SJ Wheel Loader Backhoe with John Deere Construction and Forrestry Company. The Company sold to the dealership a 2004 John Deere Backhoe and a steam washer unit and received a credit to the purchase price of $20,000. Both items were fully depreciated at the time of sale. The Company imputed interest on the loan issued in June 2011 at a discount rate of 6%, which resulted in a reduction in the value of the equipment financed and the loan balance at inception of $5,572. The Company repaid the loan in full in 2012.

Note 5 — Income taxes

Income tax expense differs from the statutory amounts as follows as of December 31:

	2012	2011
Income taxes (benefit) at US statutory rate	$(19,800)	$21,600
Current & deferred state franchise tax expense	3,000	5,000
Permanent differences	1,000	(1,000)
Depreciation	12,000	(9,000)
Other	(11,100)	(6,000)
Total tax expense	$(14,900)	$10,600

Deferred taxes are provided for the temporary differences between the financial reporting bases and the tax bases of our assets and liabilities. The temporary differences that give rise to deferred tax assets were as follows as of December 31:

	2012	2011
Deferred tax assets:
Timing differences resulting from payment deferrals	$—	$9,000
Deferred tax liabilities:
Depreciation	(118,000)	(138,000)
Other	—	(3,000)
Deferred tax liabilities	(118,000)	(141,000)
Net deferred tax asset (liability)	$(118,000)	$(132,000)

WES-TEX VACUUM SERVICE, INC.

Notes to Financial Statements

Note 5 — Income taxes - (continued)

Those amounts have been presented in the Company’s financial statements as follows:

Current deferred tax asset	$—	$6,000
Noncurrent deferred tax liability	(118,000)	(138,000)
	$(118,000)	$(132,000)

The Company continually assesses both positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized prior to their expiration. Management monitors Company-specific, industry and worldwide economic factors and assesses the likelihood that the Company's NOLs and other deferred tax attributes in the United States, state, and local tax jurisdictions will be utilized prior to their expiration. The Company establishes a valuation allowance to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. At December 31, 2012, the Company had no valuation allowance related to its deferred tax assets.

As of December 31, 2012, the Company had no unrecognized tax benefits. The Company’s tax returns for 2009, 2010 and 2011 are open to examination by the major taxing jurisdictions to which the Company is subject.

Note 6 — Commitments and Contingencies

The Company has purchased insurance to cover itself against potential losses from theft, damage or other loss to its equipment, damage, theft or other loss to the cargo it carries on behalf of its customers and for liability in the event of injury or losses caused by the Company and its equipment to third parties. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

Note 7 — Subsequent Events

On January 17, 2013, the sole shareholder of the Company entered into a Capital Stock Purchase Agreement with ORL Equipment, LLC (“ORL”) such that 100% of the issued and outstanding common stock of the Company was purchased by ORL, which made the Company a wholly owned subsidiary of ORL as of that date. As consideration for the purchase of all of the common stock of the Company, ORL paid to the sole shareholder $1,500,000 in cash plus 100% of the Class C membership interests of ORL. In addition, the Company agreed to pay out to the shareholder an amount equal to the cash and certain net accounts receivable balances of the Company at December 31, 2012, totaling $225,406.

In January 2013, the Company’s operations were merged with another wholly-owned subsidiary of ORL, Oil Raiders Logistics, Inc.

In February 2013, ORL entered into a line of credit with Commercial State Bank with a borrowing limit up to a maximum of $1,250,000. In February and March, 2013, the Company received proceeds of approximately $380,000 and $349,000, respectively, from borrowings on the line of credit and made principal payments of approximately $150,000 in March 2013. The line of credit is secured by essentially all of the assets of ORL including the common stock of the Company.

On March 8, 2013, ORL entered into a Member Interest Purchase Agreement (“MIPA”) with Devonian Acquisition Corporation (“Devonian”). Devonian, incorporated in the state of Nevada, formed for the purpose of entering into the MIPA and had no operations or assets before consummation of the MIPA. In connection with the MIPA, the members of ORL, including the sole shareholder of the Company, sold 100% of each and every class of membership interest to Devonian. The purchase price paid under the MIPA for all of the outstanding membership interests of ORL was $185,000 in cash at closing, the issuance of 8,000,000 shares of

WES-TEX VACUUM SERVICE, INC.

Notes to Financial Statements

Note 7 — Subsequent Events - (continued)

Series A preferred stock of Devonian and notes to certain members of ORL totaling $3,500,000. In addition, for a period five years from the date of the MIPA, should the annual EBITDA of ORL exceed $4 million, then Devonian will be required to pay 20% of the cumulative excess EBITDA over $4 million to certain members of ORL.

On March 26, 2013, Devonian entered into a merger with Armada Water Assets, Inc. (“Armada”) and its wholly owned subsidiary DAC Corp. (“DAC”), a Nevada Corporation formed to affect the merger, such that Devonian merged with and into DAC and Devonian was the legal surviving entity at which point it became a wholly owned subsidiary of Armada. Upon closing of the merger, 100% of the issued and outstanding common stock of Devonian and 100% of the issued and outstanding Series A preferred stock of Devonian were delivered to DAC for cancellation. In consideration of the merger, the common stockholders of Devonian received 1 share of Armada common stock for each share of commons stock of Devonian and for each share of Series A Preferred stock of Devonian received one share of Armada Series B preferred stock. The ORL members who received notes in consideration from Devonian had their notes replaced with new notes, with essentially the same terms as the Devonian notes, from Armada.

OIL RAIDERS LOGISTICS, INC.

December 31, 2012 and 2011

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Oil Raider Logistics, Inc.

We have audited the accompanying balance sheets of Oil Raider Logistics, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2012 and for the period from inception on June 16, 2011 through December 31, 2011. Oil Raiders Logistics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oil Raider Logistics, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and for the period from inception on June 16, 2011 through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

April 4, 2013

OIL RAIDERS LOGISTICS, INC.

Balance Sheets

	December 31,
	2012	2011
Assets
Current assets:
Cash	$159,239	$193,644
Trade accounts receivable, net of allowance for doubtful accounts	497,442	3,629,358
Accounts receivable, employees	4,899	—
Due from related party	9,997	—
Deferred franchise tax asset	4,000	8,000
Prepaid expenses	124,186	211,895
Total current assets	799,763	4,042,897
Property and equipment, net	15,207	11,859
Advances due from related party	81,723	7,397
Total assets	$896,693	$4,062,153
Liabilities and Stockholders’ Equity
Current liabilities:
Secured borrowing facility	$427,217	$2,824,398
Accounts payable	70,677	230,523
Accounts payable – related party	102,339	141,918
Accrued payroll costs	9,676	6,440
Accrued interest	7,547	49,898
Accrued franchise taxes	33,000	—
Accrued expenses	19,050	118,694
Due to related party	9,257
Deferred franchise tax liability	8,000	38,000
Guarantee liability of related party debt	60,888	—
Notes payable	109,412	146,554
Total current liabilities	857,063	3,556,425
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $0.01 par value, 500 shares authorized; 500 shares issued and outstanding at December 31, 2012 and 2011 respectively	5	5
Additional paid-in capital	391,049	65,036
Retained earnings (accumulated deficit)	(351,424)	440,687
Total stockholders’ equity	39,630	505,728
Total liabilities and stockholders’ equity	$896,693	$4,062,153

The accompanying are an integral part of these consolidated financial statements.

OIL RAIDERS LOGISTICS, INC.

Statements of Operations

	Year ended December 31, 2012	From inception (June 16, 2011) to December 31, 2011
Net revenue	$4,455,186	$5,429,195
Net revenue – related party	136,489	—
Total net revenue	4,591,675	5,429,195
Operating expenses
Cost of revenues	3,316,729	3,430,399
Cost of revenues – related party	1,007,691	905,961
General and administrative expenses	709,743	466,587
Total operating costs	5,034,163	4,802,947
Operating income (loss)	(442,488)	626,248
Other income (expense):
Other income	423	—
Management fee from related party	30,000	—
Interest income	4	101
Interest expense	(373,050)	(155,662)
Total other income (expense)	(342,623)	(155,561)
Income (loss) from operations	(785,111)	470,687
Income tax (benefit) expense
Current state income tax	33,000	—
Deferred state income tax	(26,000)	30,000
Total income tax expense	7,000	30,000
Net (loss) income	$(792,111)	$440,687
Pro forma information (unaudited)
Net income (loss)	$(792,111)	$440,687
Pro forma tax (benefit) provision	(277,000)	154,000
Pro Forma net income (loss)	$(515,111)	$286,687

The accompanying are an integral part of these consolidated financial statements.

OIL RAIDERS LOGISTICS, INC.

Statements of Cash Flows

	Year ended December 31, 2012	From inception (June 16, 2011) to December 31, 2011
Operating activities:
Net earnings (loss)	$(792,111)	$440,687
Adjustments to reconcile cash provided by or (used) in operations
Depreciation	80,062	277
Deferred tax expense	(26,000)	30,000
Allowance for doubtful accounts	78,000	176,000
Changes in assets and liabilities:
Accounts receivable	3,053,916	(3,805,358)
Prepaid expenses	222,991	46,134
Accounts payable	(159,846)	230,523
Accounts payable – related party	(39,579)	141,918
Accrued expenses	(105,759)	175,032
Net cash provided by (used in) operating activities	2,311,674	(2,564,787)
Investing activities:
Purchase of equipment	(517,397)	(12,136)
Employee advances	(4,899)	—
Advance from related party	39,800	—
Advances to related party	(53,979)	(7,397)
Net cash used for investing activities	(536,475)	(19,533)
Financing activities:
Advances, net of repayments, on secured borrowing facility	(2,397,180)	2,824,398
Proceeds from shareholders capital contribution	—	18,729
Proceeds from equity contribution	760,000	—
Proceeds from promissory notes	500,000	—
Payments on promissory notes	(672,424)	(65,163)
Net cash (used in) provided by financing activities	(1,809,604)	2,777,964
Net increase (decrease) in cash and cash equivalents	(34,405)	193,644
Cash and cash equivalents at beginning of the period	193,644	—
Cash and cash equivalents at end of year	$159,239	$193,644
Supplemental disclosure of cash flow information:
Cash paid for interest
Cash paid for income taxes
Non-cash transaction during the year for:
Financed insurance premiums	135,282	211,717
Insurance premiums paid directly by shareholder	—	46,312
Guarantee liability	60,888
Transfer of equipment at net book value to related party	433,987

The accompanying are an integral part of these consolidated financial statements.

OIL RAIDERS LOGISTICS, INC.

Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at Inception (June 16, 2011)	—	$—	$—	$—	$—
Issuance of founders common stock	500	5	—	—	5
Contribution by shareholders			65,036		65,036
Net earnings for the period	—	—	—	440,687	440,687
Balance at December 31, 2011	500	5	65,036	440,687	505,728
Proceeds from related party	—	—	760,000	—	760,000
Equipment transferred to related party at net book value			(433,987)		(433,987)
Net Loss	—	—	—	(792,111)	(792,111)
Balance at December 31, 2012	500	$5	$391,049	$(351,424)	$39,630

The accompanying are an integral part of these consolidated financial statements.

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 1 — Nature of Operations

Oil Raiders Logistics, Inc. Inc. (the “Company” or “ORLI”) is incorporated in Texas. The Company was formed on June 16, 2011 and is based in Odessa, Texas. The Company’s fiscal year end is December 31.

ORLI was formed for the purpose of providing third party logistics services to the oil and gas industry operating out of west Texas and eastern New Mexico (wolfcamp formation), primarily through contracting with third parties to haul sand to oil and gas well drilling sites to be used in mud formulations for hydraulic fracking of wells. In March, 2012, the Company changed its business plan to providing the same third party logistics services, but hauling fresh water used in mud formulations for hydraulic fracking of wells.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Management believes that the allowance for doubtful accounts is the most significant estimate, and requires certain assumptions regarding future payment activity by the Company’s customers. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Revenue

The Company recognizes revenue from the delivery of product at the time the goods are delivered and title has transferred, and upon reasonable assurance of customer payment. In addition, we recognize revenue on a gross basis because we are the primary obligors even when we use other transportation service providers who act on our behalf. We remain responsible to our customers for complete and proper shipment, including the risk of physical loss or damage of the goods and cargo claims issues.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state and local governmental authorities from the production and sale of its services on a net basis.

Uncollectable Accounts

The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful lives of five years.

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Impairment or Disposal of Long-Lived Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Concentrations

Three customers of the Company accounted for approximately 74% of its revenue and associated accounts receivable in 2012 and two customers accounted for approximately 92% of its revenue and associated accounts receivable in 2011.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

The Company is taxed as a Subchapter S corporation under the provisions of the Internal Revenue Code. Consequently, the income or loss of the Company passes through to its shareholders who are taxed under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

However, the Company has made a provision for the State of Texas Franchise tax, which is based loosely upon the income of the Company. The Company recorded for the year ended December 31, 2012 a current tax expense of $33,000, which was partially offset by a deferred tax of $26,000. The Company recorded a deferred tax expense of $30,000 for the period ended December 31, 2011.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Pro Forma Financial Information

The Company at its inception requested and was granted Subchapter S status under the Internal Revenue Code. As a result of closing of the merger with Armada Water Assets, Inc. (see Note 8), its Subchapter S status was automatically revoked and it then became a corporation under Subchapter C of the Internal Revenue Code. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Company’s shareholders. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on June 16, 2011 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax assets and liabilities for earnings during the periods presented and having the common shares outstanding that were given as consideration for the merger.

Recent Accounting Policies

The Corporation did not adopt authoritative guidance in 2012 that had a material impact on the Corporation’s financial statements.

Note 3 — Accounts Receivable

Accounts receivable consists of the following as of December 31:

	2012	2011
Trade receivables not factored	$28,424	$334,621
Trade receivables returned for non-payment after 90 days	234,285	294,928
Factored receivables (includes 10% reserve)	488,733	3,175,809
Total Accounts receivable	751,442	3,805,358
Less: Allowance for doubtful accounts	(254,000)	(176,000)
Net Accounts receivable	$497,442	$3,629,358

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 3 — Accounts Receivable - (continued)

On September 28, 2011, the Company entered into a factoring agreement with Transfac Capital, Inc. (“Transfac”) whereby Transfac advances the Company 90% of the value of all invoices submitted to it less an initial servicing fee of fifty one hundredths of a percent (0.50%) and an additional fee of one and fifty-nine one hundredths of a percent (1.59%) per month for each month or fraction thereof that the invoice is unpaid. If an invoice is unpaid after ninety days (90) Transfac requires the Company to return its advance. Transfac retains the exclusive right to collect all invoices submitted to it for advance, even those invoices returned to the Company after 90 days of non-payment. Transfac only has the right to pledge, assign or otherwise dispose of any accounts or other collateral in the event of a default by the Company. Based on this, the Company has determined that the factoring agreement is secured lending facility and not a sale or transfer of its financial instruments to Transfac.

The company has granted a security interest in essentially all of its assets to Transfac.

The agreement provides that the amount of the advances may not exceed $5,000,000.

Of the amounts listed above in the table as “not factored”, $22,750 and $327,739 was factored in January 2013 and 2012, respectively.

Note 4 — Property and Equipment

Property and equipment consists of the following at December 31:

	2012	2011
Equipment	$19,137	$12,136
Less: Accumulated depreciation	(3,930)	(277)
Net property and equipment	$15,207	$11,859

In March 2012, the Company changed its business plan from operating solely as a non-asset based provider of logistics services to a partial asset based third party logistics provider. The Company purchased eight used tractors from a shareholder of the Company who purchased them and also paid for certain repairs to get the units in a state ready to be used by the Company. The total purchase price of the tractor units was approximately $207,000. The Company reimbursed the shareholder at his cost. In addition, the Company purchased 8 vacuum trailers from Exa in Mexico for approximately $296,000. The Company financed the acquisition of the equipment with a loan from Commercial State Bank (see Note 5).

In October 2012, the shareholders of the Company and an unrelated third party formed an entity, ORL Equipment, LLC (“ORL”) and as part of their original equity investment in ORL, the shareholders of the Company caused the Company to transfer the tractors and trailers purchased in March 2012 to ORL. As part of the formation or ORL, the Company and ORL were to enter into a master lease agreement, however, that agreement was not formally consummated in 2012 and therefore the Company retained the equipment and continued to depreciate the equipment until approximately the last week of December 2012, when ORL transferred $760,000 to the Company. The Company has not treated the transaction as a sale, since the entities are related through common ownership. The payment to the Company by ORL of $760,000 was treated as an equity contribution in the Company and the tractors and trailers were transferred to ORL at their book value at the end of December 2012. The transfer was treated as a reduction of the equity contribution (see Note 8). ORL bought the Company in January 2013 (see Note 8).

The Company has recorded $80,602 and $277 of depreciation expense, which is included in cost of revenues in these financial statements during the period for the year ended December 31, 2012 and from inception on June 16, 2011 through December 31, 2011, respectively.

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 5 — Notes Payable

Notes payable at December 31 consists of:

	2012	2011
Paramount Acceptance Corp., insurance financing – $211,717 note issued September 29, 2011; interest rate 9.464%, payable in eight equal monthly payments of $25,104 and one payment of $19,496; due June 29, 2012	$—	$146,554
Capital Premium Financing Inc., insurance financing – $135,282 note issued September 29, 2012; interest rate 6.59%, payable in ten equal monthly payments of $13,940; due July 29, 2013	109,412	—
	$109,412	$146,554

In March 2012, the Company entered into a revolving $500,000 promissory note agreement with Commercial State Bank to finance certain tractors and trailers purchased by the Company (see Note 4). The promissory note carried a variable interest rate equal to the greater of 200 basis points over 75% of the prime rate as published daily in the Wall Street Journal or 6% per annum and matures on May 19, 2013. The promissory note is due on demand, however if no demand is made, then the Company is required to make principal and interest payments of no less than $43,038 each month beginning in June 2012. The loan is secured by a Guaranty agreement between the bank and one 50% shareholder and also between the bank and a separate unincorporated trucking business of the same shareholder (see Note 7). The loan was fully repaid in December 2012 with proceeds from the equity contribution of ORL (see Note 4).

Note 6 — Related Party Transactions

The Company contracts with an unincorporated trucking operation owned by one of its 50% shareholders to provide contract carrier service for the Company. The Company incurred transportation costs from that affiliate entity in the amount of $1,007,691 and 905,961 in the year ended December 31, 2012 and for the period from inception on June 16, 2011 through December 31, 2011, respectively.

In addition, that unincorporated affiliate entity has also contracted with the Company to provide logistics services on its behalf and the Company earned revenues of $146,389 and $0 in the year ended December 31, 2012 and for the period from inception on June 16, 2011 through December 31, 2011, respectively.

Also during the periods ended December 31, 2012 and 2011, the same 50% shareholder made purchases on behalf of the Company totaling $161,366 and $3,288, in the year ended December 31, 2012 and for the period from inception on June 16, 2011 through December 31, 2011, respectively, for which he has, or will be reimbursed.

As of December 31, 2012 the 50% shareholder owed $10,000 to the Company for advances and was owed approximately $102,000 for transportation services provided and for expenses of the Company paid by the 50% shareholder.

On of August 9, 2012, the shareholders of the Company joined with another unrelated entity to form Barstow Production Water Solutions, LLC (“Barstow”), a limited liability company. In April of 2012 the Company had purchased on behalf of its shareholders approximately 175 acres of land near Barstow, Texas for a purchase price of $160,000, of which at the time of the formation of Barstow, approximately $40,000 was paid in cash and the remaining was financed with a note to the seller. Both the land and the Note were transferred to Barstow at its formation. In addition, at the formation of Barstow, the Company entered into a Management, Accounting and Administrative Services Agreement with Barstow. The agreement provides that the Company will have the exclusive right to manage the day-to-day administration and accounting of the Barstow, however, it specifically restricts the ability of the Company from making any strategic decisions for Barstow, including not permitting the Company to: hire any employees for the Barstow, enter into any purchase agreements for fixed assets above a certain threshold amount, encumber or sign any agreement that

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 6 — Related Party Transactions - (continued)

would result in any assets becoming encumbered or having liens placed upon them, enter into any agreement to acquire debt of any kind, or any agreement to sell, transfer or otherwise assign any assets of the Barstow. The agreement is for a period of three years and may be terminated by either party with 30 days notice.

For the period from inception to December 31, 2012, the Company received management fees totaling $30,000 from Barstow. In addition, Barstow reimbursed the Company a total of approximately $213,000 for payments for construction and other expenses made on its behalf by the Company.

Also, included in the amounts above is the cost of insurance furnished to Barstow by the Company under its insurance policies.

As of December 31, 2012, the Company owed $9,257 for advances made to the Company by Barstow.

During 2012, Company made advances and purchased materials on behalf of Oil Raiders Welding and Tank Fabrication, LLC (“Welding”), a company majorly owned by the same 50% shareholder. In addition, in February 2012, the Company also received part of the proceeds from a note payable to Commercial State Bank entered into by Welding in the amount of $39,800. This note was for a total of approximately $107,000 and was guaranteed by the Company and its shareholders. As a result of the guarantees, the Company recorded an additional liability in the amount of $60,888 for the balance of the loan owed by Welding at December 31, 2012 to Commercial State Bank. All amounts advanced as of December 31, 2012 by the Company to Welding of $20,835 were satisfied in full by Welding in January and February 2013. In addition, Welding fully repaid Commercial State Bank in February 2013, releasing the Company from any liability under the guarantee.

Note 7 — Commitments and contingencies

The Company has purchased insurance to cover itself against potential losses from theft, damage or other loss to its equipment, damage, theft or other loss to the cargo it carries on behalf of its customers and for liability in the event of injury or losses caused by the Company and its equipment to third parties. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

Note 8 — Subsequent Events

On January 1, 2013, the Company and ORL entered into an asset purchase agreement in which ORL acquired substantially all of the long-term assets, excluding the amounts due from Oil Raiders Welding and Tank Fabrication, LLC and long-term liabilities of the Company plus the rights to the name and to operate the business on a go-forward basis. Consideration paid was approximately $10,000 in cash.

In January 2013, the Company began merging its operations with a sister company, wholly owned by ORL, Wes-Tex Vacuum Service, Inc.

On January 18, 2013 ORL entered into a loan agreement with Commercial State Bank and borrowed $250,000. The proceeds of this loan were disbursed to the Company, which used the funds to acquire additional rolling stock assets plus for general working capital. The loan is secured by a personal guarantee from a member of ORL.

On March 8, 2013, ORL entered into a Member Interest Purchase Agreement (“MIPA”) with Devonian Acquisition Corporation (“Devonian”). Devonian, incorporated in the state of Nevada, formed for the purpose of entering into the MIPA and had no operations or assets before consummation of the MIPA. In connection with the MIPA, the members of ORL, including the shareholders of the Company, sold 100% of each and every class of membership interest to Devonian. The purchase price paid under the MIPA for all of the

OIL RAIDERS LOGISTICS, INC.

Notes to Financial Statements

Note 8 — Subsequent Events - (continued)

outstanding membership interests of ORL was $185,000 in cash at closing, the issuance of 8,000,000 shares of Series A preferred stock of Devonian and notes to certain members of ORL totaling $3,500,000. In addition, for a period five years from the date of the MIPA, should the annual earnings before interest taxes depreciation and amortization (“EBITDA”) of ORL exceed $4 million, then Devonian will be required to pay 20% of the cumulative excess EBITDA over $4 million to certain members of ORL.

On March 26, 2013, Devonian entered into a merger agreement with Armada Water Assets, Inc. (“Armada”) and its wholly-owned subsidiary DAC Corp. (“DAC”), a Nevada Corporation formed to affect the merger, such that Devonian will merge with and into DAC and Devonian was the legal surviving entity at which point it became a wholly owned subsidiary of Armada. Upon closing of the merger, which will become effective when 100% of the issued and outstanding common stock of Devonian and 100% of the issued and outstanding Series A preferred stock of Devonian were delivered to DAC for cancellation. In consideration of the merger, the common stockholders of Devonian received 1 share of Armada common stock for each share of commons stock of Devonian and each share of Series A Preferred stock of Devonian received one share of Armada Series B preferred stock. The ORL members who received notes in consideration from Devonian had their notes replaced with new notes, with essentially the same terms as the Devonian notes, from Armada.

SUMMIT HOLDINGS, INC.

December 31, 2012 and 2011

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Summit Holdings, Inc.
Grand Junction, Colorado

We have audited the accompanying consolidated balance sheets of Summit Holdings, Inc. (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Summit Holdings, Inc. as of December 31, 2012 and 2011, and the consolidated results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

January 17, 2014

SUMMIT HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,
	2012	2011
Assets
Current assets:
Cash	$389,683	$227
Trade accounts receivable	1,339,590	1,630,021
Other receivables	298,000	7,007
Prepaid expenses and short term deposits	108,159	78,096
Assets held for sale	—	787,885
Total current assets	2,135,432	2,503,236
Property and equipment, net	2,735,937	2,251,776
Other assets	—	4,901
Assets held for sale	—	1,558,937
Total assets	$4,871,369	$6,318,850
Liabilities and Stockholders’ Equity
Current liabilities:
Secured borrowing facility	$—	$1,241,362
Accounts payable	864,503	547,403
Accrued payroll costs	666,970	289,805
Accrued expenses	86,572	9,536
Due to related party	275,000	—
Current portion of long-term debt	334,148	87,186
Liabilities held for sale	—	460,968
Total current liabilities	2,227,193	2,636,260
Long-term debt	569,094	258,989
Liabilities held for sale	—	364,443
Total liabilities	2,796,287	3,259,692
Commitments and contingencies
Stockholders’ equity
Common stock, no par value, 1,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	10,000	10,000
Retained earnings	2,065,082	3,049,158
Total stockholders’ equity	2,075,082	3,059,158
Total liabilities and stockholders’ equity	$4,871,369	$6,318,850

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOLDINGS, INC.

Consolidated Income Statements

	Years ended December 31
	2012	2011
Net revenue	$10,001,452	$11,077,654
Operating expenses
Cost of revenues	7,500,203	7,642,393
Officers’ compensation	1,255,857	1,451,672
General and administrative expenses	1,428,558	1,476,385
Total operating costs	10,184,618	10,570,450
Operating income (loss) from continuing operations	(183,166)	507,204
Other income (expense):
Gain on sale of assets	85,721	—
Interest expense	(33,589)	(85,102)
Total other income (expense)	52,132	(85,102)
Income (loss) from continuing operations	(131,034)	422,102
Net income from discontinued operations	1,750,421	782,206
Net income	1,619,387	$1,204,308
Pro forma information (unaudited)
Net income	$1,619,387	$1,204,308
Pro forma tax provision	(551,000)	(409,000)
Pro Forma net income (loss)	$1,068,387	$795,308

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOLDINGS, INC.

Consolidated Statements of Cash Flows

	Years ended December 31,
	2012	2011
Operating activities:
Net earnings (loss)	$(131,034)	$422,102
Adjustments to reconcile cash provided by or (used) in operations
Depreciation	400,511	325,694
Gain on sale of equipment	(85,721)	—
Changes in assets and liabilities:
Accounts receivable	290,431	(21,833)
Prepaid expenses and other current assets	(26,056)	(5,658)
Other assets	4,901	—
Accounts payable	317,100	(250,586)
Accrued expenses	367,629	(12,028)
Net cash provided by (used in) operating activities	1,137,761	457,691
Investing activities:
Purchase of equipment	(820,960)	(691,295)
Proceeds from sale of equipment	177,559	—
Proceeds from sale of subsidiary	3,715,536	—
Net cash used for investing activities	3,072,135	(691,295)
Financing activities:
Advances, net of repayments, on secured borrowing facility	(1,241,362)	1,241,362
Proceeds from equipment financing	853,400	—
Repayments of equipment financing	(733,222)	(755,315)
Distributions to shareholders	(2,603,463)	(421,642)
Proceeds from related party note payable	275,000
Net cash (used in) provided by financing activities	(3,449,647)	64,405
Discontinued activities
Net cash generated by (used in) operating activities	(290,374)	680,926
Net cash generated by (used in) investing activities	—	(735,206)
Net cash generated by (used in) financing activities	(80,419)	212,372
Net cash flows from assets held for disposal	(370,793)	158,092
Net increase (decrease) in cash and cash equivalents	389,456	(11,107)
Cash and cash equivalents at beginning of the period	227	11,334
Cash and cash equivalents at end of year	389,683	227
Supplemental disclosure of cash flow information:
Cash paid for interest	49,273	99,523
Cash paid for income taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOLDINGS, INC.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2010	1,000	$10,000	$—	$2,392,852	$2,402,852
Distributions to stockholders				(548,002)	(548,002)
Net income for the period				1,204,308	1,204,308
Balance at December 31, 2011	1,000	10,000	—	3,049,158	3,059,158
Distributions to stockholders				(2,603,463)	(2,603,463)
Net income for the period				1,619,387	1,619,387
Balance at December 31, 2012	1,000	$10,000	$—	$2,065,082	$2,075,082

The accompanying notes are an integral part of these consolidated financial statements.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 1 — Nature of Operations

Summit Holdings, Inc. Inc. and its wholly-owned subsidiary, Summit Energy Services, Inc., (the “Company” or “Summit”) is incorporated in the state of Colorado. The Company was formed on January 2, 2008 originally as Summit Energy Services, Inc. and formally changed its name on January 3, 2011.

The Company provides water logistics and water management related services to the oil and gas exploration and drilling industry and is based out of Grand Junction, Colorado.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The consolidated financial statements included herewith include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Revenue

The Company recognizes revenue from the delivery of product and services at the time the goods are delivered or services are performed and title has transferred, the fee is fixed or determinable, and upon reasonable assurance of customer payment.

Uncollectible Accounts

The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectible. Recoveries of previously written-off accounts are recorded when collected. As of December 31, 2012 and 2011, the Company had not reserved against any amounts as it considered all of its receivables as collectible.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful lives as follows:

Machinery & equipment	3 – 5 years
Vehicles	5 years
Tractors	10 years
Trailers	12 years

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

Impairment or Disposal of Long-Lived Assets

At each balance sheet date, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. The Company has determined that no impairment was indicated at December 31, 2012 or 2011.

Concentrations

One customer of the Company accounted for approximately 90% of its revenue and 99% of its accounts receivable in 2012 and two customers accounted for approximately 99% of its revenue and associated accounts receivable in 2011.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

The Company is taxed as a Subchapter S corporation under the provisions of the Internal Revenue Code. Consequently, the income or loss of the Company passes through to its shareholders who are taxed under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Pro Forma Financial Information

The Company at its inception requested and was granted Subchapter S status under the Internal Revenue Code. As a result of closing of the merger with Armada Water Assets, Inc. (see Note 10), its Subchapter S status was automatically revoked and it then became a corporation under Subchapter C of the Internal Revenue Code. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Company’s shareholders. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred on January 1, 2011 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax assets and liabilities for earnings during the periods presented and having the common shares outstanding that were given as consideration for the merger.

Note 3 — Discontinued Operations

On May 11, 2012, the Company entered into an Asset Sales Agreement, which was further amended (“Sale Agreement”), in which it agreed to sell substantially all of the assets, free and clear of all liens and encumbrances, certain liabilities, all operations and trade names of a wholly-owned subsidiary. The subsidiary was engaged in the business of providing services and supplies for certain water treatment equipment. The sales price, including liabilities assumed by seller was approximately $4.7 million. All but approximately $300,000 of the purchase price was paid at closing; the remainder was received by the Company in May 2013. The Company no longer operates in this line of business.

The results of discontinued operations consisted of the following for the period from January 1, 2012 through May 11, 2012, and for the year ended December 31, 2011 as follows:

	Period from January 1, 2012 through May 11, 2012	Year ended December 31, 2011
Revenue	$2,321,356	$7,171,873
Income (loss) from discontinued operations	(94,311)	782,206
Gain on sale	$1,844,732	$—
Net income from discontinued operations	1,750,421	782,206

The Company has chosen to allocate interest from the line of credit based on the ratio of net assets of the subsidiary sold to the remaining net assets of the Company.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 3 — Discontinued Operations - (continued)

Gross consolidated assets and liabilities included in the captions of Assets held for sale and Liabilities held for sale in the December 31, 2011 consolidated balance sheet are:

Current assets held for sale
Accounts receivable	$777,868
Other current assets	10,017
787,885
Assets held for sale
Property and equipment	1,851,846
Accumulated depreciation	(292,909)
1,558,937
Current liabilities held for sale
Accounts payable	378,392
Accrued liabilities	82,576
460,968
Liabilities held for sale
Notes payable	364,443

Note 4 — Property and Equipment

Property and equipment consists of the following at December 31:

	2012	2011
Machinery & equipment	$72,555	$65,909
Vehicles	670,444	628,137
Tractors	2,247,916	1,896,553
Trailers	693,565	434,778
	3,684,480	3,025,377
Less: Accumulated depreciation	(948,543)	(773,601)
Net property and equipment	$2,735,937	$2,251,776

The Company has recorded $400,511 and $325,694 of depreciation expense, which is included in cost of revenues in these financial statements during the period for the years ended December 31, 2012 and 2011, respectively.

Note 5 — Line of Credit

In March 2010, the Company entered into a loan and credit agreement with Community Banks of Colorado, NA that allowed the Company to borrow up to $600,000. The agreement had an original maturity date of June 30, 2010, interest rate of 5.25% and was secured by substantially all of the accounts receivables and intangibles of the Company. The agreement was modified on several dates from June 30, 2010 through April 12, 2011 to change the agreement to a line of credit and to modify the interest rate to the prime rate as disclosed in the Wall Street Journal plus 200 basis points, calculated daily, but never going below 5.25%. The agreement was modified further on June 22, 2011 to change the loan to a term loan, increase the principal amount to $850,000 and to change the maturity date to August 22, 2011. The loan was repaid in full from the new line of credit from US Bank, NA.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 5 — Line of Credit - (continued)

On September 2, 2011, the Company entered into a revolving line of credit agreement (“LOC”) with US Bank, NA. The agreement allowed the Company to borrow up to $1.5 million, at an interest rate the greater of 5% or prime plus 200 basis points and a maturity date of September 6, 2012. The LOC was secured by substantially all of the assets of the Company and its wholly-owned subsidiaries plus a personal guarantee by one of the Company’s two stockholders. Borrowings under the LOC are limited to an amount equal to 75% of eligible accounts receivables of the Company, as defined in the agreement. In addition, the LOC requires the Company to maintain certain financial ratio’s, including a current ratio of 1.2 to 1, a debt to tangible net worth ratio of 2.5 to 1, and a fixed charge coverage ratio of 1.25 to 1, as defined in the LOC.

Note 6 — Notes Payable

Notes payable at December 31 consists of:

	2012	2011
Daimler Truck Financial	$232,559	$—
Translease	116,367	—
Navistar financial	53,047	141,900
Sun Bridge	15,785	60,092
Wells Fargo	—	12,805
Grand Junction Credit Union	397,521	56,037
Chase Bank	87,963	15,627
GECC	—	43,878
Ford Motor Credit	—	15,836
	$903,242	$346,175
Less amount shown as current	(334,148)	(87,186)
Long-term debt	569,094	258,989
Daimler Truck Financial

In December 2012, the Company entered into an equipment financing loan with Daimler Truck Financial to purchase two freightliner tractors for approximately $258,300. The Loan was for a principal amount of $232,559 with a cash down payment of $25,840. The loan bears interest at approximately 5.9% per annum and requires 36 monthly payments of $7,075 commencing in January 2013, and is secured by the equipment.

Translease

In December 2012, the Company entered into an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor for approximately $129,300. The Loan was for a principal amount of $116,367 with a down payment of approximately $12,900. The loan bears interest at 5.94% per annum and requires 36 monthly payments of $3,537 commencing in January 2013, and is secured by the equipment.

Navistar Financial

In August 2008, the Company entered into an equipment financing loan with Navistar Financial to purchase a used 2005 International tractor. The loan was for a principal amount of $58,700 with a cash down payment of $25,000. The loan bears interest at the rate of 8.95% per annum and requires 60 monthly payments of $1,218 commencing in September 2008, and is secured by the equipment.

In July 2008, the Company entered into an equipment financing loan with Navistar Financial to purchase a 2007 International tractor. The loan was for a principal amount of $135,800. The loan bears interest at the rate of 7.25% per annum and requires 60 monthly payments of $2,705 commencing in August 2008, and is secured by the equipment.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 6 — Notes Payable - (continued)

In July 2008, the Company entered into an equipment financing loan with Navistar Financial to purchase a 2008 International tractor. The loan was for a principal amount of $174,700. The loan bears interest at the rate of 7.25% per annum and requires 60 monthly payments of $3,481 commencing in August 2008, and is secured by the equipment.

Sunbridge

In April 2008, the Company entered into an equipment financing loan with Sunbridge Capital to purchase one 2001 and one 2002 International tank trucks. The loan was for a principal amount of approximately $162,500. The loan bears interest at the rate of 15. 9% per annum and requires 60 monthly payments of $3,946 commencing in May 2008, and is secured by the equipment.

Wells Fargo

In December 2008, the Company entered into an equipment financing loan with Wells Fargo Bank, NA to purchase four 2008 Sterling bobtails. The loan was for a principal amount of approximately $454,400. The loan bears interest at the rate of 6.31% per annum and requires 36 monthly payments of $13,887 commencing in January 2009, and is secured by the equipment. One of the shareholders of the Company personally guaranteed this loan.

Grand Junction Credit Union

In November and December 2012, the Company entered into three separate equipment financing loans with Grand Junction Federal Credit Union to purchase certain equipment. The loans, which had a combined principal amount of approximately $406,600, all had essentially the same terms. The loans bear interest at the rate of 3% per annum, require 36 monthly payments which commenced 30 days after the date of the loan and total $11,691, and are secured by the equipment.

Chase Bank

In December 2012, the Company entered into three essentially identical equipment financing loans with Chase Bank, NA to purchase two 2012 and one 2013 Ford pickup trucks. The loans combined were for a principal amount of approximately $87,960 with a total down payment of $20,000 in cash and a trade-in of a Company pickup truck of approximately $18,300. The loans bear interest at the rate of 2.8% per annum, require 36 monthly payments totaling $2,553 commencing in January 2013, and are secured by the equipment.

In July 2010, the Company entered into an equipment financing loans with Chase Bank, NA to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $49,800 with a total down payment of $1,200 in cash. The loan bears interest at the rate of 5.79% per annum, requires 60 monthly payments of $954 commencing in August 2010, and is secured by the equipment.

In August 2010, the Company entered into an equipment financing loans with Chase Bank, NA to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $49,600 with a total down payment of $9,500 in cash. The loan bears interest at the rate of 5.75% per annum, requires 36 monthly payments of $1,510 and commencing in September 2010, and is secured by the equipment.

General Electric Capital Corporation

In September 2010, the Company entered into an equipment financing loan with General Electric Capital Corporation to purchase three 2006 workstar tractors. The loan was for a principal amount of approximately $126,532. The loan bears interest at the rate of 7.49% per annum and requires 36 monthly payments of $5,272 commencing in October 2010, and is secured by the equipment.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 6 — Notes Payable - (continued)

Ford Motor Credit

In October 2010, the Company entered into an equipment financing loans with Ford Motor Credit to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $29,500. The loan bears interest at the rate of 7.99% per annum, requires 48 monthly payments of $722 commencing in November 2010, and is secured by the equipment.

US Bank Term Loan

In January 2012, the Company borrowed $381,323 from US Bank. The borrowing was evidenced by a note to US Bank in the same amount, bears an interest rate of 4.5% per annum, is payable in 35 installments of $11,354 and matures in January 2015, and is secured by certain tractors and vehicles that the Company purchased with the proceeds. In March 2012 the Company and US Bank agreed to amend the note to increase the amount borrowed to $429,857 and the Company was advanced an additional $58,458. The monthly payment was increased to $12,801. The Company repaid the note in full in 2012.

The following table presents the maturities, by year, of the Company’s long-term debt agreements:

2013	$334,148
2014	283,692
2015	282,855
2016	2,547
2017	—
Thereafter	—
$903,242

Note 7 — Related Party Transactions

In 2010, the two shareholders were advanced approximately $126,000 by the Company. The advances were not evidenced by notes, were unsecured, due on demand and were non-interest bearing. No amounts of interest have been imputed as they were deemed immaterial. The advances were repaid to the stockholders in 2011.

In 2012, one shareholder advanced the Company $275,000. The advance was not evidenced by a note, was unsecured, due on demand and was non-interest bearing. No amount was imputed for interest as it was deemed immaterial. The advance was fully repaid in 2013.

Note 8 — Equity

In 2008, upon its formation, the two stockholders of the Company contributed $10,000 and received 1,000 shares, no par value, of common stock of the Company.

In 2011, the Company distributed approximately $548,000 to the two shareholders of the Company. In 2012, the Company distributed approximately $2,603,000 to the two shareholders. In 2013, prior to the sale of the Company (see Note 10) the two shareholders took distributions totaling $475,000.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 9 — Commitments and Contingencies

The Company has purchased insurance to cover itself against potential losses from theft, damage or other loss to its equipment, damage, theft or other loss to the cargo it carries on behalf of its customers and for liability in the event of injury or losses caused by the Company and its equipment to third parties. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

Operating leases — Premises

In February 2010, the Company entered into a sublease agreement to sublet the land and building at 783 Valley Court, Grand Junction, Colorado, from Pure Energy Services for $7,250 per month with a termination date of June 30, 2012.

In June 2012, the Company entered into a lease agreement to rent the same land and building from the owner of the property. The lease commenced on July 1, 2012 and expires on June 30, 2015. The Company has the option with 90 days advance notice prior to lease termination to extend the lease for one three year period. The lease requires monthly rental payments of $7,500. The option period will have a monthly rental at the rate of the then current fair rental value.

Total rental expense for operating premises incurred by the Company in 2012 and 2011 was $110,221 and $116,850, respectively.

Operating Leases — Equipment

In 2007 a company owned by one of the stockholders of the Company entered into an equipment lease with Navistar Leasing Company. The lease was for two 2007 International tractors. The lease required the Company to make 60 payments of $4,930. In 2010, the entity was wound down and the Company and Navistar agreed to transfer and assign the equipment and the lease to the Company. At the lease termination, the Company had the option to either turn in the equipment or to purchase the equipment at its then fair market value. In April 2012 the Company and Navistar Leasing Company agreed to extend the lease for an additional 18 months, with payments set at $3,441 per month. At the end of the extension period the Company has the option to either return the equipment or to buy it out at $2.

In 2007 a company owned by one of the stockholders of the Company entered into an equipment lease with Navistar Leasing Company. The lease was for one 2008 workstar tractor. The lease required the Company to make 60 payments of $2,611. In 2010, the entity was wound down and the Company and Navistar agreed to transfer and assign the equipment and the lease to the Company. At the lease termination, the Company had the option to either turn in the equipment or to purchase the equipment at its then fair market value. In August 2012 the Company and Navistar Leasing Company agreed to extend the lease for an additional 18 months, with payments set at $1,879 per month. At the end of the extension period the Company has the option to either return the equipment or to buy it out at $1.

In February 2008 the Company entered into an equipment lease with Navistar Leasing Company. The lease was for two 2007 International tractors. The lease required the Company to make 60 payments of $3,830. At the lease termination, the Company had the option to either turn in the equipment or to purchase the equipment at its then fair market value.

Total rental expense for operating equipment incurred by the Company in 2012 and 2011 was $225,357 and $315,644, respectively.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 9 — Commitments and Contingencies - (continued)

The minimum monthly rental payments required under non-cancellable leases with terms in excess of one year are as follows:

2013	$196,359
2014	101,418
2015	45,000
2016	—
2017	—
Thereafter	—
$342,777

Note 10 — Subsequent Events

In January 2013, the Company entered into an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor. The Loan was for a principal amount of $67,026. The loan bears interest at 5.92% per annum and requires 24 monthly payments of $2,970 commencing in February 2013 and is secured by the equipment.

In January 2013, the Company borrowed $250,000 from Vectra Bank Colorado, NA. The loan was evidenced by a note to Vectra Bank Colorado, NA in the same amount. The loan bears interest at bank’s prime rate, which is currently 3.25% per annum and matures in January 2014. Under the loan agreement, the Company may not incur any additional indebtedness without the consent of the bank. One of the shareholders of the Company personally guaranteed the loan. In February 2013, the loan was amended to increase the borrowing limit under the note to $600,000 and the maturity was extended to February 2014. The loan was repaid in full in May 2013 from proceeds from the new line of credit with Bank of America described below.

In February 2013, the Company entered into an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $41,246. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $1,224 commencing in March 2013 and is secured by the equipment.

In February 2013, the Company entered into an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $30,870. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $916 commencing in March 2013 and is secured by the equipment.

In March 2013, the Company entered into an equipment financing loan with US Bank to purchase a Ford pickup truck. The loan was for a principal amount of $33,078. The loan bears interest at 3.99% per annum and requires 48 monthly payments of $748 commencing in April 2013 and is secured by the equipment.

On April 5, 2013, the Company entered into a Line of Credit agreement with Bank of America, NA. The line has a maximum borrowing limit of $1 million, bears interest at the rate of the bank’s prime rate plus 125 basis points and matures on April 5, 2014. The line of credit is secured by certain equipment and fixtures owned by the Company plus eligible accounts receivable of the Company, as defined by the line of credit agreement. The line is guaranteed by one of the shareholders plus the stock of the wholly-owned subsidiary of the Company. The Loan also contains certain covenants that restrict the Company from entering into any agreements that would place junior liens or encumbrances on any assets of the Company without the bank’s consent and also require the Company to obtain the bank’s consent prior to entering into any merger, consolidation or recapitalization of the Company. The Bank has notified the Company that the former stockholders failed to notify the bank of the merger with Armada Water Assets, Inc. (see below) and that the loan is in technical default. The bank has notified the Company that it does not intend to accelerate the maturity date of the note.

SUMMIT HOLDINGS, INC.

Notes to Consolidated Financial Statements

Note 10 — Subsequent Events - (continued)

On June 5, 2013, all of the issued and outstanding stock of the Company was acquired by Armada Water Assets, Inc., at which time the Company became a wholly-owned subsidiary of Armada Water Assets, Inc. The sale included consideration consisting of: (i) $1,000,000 in cash paid at closing; (ii) $1,000,000 payable in 5 equal monthly installments of $200,000 each, commencing one month following Closing; (iii) $1,000,000 payable 15 days following completion of a Company initial public offering (“IPO”), or by September 30, 2013, whichever comes first; and (iv) $2,500,000 in aggregate face amount of newly issued Series C Preferred Stock, subject to conversion, at the election of Sellers, into an aggregate of $2,500,000 in convertible Promissory Notes payable to the Sellers over three years, including interest at 4% per annum (the “Promissory Notes”), convertible, at the election of Sellers, into shares of the Company's common stock at the IPO price (the “IPO Shares”), provided such election is made within 15 days of completion of the IPO. The installment payments due in connection with the acquisition are to be secured by a subordinated security interest in the assets of Armada Water Assets, Inc.

In July 2013, the agreement was amended to in effect cancel the issuance of the preferred stock, and instead issue convertible promissory notes in the same principal amount, payable in 36 equal monthly installments starting 30 days from the date issuance, and bearing an interest rate of 4% per annum to the stockholders of the Company. The note is convertible by the shareholder any time during the period after Armada Water Assets, Inc. enters into an Initial Public Offering (“IPO”) through one year after the issuance of the note. The note is convertible at the IPO price.

In preparing these financial statements, Management has evaluated events and transactions for potential recognition or disclosure through January 17, 2014, the date the financial statements were available to be issued.

HARLEY DOME 1, LLC
(A Development Stage Entity)

Report of Independent Registered Public Accounting Firm

To the Members
Harley Dome 1, LLC
Fort Collins, Colorado

We have audited the accompanying balance sheet of Harley Dome 1, LLC as of December 31, 2012 and the related statements of operations, members’ equity, and cash flows from June 2, 2012 (inception) to December 31, 2012. Harley Dome 1, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harley Dome 1, LLC as of December 31, 2012 and the results of its operations and its cash flows from June 2, 2012 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

June 4, 2013

HARLEY DOME 1, LLC
(A Development Stage Company)

Balance Sheet
December 31, 2012

ASSETS
Current assets
Cash and cash equivalents	$11,319
Accounts receivable	174,676
Prepaid expenses	15,694
Total current assets	201,689
Intangible assets not subject to amortization	1,195,000
Intangible assets subject to amortization, net	2,354,355
Due from related party	67,000
Property and equipment, net	2,646,080
Total assets	$6,464,124
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$237,782
Accounts payable – related party	61,900
Accrued liabilities	13,102
Short term bridge notes and advances – related party	704,840
Equipment note payable	150,000
Insurance premium finance note	10,606
Seller note – current portion	186,129
Liens payable	1,216,000
Total current liabilities	2,580,359
Seller note non-current portion	572,972
Asset retirement obligation	4,691
Total liabilities	3,158,022
Commitments and contingencies
Members’ equity
Member contributions	3,821,466
Deficit accumulated in the development stage	(515,364)
Total members’ equity	3,306,102
Total liabilities and members’ equity	$6,464,124

The accompanying notes are an integral part of these financial statements.

HARLEY DOME 1, LLC
(A Development Stage Company)

Statement of Operations
June 7, 2012 (Inception) to December 31, 2012

Revenues
Water sales	$277,926
Natural gas condensate sales	25,208
Total revenues	303,134
Operating expenses
Cost of sales	367,638
Management fees – related party	67,500
General and administrative	346,084
Total operating expenses	781,222
Loss from operations	(478,088)
Interest expense	37,276
Net loss	$(515,364)
Pro forma information (unaudited)
Net loss	$(515,364)
Pro forma tax provision (benefit)	180,000
Pro forma net loss	$(335,364)

The accompanying notes are an integral part of these financial statements.

HARLEY DOME 1, LLC
(A Development Stage Company)

Statement of Changes in Members’ Equity
June 7, 2012 (Inception) to December 31, 2012

Members’ equity, at inception	$—
Cash contribution from members	1,502,000
Note receivable and accrued interest contributed by members	2,319,466
Net loss	(515,364)
Members’ equity, end of the year	$3,306,102

The accompanying notes are an integral part of these financial statements.

HARLEY DOME 1, LLC
(A Development Stage Company)

Statement of Cash Flows
June 7, 2012 (Inception) to December 31, 2012

Cash flows from operating activities
Net loss	$(515,364)
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization	163,882
Non-cash interest expense	30,510
Changes in assets and liabilities:
Accounts receivable	(174,676)
Prepaid expenses	2,625
Accounts payable	237,782
Accounts payable – related party	61,900
Accrued expenses	13,102
Net cash used in operating activities	$(180,239)
Cash flows from investing activities
Purchase of assets under asset purchase agreement	(1,168,000)
Related party advances	(67,000)
Investment in land, wells, buildings and equipment	(675,309)
Net cash used in investing activities	$(1,910,309)
Cash flows from financing activities
Proceeds from members	1,502,000
Proceeds from investor notes	593,500
Proceeds from investor advances	111,340
Payments on seller note	(100,000)
Repayments on insurance note	(4,973)
Net cash provided by financing activities	$2,101,867
Net increase in cash and cash equivalents	$11,319
Cash and cash equivalents, at inception	—
Cash and cash equivalents, end of year	$11,319
Cash paid for interest	$6,766
Cash paid for income taxes	—

The accompanying notes are an integral part of these financial statements.

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF BUSINESS

Harley Dome 1, LLC is a Utah limited liability company which was formed on June 7, 2012 and is based in Fort Collins, Colorado. The Company’s fiscal year end is December 31.

In June 2012 the Company entered into an agreement to acquire 23.2 acres of land outside Cisco, Utah which contained a class II water and brine injection well (see Note 3). The Company currently derives its revenues from accepting water from third-party oil and gas companies generating during drilling operations and pumping it into the Company well. In addition the Company sells residual natural gas condensates (low density hydrocarbon liquids) contained in the water received and extracted by the Company prior to injection into its well. The Company is currently constructing a waste water remediation facility on site capable of cleaning contaminated water from nearby oil and gas drilling operators.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Development Stage Enterprise

The Company has been devoting most of its efforts to raising capital and developing and implementing its business plan and, consequently, meets the definition of a Development Stage Enterprise under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents in addition to cash on hand.

Concentrations

In 2012 one customer accounted for approximately 73% of revenue and approximately 94% of accounts receivable at December 31, 2012.

Taxes Associated with Revenue Producing Transactions

The Company records taxes collected on behalf of state and local authorities from its customers relating to the injection of liquids into the Company’s injection well, in an account included in accrued expenses on the balance sheet until which time it remits payment to the governmental authorities.

Costs to Renew or Extend the Life of an Intangible Asset

The Company expenses all costs to extend or renew the life of intangible assets as they are incurred.

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Intangible Assets

The Company early adopted guidance that provides companies the option to first perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. If a company concludes that it is more likely than not that the fair value of such an asset exceeds its carrying amount, the company is not required to perform any additional tests for impairment that reporting period.

The Company has a number of intangible assets, including acquired operating, discharge and injection permits and technology rights. The Company does not recognize the fair value of internally generated intangible assets. Intangible assets acquired in business combinations are recorded at the acquisition date fair value in the Company’s Balance Sheet. Permits with indefinite lives that are attached to either land or easements are included in the cost of the land or easements acquired.

Indefinite-lived intangible assets are tested annually for impairment during the fourth quarter or earlier upon the occurrence of certain events or substantive changes in circumstances. Goodwill is tested for impairment at a level referred to as a reporting unit. A reporting unit is either the “operating segment level” or one level below, which is referred to as a “component.” The level at which the impairment test is performed requires judgment as to whether the operations below the operating segment constitute a self-sustaining business.

In assessing indefinite-lived intangible assets impairment, the Company has the option to first perform a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company is not required to perform any additional tests in assessing indefinite-lived intangible assets impairment. However, if the Company concludes otherwise or elects not to perform the qualitative assessment, then it is required to perform the first step of a two-step impairment review process. The first step of the two-step process involves a comparison of the estimated fair value of a reporting unit to its carrying amount. In performing the first step, the Company determines the fair value of a reporting unit using a discounted cash flow (“DCF”) analysis and, in certain cases, a combination of a DCF analysis and a market-based approach. Determining fair value requires the exercise of significant judgment, including judgments about appropriate discount rates, perpetual growth rates, the amount and timing of expected future cash flows, as well as relevant comparable company earnings multiples for the market-based approach. The cash flows employed in the DCF analyses are based on the Company’s most recent budgets and business plans and, when applicable, various growth rates are assumed for years beyond the current business plan period. Discount rate assumptions are based on an assessment of market rates as well as the risk inherent in the future cash flows of the respective reporting units.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciated. The Company depreciates the assets using the straight-line method over the assets’ estimated useful lives. Useful lives are as follows:

Land improvements	15 years
Buildings	20 years
Disposal wells	20 years
Equipment	7 years

Normal maintenance and repairs for fixed assets are charged to expense as incurred, while significant improvements are capitalized.

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Asset retirement obligation

The Company provides for future asset retirement obligations on its property and facilities based upon estimates established by current industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized over the estimated useful life of the assets. The obligation is accreted through interest expense until it is settled. The fair value is estimated by discounting expected cash outflows to settle the asset retirement obligations using a credit-adjusted risk-fee interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate the individual well sites	$7,000
Average gross salvage value expected from individual well site remediated	None
Expected inflation rate for service costs	4%
Credit adjusted risk-free interest rates	10%

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirements costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at inception	$—
Liabilities incurred	4,691
Liabilities settled	—
Accretion expense	—
Balance at December 31, 2012	$4,691

Accretion expense is recorded as interest expense in the financial statements. No amounts were recorded for accretion expense in 2012 as the amount was immaterial.

Revenue and accounts receivable

The Company recognizes revenue from the sale of condensates at the time title passes, which is generally upon the sealing of the trailer container, and upon reasonable assurance of customer payment. The Company recognizes revenue from injection sales at the time the water and brine solution is injected into the well and upon reasonable assurance of customer payment. The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. There was no allowance deemed necessary or recorded at December 31, 2012.

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

The Company is taxed as a partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Based on this, the Company has not recorded any current or deferred income taxes for the period ended December 31, 2012.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (“exit price”).

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3
Asset retirement obligation	$4,691	—	—	$4,691

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Pro Forma Financial Information

As discussed in Note 1, the Company was originally organized in the form of a Limited Liability Company. Upon closing of the merger with Armada Water Assets, Inc. in May 2013 (see Note 12), its tax status changed to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Harley Dome 1, LLC “members.”

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had changed its tax status at the commencement of operations on July 1, 2012 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax asset for losses during the period presented.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income,” which amends current comprehensive income guidance. This accounting update requires companies to report comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements and eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. ASU 2011-05 will be effective for the Company January 1, 2013. The adoption of this ASU will not have an impact on the Company’s financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU 2012-2, “Intangibles — Goodwill and Other,” which allows an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived asset is impaired for determining whether it is necessary to perform the quantitative impairment test. ASU 2012-2 is effective for annual and interim tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this ASU will not have an impact on the Company's financial position, results of operations or cash flows.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2012:

Land	$960,000
Land improvements	36,850
Construction in progress	705,809
Wells	124,191
Equipment	591,000
Buildings	280,000
2,697,850
Less: accumulated depreciation	(51,770)
$2,646,080

On June 12, 2012, the Company entered into an asset purchase agreement (“APA”) with ER&PWD, LLC (“ER&PWD”), Stewart Environmental Consultants, LLC (“Stewart”) and Westwater Farms, LLC (“WWF”) whereby the Company purchased 23.2 acres of land near Cisco, Utah, certain equipment to be used in the water injection process, a completed pad site with an injection well, plus three easements adjacent to those acres, certain intellectual property and the rights to use that technology for the remediation of water, permits to operate an injection well plus initial permitting to allow additional injection wells to be drilled on

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 3 — PROPERTY AND EQUIPMENT - (continued)

the three easements. In addition, the Company assumed the operations of an injection well located within the 23 acre parcel that was being run by Marsh Trucking, Inc. (a member of Westwater Farms, LLC) on behalf of ER&PWD. The Company also assumed the insurance policies acquired by Marsh Trucking, Inc. which had a remaining policy life of 5-½ months and a value of approximately $7,000 and also the premium finance note in an amount of approximately $4,000 at the time of closing. The asset purchase agreement became final on June 27, 2012 with the Company taking over the operations of the injection well on July 1, 2012. The previous owners of the acres and technology had sustained substantial losses during engineering and construction operations. These losses were unable to be funded by the prior owners. The Company acquired the assets noted above subject to both mechanics and note holder liens in an amount of $1,216,000 plus one of the members contributed notes receivable due from ER&PWD in the principal amount of $3.2 million plus accrued interest, which were valued at approximately $2.319 million. In addition to the liens and note contributions, the Company paid $2,168,000 for the assets acquired under the APA. The purchase price was paid $1,168,000 in cash and delivery of a non-interest bearing Note to WWF in the amount of $1 million (see Note 8).

Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date and are summarized in the following table:

In thousands
Net assets acquired
Cash	$—
Prepaids	8
Land and easements	960
Land improvements	37
Injection well	2
Buildings and equipment	871
Permits	1,195
Intellectual property	2,466
$5,539
Liabilities
Financed insurance premium	$5
Mechanics and other liens	1,216
Asset retirement obligations	2
$1,223
Net identifiable assets/consideration paid	$4,316

The injection well acquired as part of the APA was not completed properly by the former owners. The well is currently unable to inject significant quantities of water without significant further expenditure to re-complete.

In September and October 2012, the Company acquired a permit from the Utah Department of Natural Resources, Division of Oil and Gas and Mining (“UDOGM”) to drill another injection well offset approximately 80 feet to the original injection well. In November 2012 the Company commenced drilling and completed a new injection well in the same month.

On October 31, 2012, the Company entered into an agreement to acquire a storage tank system capable of storing approximately 6,000 bbls of water and approximately 800 bbls of condensate from a secured vendor in the bankruptcy estate of a defunct oil & gas exploration and development company. The Company agreed to pay the vendor $100,000 in cash plus accept 100,000 bbls of water for injection and to reduce the price to

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 3 — PROPERTY AND EQUIPMENT - (continued)

the vendor by $1 per bbl for a total purchase price of $200,000. Upon signing the agreement the Company paid $50,000 and agreed to pay $10,000 per month for five months. The Company has recorded the value of the tanks in the table above under Construction in progress and had not received any water for injection as of December 31, 2012. Through the first quarter of 2013, the Company had received approximately 14,000 bbls under the reduced pricing payment terms. The Company recorded an additional $57,000 for dismantlement and equipment rentals needed to move the tanks. At December 31, 2012 the tanks were still at the vendor due to weather related issues.

In the third quarter of 2012, the Company contracted with Stewart for engineering work to build the water treatment facility and for a ceramic micro filtration system (“CMF”) capable of remediating up to 5,000 bbls of contaminated water per day. The cost agreed to under the contracts was approximately $200,000 for the engineering work and approximately $643,000 for the CMF. As of December 31, 2012 the Company had recorded approximately $445,000 into Construction in Progress as the work has not yet been completed as of December 31, 2012 for either the engineering work or the CMF.

NOTE 4 — INTANGIBLE ASSETS

As described more fully above in Note 3, the Company acquired an assignment of a perpetual license upon closing of the APA on June 27, 2012. The license grants the Company a non-exclusive right to use specialized remediation technologies and methods granted under patent number 8,097,163 for remediating water contaminated during oil and gas drilling and during operation of an oil and gas well. The Company valued those assets at approximately $2.466 million and is amortizing the cost over the 11 year remaining in the life of the patent. The Company recorded amortization expense of approximately $112,000 for the period ended December 31, 2012 and has included those costs within general and administrative expense. The Company will continue to include the amortization of the technology rights in general and administrative expense until the Company has completed construction of the remediation facility, at which time those costs will be included in cost of sales.

In addition to technology rights, the Company acquired the following permits, which all have indefinite lives, subject only to certain continuing maintenance requirements. Those permits are as follows:

Injection well drilling (State of Utah)	$15,000
Conditional use permit (Grand County, Utah)	100,000
Underground injection permit (State of Utah)	250,000
Certificate of occupancy	5,000
Air quality discharge permit (State of Utah)	75,000
Water discharge permit (State of Utah)	750,000
$1,195,000

The permits require maintenance periods ranging from monthly to yearly, and maintaining the underground injection permit, the air quality discharge permit and the water discharge permit are essential for ongoing operations of the Company.

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 5 — INSURANCE PREMIUM FINANCING

In December 2012, the Company entered into a note agreement to finance approximately $17,000 of insurance policy premium payable. The Note required an approximate $6,000 down payment, was payable in 10 monthly installments of approximately $1,200 per month with an interest rate of 13%. At December 31, 2012 the remaining balance on the note was approximately $10,600.

NOTE 6 — SHORT TERM ADVANCES

During 2012, the Company was advanced approximately $111,000 by one of its members. The advances were not evidenced by notes, were non-interest bearing, unsecured and due on demand. Approximately $51,000 of the advances were repaid during the first quarter of 2013. No amounts were accrued or imputed for interest as of December 31, 2012 as they were immaterial.

NOTE 7 — SHORT TERM BRIDGE NOTES

In the third and fourth quarters of 2012, Harley Dome Investors, LLC (“HDI”) a 50% owner of the LLC, lent the Company approximately $593,000 to begin engineering work and work on the CMF and treatment facility. The advances are evidenced by promissory notes that are non-interest bearing, unless in default and then they accrue interest at a rate of 12% per annum until paid in full, due on demand and are unsecured. No amounts were imputed in 2012 for interest as the amount was immaterial. The Company repaid the bridge notes in full in the first quarter of 2013 (see Note 12) .

NOTE 8 — WESTWATER FARMS SELLER NOTE

In connection with the APA entered into between the Company and WWF as seller (see Note 3), the Company issued to WWF a Note Payable in the amount of $1 million. The Note is non-interest bearing, is secured by a lien on the real property purchased in the APA, and requires 36 monthly payment of $20,000 plus a final payment within 30 days of the 36th monthly payment of $280,000. The Company has discounted the note at its credit adjusted rate of 10% per annum to an amount of approximately $829,000 at closing. As of December 31, 2012, the Company had made five $20,000 payments, had imputed approximately $31,000 in interest expense during 2012 and had accrued approximately $6,000 of interest. At December 31, 2012 the balance outstanding under the Note was approximately $759,000.

The following table presents maturities over the following five years for the long-term note obligations outstanding as of December 31, 2012:

2013	$260,000
2014	240,000
2015	400,000
2016	—
2017	—
For all years thereafter	—
$900,000

NOTE 9 — RELATED PARTY TRANSACTIONS NOT DESCRIBED ELSEWHERE

During 2012, the Company paid $13,500 per month to New Water Financial, LLC (“NWF”), a 50% membership interest holder for administrative services performed on behalf of the Company as during this period the Company had no employees or office space, computers or office equipment to transact its business, and instead relied on those provided by NWF.

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 9 — RELATED PARTY TRANSACTIONS NOT DESCRIBED ELSEWHERE - (continued)

Upon closing of the APA (see Note 3), the Company was required to replace surety bonds held by Marsh Trucking, Inc. and WWF with its own surety bond obligations as required by UDOGM. Because at the time it had not yet commenced operations, it transferred $67,000 to NWF so that NWF could obtain the required surety bonds on its behalf. In addition, the Company is reimbursing NWF for amounts paid prior the inception of the Company for professional and start-up fees. Those costs, which are approximately $95,000 have been included in general and administrative costs during the period ended December 31, 2012.

NOTE 10 — MEMBERSHIP EQUITY

As part of the formation of the Company, the two members agreed to make certain contributions to the Company for their respective 50% membership interests. New Water Financial, LLC (“NWF”) agreed to contribute notes receivable controlled by it that were due and payable by ER&PWD plus accrued interest through the date of formation of the Company, totaling approximately $3.758 million. Due to issues regarding imperfections in the liens filed on behalf NWF, the loans were valued at their fair value at the time of the APA at approximately $2.319 million. HDI agreed to contribute approximately $1.5 million in cash.

NOTE 11 — COMMITTMENTS AND CONTINGENCIES

Significant federal environmental laws affecting us are the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund Act”, the Clean Air Act, the Clean Water Act, and the Toxic Substances Control Act (“TSCA”).

Pursuant to the EPA's authorization of their RCRA equivalent programs, a number of states have regulatory programs governing the operations and permitting of hazardous waste facilities. Our facilities are regulated pursuant to state statutes, including those addressing clean water and clean air. Our facilities are also subject to local siting, zoning and land use restrictions.

The Company has purchased insurance to cover itself against potential losses from theft, damage or from spillage of materials prior to injection or remediation. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

NOTE 12 — SUBSEQUENT EVENTS

On April 28, 2013 the Company issued a promissory note to Harley Dome Investors, LLC in the principal amount of $360,690 for advances made in the first quarter of 2013. The promissory note is non-interest bearing, unsecured and matures on April 28, 2014.

On April 28, 2013 the Company issued a promissory note to Armada Water Assets, Inc. in the principal amount of $1,733,492 for advances made through April, 2013. The promissory note is non-interest bearing, unsecured and matures on April 28, 2014.

On April 30, 2013, the Company entered into a Member Interest Purchase Agreement (“MIPA”) with Western Slope Acquisition Corporation (“Western Slope”). Western Slope, incorporated in the state of Nevada, was formed for the purpose of entering into the MIPA and had no operations or assets before consummation of the MIPA. In connection with the MIPA, the members of the Company sold 100% of each and every class of membership interest to Western Slope. The purchase price paid under the MIPA for all of the outstanding membership interests of the Company was 3,500,000 common shares of Western Slope and promissory notes in aggregate principal amount of $3 million. In addition, for a period five years from the date of the MIPA, should the annual EBITDA of the Company exceeds $3 million, then Western Slope will be

HARLEY DOME 1, LLC
(A Development Stage Company)

Notes to Financial Statements

NOTE 12 — SUBSEQUENT EVENTS - (continued)

required to pay 20% of the cumulative excess EBITDA over $3 million to members of the Company. The promissory notes issued as part of the consideration are unsecured, have a maturity date of April 30, 2016, earn interest at the rate of 10% per annum and require the purchaser to make quarterly interest and principal payments in the amount of 25% of the Company’s cash flow during the prior quarter.

In April 2013, the Company commenced construction of a new water remediation facility on its property in Utah.

ER & PWD JOINT VENTURE, LLC

June 27, 2012 and December 31, 2011

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
ER & PWD Joint Venture, LLC

We have audited the accompanying balance sheets of ER & PWD Joint Venture, LLC (the “Company”) as of December 31, 2011, and the related statements of operations, members’ deficit, and cash flows for the year then ended, for the period from January 1, 2012 through June 27, 2012, and for the period from inception (August 11, 2010) through June 27, 2012. ER & PWD Joint Venture, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ER & PWD Joint Venture, LLC as of December 31, 2011, and the results of its operations and its cash flows for the year then ended, for the period from January 1, 2012 through June 27, 2012, and for the period from inception (August 11, 2010) through June 27, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and cessation of operations as of June 27, 2012 raise substantial doubt concerning its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

June 20, 2013

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Balance Sheet

December 31, 2011
Assets
Current assets:
Prepaid expenses	15,694
Non-current assets:
Due from related party	93,202
Property and equipment, net	—
Total assets	$108,896
Liabilities and Members’ Deficit
Current liabilities:
Accounts payable	$126,012
Due to general contractor – related party	2,732,380
Accrued interest	268,720
Accrued expenses	16,777
Insurance premiums financed	10,605
Notes payable	3,200,000
Total current liabilities	6,354,494
Asset retirement obligation	2,411
Total liabilities	6,356,905
Commitments and contingencies
Members’ deficit
Member contributions	187,500
Deficit accumulated in the development stage	(6,435,509)
Total members’ deficit	(6,248,009)
Total liabilities and members’ deficit	$108,896

The accompanying notes are an integral part of these consolidated financial statements.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Statements of Operations

	The Period January 1, 2012 through June 27, 2012	Year Ended December 31, 2011	From Inception on August 11, 2010 through June 27, 2012
Net revenue	$92,449	$265,870	$358,319
Operating expenses
Cost of revenues	181,660	80,254	261,914
Fixed asset impairment on date of transfer	—	571,110	571,110
Fixed asset impairment after date of transfer	—	4,269,310	4,269,310
Permitting and other costs	—	1,116,981	1,310,534
General and administrative expenses	10,907	89,609	115,105
Total operating costs	192,567	6,127,264	6,527,973
Operating loss	(100,118)	(5,861,394)	(6,169,654)
Other expense
Interest expense	160,000	283,987	460,973
Net loss	$(260,118)	$(6,145,381)	$(6,630,627)

The accompanying notes are an integral part of these consolidated financial statements.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Statements of Cash Flows

	The Period January 1, 2012 through June 27, 2012	Year Ended December 31, 2011	From Inception on August 11, 2010 through June 27, 2012
Operating activities:
Net loss	$(260,116)	$(6,145,381)	$(6,630,627)
Adjustments to reconcile cash provided by or (used in)
Operations
Impairment of costs	—	4,840,420	4,840,420
Changes in assets and liabilities:
Prepaid expenses	8,115	(5,089)	3,026
Accounts payable	5,220	60,840	131,232
Accrued expenses	150,650	270,821	436,149
Net cash (used in) provided from operating activities	(96,131)	(978,389)	(1,219,800)
Investing activities:
Related party advances (repayments)	102,357	508,833	9,155
Purchase of equipment and buildings, well workover and construction in progress – related party	—	(1,705,444)	(1,918,129)
Net cash provided by (used for) investing activities	102,357	(1,196,611)	(1,908,974)
Financing activities:
Distribution	—	—	(65,000)
Proceeds from notes payable	—	2,175,000	3,200,000
Payments on insurance premium finance notes	(6,226)	—	(6,226)
Net cash (used in) provided by financing activities	(6,226)	2,175,000	3,128,774
Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of the period	—	—	—
Cash and cash equivalents at end of year	—	—	—
Supplemental disclosure of cash flow information:
Cash paid for interest	522	13,505	16,337
Cash paid for income taxes	—	—	—
Non-cash transaction during the year for:
Financed insurance premiums	—	10,605	10,605
Contributed property	—	—	189,911
Accounts payable for construction or purchase of fixed assets – related party	$—	$2,732,380	$2,732,380

The accompanying notes are an integral part of these consolidated financial statements.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Statements of Members’ Deficit

Members’ equity at inception on August 11, 2010	$—
Member contributions	187,500
Distribution	(65,000)
Net loss	(225,128)
Members’ deficit, December 31, 2010	$(102,628)
Net loss	(6,145,381)
Members’ deficit, December 31, 2011	$(6,248,009)
Net loss	(260,118)
Members’ deficit, June 27, 2012	$(6,508,127)

The accompanying notes are an integral part of these consolidated financial statements.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Notes to Financial Statements

Note 1 — Nature of Operations and Going Concern

ER & PWD Joint Venture, LLC Inc. (the “Company”) was formed as a Delaware joint venture on August 11, 2010 between Evergreen Recycling, LLC (“Evergreen”) and Produced Water Development LLC (“PWD”).

The Company was formed for the purpose of exploiting certain technologies and methods to remediate contaminated water produced in the oil and gas exploration and development industries. The technology was contributed by PWD and land near Cisco, Utah was contributed by a member of Evergreen (see Note 3). The day to day operations of the Company were originally managed by Stewart Environmental Consultants, LLC (“Stewart”), a company affiliated with PWD and the general contractor engaged to design, engineer and construct the remediation facility which would commercialize the technology for the Company. However, around September 30, 2011, the Company and Stewart were both under financial duress and Stewart was no longer able to manage the day to day operations of the Company, at which time the operations were taken over by Marsh Trucking, Inc. (“Marsh”), a company affiliated with Evergreen. Marsh continued to operate the Company until June 27, 2012 at which time the Company, Stewart and Westwater Farms, LLC (”Westwater”) (a company affiliated with both Evergreen and Marsh) closed on an Asset Purchase Agreement (“APA”) with Harley Dome 1, LLC (“HD1”) in which HD1 purchased substantially all of the assets and acquired certain of the liabilities of the Company (see Note 8).

Upon closing of the APA, all operations of the joint venture ceased. There can be no assurance that the Company will continue as a going concern. No adjustments have been made to these financial statements that might result from this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s fiscal year end is December 31.

Development Stage Enterprise

The Company has been devoting most of its efforts to raising capital and developing and implementing its business plan and, consequently, meets the definition of a Development Stage Enterprise under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the sale of substantially all of its assets on June 27, 2012.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Revenue

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin 104 (a) when persuasive evidence of an arrangement exists; (b) services have been rendered; (c) price to the buyer is fixed or determinable; and (d) upon reasonable assurance of collection.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state and local governmental authorities from the production and sale of its services on a net basis.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful lives as follows:

Buildings	20 yrs
Equipment	5 – 7 yrs
Disposal wells	20 yrs

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Impairment or Disposal of Long-Lived Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved (see Note 3).

Concentrations

Two customers of the Company accounted for approximately 96% of its revenue and associated accounts receivable in the year ended December 31, 2011, and one customer accounted for approximately 94% of revenue during the period from January 1, 2012 through June 27, 2012.

Intangible Assets

The Company has a number of intangible assets, including acquired operating, discharge and injection permits and technology rights. The Company does not recognize the fair value of internally generated intangible assets. During 2011, the Company expensed approximately $1.117 million to obtain permits for well injection, disposal of remediated water, occupancy and conditional use of a remediation facility, air quality discharge and well drilling.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2011 and June 27, 2012, the Company has not taken any uncertain tax positions.

The Company is taxed as a partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Based on this, the Company has not recorded any current or deferred income taxes for the year ended December 31, 2011 or for the period ended June 27, 2012.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

Cash Flows

The Company never physically controlled any cash. An affiliate collected cash on behalf of the Company and paid expenditures on behalf of the Company. Due to constructive receipts and disbursements, the transactions are reflected in the Statement of Cash Flows.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Asset retirement obligation

The Company provides for future asset retirement obligations on its property and facilities based upon estimates established by current industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized over the estimated useful life of the assets. The obligation is accreted through interest expense until it is settled. The fair value is estimated by discounting expected cash outflows to settle the asset retirement obligations using a credit-adjusted risk-fee interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate the individual well sites	$7,000
Average gross salvage value expected from individual well site remediated	None
Expected inflation rate for service costs	4%
Credit adjusted risk-free interest rates	10%

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirements costs incurred is recorded as a gain or loss in the settlement period.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies - (continued)

	Year Ended December 31, 2011	Period from January 1, 2012 through June 27, 2012
Beginning balance	$2,411	$2,411
Liabilities incurred	—	—
Liabilities settled	—	—
Accretion expense	—	—
Balance at period end	$2,411	$2,411

Accretion expense is recorded as interest expense in the financial statements. No amounts were recorded for accretion expense in 2011 or 2012 as the amount was immaterial for both periods.

Recent Accounting Principles

The Corporation did not adopt authoritative guidance in 2012 that had a material impact on the Corporation’s financial statements.

Note 3 — Property and Equipment

Property plant and equipment consists of the following at December 31:

2011
Land	$187,500
Buildings	39,865
Equipment	25,475
Disposal well	375,898
Construction in progress	4,211,682
Total property, plant and equipment	4,840,420
Less: Accumulated depreciation, depletion and impairment	(4,840,420)
Fixed assets, net	—

Upon formation of the Company, the joint venture partners contributed land, with an existing well on the property, and technology rights to the Company in order for the Company to enter the oil field services industry, providing remediation and disposal of contaminated waste water from exploration and drilling activities. The Company commenced work in 2010, obtaining permits and working with well drilling companies to determine the optimal work over to convert the existing well into a disposal well. In March 2011, Westwater conveyed the land back to itself without informing its joint venture partners and also without compensating the joint venture. Consequently, the Company impaired all costs incurred, including the land contributed, costs to construct buildings, acquire equipment, well costs and also construction in progress costs associated with the remediation facility planned to be built on the land, up to that date in the amount of $571,110. Additional costs subsequently incurred during 2011 after that date were also impaired in the amount of $4,269,310.

No amounts were recorded for depreciation expense during the year ended December 31, 2011 or the period from January 1, 2012 through June 27, 2012.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Notes to Financial Statements

Note 4 — Notes Payable

Notes payable at December 31 consists of:

2011
Con Dios, LLC, Promissory Note dated December 1, 2010, bearing an interest rate of 10% per annum, with a maturity date of April 30, 2011. The promissory note is secured by a lien on substantially all personal property and a mortgage and deed of trust on the real property of the Company. The promissory note is personally guaranteed by the principal of PWD.	$600,000
Donaldson Family Trust, LLC, Promissory Note dated December 1, 2010, bearing an interest rate of 10% per annum, with a maturity date of April 30, 2011. The promissory note is secured by a lien on substantially all personal property and a mortgage and deed of trust on the real property of the Company. The promissory note is personally guaranteed by the principal of PWD.	2,000,000
Gone Fishing, LLC, Promissory Note dated March 1, 2011, bearing an interest rate of 10%, with a maturity date of December 31, 2011. The promissory note is secured by a second position lien on substantially all personal property and a second position mortgage and deed of trust on the real property of the Company. The note also granted to Gone Fishing LLC a 2.4% gross revenue interest in all revenues generated by the Company.	600,000
$3,200,000

At December 31, 2011 and June 27, 2012 all of the notes were in default. The Company had accrued approximately $6,500 and $2,300 in the year ended December 31, 2011 and the period ended June 27, 2012, respectively, for gross revenue interest payable to Gone Fishing, LLC.

Note 5 — Financed Insurance Premiums

On December 16, 2011 Marsh Trucking financed both its commercial and general liability insurance and an umbrella policy in the amount of $16,367 with a premium finance company. The Company made a pre-payment at the time of the note of $5,762 and financed the balance of $10,605. The note is secured by the insurance policy and bears interest at the rate of 13% and requires 10 monthly payment of approximately $1,125. At June 27, 2012 the balance of the note was $4,379.

Note 6 — Commitments and Contingencies

The Company has purchased insurance to cover itself against potential losses from theft, damage or other loss to its equipment, damage, theft or other loss to the cargo it carries on behalf of its customers, and for liability in the event of injury or losses caused by the Company and its equipment to third parties. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

ER & PWD JOINT VENTURE, LLC
(A Development Stage Entity)

Notes to Financial Statements

Note 6 — Commitments and Contingencies - (continued)

Due to issues with the financial condition of Stewart and the Company and the transfer of the land back to itself by Westwater, significant amounts of subcontractor invoices went unpaid by Stewart in 2011, resulting in liens being filed by subcontractors and others. Those liens (excluding the liens created by the promissory notes — see Note 4) were as follows (the amounts shown are as of June 27, 2012 prior to closing of the APA):

Desert Ridge, LLC(1)	$2,137,500
Electrical Contractors, Inc.	876,788
Baker Hughes Oilfield Operations, Inc.	80,865
Resource Environmental Services Group, Inc.	287,521
Stewart Environmental Consultants, LLC(2)	2,445,052
$5,827,726

(1)	The lien was originally filed at $187,500 in August 2010 to record the seller financing to the affiliate of Westwater that purchased the land and was modified in March 2011 to $2,137,500. Legal counsel indicates that it is an invalid lien and unenforceable under Utah law.
(2)	The lien was filed to cover the unpaid subcontractors plus a claim by Stewart to be owed $677,687 for past due services provided. The lien was filed as a counterclaim to the lawsuit commenced by Electrical Contractors, Inc. on April 26, 2012. Legal counsel indicates that the lien is invalid and unenforceable under Utah law.

Note 7 — Membership Equity

As part of the formation of the Company, the two members agreed to contribute certain items to the joint venture. Evergreen, through its affiliate Westwater, contributed 23.2 acres outside Cisco, Utah, which contained a plugged in oil and gas well. The land was valued at $187,500, the price paid by an affiliate of Westwater to the seller, an outside third party, in August 2007. PWD contributed a technology license that allowed the Company unlimited use of technologies and methods to remediate water contaminated in the oil and gas industry under patent #8,097,163. No amount was recorded for the value of the license.

Note 8 — Sale of Substantially all of the Assets of The Company

On June 11, 2012, the Company and Westwater as the sellers entered into an agreement with Harley Dome 1, LLC as buyer to sell substantially all of the assets of the Company, including the technology rights, the land and improvements and all equipment held on the land for a purchase price of $2,118,000 plus the assumption of the liens attached to the real property. The purchase price was $1,118,000 in cash at closing payable to Westwater, less amounts held back for closing costs, and a note payable to Westwater in the amount of $1 million, payable $20,000 per month for 36 months with a final payment of $280,000 due 30 days after the 36th payment. No amounts were payable to the Company. The transaction closed on June 27, 2012, at which time all operations of the Company ceased.

DEVONIAN ACQUISTION CORP.

Page
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2013 and December 31, 2012	F-148
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2013 and 2012	F-149 to F-150
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2013 and 2012	F-151 to F-152
Notes to Condensed Consolidated Financial Statements	F-153

DEVONIAN ACQUISITION CORP

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Successor		Predecessor
	March 31, 2013	December 31, 2012	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,469,259	$—	$1,240,100
Trade accounts receivable	728,228	—	—
Other receivables	—	—	—
Prepaid expenses and short term deposits	73,402	—	—
TOTAL CURRENT ASSETS	2,270,889	—	1,240,100
Property and equipment	1,611,540	—	509,397
Accumulated depreciation	(21,700)	—	(76,410)
Property and equipment, net	1,589,840	—	432,987
Intangible assets, net	5,133,000	—	—
Other assets	1,158,550	—	500,000
TOTAL ASSETS	$10,152,279	$—	$2,173,087
LIABILITIES
CURRENT LIABILITIES
Secured borrowing facility	$578,602	$—	$—
Accounts payable	192,849	—	—
Accrued expenses	246,167	—	—
Advances payable	273,477	—	—
Short term notes and current portion of long-term debt	439,474	—	265,000
TOTAL CURRENT LIABILITIES	1,730,569	—	—
NON CURRENT LIABILITIES
Notes payable (net of current portion)	4,118,332	—	—
TOTAL LIABILITIES	5,848,901	—	265,000
Commitments and contingencies	—	—	—
STOCKHOLDERS’/MEMBERS’ EQUITY
Members’ Equity	—	—	1,908,087
Series A Preferred Stock, $0.0001 par value, 50,000,000 authorized as of March 31, 2013, 8,000,000 issued and outstanding as of March 31, 2013	800	—	—
Common Stock, $0.0001 par value, 100,000,000 authorized as of March 31, 2013; 3,801,000 issued and outstanding as of March 31, 2013	380	—
Additional paid-in capital	5,093,153	—
Accumulated deficit	(790,955)	—	—
Stockholders’ Equity	4,303,378	—	1,908,087
TOTAL LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY	$10,152,279	$—	$2,173,087

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEVONIAN ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor
	Three Months Ended March 31,
	2013	2012
REVENUES AND GAINS
Revenues	$216,624	$—
OPERATING EXPENSES:
Cost of revenues	144,263	—
General and administrative	811,027	—
Total operating expenses	955,290	—
LOSS FROM OPERATIONS	(738,666)	—
OTHER INCOME AND EXPENSE
Interest expense	(52,289)	—
Total other income (expense)	(52,289)	—
Loss before income taxes	(790,955)	—
Income Taxes	—	—
NET LOSS	$(790,955)	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEVONIAN ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Predecessor
	January 1, 2013 through March 7, 2013	Three Months Ended March 31, 2012
REVENUES AND GAINS
Revenues	$531,968	$—
OPERATING EXPENSES:
Cost of revenues	425,268	—
General and administrative	209,925	—
Total operating expenses	635,193	—
LOSS FROM OPERATIONS	(103,225)	—
OTHER INCOME AND EXPENSE
Interest expense	(5,402)	—
Total other expense	(5,402)	—
NET LOSS	$(108,627)	$—
Pro forma information
Net Loss	$(108,627)	$—
Pro forma tax benefit/(expense)	—	—
Pro forma net gain/(loss)	$(108,627)	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEVONIAN ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Successor Business
	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(790,955)	$—
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization expense	21,700	—
Changes in assets and liabilities
Accounts receivable	(24,758)	—
Prepaid expenses	56,439
Accounts payable	(21,000)	—
Accrued expenses	175,977	—
Net cash used by operations	$(582,597)	$—
CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired from acquisitions, net of cash paid	331,571	—
Advances paid	(1,252,545)	—
Cash flow used in investing activities	$(920,974)	$—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from secured lines of credit, net of repayments	11,830	—
Proceeds from sale of common stock	2,961,000	—
Cash provided by financing activities	$2,972,830	$—
Increase in cash and cash equivalents	$1,469,259	$—
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of period	$1,469,259	$—
Cash paid for interest	$30,235	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DEVONIAN ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Predecessor Business
	From January 1, 2013 through March 7, 2013	Three Months ended March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(108,627)	$—
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization	23,756	—
Changes in assets and liabilities
Accounts receivable	(547,579)	—
Prepaid expenses and other assets	(10,685)	—
Accounts payable	68,279	—
Accrued expenses	33,407	—
Net cash used in operations	$(541,449)	$—
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid to acquire business, including deficit cash balance acquired	(1,128,992)	—
Capital expenditures	(377,641)	—
Advances received	136,452	—
Cash flow used in investing activities	$(1,370,181)	$—
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings, net of repayments of secured borrowing facilities	566,678	—
Proceeds from term notes	900,000	—
Repayment of notes payable	(278,577)	—
Cash provided by financing activities	$1,188,101	$—
Decrease in cash and cash equivalents	$(723,529)	$—
Cash and cash equivalents, beginning of year	1,240,100	—
Cash and cash equivalents, end of period	$516,571	$—
Cash paid for interest	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF THE BUSINESS

Devonian Acquisition Corporation (“Devonian”, the “Company” etc.) is a Nevada company which was formed on January 16, 2013 and is based in Houston, Texas. The Company’s fiscal year end is December 31.

The Company was originally formed as a holding company, with no business or operations of its own other than to acquire other businesses. As more fully described in Note 3, on March 8, 2013 the Company entered into an agreement to acquire all of the outstanding membership interests of ORL Equipment, LLC (“ORL”), and upon doing so entered the oil field services industry. Prior to the acquisition, the Company was essentially a shell company with limited or no operations. Under Securities and Exchange Commission (the “SEC”) rules, when a company succeeds to substantially all of the business (or a separately identifiable line of business) of another entity (or group of entities) and the company's own operations before the succession appear insignificant relative to the operations assumed or acquired - the company is required to present financial information for the acquired entity (the “Predecessor”) for all comparable periods prior to the date of acquisition being presented before the succession.

Therefore we are providing certain additional information in our financial statements regarding the Predecessor business for the periods prior to March 8, 2013 for ORL. ORL is referred to as the “Predecessor Business”. This financial information for the period prior to March 8, 2013 is labeled “Predecessor Business” and the Company has placed a heavy black line between it and the Company’s (also referred to as the successor) information to differentiate it from the Company’s financial information.

As more fully disclosed in Note 12, the Company and its subsidiaries were acquired by Armada Water Assets, Inc. in April 2013.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The consolidated financial statements included herewith include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Development Stage Enterprise

The Company exited the development stage upon its acquisition of ORL in March 2013.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents in addition to cash on hand.

Concentrations

For the period ended March 31, 2013, two customers accounted for approximately 84% of revenues of the Company. For the predecessor period from January 1, 2013 through March 7, 2013, two customers accounted for approximately 93% of revenues.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Intangible Assets

The Company early adopted guidance that provides companies the option to first perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. If a company concludes that it is more likely than not that the fair value of such an asset exceeds its carrying amount, the company is not required to perform any additional tests for impairment that reporting period.

The Company has a number of intangible assets, including acquired operating, discharge and injection permits, technology rights and contract rights. The Company does not recognize the fair value of internally generated intangible assets. Intangible assets acquired in business combinations are recorded at the acquisition date fair value in the Company’s Balance Sheet.

Indefinite-lived intangible assets are tested annually for impairment during the fourth quarter or earlier upon the occurrence of certain events or substantive changes in circumstances. Goodwill is tested for impairment at a level referred to as a reporting unit. A reporting unit is either the “operating segment level” or one level below, which is referred to as a “component.” The level at which the impairment test is performed requires judgment as to whether the operations below the operating segment constitute a self-sustaining business.

In assessing indefinite-lived intangible assets impairment, the Company has the option to first perform a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company is not required to perform any additional tests in assessing indefinite-lived intangible assets impairment. However, if the Company concludes otherwise or elects not to perform the qualitative assessment, then it is required to perform the first step of a two-step impairment review process. The first step of the two-step process involves a comparison of the estimated fair value of a reporting unit to its carrying amount. In performing the first step, the Company determines the fair value of a reporting unit using a discounted cash flow (“DCF”) analysis and, in certain cases, a combination of a DCF analysis and a market-based approach. Determining fair value requires the exercise of significant judgment, including judgments about appropriate discount rates, perpetual growth rates, the amount and timing of expected future cash flows, as well as relevant comparable company earnings multiples for the market-based approach. The cash flows employed in the DCF analyses are based on the Company’s most recent budgets and business plans and, when applicable, various growth rates are assumed for years beyond the current business plan period. Discount rate assumptions are based on an assessment of market rates as well as the risk inherent in the future cash flows of the respective reporting units.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciated. The Company depreciates the assets using the straight-line method over the assets’ estimated useful lives. Useful lives are as follows:

Land improvements	15 years
Buildings	20 years
Equipment and furniture	7 years

Normal maintenance and repairs for fixed assets are charged to expense as incurred, while significant improvements are capitalized.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Revenue and accounts receivable

The Company recognizes revenue from the delivery of product at the time the goods are delivered and title has transferred, and upon reasonable assurance of customer payment. For well site construction and repair services, revenue is recognized at the time services are performed and upon reasonable assurance of customer payment. The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. There was no allowance deemed necessary or recorded as of March 31, 2013.

Pro Forma Financial Information

ORL was originally organized in the form of a Limited Liability Company. Upon closing of the merger with the Company, its tax status changed to that of a corporation. The change resulted in the post-merger ORL becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the ORL “members.”

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if ORL had changed its tax status at the commencement of operations on October 22, 2012 and was therefore subject to income taxes. This presentation reflects the ORL generating current deferred tax asset for losses, offset by a valuation allowance, during the period presented.

NOTE 3 — ACQUISITION OF ORL EQUIPMENT, LLC

On March 8, 2013 the Company entered into a Membership Interest Purchase Agreement (“MIPA”) to acquire 100% of the issued and outstanding membership interests of ORL. The consideration paid for the membership interests of ORL was the payment of cash consideration of $185,000 plus the issuance of 8,000,000 shares of the Company’s Series A Preferred Stock (see Note 10), which was valued at $2,133,333 and the issuance of promissory notes to certain members of ORL in the amount of $3.5 million (see Note 9). In addition, for a period five years from the date of the MIPA, should the annual EBITDA of the Company exceed $3 million, then Western Slope will be required to pay 20% of the cumulative excess EBITDA over $4 million to members of the Company. No amounts were recorded at inception or at March 31, 2013 for the value of the EBITDA payout. Management has determined that it is unlikely that ORL will achieve a positive EBITDA in excess of $4 million within the next 12 months.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACQUISITION OF ORL EQUIPMENT, LLC - (continued)

Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date and are summarized in the following table:

In thousands
Net assets acquired
Cash	$517
Accounts receivable	703
Prepaids	73
Fixed assets	1,612
Intangible assets	2,933
Goodwill	2,200
$8,038
Liabilities
Accounts payable and accrued expenses	$276
Advances payable	504
Notes payable	1,440
$2,220
Net identifiable assets/consideration paid	$5,818

In January 2013, ORL entered into two separate acquisition agreements, one with Oil Raiders Logistics, Inc. (“ORLI”) and one with Wes Tex Vacuum Service, Inc. (“Wes Tex”). The acquisition agreement between ORL and ORLI required ORLI to transfer all of its business and certain long-term assets (primarily operating authority and other rights) to ORL in exchange for $5,000. The transaction between ORL and ORLI was a related party transaction. The acquisition agreement between ORL and Wes Tex resulted in ORL acquiring 100% of the issued and outstanding common stock of Wes Tex in exchange for (i) $1.5 million in cash, (ii) issuance of 100% of the Class C membership interests in ORL to the former shareholder of Wes Tex and (iii) payment to the former stockholder of Wes Tex 100% of the December 31, 2012 balances of cash and accounts receivable of Wes Tex, which amounted to approximately $225,400.

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of ORL had occurred as of January 1, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at January 1, 2012.

	Period from
	Three months ended March 31, 2013	Three months ended March 31, 2012
Pro forma net sales	$748,592	$—
Pro forma net loss to common stockholders	$(899,582)	$—

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2013:

Land improvements	$12,442
Furniture and equipment	841,721
Buildings	22,046
876,209
Less: accumulated depreciation	(21,700)
$854,509

Depreciation expense, included in cost of goods sold in these financial statements, was $21,700 and nil for the three months ended March 31, 2013 and 2012, respectively.

NOTE 6 — INTANGIBLE ASSETS

Intangible assets consist of the following at March 31, 2013:

Amortizing intangible assets	$
Customer contracts		1,951,000
Trade Name		816,000
Non-compete		166,000
		2,933,000
Less: accumulated amortization		—
Net amortizing intangible assets		2,933,000
Goodwill		2,220,000

No amounts were amortized to expense during the period ended March 31, 2013 as any amount would be immaterial.

NOTE 7 — ADVANCES RECEIVABLE

During 2013 the Company and its subsidiaries advanced funds to Armada Water Assets, Inc. and Western Slope Acquisition Corp. At March 31, 2013 these advances totaled $1,158,550.

NOTE 8 — ADVANCES PAYABLE AND SHORT TERM NOTES PAYABLE

As part of the formation of ORL, ORL owed one of its members $265,000 for certain assets contributed.

On January 18, 2013 ORL entered into a loan agreement with Commercial State Bank (“CSB”) and borrowed $250,000. The proceeds of this loan were to acquire additional rolling stock assets as well as for general working capital. The loan is secured by a personal guarantee from a member of ORL. The loan was repaid in full in February 2013, from proceeds from the CSB line of credit (see below).

In February 2013, ORL entered into a line of credit agreement with CSB. The line of credit allows ORL to draw up to $1.25 million, bears interest at a rate of prime plus 200 basis points, matures in February 2014 and is secured by a lien on substantially all of the assets of ORL and its subsidiary Wes Tex Vacuum Service, Inc. In March 2013, the Company entered into a guarantee agreement to guarantee the line of credit. At March 31, 2013 the line of credit had a balance of approximately $578,602.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — ADVANCES PAYABLE AND SHORT TERM NOTES PAYABLE - (continued)

As of March 31, 2013, ORL and the Company owed the prior stockholder of Wes Tex $118,663 under the acquisition agreement (see Note 3).

As of March 31, 2013, ORL and the Company owed the prior stockholders of ORLI $154,813.

In September 2012 ORLI financed its insurance premiums for auto, cargo and general liability with a note from Capital Premium Financing, and which the Company acquired when it acquired ORL (see Note 3). The note bears interest at the rate of 6.59% and requires 10 monthly installment payments of $13,940. The balance outstanding as of March 31, 2013 was approximately $37,200.

NOTE 9 — LONG TERM DEBT

In February 2013, ORL entered into a term note with CSB for $650,000. The note bears interest at the rate of prime plus 200 basis points, matures in February 2018 and requires 60 monthly principal and interest payments of $12,489. The note is secured by a security interest in substantially all of the assets of ORL and is cross guaranteed by its subsidiary Wes Tex. At March 31, 2013 the principal balance outstanding under this note was $641,505.

In March of 2013, Wes Tex acquired certain rolling stock assets and financed those purchases with promissory notes from Ally Bank. Those notes had interest rates ranging from 5.12% to 5.15%, required 60 monthly principal and interest payments ranging from $438 to $644 and were secured by the assets purchased. At March 31, 2013 the Ally notes had principal outstanding of $114,078.

As part of the consideration paid to acquire ORL (Note 3), the Company issued promissory notes to certain members of ORL in aggregate principal amount of $3.5 million. The notes bear interest at the rate of 10% per annum, mature on February 1, 2016 and are unsecured. The promissory notes may be prepaid at any time, but requires mandatory prepayments that amount to 25% of the EBITDA of ORL, as defined in the notes, be paid quarterly to the note holders. In addition, should the Company raise gross proceeds in excess of $4 million in any future debt or equity offering, the Company must prepay $500,000 in principal on the notes, and should the Company raise gross proceeds in excess of $15 million in any future debt or equity offering, the Company must prepay $1 million in principal on the notes.

NOTE 10 — EQUITY

Common stock

In January 2013, the Company issued 101,000 shares of common stock to its founders in return for $1,000.

In February 2013, the Company commenced a private offering of its common stock at $0.80 per share and raised gross proceeds of $2,960,000 and issued 3,700,000 common shares as of March 31, 2013.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — EQUITY - (continued)

Preferred Stock

As described more fully in Note 3, the Company issued 8,000,000 shares of its Series A preferred stock to acquire 100% of the membership interests of ORL. The Series A has a liquidation preference of $1.00 per share, a dividend rate of $0.05 per share and ranks higher than common stock in regards to payment of dividends and payout of assets in the event of a liquidation or winding up event. Dividends are payable only when declared by the board of directors of the Company. The Series A is convertible into shares of common stock of the Company at any time beginning after May 14, 2014, at the option of the holder. The Series A has a conversion rate determined by the EBITDA achieved at certain yearly intervals by ORL as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $4,000,000 (ii) From $3,250,000 through $4,000,000 (iii) From $2,750,000 through $3,250,000 (iv) Less than $2,750,000	(i) $1.00 per share (ii) $2.00 per share (iii) $3.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $8,000,000 (ii) From $6,500,000 through $8,000,000 (iii) From $5,500,000 through $6,500,000 (iv) Less than $5,500,000	(i) $1.00 per share (ii) $2.00 per share (iii) $3.00 per share (iv) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $12,000,000 (ii) From $9,750,000 through $12,000,000 (iii) From $8,250,000 through $9,750,000 (iv) Less than $8,250,000	(i) $1.00 per share (ii) $2.00 per share (iii) $3.00 per share (iv) Not subject to conversion

On the seventh anniversary of the issuance of the Series A, should it not have been converted earlier, it automatically converts into shares of common stock of the Company at a $3.00 per share conversion rate. No amounts were recorded for the value of the ratchet provision contained within the Series A preferred stock at inception and June 30, 2013.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

The Company has purchased insurance to cover itself against potential losses from theft, damage or other loss to its equipment, damage, theft or other loss to the cargo it carries on behalf of its customers and for liability in the event of injury or losses caused by the Company and its equipment to third parties. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SUBSEQUENT EVENTS

In April 2013, the Company entered into a merger agreement with Armada Water Assets, Inc. (“Armada”) at which time the Company and its subsidiaries became wholly owned subsidiaries of Armada. In consideration for the merger, the stockholders of the Company received 1 share of common stock of Armada for each share of common stock of the Company and Series A preferred stockholders of the Company received 1 share of Series B preferred stock of Armada for each share of Series A preferred share. In addition, the promissory notes issued to the members of ORL at its acquisition (see Note 3) were cancelled and re-issued by Armada in substantially the same form and for the amount outstanding on the acquisition date.

SUMMIT HOLDINGS, INC.

CONTENTS

SUMMIT HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	March 31, 2013 Unaudited	December 31, 2012 *
Assets
Current assets:
Cash	$42,650	$389,683
Trade accounts receivable	1,411,918	1,339,590
Other receivables	295,000	298,000
Prepaid expenses and short term deposits	297,955	108,159
Total current assets	2,047,523	2,135,432
Property and equipment, net	2,823,699	2,735,937
Total assets	$4,871,222	$4,871,369
Liabilities and Stockholders’ Equity
Current liabilities:
Secured borrowing facility	$326,344	$—
Accounts payable	686,434	864,503
Accrued payroll costs	112,789	666,970
Accrued expenses	25,513	86,572
Due to related party	275,000	275,000
Current portion of long-term debt	484,840	334,148
Total current liabilities	1,910,920	2,227,193
Long-term debt	649,482	569,094
Total liabilities	2,560,402	2,796,287
Commitments and contingencies
Stockholders’ equity
Common stock, no par value, 1,000 shares authorized; 1,000 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	10,000	10,000
Retained earnings	2,300,820	2,065,082
Total stockholders’ equity	2,310,820	2,075,082
Total liabilities and stockholders’ equity	$4,871,822	$4,871,369

*	Derived from audited financial statements.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUMMIT HOLDINGS, INC.

Condensed Consolidated Income Statements
(Unaudited)

	For the three months ended March 31,
	2013	2012
Net revenue	$2,546,686	$2,915,982
Operating expenses
Cost of revenues	1,771,048	2,082,501
General and administrative expenses	518,974	363,583
Total operating expenses	2,290,022	2,446,084
Operating income from continuing operations	256,664	469,898
Other income (expense):
Gain on sale of assets	—	50,140
Interest expense	(20,926)	(18,203)
Total other income (expense)	(20,926)	31,937
Income from continuing operations	235,738	501,835
Income from discontinued operations	—	244,582
Net income	$235,738	$746,417
Pro forma information (unaudited)
Net income	$235,738	$746,417
Pro forma tax provision	(80,000)	(254,000)
Pro Forma net income	$155,738	$492,417

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUMMIT HOLDINGS, INC.

Consolidated Statements of Cash Flows
(Unaudited)

	For the three months ended March 31,
	2013	2012
Operating activities:
Net income	$235,738	$501,835
Adjustments to reconcile cash provided by or (used) in operations
Depreciation	82,438	142,845
Gain on sale of equipment	—	(50,140)
Changes in assets and liabilities:
Accounts receivable	(72,328)	251,653
Prepaid expenses and other current assets	(30,360)	23,978
Other assets	—	(22,624)
Accounts payable	(178,038)	(245,327)
Accrued expenses	(613,220)	(271,614)
Net cash provided by (used in) operating activities	(575,770)	330,606
Investing activities:
Purchase of equipment	(172,220)	—
Proceeds from sale of equipment	—	48,973
Net cash (used in) provided by investing activities	(172,220)	48,973
Financing activities:
Proceeds from equipment financing	498,564	429,857
Repayments of equipment financing	(97,607)	(498,697)
Net cash (used in) provided by financing activities	400,957	(68,840)
Discontinued activities
Net cash used in operating activities	—	(171,098)
Net cash generated by (used in) investing activities	—	—
Net cash generated by (used in) financing activities	—	—
Net cash flows from assets held for disposal	—	(171,098)
Net increase (decrease) in cash and cash equivalents	(347,033)	139,641
Cash and cash equivalents at beginning of the period	389,683	227
Cash and cash equivalents at end of year	42,650	139,868
Supplemental disclosure of cash flow information:
Cash paid for interest	20,927	18,203
Cash paid for income taxes	—	—
Non-Cash Transactions
Financed Insurance Premiums	156,437	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Operations

Summit Holdings, Inc. Inc. and its wholly-owned subsidiary, Summit Energy Services, Inc., (the “Company” or “Summit”) is incorporated in the state of Colorado. The Company was formed on January 2, 2008, originally as Summit Energy Services, Inc., and formally changed its name on January 3, 2011.

The Company provides water logistics and water management related services to the oil and gas exploration and drilling industry, and is based out of Grand Junction, Colorado.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The consolidated financial statements included herewith include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Revenue

The Company recognizes revenue from the delivery of product and services at the time the goods are delivered or services are performed and title has transferred, the fee is fixed or determinable, and upon reasonable assurance of customer payment.

Uncollectible Accounts

The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectible. Recoveries of previously written-off accounts are recorded when collected. As of March 31, 2013 and December 31, 2012, the Company had not reserved against any amounts as it considered all of its receivables as collectible.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the assets’ estimated useful lives as follows:

Machinery & equipment	3 – 5 years
Vehicles	5 years
Tractors	10 years
Trailers	12 years

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies - (continued)

Impairment or Disposal of Long-Lived Assets

At each balance sheet date, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. The Company has determined that no impairment was indicated at March 31, 2013 or December 31, 2012.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

The Company is taxed as a Subchapter S corporation under the provisions of the Internal Revenue Code. Consequently, the income or loss of the Company passes through to its shareholders who are taxed under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies - (continued)

Pro Forma Financial Information

The Company at its inception requested and was granted Subchapter S status under the Internal Revenue Code. As a result of closing of the merger with Armada Water Assets, Inc. (see Note 10), its Subchapter S status was automatically revoked and it then became a corporation under Subchapter C of the Internal Revenue Code. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Company’s shareholders. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred on January 1, 2011 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax assets and liabilities for earnings during the periods presented and having the common shares outstanding that were given as consideration for the merger.

Note 3 — Discontinued Operations

On May 11, 2012, the Company entered into an Asset Sales Agreement, which was further amended (“Sale Agreement”), in which it agreed to sell substantially all of the assets, free and clear of all liens and encumbrances, certain liabilities, all operations and trade names of a wholly-owned subsidiary. The subsidiary was engaged in the business of providing services and supplies for certain water treatment equipment. The sales price, including liabilities assumed by seller was approximately $4.7 million. All but approximately $300,000 of the purchase price had been paid at closing; the remainder was received by the Company in May 2013. The Company no longer operates in this line of business.

The results of discontinued operations consisted of the following for the three months ended March 31:

	For the three months ended March 31, 2013	For the three months ended March 31, 2012
Revenue	$—	$1,381,300
Income from discontinued operations	—	244,582

There were no gross consolidated assets and liabilities included in the captions of Assets held for sale and Liabilities held for sale in the March 31, 2013 and December 31, 2012 condensed consolidated balance sheets.

Note 4 — Property and Equipment

Property and equipment consists of the following at:

	For the three months ended March 31, 2013	For the year ended December 31, 2012
Machinery & equipment	$73,408	$72,555
Vehicles	765,446	670,444
Tractors	2,314,942	2,247,916
Trailers	693,566	693,565
	3,847,362	3,684,480
Less: Accumulated depreciation	(1,023,663)	(948,543)
Net property and equipment	$2,823,699	$2,735,937

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Property and Equipment - (continued)

The Company recorded $82,438 and $142,845 of depreciation expense, which is included in cost of revenues in these financial statements, during the three months ending March 31, 2013 and 2012, respectively.

Note 5 — Line of Credit

On September 2, 2011, the Company entered into a revolving line of credit agreement (“LOC”) with US Bank, NA. The agreement allowed the Company to borrow up to $1.5 million, at an interest rate the greater of 5% or prime plus 200 basis points, and had a maturity date of September 6, 2012. The LOC was secured by substantially all of the assets of the Company and its wholly-owned subsidiaries plus a personal guarantee by one of the Company’s two stockholders. Borrowings under the LOC are limited to an amount equal to 75% of eligible accounts receivables of the Company, as defined in the agreement. In addition, the LOC requires the Company to maintain certain financial ratio’s, including a current ratio of 1.2 to 1, a debt to tangible net worth ratio of 2.5 to 1, and a fixed charge coverage ratio of 1.25 to 1, as defined in the LOC.

In January 2013, the Company borrowed $250,000 from Vectra Bank Colorado, NA. The line of credit was evidenced by a note to Vectra Bank Colorado, NA in the same amount. The line of credit bears interest at the bank’s prime interest rate, which is currently 3.25% per annum and matured in January 2014. Under the agreement, the Company may not incur any additional indebtedness without the consent of the bank. One of the shareholders of the Company personally guaranteed the line of credit. In February 2013, the line of credit was amended to increase the borrowing limit to $600,000, the interest rate was fixed at 4.5% per annum, and the maturity was extended to February 2014. The line of credit was secured by a lien on substantially all of the assets of the Company. The line of credit was repaid in full in May 2013 from proceeds from the new line of credit with Bank of America (See Note 10).

Note 6 — Notes Payable

Notes payable at December 31 consists of:

	March 31, 2013	December 31, 2012
Daimler Truck Financial	$215,131	$232,559
Translease	169,183	116,367
Navistar financial	37,021	53,047
Sun Bridge	4,169	15,785
Grand Junction Credit Union	365,697	397,521
Chase Bank	83,369	87,963
Ally Bank	70,238	—
AFCO	98,194	—
US Bank	33,077	—
	$1,076,079	$903,242
Less amount shown as current	(426,597)	(334,148)
Long-term debt	649,482	569,094
Daimler Truck Financial

In December 2012, the Company entered into an equipment financing loan with Daimler Truck Financial to purchase two freightliner tractors for approximately $258,300. The Loan was for a principal amount of $232,559 with a cash down payment of $25,840. The loan bears interest at approximately 5.9% per annum and requires 36 monthly payments of $7,075 commencing in January 2013, and is secured by the equipment.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Notes Payable - (continued)

Translease

In December 2012, the Company entered into an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor for approximately $129,300. The Loan was for a principal amount of $116,367 with a down payment of approximately $12,900. The loan bears interest at 5.94% per annum and requires 36 monthly payments of $3,537 which commenced in January 2013, and is secured by the equipment.

In January 2013, the Company entered into an equipment financing loan with Trans Lease, Inc. to purchase one freightliner tractor. The Loan amount was $67,026. The loan bears interest at 5.92% per annum and requires 24 monthly payments of $2,970 which commenced in February 2013, and is secured by the equipment.

Navistar Financial

In August 2008, the Company entered into an equipment financing loan with Navistar Financial to purchase a used 2005 International tractor. The loan was for a principal amount of $58,700 with a cash down payment of $25,000. The loan bears interest at the rate of 8.95% per annum and requires 60 monthly payments of $1,218 which commenced in September 2008, and is secured by the equipment.

In July 2008, the Company entered into an equipment financing loan with Navistar Financial to purchase a 2007 International tractor. The loan was for a principal amount of $135,800. The loan bears interest at the rate of 7.25% per annum and requires 60 monthly payments of $2,705 which commenced in August 2008, and is secured by the equipment.

In July 2008, the Company entered into an equipment financing loan with Navistar Financial to purchase a 2008 International tractor. The loan was for a principal amount of $174,700. The loan bears interest at the rate of 7.25% per annum and requires 60 monthly payments of $3,481 commencing in August 2008, and is secured by the equipment.

Sunbridge

In April 2008, the Company entered into an equipment financing loan with Sunbridge Capital to purchase one 2001 and one 2002 International tank trucks. The loan was for a principal amount of approximately $162,500. The loan bears interest at the rate of 15. 9% per annum and requires 60 monthly payments of $3,946 which commenced in May 2008, and is secured by the equipment.

Wells Fargo

In December 2008, the Company entered into an equipment financing loan with Wells Fargo Bank, NA to purchase four 2008 Sterling bobtails. The loan was for a principal amount of approximately $454,400. The loan bears interest at the rate of 6.31% per annum and requires 36 monthly payments of $13,887 which commenced in January 2009, and is secured by the equipment. One of the shareholders of the Company personally guaranteed this loan.

Grand Junction Credit Union

In November and December 2012, the Company entered into three separate equipment financing loans with Grand Junction Federal Credit Union to purchase certain equipment. The loans, which had a combined principal amount of approximately $406,600, all had essentially the same terms. The loans bear interest at the rate of 3% per annum, require 36 monthly payments which commenced 30 days after the date of the loan and total $11,691, and are secured by the equipment.

Chase Bank

In December 2012, the Company entered into three essentially identical equipment financing loans with Chase Bank, NA to purchase two 2012 and one 2013 Ford pickup trucks. The loans combined were for a principal amount of approximately $87,960 with a total down payment of $20,000 in cash and a trade-in of a

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Notes Payable - (continued)

Company pickup truck of approximately $18,300. The loans bear interest at the rate of 2.8% per annum, require 36 monthly payments totaling $2,553 which commenced in January 2013, and are secured by the equipment.

In July 2010, the Company entered into an equipment financing loans with Chase Bank, NA to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $49,800 with a total down payment of $1,200 in cash. The loan bears interest at the rate of 5.79% per annum, requires 60 monthly payments of $954 and which commenced in August 2010, and is secured by the equipment.

In August 2010, the Company entered into an equipment financing loans with Chase Bank, NA to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $49,600 with a total down payment of $9,500 in cash. The loan bears interest at the rate of 5.75% per annum, requires 36 monthly payments of $1,510 which commenced in September 2010, and is secured by the equipment.

General Electric Capital Corporation

In September 2010, the Company entered into an equipment financing loan with General Electric Capital Corporation to purchase three 2006 workstar tractors. The loan was for a principal amount of approximately $126,532. The loan bears interest at the rate of 7.49% per annum and requires 36 monthly payments of $5,272 which commenced in October 2010, and is secured by the equipment.

Ford Motor Credit

In October 2010, the Company entered into an equipment financing loans with Ford Motor Credit to purchase a 2010 Ford pickup truck. The loan was for a principal amount of approximately $29,500. The loan bears interest at the rate of 7.99% per annum, requires 48 monthly payments of $722 which commenced in November 2010, and is secured by the equipment.

US Bank

In January 2012, the Company borrowed $381,323 from US Bank. The borrowing was evidenced by a note to US Bank in the same amount, bears an interest rate of 4.5% per annum, is payable in 35 installments of $11,354, matures in January 2015, and is secured by certain tractors and vehicles that the Company purchased with the proceeds. In March 2012 the Company and US Bank agreed to amend the note to increase the amount borrowed to $429,857 and the Company was advanced an additional $58,458. The monthly payment was increased to $12,801. The Company repaid the note in full in 2012.

In March 2013, the Company entered into an equipment financing loan with US Bank to purchase a Ford pickup truck. The loan was for a principal amount of $33,078. The loan bears interest at 3.99% per annum and requires 48 monthly payments of $748 which commenced in April 2013 and is secured by the equipment.

AFCO

In March 2013, the Company financed its insurance premiums of $156,437 with AFCO. The borrowing was evidenced by a promissory note to AFCO in the same amount, bears interest at the rate of 3.45% and requires 8 payments of $19,808 with the first payment due on April 1, 2013.

Ally Bank

In February 2013, the Company entered into an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $41,246. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $1,224 which commenced in March 2013 and is secured by the equipment.

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Notes Payable - (continued)

In February 2013, the Company entered into an equipment financing loan with Ally Bank to purchase one Ford pickup truck. The Loan was for a principal amount of $30,870. The loan bears interest at 4.24% per annum and requires 36 monthly payments of $916 which commenced in March 2013 and is secured by the equipment.

Note 7 — Related Party Transactions

In 2012, a shareholder advanced the Company $275,000. The advance was not evidenced by a note, was unsecured, due on demand and was non-interest bearing. No amount was imputed for interest as it was deemed immaterial. The advance was fully repaid in the second quarter of 2013.

Note 8 — Equity

In 2008, upon its formation, the two stockholders of the Company contributed $10,000 and received 1,000 shares, no par value, of common stock of the Company.

In 2011, the Company distributed approximately $548,000 to the two shareholders of the Company. In 2012, the Company distributed approximately $2,603,000 to the two shareholders. During April and May 2013, prior to the sale of the Company (see Note 10), the two shareholders took distributions totaling $475,000.

Note 9 — Commitments and Contingencies

The Company has purchased insurance to cover itself against potential losses from theft, damage or other loss to its equipment, damage, theft or other loss to the cargo it carries on behalf of its customers and for liability in the event of injury or losses caused by the Company and its equipment to third parties. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

Operating leases — Premises

In February 2010, the Company entered into a sublease agreement to sublet the land and building at 783 Valley Court, Grand Junction, Colorado, from Pure Energy Services for $7,250 per month, with a termination date of June 30, 2012.

In June 2012, the Company entered into a lease agreement to rent the same land and building from the owner of the property. The lease commenced on July 1, 2012 and expires on June 30, 2015. The Company has the option, with 90 days advance notice prior to lease termination, to extend the lease for one three year period. The lease requires monthly rental payments of $7,500. The option period will have a monthly rental at the rate of the then current fair rental value.

Total rental expense for operating premises incurred by the Company in the three months ended March 31, 2012 and 2011 was $31,500 and $30,750, respectively.

Operating Leases — Equipment

In 2007 a company owned by one of the stockholders of the Company entered into an equipment lease with Navistar Leasing Company. The lease was for two 2007 International tractors. The lease required the Company to make 60 payments of $4,930. In 2010, the entity was wound down and the Company and Navistar agreed to transfer and assign the equipment and the lease to the Company. At the lease termination, the Company had the option to either turn in the equipment or to purchase the equipment at its then fair market value. In April 2012 the Company and Navistar Leasing Company agreed to extend the lease for an

ARMADA WATER ASSETS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Commitments and Contingencies - (continued)

additional 18 months, with payments set at $3,441 per month. At the end of the extension period the Company has the option to either return the equipment or to buy it out at $2.

In 2007 a company owned by one of the stockholders of the Company entered into an equipment lease with Navistar Leasing Company. The lease was for one 2008 workstar tractor. The lease required the Company to make 60 payments of $2,611. In 2010, the entity was wound down and the Company and Navistar agreed to transfer and assign the equipment and the lease to the Company. At the lease termination, the Company had the option to either turn in the equipment or to purchase the equipment at its then fair market value. In August 2012 the Company and Navistar Leasing Company agreed to extend the lease for an additional 18 months, with payments set at $1,879 per month. At the end of the extension period the Company has the option to either return the equipment or to buy it out at $1.

In February 2008 the Company entered into an equipment lease with Navistar Leasing Company. The lease was for two 2007 International tractors. The lease required the Company to make 60 payments of $3,830. At the lease termination, the Company had the option to either turn in the equipment or to purchase the equipment at its then fair market value.

Total rental expense for operating equipment incurred by the Company for the three months ending March 31, 2013 and 2012 was $69,570 and $70,039 respectively.

Note 10 — Subsequent Events

On April 5, 2013, the Company entered into a Line of Credit agreement with Bank of America, NA. The line has a maximum borrowing limit of $1 million, bears interest at the rate of the bank’s prime rate plus 125 basis points and matures on April 5, 2014. The line of credit is secured by certain equipment and fixtures owned by the Company plus eligible accounts receivable of the Company, as defined by the line of credit agreement. The line is guaranteed by one of the shareholders plus the stock of the wholly-owned subsidiary of the Company. The Loan also contains certain covenants that restrict the Company from entering into any agreements that would place junior liens or encumbrances on any assets of the Company without the bank’s consent and also require the Company to obtain the bank’s consent prior to entering into any merger, consolidation or recapitalization of the Company. The Bank has notified the Company that the former stockholders failed to notify the bank of the merger with Armada Water Assets, Inc. (see below) and that the loan is in technical default. The bank has notified the Company that it does not intend to accelerate the maturity date of the note.

On June 5, 2013, all of the issued and outstanding stock of the Company was acquired by Armada Water Assets, Inc., at which time the Company became a wholly-owned subsidiary of Armada Water Assets, Inc. The sale included consideration consisting of: (i) $1,000,000 in cash paid at closing; (ii) $1,000,000 payable in 5 equal monthly installments of $200,000 each, commencing one month following Closing; (iii) $1,000,000 payable 15 days following completion of a Company initial public offering (“IPO”), or by September 30, 2013, whichever came first; and (iv) $2,500,000 in aggregate face amount of newly issued Series C Preferred Stock, subject to conversion, at the election of Sellers, into an aggregate of $2,500,000 in convertible Promissory Notes payable to the Sellers over three years, including interest at 4% per annum (the “Promissory Notes”), convertible, at the election of Sellers, into shares of the Company's common stock at the IPO price (the “IPO Shares”), provided such election is made within 15 days of completion of the IPO. The installment payments due in connection with the acquisition are to be secured by a subordinated security interest in the assets of Armada Water Assets, Inc.

WESTERN SLOPE ACQUISITION CORP.
(A Development Stage Entity)

WESTERN SLOPE ACQUISITION CORP

CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor		Predecessor
	June 30, 2013	December 31, 2012	December 31, 2012
	(Unaudited)	(Unaudited)	*
ASSETS
Current assets
Cash and cash equivalents	$316,781	$—	$11,319
Accounts receivable	75,454	—	174,676
Contract receivable	47,643	—	—
Other receivable	67,000	—	—
Prepaid expenses and short term deposits	7,510	—	15,694
TOTAL CURRENT ASSETS	514,388	—	201,689
Due from related party	—	—	67,000
Intangible assets not subject to amortization	1,195,000	—	1,195,000
Intangible assets subject to amortization, net	3,254,565	—	2,354,355
Property and equipment, net	5,276,197	—	2,646,080
Goodwill	974,429	—	—
TOTAL ASSETS	$11,214,579	$—	$6,464,124
LIABILITIES
Current liabilities
Accounts payable	$679,867	$—	$237,782
Accounts payable – related party	—	—	61,900
Accrued expenses	61,787	—	13,102
Short term advances and notes payable	4,775,986		—
Short term bridge notes and advances – related party	—	—	704,840
Notes payable – current portion	182,101		—
Equipment note payable	—		150,000
Insurance premium finance note	3,182		10,606
Seller note – current portion	—		186,129
Liens payable	1,216,000	—	1,216,000
TOTAL CURRENT LIABILITIES	6,918,923	—	2,580,359
Non-current liabilities
Notes payable net of current portion	3,416,355	—	572,972
Asset retirement obligation	4,691	—	4,691
TOTAL LIABILITIES	10,339,969	—	3,158,022
Commitments and contingencies
STOCKHOLDERS’/MEMBERS’ EQUITY
Members’ equity	—		3,821,466
Preferred stock – $0.0001 par value, 5 million shares authorized, 3,500,000 Series A issued and outstanding, 1,500,000 Series B issued and outstanding as of June 30, 2013	500		—
Common stock – $0.0001 par value, 10 million shares authorized, 362,500 shares issued and outstanding as of June 30, 2013	36	—	—
Additional paid-in capital	1,325,297		—
Accumulated deficit	(451,223)	—	(515,364)
Stockholders’/Members’ Equity	874,610	—	3,306,102
TOTAL LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY	$11,214,579	$—	$6,464,124

*	Derived from audited information

The accompanying footnotes are an integral part of these financial statements.

WESTERN SLOPE ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor
	Six Months Ended June 30,
	2013	2012
REVENUES	$207,253	$—
OPERATING EXPENSES:
Cost of revenues	257,305	—
General and administrative	322,560	—
Total operating expenses	579,865	—
LOSS FROM OPERATIONS	(372,612)	—
OTHER INCOME AND EXPENSE
Other expense	3,140	—
Interest expense	75,471	—
Total other expense	(78,611)	—
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(451,223)	—
Income taxes	—	—
NET LOSS	$(451,223)	$—

The accompanying footnotes are an integral part of these financial statements.

WESTERN SLOPE ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Predecessor
	January 1, 2013 through April 24, 2013	Six Months Ended June 30, 2012	Inception On June 2, 2012 through April 24, 2013
REVENUES	$172,254	$—	$475,388
OPERATING EXPENSES:
Cost of revenues	219,203	—	586,841
Management fees – related party	54,000	—	121,500
General and administrative	198,704	—	544,788
Total operating expenses	471,907	—	1,253,129
LOSS FROM OPERATIONS	(299,653)	—	(777,741)
OTHER INCOME AND EXPENSE
Interest expense	(24,873)	—	(37,276)
Total other expense	(24,873)	—	(37,276)
NET LOSS	$(324,526)	$—	$(815,017)
Pro forma information
Net Loss	$(324,526)	$—	$(815,017)
Pro forma tax benefit/(expense)	—	—	—
Pro forma net loss	$(324,526)	$—	$(815,017)

The accompanying footnotes are an integral part of these financial statements.

WESTERN SLOPE ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Successor Business
	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(451,223)	$—
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization expense	180,932	—
Non cash interest expense	17,239	—
Changes in assets and liabilities
Accounts receivable	(17,097)	—
Prepaid expenses and other assets	4,490	—
Accounts payable	(217,373)	—
Accrued expenses	60,787	—
Net cash used by operations	$(422,245)	$—
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid to acquire UB Water contracts	(500,000)	—
Advances received	1,920,357	—
Capital expenditures	(1,111,082)	—
Net Cash provided by investing activities	$309,275	$—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note issuances and advances	192,932	—
Loan repayments	(125,681)	—
Proceeds from sale of common stock	362,500	—
Net Cash provided by financing activities	$429,751	$—
Increase in cash and cash equivalents	$316,781	$—
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of period	$316,781	$—
Cash paid for interest	$4,808	$—

The accompanying footnotes are an integral part of these financial statements.

WESTERN SLOPE ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Predecessor Business
	From January 1, 2013 through April 24, 2013	Six Months ended June 30, 2012	From Inception on June 2, 2012 through April 24, 2013
CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(324,526)	$—	$(839,890)
Adjustments to reconcile net loss to cash used in operations
Depreciation and amortization	81,941	—	245,823
Non cash interest expense	24,616	—	55,126
Changes in assets and liabilities
Accounts receivable	66,711	—	(107,965)
Prepaid expenses and other assets	4,092	—	6,717
Accounts payable	307,830	—	545,612
Accounts payable – related party	—	—	61,900
Accrued expenses	(4,739)	—	8,363
Net cash provided by operations	$155,925	$—	$(24,314)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,599,236)	—	(2,274,545)
Purchase of assets under asset purchase agreement	—	—	(1,168,000)
Related party advances	—	—	(67,000)
Advances received	2,119,039	—	2,119,039
Net Cash provided by investing activities	$519,803	$—	$(1,390,506)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from members	—	—	1,502,000
Proceeds from investor notes	—	—	593,500
Proceeds from investor advances	—	—	111,340
Payments on seller note	—	—	(100,000)
Repayment of notes payable	(687,047)	—	(692,020)
Net Cash used in financing activities	$(687,047)	$—	$1,414,820
Decrease in cash and cash equivalents	$(11,339)	$—	—
Cash and cash equivalents, beginning of year	11,339	—	—
Cash and cash equivalents, end of period	$—	$—	—
Cash paid for interest	$—	$—	$—

The accompanying footnotes are an integral part of these financial statements.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 1 — DESCRIPTION OF BUSINESS

Western Slope Acquisition Corp. (“Western Slope”, the “Company” etc.) is a Nevada company which was formed on February 13, 2013 and is based in Fort Collins, Colorado. The Company’s fiscal year end is December 31.

The Company was originally formed as a holding company, with no business or operations of its own other than to acquire other businesses. As more fully described in Note 3, on April 25, 2013, the Company entered into an agreement to acquire all of the outstanding membership interests of Harley Dome 1, LLC (“Harley Dome”). Upon completion of the acquisition, the Company entered the oil field services industry. Prior to the acquisition the Company was essentially a shell company with limited or no operations. Under Securities and Exchange Commission (the “SEC”) rules when a company succeeds to substantially all of the business (or a separately identifiable line of business) of another entity (or group of entities) and the company's own operations before the succession appear insignificant relative to the operations assumed or acquired - the company is required to present financial information for the acquired entity (the “predecessor”) for all comparable periods prior to the date of acquisition being presented before the succession.

Therefore we are providing certain additional information in our financial statements regarding the predecessor business for periods prior to April 25, 2013 for Harley Dome. Harley Dome is referred to as the “Predecessor Business”. This financial information for the period prior to April 25, 2013 is labeled “Predecessor Business” and the Company has placed a heavy black line between its and the Company’s (also referred to as the successor) information to differentiate it from the Company’s financial information.

As more fully disclosed in Note 12, the Company was acquired by Armada Water Assets, Inc. in September 2013.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The consolidated financial statements included herewith include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

Development Stage Enterprise

The Company has been devoting most of its efforts to raising capital and developing and implementing its business plan and, consequently, meets the definition of a Development Stage Enterprise under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents in addition to cash on hand.

Concentrations

In 2012 one customer for Harley Dome 1, LLC accounted for approximately 73% of revenue and approximately 94% of accounts receivable at December 31, 2012. In the period from January 1 through April 25 2013, two customers accounted for approximately 63% of revenues for Harley Dome 1, LLC.

From April 26 through June 30, 2013, one Harley Dome customer accounted for approximately 72% of revenue.

Taxes Associated with Revenue Producing Transactions

The Company records taxes collected on behalf of state and local authorities from its customers, relating to the injection of liquids into the Company’s injection well, in an account included in accrued expenses on the balance sheet, until which time it remits payment to the governmental authorities.

Costs to Renew or Extend the Life of an Intangible Asset

The Company expenses all costs to extend or renew the life of intangible assets as they are incurred.

Intangible Assets

The Company early adopted guidance that provides companies the option to first perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. If a company concludes that it is more likely than not that the fair value of such an asset exceeds its carrying amount, the company is not required to perform any additional tests for impairment that reporting period.

The Company has a number of intangible assets, including acquired operating, discharge and injection permits, technology rights and contract rights. The Company does not recognize the fair value of internally generated intangible assets. Intangible assets acquired in business combinations are recorded at the acquisition date fair value in the Company’s Balance Sheet.

Indefinite-lived intangible assets are tested annually for impairment during the fourth quarter or earlier upon the occurrence of certain events or substantive changes in circumstances. Goodwill is tested for impairment at a level referred to as a reporting unit. A reporting unit is either the “operating segment level” or one level below, which is referred to as a “component.” The level at which the impairment test is performed requires judgment as to whether the operations below the operating segment constitute a self-sustaining business.

In assessing indefinite-lived intangible assets impairment, the Company has the option to first perform a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company is not required to perform any additional tests in assessing indefinite-lived intangible assets impairment. However, if the Company concludes otherwise or elects not to perform the qualitative assessment, then it is required to perform the first step of a two-step impairment review process. The first step of the two-step process involves a comparison of the estimated fair value of a reporting unit to its carrying amount. In performing the first step, the Company determines the fair value of a reporting unit using a discounted cash flow (“DCF”) analysis and, in certain cases, a combination of a DCF analysis and a market-based approach. Determining fair value requires the exercise of significant judgment, including judgments about appropriate discount rates, perpetual growth rates, the amount and timing of expected future cash flows, as well as relevant comparable company earnings multiples for the market-based approach.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

The cash flows employed in the DCF analyses are based on the Company’s most recent budgets and business plans and, when applicable, various growth rates are assumed for years beyond the current business plan period. Discount rate assumptions are based on an assessment of market rates as well as the risk inherent in the future cash flows of the respective reporting units.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciated. The Company depreciates the assets using the straight-line method over the assets’ estimated useful lives. Useful lives are as follows:

Land improvements	15 years
Buildings	20 years
Disposal wells	20 years
Equipment	7 years

Normal maintenance and repairs for fixed assets are charged to expense as incurred, while significant improvements are capitalized.

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Asset retirement obligation

The Company provides for future asset retirement obligations on its property and facilities based upon estimates established by current industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized over the estimated useful life of the assets. The obligation is accreted through interest expense until it is settled. The fair value is estimated by discounting expected cash outflows to settle the asset retirement obligations using a credit-adjusted risk-fee interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate the individual well sites	$7,000
Average gross salvage value expected from individual well site remediated	None
Expected inflation rate for service costs	4%
Credit adjusted risk-free interest rates	10%

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirements costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at inception	$—
Liabilities acquired	4,691
Liabilities settled	—
Accretion expense	—
Balance at December 31, 2013	$4,691

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Accretion expense is recorded as interest expense in the financial statements. No amounts were recorded for accretion expense in 2013 as the amount was immaterial.

Revenue and accounts receivable

The Company recognizes revenue from the sale of condensates at the time title passes, which is generally upon the sealing of the trailer container, and upon reasonable assurance of customer payment. The Company recognizes revenue from injection sales at the time the water and brine solution is injected into the well and upon reasonable assurance of customer payment. The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. There was no allowance deemed necessary or recorded as of June 30, 2013.

Pro Forma Financial Information

Harley Dome was originally organized in the form of a Limited Liability Company. Upon closing of the merger with the Company, its tax status changed to that of a corporation. The change resulted in the post-merger Harley Dome becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Harley Dome “members.”

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if Harley Dome had changed its tax status at the commencement of operations on July 1, 2012 and was therefore subject to income taxes. This presentation reflects Harley Dome generating current deferred tax asset for losses, offset by a valuation allowance, during the period presented.

NOTE 3 — ACQUISITION OF HARLEY DOME 1, LLC

On April 25, 2013 the Company entered into a Membership Interest Purchase Agreement (“MIPA”) to acquire 100% of the issued and outstanding membership interests of Harley Dome. The consideration paid for the membership interests of Harley Dome was (i) the issuance of 3,500,000 shares of the Company’s Series A Preferred Stock (see Note 10) which was valued at $933,333 and (ii) the issuance of promissory notes to certain members of Harley Dome in the amount of $3 million (see Note 9). In addition, for a period five years from the date of the MIPA, should the annual EBITDA of the Company exceed $3 million, then Western Slope will be required to pay 20% of the cumulative excess EBITDA over $3 million to the former members of Harley Dome. No amounts were recorded at inception or at June 30, 2013 for the value of the EBITDA payout. Management has determine that it is unlikely that Harley Dome will achieve a positive EBITDA in excess of $3 mm within the next 12 months.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 3 — ACQUISITION OF HARLEY DOME 1, LLC - (continued)

Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at their respective fair values as of the transaction date and are summarized in the following table:

In thousands
Net assets acquired
Cash	$—
Accounts receivable	106
Prepaids	12
Fixed assets	4,191
Permits	1,195
Intellectual property	2,280
Goodwill	974
$8,758
Liabilities
Accounts payable and accrued expenses	$831
Advances payable	1,922
Notes payable	851
Mechanics and other liens	1,216
Asset retirement obligations	5
$4,825
Net identifiable assets/consideration paid	$3,933

Unaudited Pro Forma Statements of Operations Data

The following unaudited pro forma statement of operations data presents the combined results of the Company as if its acquisition of Harley Dome had occurred as of January 1, 2012.

The unaudited pro forma information is based on various assumptions and presented for comparative purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition had taken place at the January 1, 2012.

	Period from
	Six months ended June 30, 2013	Six months ended June 30, 2012
Pro forma net sales	$379,507	$—
Pro forma net loss to common stockholders	$(670,415)	$—

NOTE 4 — UB WATER CONTRACTS

Concurrent with the acquisition of Harley Dome, the Company entered into an agreement to acquire the rights to receive the net proceeds from 5 separate water supply contracts entered into by UB Water, LLC and unrelated third parties. The total purchase price for the contract rights was (i) a payment of $500,000 in cash upon closing, (ii) the issuance of a promissory note in the amount of $600,000 (see Note 7) and (iii) the issuance of 1,500,000 shares of the Company’s Series B Preferred Stock which was valued at $30,000 for total consideration of $1.13 million. The Company is amortizing the contracts over the expected life, which is approximately 4 years.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 5 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2013:

Land	$960,000
Land improvements	33,773
Construction in progress	3,318,264
Wells	177,514
Furniture and equipment	548,910
Buildings	263,621
5,302,082
Less: accumulated depreciation	(25,885)
$5,276,197

In 2012 Harley Dome commenced the construction of a water treatment facility based around a specialized purification technology acquired from an unrelated third party in June 2012. At June 30, 2013 the facility was still under construction and is listed above as “construction in progress”.

NOTE 6 — INTANGIBLE ASSETS

The following table shows the intangible assets with finite lives as of June 30, 2013:

Technology rights	$2,279,614
Contract rights	1,130,000
3,409,614
Less: accumulated amortization	(103,139)
$3,306,475

Amortization expense, included in general and administrative expenses was $103,139 and nil for the six months ended June 30, 2013 and 2012, respectively.

In addition to the intangibles assets described above, the Company acquired two different intangible assets as part of its Harley Dome acquisition, that are not subject to amortization, goodwill and permits. As part of the Harley Dome acquisition, the Company acquired approximately $1.208 million in goodwill and the following permits, which all have indefinite lives, subject only to certain continuing maintenance requirements. Those permits are as follows:

Injection well drilling (State of Utah)	$15,000
Conditional use permit (Grand County, Utah)	100,000
Underground injection permit (State of Utah)	250,000
Certificate of occupancy	5,000
Air quality discharge permit (State of Utah)	75,000
Water discharge permit (State of Utah)	750,000
$1,195,000

The permits require maintenance periods ranging from monthly to yearly, and maintaining the underground injection permit, the air quality discharge permit and the water discharge permit are essential for ongoing operations of the Company.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 7 — SHORT TERM NOTES AND ADVANCES

In December 2012, Harley Dome entered into a note agreement to finance approximately $17,000 of insurance policy premiums payable. The Note required an approximate $6,000 down payment, and was payable in 10 monthly installments of approximately $1,200 per month with an interest rate of 13%. At June 30, 2013 the remaining balance on the note was approximately $3,200.

In 2012 Harley Dome acquired a tank farm for use in its treatment facility from Piceance Energy, LLC (“Piceance”) and it financed the acquisition with a Note Payable to Piceance in the principal amount of $200,000. The note required an upfront payment of $50,000 and 5 additional monthly payments of $10,000 each. In addition, Piceance was given a reduction of $1/bbl for 50,000 barrels of flowback water to inject into the disposal well. At June 30, 2013 the balance outstanding under the note was approximately $141,000.

During 2012 and 2013, Harley Dome was advanced approximately $111,000 by one of its members. The advances were not evidenced by notes, were non-interest bearing, were unsecured and due on demand. No amounts were accrued or imputed for interest as of June 30, 2013, as they were immaterial.

During 2013, the Company was advanced $170,000 by an unrelated third party. The advances are non-interest bearing, unsecured and due on demand. No amounts for interest were imputed, as the amount was immaterial as of June 30, 2013.

As part of the acquisition of the UB Water contracts, the Company issued a promissory note in the amount of $600,000 to UB Water. The note is non-interest bearing, unsecured and requires the Company to pay the note in full on the earlier of (i) it being acquired by another company, (ii) upon the Company completing an IPO or (iii) in two installments of $300,000, the first installment on September 30, 2013 and the second installment on December 31, 2013.

During 2013, the Company and Harley Dome were advanced approximately $2.39 million by Armada Water Assets, Inc. (see Note 12). The advances were primarily to fund the build out of the treatment facility by Harley Dome.

NOTE 8 — LONG TERM DEBT

In connection with Harley Dome’s original acquisition of certain assets and technology rights, Harley Dome issued to West Water Farms, LLC (“WWF”) a Note Payable for $1 million as partial consideration of the acquisition. The Note is non-interest bearing, is secured by a lien on the real property purchased in the Asset Purchase Agreement, and requires 36 monthly payments of $20,000, plus a final payment within 30 days of the 36th monthly payment of $280,000. Harley Dome discounted the note at its credit adjusted rate of 10% per annum to an amount of approximately $829,000 at closing. As of June 30, 2013, the balance outstanding under the Note was approximately $661,000.

In connection with the acquisition of Harley Dome, the Company issued two identical promissory notes to two of the members of Harley Dome. The aggregate principal amount of the notes was $3.0 million. The notes bear interest at the rate of 10% per annum, are unsecured and mature on April 30, 2016, but may be prepaid at any time without penalty. The Notes have a mandatory prepayment feature such that 25% of the free cash flow of Harley Dome, as defined in the notes, must be paid in quarterly installments. In 2013 the Company prepaid $62,500 in principal. The principal balance outstanding under the notes as of June 30, 2013 was $2,937,500.

NOTE 9 — RELATED PARTY TRANSACTIONS NOT DESCRIBED ELSEWHERE

From January 1, 2013 through April 24, 2013, Harley Dome paid $54,000 to New Water Financial, LLC (“NWF”), a 50% membership interest holder, for administrative services performed on its behalf.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 10 — EQUITY

Common Stock

The Company completed a private placement during the first and second quarter of 2013, in which it raised gross proceeds of $362,500 and issued 362,500 shares of its common stock.

Preferred Stock

Series A

The Series A preferred stock ranks senior to the common stock of the Company in terms of right to receive dividends and rights to the assets of the Company in event of a liquidation or winding up event and pari passu to the Series B preferred (see below). The Series A has a liquidation value of $1.00 per share and pays a dividend of $.0.05 per share. Dividends are payable only when declared by the board of directors of the Company. The Series A is convertible into shares of common stock of the Company at any time beginning after May 14, 2014, at the option of the holder. The Series A has a conversion rate determined by the EBITDA achieved at certain yearly intervals by Harley Dome as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from 5/14/14 through 5/13/15	2014 Measurement Period: From the Original Issue Date through March 31, 2014	(i) Exceeds $3,000,000 (ii) From $2,250,000 through $3,000,000 (iii) From $1,500,000 through $2,249,999 (iv) Less than $1,500,000	(i) $1.00 per share (ii) $2.00 per share (iii) $3.00 per share (iv) Not subject to conversion
Conversions from 5/14/15 through 5/13/16	2015 Measurement Period: From the Original Issue Date through March 31, 2015	(i) Exceeds $6,000,000 (ii) From $4,500,000 through $5,999,999 (iii) From $3,000,000 through $4,499,999 (iv) Less than $3,000,000	(i) $1.00 per share (ii) $2.00 per share (iii) $3.00 per share (iv) Not subject to conversion
Conversions from 5/14/16 through 5/13/17	2016 Measurement Period: From the Original Issue Date through March 31, 2016	(i) Exceeds $9,000,000 (ii) From $6,750,000 through $8,999,999 (iii) From $4,500,000 through $6,749,999 (iv) Less than $4,500,000	(i) $1.00 per share (ii) $2.00 per share (iii) $3.00 per share (iv) Not subject to conversion

On the seventh anniversary of the issuance of the Series A, should it not have been converted earlier, it will automatically convert into shares of common stock of the Company at a $3.00 per share conversion rate. No amounts were recorded at inception and at June 30, 2013, for the value of the ratchet provision contained within the Series A preferred stock, as the Company has determined the fair value at each date to be zero.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 10 — EQUITY - (continued)

Series B

The Series B preferred stock ranks senior to the common stock of the Company in terms of right to receive dividends and rights to the assets of the Company in event of a liquidation or winding up event and pari passu to the Series A preferred (see above). The Series B has a liquidation value of $1.00 per share and pays a dividend of $.0.05 per share. Dividends are payable only when declared by the board of directors of the Company. The Series B is convertible into shares of common stock of the Company at any time beginning after first anniversary of the issue date, at the option of the holder. The Series B has a conversion rate that is determined by the EBITDA achieved at certain yearly intervals by the UB Water contracts as follows:

Dates of Conversion	Measurement Period:	Cumulative EBITDA generated during the Measurement Period:	Conversion Price:
Conversions from first anniversary through second anniversary	2014 Measurement Period: From the Original Issue Date through first anniversary	(i) Exceeds $750,000 (ii) From $500,000 through $750,000 (iii) less than $500,000	(i) $IPO Price per share (ii) $10.00 per share (iii) $30.00 per share
Conversions within 90 days after second anniversary	2015 Measurement Period: From first anniversary through second anniverary	(i) Exceeds $750,000 (ii) From $500,000 through $750,000 (iii) Less than $500,000	(i) $IPO Price per share (ii) $10.00 per share (iii) $30.00 per share

90 days past the second anniversary, should it not have been converted earlier, it automatically converts into shares of common stock of the Company at a $50.00 per share conversion rate. No amounts were recorded for the value of the ratchet provisions contained with the Series B preferred stock at inception or at June 30, 2013, as the Company determined that the fair value was zero at each date.

NOTE 11 — COMMITTMENTS AND CONTINGENCIES

Significant federal environmental laws affecting us are the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund Act”, the Clean Air Act, the Clean Water Act, and the Toxic Substances Control Act (“TSCA”).

Pursuant to the EPA's authorization of their RCRA equivalent programs, a number of states have regulatory programs governing the operations and permitting of hazardous waste facilities. Our facilities are regulated pursuant to state statutes, including those addressing clean water and clean air. Our facilities are also subject to local siting, zoning and land use restrictions.

The Company has purchased insurance to cover itself against potential losses from theft, damage or from spillage of materials prior to injection or remediation. There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition.

WESTERN SLOPE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

NOTE 12 — SUBSEQUENT EVENTS

In September 2013, all of the issued and outstanding common and preferred stock of the Company was acquired by Armada Water Assets, Inc. (“Armada”) at which time the Company and its subsidiary became wholly owned subsidiaries of Armada. In consideration for all of the outstanding common and preferred stock of the Company, the common shareholders of the Company received 362,500 shares of Armada common stock. Each Series A preferred stockholder of the Company received, on a 1-for-1 basis, the same number of shares of Series C preferred stock of Armada. Each Series B preferred stockholder of the Company received, on a 1-for-1 basis, the same number of shares of Series D preferred stock of Armada.

     Shares
Common Stock

PROSPECTUS

Aegis Capital Corp.

Through and including            , 2014 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses incurred by us in connection with the sale of the common stock being registered by this registration statement. All amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$2,704.80
FINRA filing fee	3,500
Exchange listing fee	*
Printing and transfer agent expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous expenses	*
Total	*

*	To be completed by amendment
ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our articles of incorporation and bylaws provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and/or agents. Insofar as indemnification by our company for liabilities arising under the Securities Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Over the past several years, we have issued and sold the following securities solely to accredited investors without registration under the Securities Act, all of which were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of SEC Regulation D, and unless otherwise indicated, without payment of underwriting discounts or commissions to any person:

•	In January 2013, we sold an aggregate of 2,325,000 shares of common stock to fifteen founders at a price of $0.03 per share. This offering netted us an aggregate of $69,750.
•	In February 2013, we sold an additional 1,437,524 shares of common stock to 29 investors at a price of $0.30 per share. This offering netted us an aggregate of $431,257.30.
•	In January 2013, we issued 33,333 shares of our common stock to City National Bank, as Trustee of the Elanken Family Trust, as an equity inducement in conjunction with a loan of $500,000 made by the Elanken Family Trust to us during January 2013.
•	On February 4, 2013, we issued 3,200,000 shares of our Series A Preferred Stock and $1 million in principal amount of convertible promissory notes, for the purchase of the membership interests of Barstow pursuant to a Member Interest Purchase Agreement dated as of February 4, 2013. In the second quarter of 2014, in a series of transactions, the holders of the Barstow Promissory Notes agreed to convert an aggregate of $0.62 million of the notes and accrued interest into 551,157 shares of Series A Preferred Stock and 99,461 shares of common stock, which, in combination with cash repayments, resulted in the Barstow Promissory Notes being paid in full.
•	On April 4, 2013, we issued 8,000,000 shares of our Series B Preferred Stock, 1,267,000 shares of our common stock and $3,500,000 in principal amount of convertible promissory notes, in connection with the acquisition of Devonian Acquisition Corp. In the second quarter of 2014, in a series of transactions, the holders of the Devonian Promissory Notes agreed to convert an aggregate of $2.4 million of the notes and accrued interest into 2,127,500 shares of Series A Preferred Stock and 172,710 shares of common stock, which, in combination with cash repayments, resulted in the Devonian Promissory Notes being paid in full.
•	From April to July, 2013, we sold an additional 2,108,333 shares of common stock to 65 investors at a price of $3.00 per share for total gross proceeds of $6,325,000. In connection with this offering, we paid to Aegis Capital Corp., who served as placement agent in the offering, placement agent commissions and non-accountable expenses, respectively, of $620,000 and $124,000. As well, we issued to Aegis Capital Corp. warrants purchase 203,333 shares of our common stock, equal to approximately 9.8% of the shares sold in such offering. The warrants have an exercise price of $4.50 per share and have a term of five years.
•	On June 5, 2013, in connection with our acquisition of Summit, we issued $2,500,000 in convertible promissory notes. On February 1, 2014, in connection with the modification of certain payment requirements in the Summit acquisition, we issued to the former owners of Summit options to purchase 25,000 shares of common stock at an exercise price equal to the initial public offering price of our common stock, or $3.00 per share if our initial public offering does not occur by February 1, 2016.
•	Effective as of September 30, 2013, we issued 3,500,000 shares of our Series C Preferred Stock, 1,500,000 shares of our Series D Preferred Stock and $3,000,000 in principal amount of convertible promissory notes, in connection with the acquisition of Western Slope. In the second quarter of 2014, in a series of transactions, the holders of the Western Slope Promissory Notes agreed to convert an aggregate of $2.8 million of the notes and accrued interest into 2,702,516 shares of Series C Preferred Stock and 42,791 shares of common stock, which, in combination with cash repayments, resulted in the Western Slope Promissory Notes being paid in full.
•	From October 2013 to January 2014, we issued $2.5 million in convertible promissory notes to 30 investors in two offerings. Upon our completion of an initial public offering, the notes will automatically convert into shares of our common stock at a conversion price equal to 70% of our initial public offering price. In connection with the offerings, we paid to Aegis Capital Corp., who served as placement agent in the offerings, an aggregate of $203,565, representing a placement fee and a 2% non-accountable expense allowance. We also issued to the placement agent warrants to purchase an aggregate of 70,000 shares of our common stock at an exercise price of $4.50 per share. The exercise price and number of warrants may be adjusted if we complete an initial public offering during the term of the notes.
•	On November 26, 2013, we issued to William Miller III promissory notes in the aggregate principal amount of $400,000. In connection with the note, we issued to Mr. Miller 15,000 shares of our common stock. Between April 2014 and June 2014, Mr. Miller agreed to convert the entire remaining $0.4 million. outstanding principal of and accrued interest on the note into 143,787 shares of common stock.
•	On January 14, 2014, we entered into an Amended and Restated Promissory Note with William Belzberg in the principal amount of $500,000. In connection with the note, we issued to Mr. Belzberg 25,000 shares of our common stock. The note was subsequently transferred to Wiltain Investors, LLC. We have repaid a portion of such note with cash, and between April 2014 and June 2014, in a series of transactions, Wiltain Investors agreed to convert the entire remaining $0.3 million outstanding principal of and accrued interest on the note into 108,795 shares of common stock.
•	On January 14, 2014, we entered into a Third Amended and Restated Promissory Note with Austin Leasing Partners, LLC in the principal amount of $1,518,500. In connection with the note, we issued to Austin Leasing Partners 65,000 shares of our common stock. We have repaid a portion of this note with cash, and between April 2014 and June 2014, and Austin Leasing Partners agreed to convert the entire remaining $1.4 million outstanding principal of and accrued interest on the note into 498,932 shares of common stock.
•	In January 2014, we issued to Moonlight Enterprises Ltd., a promissory note in the principal amount of $500,000. In connection with the note, we issued to Moonlight Enterprises Ltd. 25,000 shares of our common stock. Between April 2014 and June 2014, Moonlight Enterprises agreed to convert the entire remaining $0.5 million outstanding principal of and accrued interest on the note into 178,153 shares of common stock.
•	After his appointment to our board of directors, Richard Schaeffer purchased 100,000 shares of our common stock at a purchase price of $3.00 per share.
•	From April through June, 2014, in a series of transactions, we issued 1,356,250 shares of Series E Preferred Stock to seven investors at a purchase price of $4.00 per share for aggregate gross proceeds of $5.425 million. We also issued warrants to the purchasers of our Series E Preferred Stock. The warrants are exercisable to purchase one share of common stock for every two shares of common stock issued in connection with the conversion of the Series E Preferred Stock that will automatically occur upon the completion of this initial public offering, and have an exercise price equal to 120% of the initial public offering price of our common stock. If we do not complete an initial public offering within six months after the completion of the offering of our Series E Preferred Stock, then the warrants shall be exercisable to purchase one share of common stock for every two shares of common stock issuable upon conversion of the Series E Preferred Stock at an assumed conversion price of $4.00 per share, and shall have an exercise price of $4.00 per share. The warrants expire five years after the date of issuance.
•	In consideration for providing collateral for a $1.7 million Company loan, effective as of March 31, 2014, we agreed to issue to Griffin Value Investors, LLC, 20,000 shares of our common stock and warrants to purchase 60,000 shares of our common stock at an exercise price equal to: (i) the price at which the Company’s shares may be sold in its initial public offering; or (ii) if an initial public offering does not occur within one year from the issue date of the warrants, $4.00 per share.
•	After his appointment to our board of directors, Thomas Ross exercised his option to purchase 50,000 shares of our common stock at a purchase price of $3.00 per share.
•	In June 2014, in connection with our Exclusive Distributor Agreement with RecyClean, we issued 40,000 shares of our common stock to the principal stockholder of RecyClean.

We have issued options and restricted stock to certain of our executive officers and directors. A description of these securities is set forth under the section entitled “Executive Compensation”. These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 16.	EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit
1.1*	Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
3.3	First Amendment to Amended and Restated Bylaws
3.4	Second Amended and Restated Certificate of Designation of Series A Preferred Stock
3.5	Second Amended and Restated Certificate of Designation of Series B Preferred Stock
3.6	Second Amended and Restated Certificate of Designation of Series C Preferred Stock
3.7	Amended and Restated Certificate of Designation of Series D Preferred Stock
3.8	Certificate of Designation of Series E Preferred Stock
4.1*	Specimen Common Stock Certificate
4.2*	Form of Underwriter’s Warrant
4.3	Form of Securities Purchase Agreement from Spring 2013 common stock offering
4.4	Form of Registration Rights Agreement from Spring 2013 common stock offering
4.5	Placement Agent Warrant Agreement, dated May 9, 2013, by and between the Company and Aegis Capital Corp.
4.6	Placement Agent Warrant Agreement, dated July 24, 2013, by and between the Company and Aegis Capital Corp.
4.7	Form of Convertible Note Securities Purchase Agreement from Fall 2013 convertible promissory note offering
4.8	Placement Agent Warrant Agreement, dated November 22, 2013, by and between the Company and Aegis Capital Corp.
4.9	Placement Agent Warrant Agreement, dated January 29, 2014, by and between the Company and Aegis Capital Corp.
4.10	Form of Securities Purchase Agreement from Spring 2014 Series E Preferred Stock offering
4.11	Form of Warrant issued in connection with the Spring 2014 Series E Preferred Stock offering

Exhibit No.	Exhibit
5.1*	Opinion of Fox Rothschild LLP
10.1	Member Interest Purchase Agreement, dated February 1, 2013, by and among the Company, Barstow Water Production Solutions, LLC, BelPhil Investment Partners, LLC, Arnold Huerta and D. Lee Washington
10.2	Form of Amended and Restated Barstow Acquisition Promissory Note
10.3	Agreement and Plan of Merger, dated March 26, 2013, by and among the Company, DAC Corp., Devonian Acquisition Corporation, the principal stockholders of Devonian Acquisition Corporation, and Austin Leasing Partners, LLC (as Stockholders’ Agent)
10.4	Form of Devonian Acquisition Promissory Notes
10.5	Stock Purchase Agreement, dated June 5, 2013, by and among the Company, Summit Holdings, Inc., Ronald J. Richardson and Jay V. Haralson
10.6	First Supplement to Stock Purchase Agreement, dated June 5, 2013, by and among the Company, Summit Holdings, Inc., Ronald J. Richardson and Jay V. Haralson
10.7	Second Supplement to Stock Purchase Agreement, dated June 5, 2013, by and among the Company, Summit Holdings, Inc., Ronald J. Richardson and Jay V. Haralson
10.8	Amendment to Stock Purchase Agreement, dated January 24, 2014, by and between the Company and Jay V. Haralson
10.9	Amendment to Stock Purchase Agreement, dated February 1, 2014, by and between the Company and Ronald J. Richardson
10.10	Form of Summit Acquisition Promissory Notes
10.11	Supplemental Promissory Note, dated January 23, 2014, in the principal amount of $298,400 made by the Company in favor of Ronald J. Richardson
10.12	Exchange Agreement, dated September 23, 2013, by and among the Company, Western Slope Acquisition Corp., certain shareholders and certain promissory note holders
10.13	Form of Western Slope Acquisition Promissory Notes
10.14	Amended and Restated Employment Agreement, dated effective January 1, 2014, by and between the Company and Maarten Propper
10.15	Amended and Restated Employment Agreement, dated effective January 1, 2014, by and between the Company and Mitch Burroughs
10.16	Amended and Restated Employment Agreement, dated effective January 1, 2014, by and between the Company and Sami Ahmad
10.17	Armada Water Assets, Inc. 2014 Stock Option and Performance Award Plan
10.18	Form of Convertible Promissory Note from Fall 2013 convertible promissory note offering
10.19	Promissory Note in the principal amount of $300,000, dated November 26, 2013, made by the Company in favor of William Miller, III
10.20*	Amended and Restated Promissory Note in the principal amount of $500,000, dated January 14, 2014, made by the Company in favor of William Belzberg
10.21	Promissory Note in the principal amount of $500,000, dated January 6, 2014, made by the Company in favor of Moonlight Enterprises, Ltd.
10.22	Form of Summit Option Agreement
10.23	Form of April 2014 Conversion Agreement of short term promissory notes into common stock
10.24	Form of April 2014 Conversion Agreement of Barstow Acquisition promissory notes into Series A Preferred Stock and common stock
10.25	Form of April 2014 Conversion Agreement of Devonian Acquisition promissory notes into Series B Preferred Stock and common stock
10.26	Form of April 2014 Conversion Agreement of Western Slope Acquisition promissory notes into Series C Preferred Stock
10.27	Form of June 2014 Conversion Agreement of short term promissory notes into common stock
10.28	Form of June 2014 Conversion Agreement of Barstow Acquisition promissory notes into common stock
10.29	Form of June 2014 Conversion Agreement of Devonian Acquisition promissory notes into common stock

Exhibit No.	Exhibit
10.30	Form of June 2014 Conversion Agreement of Western Slope Acquisition promissory notes into common stock
10.31*	Exclusive Distributor Agreement, dated June 6, 2014, by and between the Company and RecyClean Consulting Services, Inc.
21.1	List of subsidiaries
23.1	Consent of L J Soldinger Associates, LLC
23.2*	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature the page)

*	to be filed by amendment
ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 20, 2014.

ARMADA WATER ASSETS, INC.

By:	/s/ Maarten Propper Maarten Propper Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Maarten Propper, with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Maarten Propper Maarten Propper	Chief Executive Officer, President and Director (Principal Executive Officer)	June 20, 2014
/s/ Sami Ahmad Sami Ahmad	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 20, 2014
/s/ Mitch Burroughs Mitch Burroughs	Vice President — Corporate Development and Director	June 20, 2014
/s/ Richard Schaeffer Richard Schaeffer	Chairman of the Board of Directors	June 20, 2014
/s/ J. John Combs J. John Combs	Director	June 20, 2014
/s/ Thomas R. Ross Thomas R. Ross	Director	June 20, 2014
/s/ William F. Miller III William F. Miller III	Director	June 20, 2014